Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-271197 and 333-275818

PROSPECTUS SUPPLEMENT NO. 3

(to Proxy Statement/Prospectus dated November 13, 2023)

MOBIX LABS, INC.

PROSPECTUS FOR
6,000,000 SHARES OF CLASS A COMMON STOCK UNDERLYING

WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK OF
MOBIX LABS, INC.

This Prospectus Supplement No. 3 (“Supplement No. 3”) is being filed to update and supplement the information contained in the proxy statement/prospectus dated November 13, 2023, as supplemented by Supplement No. 1 to the proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2023 (“Supplement No. 1”) and Supplement No. 2 to the proxy statement/prospectus filed with the SEC on December 12, 2023 (“Supplement No. 2”, together with Supplement No. 1 and with this Supplement No. 3, the “Prospectus”), in connection with the issuance by us of up to 6,000,000 shares of Class A Common Stock that are issuable upon the exercise of 6,000,000 warrants (the “Warrants”) originally issued in the initial public offering of units of Chavant at a price of $10.00 per unit, with each unit consisting of one ordinary share of Chavant and three-quarters of one Warrant. Each Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $5.79 per share. We will receive the proceeds from any exercise of any Warrants for cash, which amount of aggregate proceeds, assuming the exercise of all Warrants, could be up to $34.7 million. We believe the likelihood that holders of the Warrants will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Class A Common Stock. If the market price for our Class A Common Stock is less than $5.79 per share, we believe holders of the Warrants will be unlikely to exercise their Warrants.

The Company filed the Prospectus with the SEC as part of (i) a registration statement on Form S-4 (Registration No. 333-271197), which was declared effective on November 13, 2023 by the SEC, and (ii) a registration statement on Form S-4 (File No. 333-275818) pursuant to General Instruction K of Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, which was filed with the SEC on November 30, 2023. Capitalized terms used in this Supplement No. 3 and not otherwise defined herein have the respective meanings ascribed to them in the Prospectus.

The purpose of this Supplement No. 3 is to update and supplement the information contained in the Prospectus with information contained in the Current Report on Form 8-K (the “December Current Report”) filed by the Company with the SEC on December 28, 2023 and the Current Report on Form 8-K filed by the Company with the SEC on January 19, 2023 (the “January Current Report” together with the December Current Report, the “Current Reports”). The Current Reports are attached to, and form a part of, this Supplement No. 3.

This Supplement No. 3 modifies and supersedes, in part, the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. Any information in the Prospectus that is modified or superseded by the information in the Current Reports shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Supplement No. 3. This Supplement No. 3 should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this Supplement No. 3, you should rely on the information in this Supplement No. 3.

On January 22, 2024, the last sale price of the Class A Common Stock as reported on the Nasdaq Global Market was $2.66 per share and the last sale price of the Warrants as reported on the Nasdaq Capital Market was $0.2100 per Warrant.

YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 59 OF THE PROSPECTUS.

The SEC and state securities regulators have not approved or disapproved these securities, or determined if the Prospectus or this Supplement No. 3 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Supplement No. 3 is January 23, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2023

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15420 Laguna Canyon Rd., Suite 100 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 745-1086

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Global Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Introductory Note

As previously disclosed in the Form 8-K filed with the SEC on December 26, 2023, on December 21, 2023 (the “Closing Date”), the registrant consummated the previously announced transactions pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp., a publicly-traded special purpose acquisition company incorporated under the laws of the Cayman Islands (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly-formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Mobix Labs”), pursuant to which, among other things, Merger Sub merged with and into Mobix Labs, with Mobix Labs surviving the merger as a wholly-owned direct subsidiary of Chavant (the “Merger” and, together with the other transactions related thereto, the “Transaction”). In connection with the consummation of the Transaction (the “Closing”), the registrant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (hereinafter referred to as “New Mobix Labs”).

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, have the same meanings given to such terms in the prospectus and definitive proxy statement dated November 13, 2023, and filed by Chavant with the Securities and Exchange Commission (the “Commission”) on November 15, 2023 (as supplemented by Supplement No. 1 thereto dated November 30, 2023 and Supplement No. 2 thereto dated December 12, 2023, the “Proxy Statement/Prospectus”), in the section entitled “Frequently Used Terms” beginning on page 3 thereof, and such definitions are incorporated herein by reference. In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of Mobix Labs Stock converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”); (ii) each share of preferred stock of Mobix Labs, which included Series A Preferred Stock and Founders Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock, par value $0.00001 per share (“Class B Common Stock”); (iii) each outstanding stock option of Mobix Labs that was an in-the-money vested option converted into the right to receive shares of Class A Common Stock on a net settlement basis; (iv) each stock option of Mobix Labs that was not an in-the-money vested option (“Other Mobix Labs Options”) was assumed by Chavant and converted into an option to purchase shares of Class A Common Stock (collectively, the “Assumed Options”); (v) each outstanding unvested restricted stock unit (“RSU”) of Mobix Labs was assumed by Chavant and converted into an RSU covering shares of Class A Common Stock (collectively, the “Assumed RSUs”); and (vi) each outstanding warrant and convertible instrument of Mobix Labs, including Simple Agreement for Further Equity Notes (“SAFEs”) and promissory notes that were convertible into Mobix Labs common stock or preferred stock, converted into the right to receive shares of Class A Common Stock.

In connection with the Transaction, Chavant entered into the PIPE Subscription Agreements (as defined below) with certain accredited investors and Chavant Capital Partners LLC (the “Sponsor”), pursuant to which, substantially concurrently with the Closing and on the terms and subject to the conditions of each such PIPE Subscription Agreement: (i) as previously reported in the Current Report on Form 8-K filed by Chavant with the Commission on December 19, 2023 (the “December 19 Form 8-K”), Sage Hill Investors, LLC (“Sage Hill”) agreed to purchase 1,500,000 shares of Class A common stock, par value $0.00001 per share, of Chavant following its de-registration as a Cayman Islands exempted company and domestication into a Delaware corporation in the State of Delaware in connection with the Closing (the “Domestication”) at a price of $10.00 per share for an aggregate amount of $15.0 million in cash (the “Sage Hill PIPE Subscription Agreement”) and received a warrant to purchase 1,500,000 shares of common stock of Mobix Labs (“Mobix Labs Stock”) at an exercise price of $0.01 per share, exercisable upon obtaining stockholder approval, which is expected to be obtained in 2024, (ii) as previously reported in the Current Report on Form 8-K filed by Chavant with the Commission on December 26, 2023 (the “December 26 Form 8-K”), the Sponsor agreed to purchase 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of approximately $2.0 million, paid through the forgiveness of certain outstanding indebtedness and reimbursement obligations owed by the Company to the Sponsor and its members, and received the Sponsor Warrant (as defined below) in connection therewith, and (iii) as previously reported in the December 26 Form 8-K, other investors agreed to purchase a total of 475,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $4.75 million in cash and received the Additional Warrants (as defined below) in connection therewith.

In addition, pursuant to the Non-Redemption Agreement (as defined below and as previously reported in the December 26 Form 8-K), a shareholder of Chavant agreed with Chavant to withdraw its election to redeem 73,706 ordinary shares, par value $0.0001 per share, of Chavant (“Ordinary Shares”) prior to the Domestication. In consideration for the withdrawal of the redemption of such Ordinary Shares, Mobix Labs issued to the shareholder 202,692 warrants, each warrant exercisable to purchase one share of Mobix Labs Stock, and such warrants converted into 202,489 shares of Class A Common Stock upon the Closing.

After giving effect to the Business Combination and the redemption of the Public Shares by Chavant shareholders, as of the Closing Date, the total numbers of shares of New Mobix Labs Class A Common Stock and New Mobix Labs Class B Common Stock issued in connection with the Closing were 26,376,280 and 2,254,901, respectively. Of those shares, 22,196,987 shares of New Mobix Labs Class A Common Stock and 2,254,901 shares of New Mobix Labs Class B Common Stock were issued to Mobix Labs equityholders as consideration in the Transaction, representing approximately 91.5% of the Company’s voting power at the Closing.

On December 22, 2023, New Mobix Labs’ Class A Common Stock commenced trading on the Nasdaq Global Market under the symbol “MOBX,” and New Mobix Labs’ Warrants commenced trading on the Nasdaq Capital Market under the symbol “MOBXW”.

A more detailed description of the Transaction is included in the section entitled “Proposal No. 1 — The Transaction Proposal” beginning on page 154 of the Proxy Statement/Prospectus and is incorporated by reference herein. Further, the foregoing summary descriptions of the Business Combination Agreement, as amended, are qualified in their entirety by reference to the Business Combination Agreement and Amendments No. 1 and No. 2 thereto, copies of which are attached to this Report as Exhibits 2.1, 2.2 and 2.3, respectively, and incorporated herein by reference.

This Report incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Report and the information contained in such prior reports and documents and incorporated by reference herein, you should rely on the information in this Report.

Item 1.01	Entry into a Material Definitive Agreement.

PIPE Investments

Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, the Company entered into a subscription agreement (the “Sage Hill PIPE Subscription Agreement”) with Sage Hill Investors, LLC (“Sage Hill”), pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing of the Transaction, 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15,000,000, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. The terms of the Sage Hill PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and ACE SO4 Holdings Limited (the “ACE PIPE Subscription Agreement”) in connection with the execution of the Business Combination Agreement on November 15, 2022, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 1,500,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). The Sage Hill Warrant remains outstanding, and stockholder approval for the exercise of the Sage Hill Warrant is expected to be obtained in 2024.

The foregoing descriptions of the Sage Hill PIPE Subscription Agreement and the Sage Hill Warrant do not purport to be complete and are qualified in their entirety by the terms and conditions of the Sage Hill PIPE Subscription Agreement and Sage Hill Warrant, filed as Exhibits 10.19 and 10.20 hereto, respectively, and incorporated by reference herein.

Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $1,997,370 paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. The terms of the Sponsor PIPE Subscription Agreement (other than the purchase amount, the form of consideration and voting rights) are substantially similar to those in the ACE PIPE Subscription Agreement, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00 and resale registration obligations, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Mobix Labs issued to the Sponsor a warrant to purchase 272,454 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Mobix Labs Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor (the accrued interest under which was forgiven), (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described on page 318 of the Proxy Statement/Prospectus under the heading “Certain Chavant Relationships and Related Person Transactions—Administrative Services” and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma, the Chief Executive Officer of Chavant, by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 658,631 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 400,000 Private Warrants that it held (“Sponsor Forfeited Private Warrants”), in each case upon the Closing.

The forfeiture of the Sponsor Forfeited Founder Shares reduced the number of Founder Shares held by the Sponsor, which are subject to the lock-up agreement applicable to the Founder Equityholders as set forth in the Amended and Restated Registration Rights and Lock-Up Agreement (the “Founder Share Lock-Up”), to 922,182 Founder Shares. The Company expects that the Sponsor will distribute these Founder Shares to its members following the Closing and the expiration of the Founder Share Lock-Up. In such distributions, (1) Dr. Ma or her controlled affiliate is expected to receive (i) 724,600 shares of Class A Common Stock representing Founder Shares (including 40,000 Founder Shares held by the Sponsor that may be allocated by Dr. Ma in her discretion), and (2) Dr. André-Jacques Auberton-Hervé, Chavant’s Chairman, or his controlled affiliate is expected to receive (i) 197,582 shares of Class A Common Stock representing Founder Shares. The forfeiture of the Sponsor Forfeited Private Warrants reduced the number of Private Warrants held by the Sponsor to 2,394,332 Private Warrants. None of the Private Warrants are subject to the Founder Share Lock-Up, and the Sponsor distributed these Private Warrants to its members on December 21, 2023 following the Closing. In such distribution, (ii) Dr. Ma or her controlled affiliate received 1,241,552 Private Warrants, and (ii) Dr. Auberton-Hervé or his controlled affiliate received 358,324 Private Warrants. In addition, the shares of Class A Common Stock the Sponsor received upon the Closing pursuant to the Sponsor PIPE Subscription Agreement and the conversion of the Sponsor Warrant, as described above, are not subject to the Founder Share Lock-Up. The Company expects that the Sponsor will distribute those shares to its members after the Closing. In such distribution, (1) Dr. Ma or her controlled affiliate is expected to receive approximately 71,399 shares of Class A Common Stock (reflecting $140,000 of non-convertible debt that Dr. Ma had funded or would fund to the Sponsor in respect of working capital loans to Chavant, Dr. Ma’s pro rata share in amount of approximately $130,000 of the outstanding reimbursement obligations owed to the Sponsor for administrative services, and the outstanding reimbursement obligations of $32,370 owed to Dr. Ma, as described above, each forgiven pursuant to the Sponsor Letter Agreement) and (2) Dr. Auberton-Hervé or his controlled affiliate is expected to receive approximately 343,384 shares of Class A Common Stock (reflecting $1.4 million of convertible and non-convertible debt that Dr. Auberton-Hervé had funded to the Sponsor in respect of working capital loans to Chavant and Dr. Auberton-Hervé's pro rata share of the outstanding reimbursement obligations owed to the Sponsor for administrative services, each forgiven pursuant to the Sponsor Letter Agreement).

The foregoing descriptions of the Sponsor PIPE Subscription Agreement, the Sponsor Warrant and the Sponsor Letter Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Sponsor PIPE Subscription Agreement, the Sponsor Warrant and the Sponsor Letter Agreement, filed as Exhibits 10.21, 10.22 and 10.23 hereto, respectively, and incorporated by reference herein.

Additional PIPE Subscription Agreements and Additional Warrants

As of December 21, 2023, Chavant had entered into additional subscription agreements (the “Additional PIPE Subscription Agreements” and, together with the Sage Hill PIPE Subscription Agreement and the Sponsor PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with other investors (the “Other Investors”), pursuant to which the Other Investors agreed to purchase, in private placements that closed substantially concurrently with the Closing, a total of 475,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $4,750,000, on the terms and subject to the conditions set forth in each such Additional PIPE Subscription Agreement. The terms of each Additional PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and the ACE PIPE Subscription Agreement, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Additional PIPE Subscription Agreements, Mobix Labs issued to the Other Investors warrants to purchase 450,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share (the “Additional Warrants”), of which Additional Warrants convertible into 199,800 shares of Class A Common Stock (following net settlement) were exercisable upon the closing of the Additional PIPE Subscription Agreements (the “Converted Additional Warrants”) and Additional Warrants convertible into 250,000 shares of Class A Common Stock are exercisable upon the closing of the Additional PIPE Subscription Agreements and stockholder approval (the “Non-Converted Additional Warrants”; the shares of Class A Common Stock underlying the Non-Converted Additional Warrants and the Sage Hill Warrant, the “Unregistered Warrant Shares”). The Converted Additional Warrants were exercised at the closing of the Additional PIPE Subscription Agreements and, following net settlement into 199,800 shares of Mobix Common Stock, converted into 199,800 shares of Class A Common Stock in connection with the Closing. The Non-Converted Warrants remain outstanding, and stockholder approval for the exercise of the Non-Converted Warrants is expected to be obtained in 2024.

The foregoing descriptions of the Additional PIPE Subscription Agreements and the Additional Warrants do not purport to be complete and are qualified in their entirety by the terms and conditions of the Additional PIPE Subscription Agreements and the Additional Warrants, forms of which are filed as Exhibits 10.24, 10.25 and 10.26 hereto, and incorporated by reference herein.

Non-Redemption Agreement

On December 20, 2023, Chavant and Mobix Labs entered into a non-redemption agreement (the “Non-Redemption Agreement”) with a shareholder of Chavant (the “Non-Redemption Investor”), pursuant to which the Non-Redemption Investor agreed to withdraw its redemption of 73,706 Ordinary Shares (the “Non-Redemption Shares”), and, in consideration therefor, Mobix Labs issued a warrant to purchase 202,692 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the Closing (the “Non-Redemption Warrant”). The Non-Redemption Warrant was exercised at the Closing and, following net settlement into 202,489 shares of Mobix Common Stock, converted into 202,489 shares of Class A Common Stock of the Company in connection with the Closing.

After giving effect to the withdrawal of the Non-Redemption Shares, shareholders holding 677,907 Ordinary Shares exercised their right to redeem such shares for a pro rata portion of the funds in Chavant’s trust account established in connection with its initial public offering, which funds were disbursed to shareholders on December 22, 2023.

The foregoing descriptions of the Non-Redemption Agreement and the Non-Redemption Warrant do not purport to be complete and are qualified in their entirety by the terms and conditions of the Non-Redemption Agreement and Non-Redemption Warrant filed as Exhibits 10.27 and 10.28 hereto, respectively, and incorporated by reference herein.

Amendment to Business Combination Marketing Agreement

On December 21, 2023, Chavant entered into an amendment (the “Marketing Agreement Amendment”) to the Business Combination Marketing Agreement, dated as of July 19, 2021 (the “Marketing Agreement”), by and among Chavant, Roth Capital Partners LLC (“Roth”) and Craig-Hallum Capital Group, LLC (“Craig-Hallum” and, together with Roth, the “Advisors”). Pursuant to the Marketing Agreement Amendment, the parties agreed to resolve their differences with respect to the marketing fees contemplated by the Marketing Agreement in full satisfaction of any claims by the Advisors for any such fees, and the Advisors agreed to receive, in lieu of cash payment of any such fees and any reimbursement of expenses pursuant to the Marketing Agreement, an aggregate of 280,000 shares of Class A Common Stock (at an effective purchase price of $10.00, calculated based on the maximum fees contemplated under the Marketing Agreement), with each Advisor receiving 140,000 shares of Class A Common Stock upon the Closing, and subject to adjustment through the issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, which adjustment provisions are similar to those contained in the PIPE Subscription Agreements.

The foregoing descriptions of the Marketing Agreement Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Marketing Agreement Amendment filed as Exhibit 10.29 hereto and incorporated by reference herein.

Amended and Restated Registration Rights and Lock-Up Agreement

On the Closing Date, in connection with the Closing and as contemplated by the Business Combination Agreement, the Company, the Sponsor, the Representatives and their designees, certain equityholders of Chavant (collectively with the Sponsor, the “Founder Equityholders”) and certain equityholders of Mobix Labs (the “Legacy Mobix Labs Holders” and, together with the Founder Equityholders and certain other holders, the “Holders”) entered into an Amended and Restated Registration Rights and Lock-Up Agreement (the “Amended and Restated Registration Rights and Lock-Up Agreement”), pursuant to which, among other things, the Company is obligated to file a registration statement to register the resale of certain securities of New Mobix Labs held by the Holders and to use reasonable best efforts to cause the registration statement to become effective as soon as reasonably practical after the initial filing of the registration statement. The Amended and Restated Registration Rights and Lock-Up Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain exceptions, the Amended and Restated Registration Rights and Lock-Up Agreement further provides the Founder Equityholders and Legacy Mobix Labs Holders shall not transfer their Common Stock until (a) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the VWAP of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the consummation of the Transaction or (b) with respect to the remaining 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the VWAP of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the consummation of the Transaction.

The material terms of the Amended and Restated Registration Rights and Lock-Up Agreement are described in the section of the Proxy Statement/Prospectus entitled “The Transaction Proposal — Certain Agreements Related to the Transaction — Amended and Restated Registration Rights and Lock-Up Agreement” beginning on page 200 thereof. Such description is incorporated by reference in this Report and is qualified in its entirety by the full text of the Amended and Registration Rights and Lock-Up Agreement, a copy of which is attached to this Report as Exhibit 10.2 and incorporated herein by reference.

Indemnification Agreements

On the Closing Date, in connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached to this Report as Exhibit 10.3 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

On December 18, 2023, Chavant held a special meeting of shareholders (the “special meeting”), at which the Chavant shareholders considered and voted in favor of, among other matters, a proposal to approve and adopt the Business Combination Agreement and the Transaction. On December 21, 2023, the parties to the Business Combination Agreement consummated the Transaction.

On December 18, 2023, Mobix Labs consummated the acquisition of EMI Solutions contemplated by the Agreement and Plan of Merger, dated September 26, 2022 (“Agreement and Plan of Merger”) and amended by Amendment No. 1 to the Agreement and Plan of Merger, dated November 28, 2023 (“Amendment No. 1”). Consideration for the acquisition consisted of 964,912 shares of Mobix Labs Stock and $2.2 million in cash issued to the EMI Shareholder Parties. Of the cash portion of the consideration, $155,000 was paid at the time of the consummation of the acquisition of EMI Solutions and $1 million is payable within 30 days following the Closing, with the remainder payable at specified dates following the Closing. The material terms of the acquisition of EMI Solutions are described in the section of the Proxy Statement/Prospectus entitled “Information About Mobix Labs — Potential Strategic Acquisition of EMI Solutions” beginning on page 266 thereof. The foregoing descriptions of the Agreement and Plan of Merger and Amendment No. 1 do not purport to be complete and are qualified in their entirety by the full text of the Agreement and Plan of Merger and Amendment No. 1 thereto filed as Exhibit 2.4 and 2.5, respectively and incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Transaction, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Transaction, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements in this Report, including in the information that is incorporated by reference in this Report, may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the Company’s and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Mobix Labs and its management are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to:

•	failure to realize the anticipated benefits of the Transaction;

•	the inability to maintain the listing of the Company’s securities on Nasdaq;

•	the risk that the price of the Company’s securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which the Company operates, variations in performance across competitors, changes in laws, regulations, technologies including transition to 5G, global supply chain, U.S./China trade or national security tensions, and macro-economic and social environments affecting the Company’s business and changes in the combined capital structure;

•	the inability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;

•	the risk that the Company is unable to successfully commercialize its semiconductor products and solutions, or experience significant delays in doing so;

•	the risk that the Company may never achieve or sustain profitability;

•	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

•	the risk that the Company experiences difficulties in managing its growth and expanding operations;

•	the risks relating to long sales cycles, concentration of customers, consolidation and vertical integration of customers, and dependence on manufacturers and channel partners;

•	the risk that the Company may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments;

•	the risk that the Company’s patent applications may not be approved or may take longer than expected, and the Company may incur substantial costs in enforcing and protecting its intellectual property;

•	the Company’s reliance on a limited number of customers; and

•	the impact of health epidemics, including the COVID-19 pandemic, on the Company’s business and industry and the actions the Company may take in response thereto.

The forward-looking statements contained in this Report and in any document incorporated by reference are based on current expectations, forecasts and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond the Company’s control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by geopolitical tensions, including further escalation of war between Russia and Ukraine, further escalation in the conflict between the State of Israel and Hamas, as well as further escalation of tensions between the State of Israel and various countries in the Middle East and North Africa, and there may be additional risks that the Company considers immaterial or which are unknown. It is not possible to predict or identify all such risks. Accordingly, forward-looking statements in this Report and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section entitled “Information About Mobix Labs” beginning on page 258 thereof and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 62 thereof, in Supplement No. 2 to the Proxy Statement/Prospectus under the heading “Item 8.01. Other Events—Supplemental Risk Factor Disclosure” and attached as Exhibit 99.1 to this Report and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described on page 51 of the Proxy Statement/Prospectus under the heading “Summary of the Proxy Statement/Prospectus — Risk Factor Summary” and is incorporated by reference herein.

Financial Information

The audited financial statements of Mobix Labs as of September 30, 2023 and 2022 and for the years ended September 30, 2023 and 2022 are attached as Exhibit 99.2 to this Report and incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2023, for the nine month period ended September 30, 2023 and for the year ended December 31, 2022 is attached as Exhibit 99.3 to this Report and incorporated herein by reference.

The audited financial statements of EMI Solutions, Inc. as of June 30, 2023 and for the years ended June 30, 2023 and 2022 are included in the Proxy Statement/Prospectus beginning on page F-99 thereof and incorporated herein by reference.

The unaudited financial statements of EMI Solutions, Inc. as of September 30, 2023 and for the three month periods ended September 30, 2023 and 2022 are attached as Exhibit 99.4 to this Report and incorporated herein by reference.

The “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mobix Labs” is attached as Exhibit 99.5 to this Report and incorporated herein by reference.

Properties

The facilities of the Company are described in the Proxy Statement/Prospectus in the section entitled “Information About Mobix Labs — Facilities” beginning on page 265 thereof and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of shares of Class A Common Stock and Class B Common Stock, par value $0.00001 per share, of New Mobix Labs (“Class B Common Stock”); upon the Closing by:

•	each person who is the beneficial owner of more than 5% of issued and outstanding shares of Class A Common Stock and Class B Common Stock;

•	each of the Company’s named executive officers and directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of Class A Common Stock and Class B Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of the Closing Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Mobix Labs, Inc., 15420 Laguna Canyon Rd. Suite 100, Irvine, CA 92618.

The percentage ownership of Class A Common Stock and Class B Common Stock is based on 26,376,280 shares of Class A Common Stock and 2,254,901 shares of Class B Common Stock, respectively, outstanding immediately following the Closing, after giving effect to the redemption of the Public Shares described above.

Name and Address of Beneficial Owner	Number of Shares of New Mobix Labs Class A Common Stock(1)%		Number of Shares of New Mobix Labs Class B Common Stock	%	% of Total Voting Power
Directors and Executive Officers
Fabrizio Battaglia(2)	766,733	2.9%	125,000	5.5%	4.1%
Keyvan Samini(3)	766,733	2.9%	125,000	5.5%	4.1%
James Aralis(4)	45,433	*	—	—	*
James Peterson	3,854,120	13.9%	1,449,275	64.3%	37.5%
David Aldrich	70,011	*	—	—	*
Kurt Busch	53,799	*	—	—	*
William Carpou	73,752	*	—	—	*
Frederick Goerner	534,635	2.0%	217,391	9.6%	5.5%
Jiong Ma(5)	2,635,653	9.5%	—	—	5.4%
All Directors and Executive Officers as a Group (nine individuals)	8,800,869	29.8%	1,916,666	85.0%	57.2%
Five Percent and Greater Holders
Chavant Capital Partners LLC(5)	1,394,101	5.3%	—	—	2.8%
Sage Hill Investors, LLC(6)	1,500,000	5.7%	—	—	3.1%

* Less than one percent

(1)	The number of shares of Class A Common Stock beneficially owned by each person or entity includes any shares of Class B Common Stock (which is convertible for Class A Common Stock) beneficially owned by such person or entity.

(2)	Includes 318,204 shares of Class A Common Stock and 125,000 shares of Class B Common Stock held of record by The Battaglia Trust. Fabrizio Battaglia is Trustee of The Battaglia Trust and may be deemed to have voting and investment power over securities held thereby.

(3)	Includes (i) 171,146 shares of Class A Common Stock and 125,000 shares of Class B Common Stock held of record by The KSSF Trust, dated November 27, 2012 (the “KSSF Trust”) at the Closing, (2) 73,529 shares of Class A Common Stock held of record by The KSLI Trust, dated December 7, 2012 (the “KSLI Trust”) at the Closing, (iii) 73,529 shares of Class A Common Stock held of record by The SSLI Trust dated December 7, 2012 (“SSLI Trust”). Keyvan Samini is Trustee of The KSSF Trust and The SSLI Trust, and may be deemed to have voting and investment power over securities held thereby. Keyvan Samini’s spouse is the Trustee of The KSLI Trust and may be deemed to have voting and investment power over securities held thereby.

(4)	Includes options to purchase 16,295 shares of Class A Common Stock exercisable within 60 days of the Closing.

(5)

Includes 1,241,552 Private Placement Warrants held directly by Dr. Ma and 1,394,101 shares of Class A Common Stock held by Chavant Capital Partners LLC (the “Sponsor”). Dr. Ma is the sole member of Chavant Manager LLC, the manager of the Sponsor, and has voting and investment discretion with respect to the shares of Class A Common Stock held of record by the Sponsor. The Sponsor is expected to distribute shares of Class A Common Stock that it holds to its members, subject to applicable lock-up restrictions and applicable law. In any such distribution, Dr. Ma or her controlled affiliates are expected to receive (i) 724,600 shares of Class A Common Stock representing Founder Shares held by the Sponsor (including 40,000 Founder Shares held by the Sponsor that may be allocated by Dr. Ma in her discretion) following the expiration of the Founder Share Lock-Up and (ii) approximately 71,358 shares of Class A Common Stock that are not subject to a lock-up (representing shares received by the Sponsor pursuant to the Sponsor PIPE Subscription Agreement and the Sponsor Warrant). Chavant Capital Partners LLC is the record holder of the shares reported herein. Dr. Ma disclaims any beneficial ownership of the shares held by the Sponsor, except to the extent of her pecuniary interest therein. The business address of the Sponsor is 445 Park Avenue, 9th Floor, New York, NY 10022.

(6)	Includes 1,500,000 shares of Class A Common Stock issued to Sage Hill Investors, LLC (“Sage Hill”) at the Closing pursuant to the Sage Hill PIPE Subscription Agreement. The business address of Sage Hill is 1307 Carter Street, Chattanooga, TN 37402. The Company has not yet received from Sage Hill information regarding any additional beneficial owners of the shares of Class A Common Stock held by Sage Hill. In addition, the amount shown in the table does not reflect an additional 1,500,000 shares of Class A Common Stock expected to be received by Sage Hill following exercise of the Sage Hill Warrant described in Item 1.01 above, as the exercise of the Sage Hill Warrant is subject to stockholder approval.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section entitled “Management of New Mobix Labs After the Transaction” beginning on page 319 thereof and that information is incorporated herein by reference.

Board Composition

Pursuant to the approval of the Chavant shareholders at the special meeting, the following persons constitute the Board effective upon the Closing: David Aldrich, Fabrizio Battaglia, Kurt Busch, William Carpou, Frederick Goerner, Dr. Jiong Ma, James Peterson and Keyvan Samini. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Management of New Mobix Labs After the Transaction” beginning on page 319 thereof, which information is incorporated herein by reference.

In accordance with the Amended and Restated Charter described in Item 5.03 of this Report, the Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expired will be elected to serve from the time of election and qualification until the third annual meeting following election. The directors are divided among the three classes as follows:

•	the Class I directors are Fabrizio Battaglia, Kurt Busch and William Carpou, and their terms will expire at the Company’s annual meeting of stockholders to be held in 2024;

•	the Class II directors are David Aldrich, Frederick Goerner and Keyvan Samini, and their terms will expire at the Company’s annual meeting of stockholders to be held in 2025; and

•	the Class III directors are Dr. Jiong Ma and James Peterson, and their terms will expire at the Company’s annual meeting of stockholders to be held in 2026.

The Company expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director Independence

Upon the Closing, the Board determined, based on information provided by each director concerning his background, employment and affiliations, that Messrs. Aldrich, Busch, Carpou and Goerner and Dr. Ma do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our securities by each non-employee director and the transactions described in the section titled “Certain Mobix Labs Relationships and Related Person Transactions.”

Committees of the Board of Directors

Effective upon the Closing, the standing committees of the Board consist of the Audit Committee, the Compensation Committee and the Nominating Committee. The Audit Committee consists of Kurt Busch, William Carpou and Frederick Goerner, with Kurt Busch serving as chair and as the “audit committee financial expert” within the meaning of the SEC regulations. The Compensation Committee consists of Frederick Goerner, David Aldrich and William Carpou, with Frederick Goerner serving as chair. The Nominating Committee consists of appointed Kurt Busch, Frederick Goerner and William Carpou, with Kurt Busch serving as chair.

Executive Officers

Effective as of the Closing, the Board appointed Fabrizio Battaglia, Keyvan Samini, and James Aralis to serve as Chief Executive Officer, President, Chief Financial Officer and General Counsel, and Chief Technology Officer, respectively. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Management of New Mobix Labs After the Transaction” beginning on page 319 thereof, which information is incorporated herein by reference.

Executive Compensation

The compensation of the Company’s named executive officers is described in the Proxy Statement/Prospectus in the section entitled “Mobix Labs’ Executive Compensation” beginning on page 267 thereof and that information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s compensation committee is currently, or has been at any time, one of the Company’s officers or employees. None of the Company’s executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or the Company’s compensation committee during 2022 or 2023.

Director Compensation

The compensation of the Company’s directors is described in the Proxy Statement/Prospectus in the section entitled “Director Compensation” beginning on page 267 thereof and that information is incorporated herein by reference.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the sections entitled “Certain Mobix Labs Relationships and Related Person Transactions” and “Certain Chavant Relationships and Related Person Transactions” beginning on pages 296 and 317, respectively, thereof and are incorporated herein by reference.

Reference is made to the disclosure set forth under Item 1.01 of this Report regarding the Sponsor PIPE Subscription Agreement, Sponsor Warrant Agreement, Sponsor Letter Agreement and the distributions and expected future distributions of Class A Common Stock to Dr. Ma and Dr. Auberton-Hervé, which is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “Information About Mobix Labs — Legal Proceedings” beginning on page 266 thereof, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Prior to the Closing, Chavant’s Units, Ordinary Shares and Warrants were listed on the Nasdaq Capital Market under the symbols “CLAYU,” “CLAY,” and “CLAYW,” respectively. Upon the Closing, the Class A Common Stock were listed on the Nasdaq Global Market under the symbol “MOBX”, and the New Mobix Labs warrants were listed on the Nasdaq Capital Market under the symbol “MOBXW”. All outstanding Chavant’s Units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from the Nasdaq Capital Market.

Dividends

The Company has not paid any cash dividends on shares of its Class A Common Stock to date. The Company currently intends to retain any future earnings and does not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the sole discretion of the Board, subject to applicable laws, and will depend on a number of factors, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that the Board may deem relevant.

Holders of Record

Following the Closing, there were approximately 478 holders of record of Class A Common Stock, seven holders of record of Class B Common Stock and 14 holders of record of redeemable warrants that are exercisable for one share of Class A Common Stock. Such numbers do not include beneficial owners holding the Company’s securities through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure regarding the Mobix Labs, Inc. 2023 Equity Incentive Plan and Mobix Labs, Inc. 2023 Employee Stock Purchase Plan set forth under the headings “2023 Equity Incentive Plan” and “2023 Employee Stock Purchase Plan,” respectively, in Item 5.02 of this Report, which is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report regarding the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The Company’s securities are described in the Proxy Statement/Prospectus in the section entitled “Description of New Mobix Labs’ Securities” beginning on page 325 thereof and that information is incorporated herein by reference. As described below in Item 5.03 of this Report, the Amended and Restated Charter and Amended and Restated Bylaws became effective as of the Closing.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Description of New Mobix Labs’ Securities — Anti-Takeover Effects of Provisions of the Proposed Charter, the Proposed Bylaws and the DGCL — Limitation on Liability and Indemnification of Directors and Officers” beginning on page 335 thereof, which information is incorporated herein by reference. The information set forth under the heading “Indemnification Agreements” in Item 1.01 of this Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Report with respect to the issuance of (i) 1,500,000 shares of Class A Common Stock and the Sage Hill Warrant and shares issuable upon exercise of the Sage Hill Warrant to Sage Hill, (ii) shares of Class A Common Stock pursuant to the Additional PIPE Subscription Agreements, the Non-Converted Additional Warrants and the Unregistered Warrant Shares to certain investors, (iii) the shares of Class A Common Stock issued to the Sponsor pursuant to the Sponsor PIPE Subscription Agreement and (iv) 280,000 shares of Class A Common Stock to the Advisors is incorporated herein by reference. The Company issued, or will issue, the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Report is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 27, 2023, the audit committee of the Board approved the dismissal of BDO USA, P.C. (“BDO”) as Chavant’s independent registered public accounting firm and approved the engagement of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended September 30, 2023. PWC served as the independent registered public accounting firm of Mobix Labs prior to the Business Combination. Accordingly, on December 27, 2023, BDO was informed that it would be dismissed as Chavant’s independent registered public accounting firm, effective December 27, 2023.

The report of BDO on Chavant’s financial statements as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from March 19, 2021 (inception) through December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because the Company’s cash and working capital as of December 31, 2022 and December 31, 2021, were not sufficient to complete its planned activities for a reasonable period of time.

During the period from March 19, 2021 (inception), through December 31, 2022, and subsequent interim periods through December 27, 2023, there were no disagreements between Chavant and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement in connection with its report covering such period.

During the period from March 19, 2021 (inception), through December 31, 2022, and subsequent interim periods through December 27, 2023, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act) other than the material weaknesses identified in Chavant’s internal control over financial reporting related to the lack of sufficient personnel with an appropriate level of internal control and accounting knowledge, training and experience commensurate with the financial reporting requirements, and such material weaknesses were not fully remediated as of September 30, 2023. This material weakness contributed to additional material weaknesses in Chavant’s financial reporting processes as management did not design and maintain effective controls over:

(1)	the calculation of earnings per share and classification of the reinvestment of interest and dividend income in the Trust Account in the statement of cash flows;
(2)	complex accounting, specifically the accounting for the PIPE; and
(3)	the review of third-party valuations.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to Chavant and the Transaction—Chavant General Risk Factors--We have identified material weaknesses in our internal control over financial reporting as of December 31, 2022. These material weaknesses, and any additional material weaknesses that may be identified in the future, could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner” on pages 110-111 thereof, which is incorporated by reference herein.

During the period from March 19, 2021 (inception), through December 27, 2023, the date the audit committee of the Board approved the engagement of PWC as New Mobix Labs’ independent registered public accounting firm, neither Chavant nor anyone on Chavant’s behalf consulted with PWC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PWC that PWC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company provided BDO with a copy of the foregoing disclosures prior to the filing of this Report and requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of BDO’s letter, dated December 27, 2023, is attached as Exhibit 16.1 to this Report.

Item 5.01	Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” above and in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Report under the headings “Directors and Executive Officers,” “Director Compensation” and “Executive Compensation” is incorporated herein by reference.

2023 Equity Incentive Plan

As previously disclosed, at the special meeting, the Chavant shareholders considered and approved the 2023 Equity Incentive Plan. The 2023 Equity Incentive Plan was previously approved, subject to shareholder approval, by Chavant’s board of directors on December 18, 2023. The 2023 Equity Incentive Plan became effective immediately upon the Closing.

Following the Closing, the New Mobix Labs Board amended the 2023 Equity Incentive Plan to reduce the number of shares of Class A Common Stock initially reserved for issuance pursuant to the 2023 Equity Incentive Plan. Following the amendment, a total of 5,000,000 shares of Class A Common Stock were reserved for issuance under the terms of the 2023 Equity Incentive Plan, which equaled 10% of the total number of shares of the previously authorized Class A Common Stock that was issued and outstanding immediately following the Effective Time and prior to the effectiveness of the Amended and Restated Charter described in Item 5.03 of this Report. A summary of the other material terms of the 2023 Equity Incentive Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 6 — The Equity Incentive Plan Proposal” beginning on page 235 thereof, which is incorporated herein by reference.

The foregoing description of the 2023 Equity Incentive Plan is qualified in its entirety by the full text of the 2023 Equity Incentive Plan, which is attached to this Report as Exhibit 10.4 and incorporated herein by reference.

2023 Employee Stock Purchase Plan

As previously disclosed, at the special meeting, the Chavant shareholders considered and approved the 2023 Employee Stock Purchase Plan. The 2023 Employee Stock Purchase Plan was previously approved, subject to shareholder approval, by Chavant’s board of directors on December 18, 2023. The 2023 Employee Stock Purchase Plan became effective immediately upon the Closing.

A total of 858,935 shares of Class A Common Stock were initially reserved under the terms of the 2023 Employee Stock Purchase Plan. A summary of the other material terms of the 2023 Employee Stock Purchase Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 7 — The Employee Stock Purchase Plan Proposal” beginning on page 246 thereof, which is incorporated herein by reference. The foregoing description of the 2023 Employee Stock Purchase Plan is qualified in its entirety by the full text of the 2023 Employee Stock Purchase Plan, a copy of which is attached to this Report as Exhibit 10.5 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendments to Articles of Incorporation or Bylaws.

As previously disclosed, at the special meeting, the Chavant shareholders considered and approved, among other things, the proposals set forth in the Proxy Statement/Prospectus in the sections titled “Proposal No. 3 — The Organizational Documents Proposal” and “Proposal No. 4 — The Advisory Governance Proposals” beginning on pages 220 and 222, respectively, thereof.

On the Closing Date, the Company amended and restated its certificate of incorporation (as amended and restated, the “Amended and Restated Charter”), which became effective upon filing with the Secretary of State of the State of Delaware on the Closing Date and included the amendments proposed by the above proposals, and adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective immediately prior to the Closing.

Copies of the Amended and Restated Charter and Amended and Restated Bylaws are attached to this Report as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

The material terms of the Amended and Restated Charter and the Amended and Restated Bylaws, and the general effect upon the rights of holders of the Company’s capital stock, are described in the sections of the Proxy Statement/Prospectus titled “Proposal No. 3 — The Organizational Documents Proposal”, “Proposal No. 4 — The Advisory Governance Proposals”, and “Description of New Mobix Labs’ Securities” beginning on pages 220, 222 and 325, respectively, thereof, which information is incorporated herein by reference.

(b) Change in Fiscal Year.

Effective as of the Closing Date, the Company’s fiscal year end changed from December 31 to September 30. This change aligns the Company’s fiscal year and financial reporting periods with that of Mobix Labs, the accounting acquirer in the Transaction.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Closing Date, in connection with the Closing, the Board adopted a new code of business conduct and ethics applicable to all of the Company’s directors, employees and contractors. A copy of the code of business conduct and ethics is available on the investor relations portion of the Company’s website at mobixlabs.com. The foregoing description of the code of business conduct and ethics does not purport to be complete and is qualified in its entirety by the full text of the code of business conduct and ethics, a copy of which is attached to this Report as Exhibit 14.1 and incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Transaction, the Company ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section entitled “Proposal No. 1 — The Transaction Proposal” beginning on page 154 thereof, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The audited financial statements of Mobix Labs as of September 30, 2023 and 2022 and for the years ended September 30, 2023 and 2022 are attached as Exhibit 99.2 to this Report and incorporated herein by reference.

The audited financial statements of EMI Solutions, Inc. as of June 30, 2023 and for the years ended June 30, 2023 and 2022 are included in the Proxy Statement/Prospectus beginning on page F-99 thereof and incorporated herein by reference.

The unaudited financial statements of EMI Solutions, Inc. as of September 30, 2023 and for the three month periods ended September 30, 2023 and 2022 are attached as Exhibit 99.4 to this Report and incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2023, for the nine month period ended September 30, 2023 and for the year ended December 31, 2022 is attached as Exhibit 99.3 to this Report and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of November 15, 2022, by and among Chavant, Merger Sub and Mobix Labs, Inc. (included as Annex A-1 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

2.2	Amendment No. 1 to the Business Combination Agreement, dated as of April 7, 2023, by and among Chavant, Merger Sub and Mobix Labs, Inc. (included as Annex A-2 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

2.3	Amendment No. 2 to the Business Combination Agreement, dated as of November 26, 2023, by and among Chavant, Merger Sub and Mobix Labs, Inc. (incorporated by reference to Exhibit 2.1 to Chavant’s Current Report on Form 8-K filed on November 30, 2023).

2.4	Agreement and Plan of Merger, dated as of September 26, 2022, by and among Mobix Labs, Inc., Mobix Merger Sub I, Inc., Mobix Merger Sub II, LLC, EMI Solutions, Inc., Yden Holdings, LLC, Robert Ydens and Julie Ydens.

2.5	Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 28, 2023, by and among Mobix Labs, Inc., Mobix Merger Sub I, Inc., Mobix Merger Sub II, LLC, EMI Solutions, Inc., Yden Holdings, LLC, Robert Ydens and Julie Ydens.

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of Mobix.

4.1	Specimen Class A Common Stock Certificate.

4.2	Specimen Warrant Certificate.

4.3	Warrant Agreement, dated July 19, 2021, by and between Chavant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Chavant’s Current Report on Form 8-K filed on July 23, 2021).

4.4	Amendment to the Warrant Agreement, dated December 21, 2023, by and between Chavant and Continental Stock Transfer & Trust Company, as warrant agent.

10.1	Letter Agreement, dated July 19, 2021, by and among Chavant, its executive officers, its directors, Roth Capital Partners, LLC, Craig-Hallum Capital Group LLC and their respective permitted designees and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.1 to Chavant’s Current Report on Form 8-K filed on July 23, 2021).

10.2	Amended and Restated Registration Rights and Lock-Up Agreement, dated December 21, 2023, by and among Mobix Labs, Inc. and the other parties thereto.

10.3#	Form of Indemnification Agreement.

10.4#	Mobix Labs, Inc. 2023 Equity Incentive Plan.

10.5#	Mobix Labs, Inc. 2023 Employee Stock Purchase Plan.

10.6#	Amended and Restated Executive Employment Agreement between Fabrizio Battaglia and Mobix Labs, Inc. (included as Exhibit 10.14 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.7#	Amended and Restated Executive Employment Term Sheet between Fabrizio Battaglia and Mobix Labs, Inc. (included as Exhibit 10.15 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.8#	Amended and Restated Executive Employment Agreement between Keyvan Samini and Mobix Labs, Inc. (included as Exhibit 10.16 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.9#	Amended and Restated Executive Employment Term Sheet between Keyvan Samini and Mobix Labs, Inc. (included as Exhibit 10.17 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.10#	Employment Agreement between James Aralis and Mobix Labs, Inc. (included as Exhibit 10.18 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.11	Form of Cancellation and Termination Agreement between Mobix Labs, Inc. and certain RSU holders (included as Exhibit 10.20 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.12#	Board of Directors Agreement, dated March 12, 2021, between Mobix Labs, Inc. and Kurt Busch (included as Exhibit 10.21 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.13#	Board of Directors Agreement, dated March 12, 2021, between Mobix Labs, Inc. and William Carpou (included as Exhibit 10.22 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.14#	Board of Directors Agreement, dated March 2, 2021, between Mobix Labs, Inc. and David Aldrich (included as Exhibit 10.23 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.15#	Board of Directors Agreement, dated February 1, 2021, between Mobix Labs, Inc. and James Peterson (included as Exhibit 10.24 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.16#	Board of Directors Agreement, dated February 1, 2021, between Mobix Labs, Inc. and Frederick Goerner (included as Exhibit 10.25 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.17#	First Amendment to Board of Directors Agreement, dated March 26, 2023, between Mobix Labs, Inc. and James Peterson (included as Exhibit 10.26 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.18#	First Amendment to Board of Directors Agreement, dated March 26, 2023, between Mobix Labs, Inc. and Frederick Goerner (included as Exhibit 10.27 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.19	Subscription Agreement, effective as of December 18, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Sage Hill Investors, LLC (incorporated by reference to Exhibit 10.1 to Chavant’s Current Report on Form 8-K filed on December 19, 2023).

10.20	Warrant to Purchase Shares of Common Stock, dated December 14, 2023, by and between Mobix Labs, Inc. and Sage Hill Investors, LLC (incorporated by reference to Exhibit 10.2 to Chavant’s Current Report on Form 8-K filed on December 19, 2023).

10.21	Subscription Agreement, dated December 19, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K on December 26, 2023).

10.22	Warrant to Purchase Shares of Common Stock, dated December 20, 2023, by and between Mobix Labs, Inc. and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.23	Sponsor Letter Agreement, dated December 20, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Chavant Capital Partners (incorporated by reference to Exhibit 10.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.24	Form of Additional PIPE Subscription Agreement (incorporated by reference to Exhibit 10.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.25	Form of Converted Additional Warrant to Purchase Shares of Common Stock of Mobix Labs, Inc. (incorporated by reference to Exhibit 10.5 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.26	Form of Non-Converted Additional Warrant to Purchase Shares of Common Stock of Mobix Labs, Inc. (incorporated by reference to Exhibit 10.6 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.27	Non-Redemption Agreement, dated December 20, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and a shareholder of Chavant (incorporated by reference to Exhibit 10.7 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.28	Non-Redemption Warrant, dated December 20, 2023, between Mobix Labs, Inc. and a shareholder of Chavant (incorporated by reference to Exhibit 10.8 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.29	Amendment to Business Combination Marketing Agreement, dated December 21, 2023, by and among Chavant, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC.

14.1	Mobix Labs, Inc. Code of Business Conduct and Ethics.

16.1	Letter from BDO USA, P.C. to the U.S. Securities and Exchange Commission, dated December 27, 2023.

21.1	List of Subsidiaries.

99.1	Certain Risk Factors.

99.2	Audited financial statements of Mobix Labs, Inc. as of September 30, 2023 and for the years ended September 30, 2023 and 2022.

99.3	Unaudited pro forma condensed combined financial information of the Company.

99.4	Unaudited financial statements of EMI Solutions, Inc. as of September 30, 2023 and for the three month periods ended September 30, 2023 and 2022.

99.5	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mobix Labs.

99.6	Mobix Labs, Inc. Executive Officer Clawback Policy.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
#	Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

	By:	/s/ Fabrizio Battaglia
	Name:	Fabrizio Battaglia
	Title:	Chief Executive Officer

Date: December 28, 2023

Exhibit 2.4

Execution Copy

Agreement and Plan of Merger

by and among

Mobix Labs, Inc.,

Mobix Merger Sub I, Inc.,

Mobix Merger Sub II, LLC,

EMI Solutions, Inc.,

the Shareholder named herein

and

the Owners named herein

Dated as of September 26, 2022

-i-

-ii-

-iii-

Agreement and Plan of Merger

This Agreement and Plan of Merger (the “Agreement”) is made and entered into as of the 26th day of September, 2022, by and among (i) Mobix Labs, Inc., a Delaware corporation (“Parent”); (ii) Mobix Merger Sub I, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub I”); (iii) Mobix Merger Sub II, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub II”); (iv) EMI Solutions Inc., a California corporation (the “Company”); (v) Ydens Holdings, LLC, a Delaware limited liability company (the “Shareholder”), and (vi) Robert Ydens, an individual, and Julie Ydens, an individual (each an “Owner” and collectively the “Owners”). The Shareholder and the Owners are sometimes collectively referred to herein as the “Shareholder Parties” and individually as a “Shareholder Party.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Section 10.1.

Recitals

Whereas, upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), the California Corporations Code (the “CCC”), and the Limited Liability Company Act of the State of Delaware (“DLLCA”), Parent, Merger Sub I, Merger Sub II and the Company intend to enter into a business combination transaction by which: (a) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger (Merger Sub II, in its capacity as the surviving company of the Second Merger, is sometimes referred to as the “Surviving Entity”);

Whereas, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of the Company and the Shareholder, (ii) approved and declared advisable, in accordance with the applicable provisions of the CCC, this Agreement and the transactions contemplated hereby, including the Mergers, and (iii) resolved to recommend adoption of this Agreement by the Shareholder; and

Whereas, the respective boards of directors of Parent and Merger Sub I and the manager of Merger Sub II have each unanimously approved, and the board of directors of Merger Sub I and the manager of Merger Sub II have unanimously declared advisable, this Agreement and the transactions contemplated hereby, including the Mergers; and

Whereas, for U.S. federal income Tax purposes (and for purposes of any applicable state or local Tax Laws that follows the U.S. federal income Tax treatment), each of the parties hereto intends that the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (and any comparable provision of state or local Tax Laws), and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g) (the “368 Transaction”); and

Whereas, the Owners collectively own all of the issued and outstanding membership interests of the Shareholder; and

Whereas, Parent, Merger Sub I, Merger Sub II, the Company, the Shareholder and the Owners desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and to prescribe various conditions to the Mergers.

Agreement

Now, Therefore, in consideration of the foregoing promises and the mutual representations, warranties, covenants, and agreements contained in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

Article I
the mergerS

Section 1.1.      The Mergers.

(a)            Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the CCC, at the Effective Time, Merger Sub I shall be merged with and into the Company, the separate corporate existence of Merger Sub I shall thereupon cease, and the Company shall continue as the Surviving Corporation in the First Merger.

(b)            Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CCC and the DLLCA, at the Second Effective Time, the Surviving Corporation shall be merged with and into Merger Sub II, the separate corporate existence of the Surviving Corporation shall thereupon cease, and Merger Sub II shall continue as the Surviving Entity in the Second Merger.

Section 1.2.      Closing. The closing of the transactions contemplated hereby, including the Mergers (the “Closing”), shall take place at the offices of Greenberg Traurig, LLP, 18565 Jamboree Road, Suite 500, Irvine, California 92612, at 10:00 a.m., Pacific Standard Time, on the seventh (7th) Business Day following the satisfaction or waiver of the conditions set forth in Article VI hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by Parent and the Company. By agreement of Parent and the Company, the Closing may take place by delivery of the documents to be delivered at the Closing by electronic mail or other electronic transmission. All deliveries by one party to any other party or parties at the Closing shall be deemed to have occurred simultaneously and none shall be effective unless and until all have occurred, unless Parent and the Company agree otherwise. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3.      Effective Times.

(a)            Upon the terms and subject to the conditions set forth in this Agreement, concurrently with or as soon as practicable following the Closing, the parties shall (i) cause certificates of merger (the “First Certificates of Merger”) to be filed with the Secretary of State of the States of Delaware and California, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and the CCC, and (ii) make all other filings or recordings required by the DGCL and the CCC in connection with the First Merger. The First Merger shall become effective at the time when the First Certificates of Merger have each been duly filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California or at such later date or time as may be agreed by Parent and the Company in writing and specified in the First Certificates of Merger (the time the First Merger becomes effective being referred to in this Agreement as the “Effective Time”).

(b)            Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable following the Effective Time and in any case on the same day as the Effective Time, the parties shall (i) cause certificates of merger (the “Second Certificates of Merger”) to be filed with the Secretary of State of the States of Delaware and California, in such form as required by, and executed in accordance with, the relevant provisions of the CCC and the DLLCA, and (ii) make all other filings or recordings required by the CCC and the DLLCA in connection with the Second Merger. The Second Merger shall become effective at the time when the Second Certificates of Merger have each been duly filed with the Secretary of State of the State of California and Secretary of State of the State of Delaware or at such later date or time as may be agreed by Parent and the Company in writing and specified in the Second Certificates of Merger (the time the Second Merger becomes effective being referred to in this Agreement as the “Second Effective Time”).

Section 1.4.      Effects of the Mergers.

(a)            The First Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Sub I shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub I shall become the debts, liabilities and duties of the Surviving Corporation.

(b)            The Second Merger shall have the effects set forth in this Agreement and the applicable provisions of the CCC and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all property, rights, privileges, powers and franchises of the Surviving Corporation and Merger Sub II shall vest in the Surviving Entity, and all debts, liabilities and duties of the Surviving Corporation and Merger Sub II shall become the debts, liabilities and duties of the Surviving Entity.

Section 1.5.      Governing Documents. At the Effective Time, the articles of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law. At the Second Effective Time, the certificate of formation and limited liability company agreement of Merger Sub II as in effect immediately prior to the Second Effective Time shall be the certificate of formation and limited liability company agreement of the Surviving Entity until thereafter amended as provided therein or by applicable Law, except that the name of the Surviving Entity will be “EMI Mobix Labs, LLC” or such other name as is determined by Parent.

Section 1.6.      Directors, Managers and Officers of the Surviving Corporation and the Surviving Entity.

(a)            The directors and officers of Merger Sub I immediately prior to the Effective Time shall be, from and after the Effective Time, the directors and officers of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

(b)            The managers and officers of Merger Sub II immediately prior to the Second Effective Time shall be, from and after the Second Effective Time, the managers and officers of the Surviving Entity, to hold office in accordance with the certificate of formation and limited liability company agreement of the Surviving Entity until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

Section 1.7.      Deliveries by the Company and the Shareholder. At or prior to the Closing, the Company and the Shareholder (as applicable) shall deliver or cause to be delivered to Parent:

(a)            a certificate of good standing (or its equivalent) of the Company from its jurisdiction of incorporation and in each other jurisdiction in which the Company is qualified, licensed or authorized to do business as a foreign corporation, in each case dated no more than seven (7) days prior to the Closing Date;

(b)            a certified copy of the articles of incorporation of the Company from its jurisdiction of incorporation, in each case dated no more than seven (7) days prior to the Closing Date;

(c)            a certificate of the Secretary of the Company, in his or her capacity as such, dated as of the Closing Date, certifying that (i) attached thereto are correct and complete copies of the Organizational Documents of the Company in effect as of the Closing Date, (ii) attached thereto are correct and complete copies of (A) all resolutions adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including the Mergers, and (B) resolutions of the Shareholder approving the Mergers and adopting this Agreement, and (iii) all such resolutions in clause (ii) are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(d)            a certificate of the Secretary of the Shareholder, in his or her capacity as such, dated as of the Closing Date, certifying that (i) attached thereto are correct and complete copies of (A) all resolutions adopted by the governing body of the Shareholder authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including the Mergers, and (B) resolutions of the Owners approving the Mergers and adopting this Agreement, and (ii) all such resolutions in clause (i) are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(e)            (i) a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Company, certifying that the Company is not, and has not been at any time during the five (5) years preceding the date of such statement, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code, such statement in form and substance reasonably satisfactory to Parent and conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), and a notice of such statement to be delivered by Parent to the IRS on behalf of the Company in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), and (ii) an IRS Form W-9 from the Shareholder;

(f)            an employment agreement, in form and substance reasonably acceptable to Parent and each of the Owners and Christian Ydens (an “Employment Agreement”), duly executed by each of them, which Employment Agreement shall, among other things, prohibit any termination “without cause” during any time that the Merger Consideration has not been fully paid in accordance with the provisions of Section 2.2;

(g)            a Parent stockholders’ agreement, in form and substance reasonably acceptable to Parent and the Shareholder (the “Parent Stockholder Agreement”), duly executed by the Shareholder, which Parent Stockholder Agreement shall, among other things, provide customary piggyback registration rights to the Shareholder;

(h)            a certificate executed and delivered by an executive officer of the Company, in his or her capacity as such, dated as of the Closing Date, certifying therein that the conditions set forth in Section 6.1(a), Section 6.1(b) and Section 6.1(c) have been satisfied;

(i)            the First Certificates of Merger, duly executed by the Company;

(j)            written evidence, in form and substance reasonably acceptable to Parent, of the consent to, or the waiver or approval of, the transactions contemplated by this Agreement by all Persons (including governmental, quasi-governmental and private third parties) where the absence of any such consent, waiver or approval would result in a violation of Law or a breach or default under any Material Contract to which the Company is subject; and

(k)            a written resignation and release from each of the officers and directors of the Company, effective as of the Effective Time, in a form reasonably acceptable to Parent; and

(l)            a letter of transmittal, in form and substance reasonably acceptable to Parent, duly executed by the Shareholder.

Section 1.8.      Deliveries by Parent. At or prior to the Closing, Parent shall deliver or cause to be delivered to the Company and/or the Shareholder (as applicable):

(a)            a certificate of the Secretary of Parent, Merger Sub I and Merger Sub II, as applicable, in his or her capacity as such, dated as of the Closing Date, certifying that attached thereto are correct and complete copies of all resolutions adopted by the board of directors of Parent and Merger Sub I and the managers of Merger Sub II authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including the Mergers, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(b)            a certificate executed and delivered by an executive officer of Parent, Merger Sub I and Merger Sub II, in his or her capacity as such, dated as of the Closing Date, certifying therein that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied;

(c)            the Second Certificates of Merger, duly executed by Merger Sub II;

(d)            the Employment Agreements, duly executed by Merger Sub II; and

(e)            the Parent Stockholder Agreement, duly executed by Parent.

Section 1.9.      Further Action. If, at any time after the Effective Time or the Second Effective Time, the Surviving Corporation or the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are reasonably necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation or the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of the Company, Merger Sub I or Merger Sub II or otherwise to carry out the purposes of this Agreement, the officers of the Surviving Corporation or the Surviving Entity, as applicable, shall be authorized to execute and deliver, in the name and on behalf of the Company, Merger Sub I or Merger Sub II, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company, Merger Sub I or Merger Sub II, all such other actions and things as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title, and interest in, to, and under such rights, properties or assets in the Surviving Corporation or the Surviving Entity, as applicable, or otherwise to carry out the purposes of this Agreement.

Article II
effect of the mergers

Section 2.1.      Effect on Capital Stock.

(a)            At the Effective Time, by virtue of the First Merger and without any action on the part of Parent, Merger Sub I, Merger Sub II, the Company, the Shareholder or either Owner:

(i)            Cancellation of Common Stock. Each share of Common Stock that is owned by the Company (as treasury stock or otherwise) or by any direct or indirect wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall be automatically cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(ii)            Conversion of Common Stock. The shares of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be cancelled in accordance with Section 2.1(a)(i)) shall be automatically cancelled and retired and shall cease to exist or be outstanding, and shall be automatically converted, by virtue of the First Merger and without any action on the part of the holders thereof, into the right to receive, without interest, (A) 964,912 shares of Parent Common Stock (the “Rollover Shares”) having an agreed upon value equal to $6.84 per Rollover Share and an aggregate agreed upon value equal to $6,600,000.00, and (B) cash, payable in the manner set forth in Section 2.2 hereof, in an amount equal to $2,200,000.00 (the “Cash Merger Consideration” and, together with the Rollover Shares, the “Merger Consideration”).

(b)            At the Second Effective Time, by virtue of the Second Merger and without any action on the part of Parent, Merger Sub I, Merger Sub II, the Company, the Shareholder or either Owner, (i) each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be automatically cancelled and retired and shall cease to exist or be outstanding without any conversion thereof or payment therefor; and (ii) the membership interests of Merger Sub II outstanding immediately prior to the Second Effective Time shall be converted into and become the membership interests of the Surviving Entity, which shall constitute all of the outstanding equity of the Surviving Entity. From and after the Second Effective Time, the membership interests of Merger Sub II shall be deemed for all purposes to represent the number of membership interests into which they were converted in accordance with the immediately preceding sentence.

Section 2.2.      Payment of Merger Consideration.

(a)            At the Closing, Parent shall issue or cause to be issued to the Shareholder the Rollover Shares.

(b)            Subject to Section 2.2(c), Parent shall pay or cause to be paid the Cash Merger Consideration as follows:

(i)            at the Closing, Parent shall pay or cause to be paid to the account of the Shareholder an amount in cash equal to $155,000;

(ii)            on the thirtieth (30) day following the IPO Date, Parent shall pay or cause to be paid to the account of the Shareholder an amount in cash equal to $1,000,000.00; and

(iii)            beginning on the last Business Day of each completed calendar quarter following the IPO Date and continuing for six (6) completed calendar quarters, Parent shall pay or cause to be paid to the account of the Shareholder an amount in cash equal to $174,166.67 (for a total amount equal to $1,045,000.00).

(c)            If the IPO Date has not occurred prior to the twenty-four (24) month anniversary of the Closing Date, the Shareholder may demand in writing that Parent (i) pay or cause to be paid an amount to the account of the Shareholder an amount in cash equal to the amounts set forth in Section 2.2(b) that remain unpaid as of such date, and (ii) repurchase the Rollover Shares for a cash amount equal to $6.84 per Rollover Share. Parent shall pay or cause to be paid any amounts due pursuant to this Section 2.2(c) within sixty (60) Business Days of its receipt of the written demand referenced in the first sentence of this Section 2.2(c).

(d)            The Shareholder and each Owner agrees that any claims for indemnification that have been fully and finally adjudicated, if any, pursuant to Article VII may, in the sole and absolute discretion of Parent, be satisfied by deducting and otherwise offsetting such claims against the amounts otherwise payable by Parent to the Shareholder pursuant to this Section 2.2. Parent agrees to provide to the Shareholder a full accounting of all deductions or offsets, if any, contemporaneously with the payment pursuant to this Section 2.2.

Section 2.3.      Transfer of Books; No Further Ownership. At the Effective Time, (a) all shares of Common Stock outstanding immediately prior to the Effective Time shall be automatically cancelled and retired and shall cease to exist, and all holders of stock certificates representing shares of Common Stock that were outstanding immediately prior to the Effective Time (“Stock Certificates”) (it being understood that, for purposes of this Agreement, if a Stock Certificate is held in electronic form, then surrender of such Stock Certificate shall be effected by cancellation of such Stock Certificate on the electronic platform holding such Stock Certificate) shall cease to have any rights as shareholder of the Company, and each Stock Certificate shall thereafter represent the right to receive, on the terms and subject to the conditions set forth in this Agreement, the Merger Consideration payable with respect to such shares of Common Stock, without interest, upon the surrender of such Stock Certificate in accordance with the terms hereof and in the manner provided herein; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a Stock Certificate is presented to the Surviving Corporation, the Surviving Entity or Parent, such Stock Certificate shall be cancelled and exchanged as provided in this Section 2.3.

Section 2.4.      Withholding. Each of Parent, the Surviving Corporation, the Surviving Entity and any other applicable payor shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any other provision of state, local or foreign Tax or other applicable Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 2.5.      Automobiles Transfers. At or prior to the Closing, title to the Company’s E550 Mercedes Benz VIN# WDDKK7CF2BF060394 and Ford F-150 Vin# 1FTEW1EGXGKE25062 shall be transferred into the names of the Owners.

Section 2.6.      ERC Tax Refund Payment. If at any time following the Closing, Parent, Surviving Corporation or the Surviving Entity receives any payment of the ERC tax refund amounts filed for by the Company with respect to any Pre-Closing Tax Period all such amounts shall be promptly paid to the Shareholder. This provision shall survive the Closing and be enforceable against Parent, the Surviving Corporation and/or the Surviving Entity.

Article III
Representations and Warranties relating to the Company

Except as set forth on the Disclosure Schedules, the Company and the Shareholder Parties, jointly and severally, hereby represent and warrant to Parent, Merger Sub I and Merger Sub II as follows:

Section 3.1.      Organization and Qualification; Subsidiaries.

(a)            The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California and has the requisite corporate power and authority to own, operate, lease and hold its properties and assets and to carry on its business as and where such properties and assets are presently located and such business is presently conducted. The Company is duly qualified, licensed or authorized to do business as a foreign corporation and is, to the extent applicable, in good standing under the Laws of each jurisdiction in which the properties and assets owned, operated, leased or held by it, or the nature of the business conducted by it, makes such qualification, licensing or authorization necessary, except where the failure to be so duly qualified, licensed or authorized and in such good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(b)            The Company does not own, and has never owned, directly or indirectly, any Equity Interest in any other Person.

(c)            The Company has furnished or otherwise made available to Parent correct and complete copies of the Organizational Documents of the Company, as amended and/or restated and in effect as of the date hereof, which Organizational Documents are in full force and effect. The Company is not in violation of its Organizational Documents.

(d)            The Shareholder is a limited liability company duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the requisite limited liability company power and authority to own, operate, lease and hold its properties and assets and to carry on its business as and where such properties and assets are presently located and such business is presently conducted.

Section 3.2.      Authority, Approval and Enforceability.

(a)            The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which the Company is or will be a party, to perform its covenants and obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is or will be a party, the performance by the Company of its covenants and obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board and, except for the adoption of this Agreement by Shareholder as the sole shareholder of the Company (which will be effective immediately following the execution and delivery of this Agreement) and the filing of the First Certificates of Merger and the Second Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA and the Secretary of State of the State of California pursuant to the CCC, no other corporate proceedings or actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement or the Ancillary Agreements to which the Company is or will be a party, the performance by the Company of its covenants and obligations hereunder and thereunder, and/or the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to which the Company is or will be a party has been or will be duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto or thereto, constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar Laws of general applicability relating to or affecting creditors’ rights generally or by general principles of equity.

(b)            Each Shareholder Party has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which such Shareholder Party is or will be a party, to perform such Shareholder Party’s covenants and obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Shareholder of this Agreement and the Ancillary Agreements to which the Shareholder is or will be a party, the performance by the Shareholder of its covenants and obligations hereunder and thereunder, and the consummation by the Shareholder of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the governing body of the Shareholder and, except for the filing of the First Certificates of Merger and the Second Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA and the Secretary of State of the State of California pursuant to the CCC, no other limited liability company proceedings or actions on the part of the Shareholder are necessary to authorize the execution and delivery by the Shareholder of this Agreement or the Ancillary Agreements to which the Shareholder is or will be a party, the performance by the Shareholder of its covenants and obligations hereunder and thereunder, and/or the consummation by the Shareholder of the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to which each Shareholder Party is or will be a party has been or will be duly and validly executed and delivered by such Shareholder Party and, assuming the due authorization, execution and delivery by the other parties hereto or thereto, constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of such Shareholder Party, enforceable against such Shareholder Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar Laws of general applicability relating to or affecting creditors’ rights generally or by general principles of equity.

Section 3.3.      Capitalization.

(a)            All of the authorized issued and outstanding shares of Common Stock and those held by the Shareholder are in the amounts set forth on Schedule 3.3(a) of the Disclosure Schedules, which further sets forth for the Shareholder the number of shares held, the number of the applicable stock certificates representing such shares and the domicile addresses of record of the Shareholder. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in accordance with the requirements under the Organizational Documents of the Company and applicable securities Laws or pursuant to a valid exemption therefrom. All issued and outstanding shares of Common Stock are owned beneficially and of record by the Shareholder free and clear of any and all Liens whatsoever, and no shares of Common Stock are held in the Company’s treasury.

(b)            The Company has never adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity-related compensation to any Person (whether payable in shares, cash or otherwise).

(c)            There are no outstanding Security Rights (i) for the purchase or acquisition from the Company of any shares of Common Stock or any other Equity Interests of the Company, or (ii) for the purchase or acquisition of any shares of Common Stock or any other Equity Interests of the Company from the Shareholder. There are no obligations, contingent or otherwise, of the Company to (x) repurchase, redeem or otherwise acquire any shares of Common Stock or any other Equity Interests of the Company, (y) issue or award any Security Right or Common Stock to any Person or (z) make any material investment in (in the form of a loan, capital contribution or otherwise) any Person. There are no outstanding or authorized equity appreciation, phantom stock, profit participation or other similar rights with respect to the Company (whether payable in shares, cash or otherwise).

(d)            There are no agreements to which the Company or the Shareholder is a party relating to the voting of any shares of Common Stock or the registration, sale or transfer of any shares of Common Stock.

(e)            All of the issued and outstanding membership interests of the Shareholder are held by the Owners.

Section 3.4.      No Conflicts; Required Filings and Consents.

(a)            The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is or will be a party, the compliance by the Company with its obligations hereunder and thereunder and/or the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (i) result in a violation or breach of or conflict with the Organizational Documents of the Company; (ii) conflict with, violate or constitute (with or without notice or lapse of time, or both) a violation of, in any material respect, any Law applicable to the Company or by which any property or asset of the Company is bound; (iii) result in a breach of any Order to which the Company is subject or which is binding on the Company; (iv) require the delivery of any notice or consent under, result in a violation or breach of, conflict with any provision of, or constitute (with or without notice or lapse of time, or both) a default or give rise to any right of termination, acceleration or cancellation or loss of benefit under, or accelerate the performance required by, or give rise to any obligation of the Company to make any payment under, any of the terms, conditions or provisions of any Material Contract; or (v) result in the creation of any Lien, except for Permitted Liens, on any property or asset of the Company.

(b)            Except as set forth on Schedule 3.4(b) of the Disclosure Schedules, the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is or will be a party, the compliance by the Company with its obligations hereunder and thereunder and/or the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not require any consent, approval or authorization of, waiting period expiration or termination, or registration, qualification, declaration or filing with or notification to, any Governmental Authority or any other Person, other than the filing of the First Certificates of Merger and Second Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA and the Secretary of State of the State of California pursuant to the CCC.

(c)            The execution and delivery by each Shareholder Party of this Agreement and the Ancillary Agreements to which such Shareholder Party is or will be a party, the compliance by such Shareholder Party with such Shareholder Party’s obligations hereunder and thereunder and/or the consummation by such Shareholder Party of the transactions contemplated hereby and thereby, do not and will not: (i) result in a violation or breach of or conflict with the Organizational Documents of the Shareholder; (ii) conflict with, violate or constitute (with or without notice or lapse of time, or both) a violation of, in any material respect, any Law applicable to such Shareholder Party or by which any property or asset of such Shareholder Party is bound, or (iii) require the delivery of any notice or consent under, result in a violation or breach of, conflict with any provision of, or constitute (with or without notice or lapse of time, or both) a default or give rise to any right of termination, acceleration or cancellation or loss of benefit under, or accelerate the performance required by, or give rise to any obligation of such Shareholder Party to make any payment under, any of the terms, conditions or provisions of any Contract applicable to such Shareholder Party or by which any property or asset of such Shareholder Party is bound.

Section 3.5.      Employee Benefit Matters.

(a)            Schedule 3.5(a) of the Disclosure Schedules sets forth a correct and complete list of each Employee Benefit Plan, copies of which have been furnished to Parent.

(b)            For each Employee Benefit Plan, the Company has furnished to the Parent or otherwise made available to Parent accurate, current, and complete copies of each of the following: (i) the plan document with all amendments, or if not reduced to writing, a written summary of all material plan terms; (ii) any written contracts and arrangements related to such Employee Benefit Plan, including trust agreements or other funding arrangements, and insurance policies, certificates, and contracts; (iii) in the case of an Employee Benefit Plan intended to be qualified under Section 401(a) of the Code, the most recent favorable determination or national office approval letter issued by the IRS and any legal opinions issued thereafter with respect to the Employee Benefit Plan's continued qualification; (iv) the most recent Form 5500 filed with respect to such Employee Benefit Plan; and (v) any material notices, audits, inquiries, or other correspondence from, or filings with, any Governmental Authority relating to the Employee Benefit Plan.

(c)            Each Employee Benefit Plan and related trust has been established, administered, and maintained in accordance with its terms and in compliance in all material respects with all applicable Laws (including ERISA and the Code). Nothing has occurred with respect to any Employee Benefit Plan that has subjected or, to the Knowledge of the Company, could reasonably be expected to subject the Company or, with respect to any period on or after the Closing Date, Parent or any of its Affiliates, to a civil action, penalty, surcharge or Tax under applicable Law or which would jeopardize the previously-determined qualified status of any Employee Benefit Plan. All benefits, contributions, and premiums relating to each Employee Benefit Plan have been timely paid in accordance with the terms of such Employee Benefit Plan and all applicable Laws and accounting principles. Benefits accrued under any unfunded Employee Benefit Plan have been paid, accrued or adequately reserved for to the extent required by GAAP.

(d)            The Company has not incurred and does not reasonably expect to incur: (i) any Liability under Title I or Title IV of ERISA, any related provisions of the Code, or applicable Law relating to any Employee Benefit Plan; or (ii) any Liability to the Pension Benefit Guaranty Corporation. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur.

(e)            The Company has not now or at any time contributed to, sponsored, or maintained: (i) any "multiemployer plan" as defined in Section 3(37) of ERISA; (ii) any "single-employer plan" as defined in Section 4001(a)(15) of ERISA; (iii) any "multiple employer plan" as defined in Section 413(c) of the Code; (iv) any "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA; (v) a leveraged employee stock ownership plan described in Section 4975(e)(7) of the Code; or (vi) any other Employee Benefit Plan subject to required minimum funding requirements.

(f)            Other than as required under Sections 601 to 608 of ERISA or other applicable Law, no Employee Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason.

(g)            Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will, either alone or in combination with any other event: (i) entitle any current or former director, officer, employee, independent contractor, or consultant of the Company to any severance pay, increase in severance pay, or other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of the Company to amend or terminate any Employee Benefit Plan; (iv) increase the amount payable under any Employee Benefit Plan; (v) result in any "excess parachute payments" within the meaning of Section 280G(b) of the Code; or (vi) require a "gross-up" or other payment to any "disqualified individual" within the meaning of Section 280G(c) of the Code.

Section 3.6.      Labor and Employment Matters.

(a)            Schedule 3.6(a) of the Disclosure Schedules lists: (i) all employees, independent contractors, and consultants of the Company; and (ii) for each individual described in clause (i), (A) the individual's title or position, hire date, and compensation, (B) any Contracts entered into between the Company and such individual, and (C) the fringe benefits provided to each such individual. All compensation payable to all employees, independent contractors, or consultants of the Company for services performed on or prior to the Closing Date have been paid in full. Each Person who is an employee of the Company is employed at will without any penalty, Liability or severance obligation. The Company does not have any employees or other service providers outside of the United States.

(b)            The Company has properly classified all individuals who perform services for it as an employee or independent contractor and as exempt or non-exempt, and there is no Action pending or, to the Knowledge of the Company, threatened that challenges such classifications.

(c)            The Company is not a party to any labor or collective bargaining agreement, and no employee of the Company is represented by any labor organization with respect to such employee’s employment with the Company. There are no (i) strikes, work stoppages, work slowdowns, lockouts or other material job actions pending or, to the Knowledge of the Company, threatened against or involving the Company, (ii) unfair labor practice charges or other material labor disputes pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company, (iii) elections, petitions or proceedings by a labor union or representative thereof to organize any employees of the Company, (iv) material grievance or arbitration demands against the Company whether or not filed pursuant to a collective bargaining agreement, or (v) charges, claims, compliance orders or investigations by any local labor or tax Governmental Authority in relation to the employment by the Company of any employee or engagement by the Company of any other Person.

(d)            The Company (i) is and has been in compliance in all material respects with all applicable Laws relating to employment, employment practices, wages, hours or other labor-related matters, including applicable Laws relating to discrimination, worker classification (including the proper classification of workers as independent contractors and consultants), wages and hours, compensation, labor relations, leave of absence requirements, occupational health and safety, harassment, retaliation, immigration or wrongful discharge of employees or former employees of the Company; and (ii) has withheld and reported all amounts required by Law or by Contract to be withheld and reported with respect to wages, salaries and other payments to its employees.

Section 3.7.      Financial Statements.

(a)            Schedule 3.7(a) of the Disclosure Schedules includes a correct and complete copy of (i) the unaudited Financial Statements of the Company as of and for the fiscal years ended December 31, 2020 and 2021 (the “Annual Financial Statements”) and (ii) the unaudited interim Financial Statements of the Company as of and for the eight (8) months ended August 31, 2022 (the “Interim Financial Statements,” and together with the Annual Financial Statements, the “Company Financial Statements”).

(b)            The Company Financial Statements present fairly in all material respects the financial condition of the Company at the dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified. The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the Interim Financial Statements do not contain footnotes and are subject to normal year-end adjustments, none of which, alone or in the aggregate, are reasonably excepted to have a material impact on the results of operations of the Company. The books and records of the Company have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and the Company Financial Statements are consistent with such books and records.

Section 3.8.      Absence of Undisclosed Liabilities. The Company has no material Liabilities, except for those Liabilities (a) reflected on the Company Balance Sheet, (b) incurred by the Company since the Balance Sheet Date in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law), (c) arising under the terms of any Contract or Permit binding upon the Company, excluding any liabilities arising from any breach or default under, or event that with the lapse of time or the giving of notice and passage of time without a cure would constitute a breach or default under such Contract or Permit, or (d) set forth on Schedule 3.8 of the Disclosure Schedules.

Section 3.9.      Title to Tangible Personal Property and Assets. The Company has good, valid and marketable title to, or a valid leasehold interest in or a valid right to use, all of the material equipment, furniture, fixtures and other tangible personal property and assets necessary for the Company to conduct its business and operations as presently conducted, free and clear of any Liens (other than Permitted Liens). All material personal property owned or leased by the Company is maintained in good operating condition, reasonable wear and tear excepted, for the purposes for which it is currently being used. None of the material personal property owned or leased by the Company is in the possession, custody or control of any Person other than the Company.

Section 3.10.      Absence of Certain Changes or Events. Since January 1, 2022 through the date of this Agreement, except for the execution of this Agreement and the discussions, negotiations and the transactions related hereto, (a) the Company has conducted its business in all material respects in the ordinary course of business consistent with past practice, and (b) there has not been a Material Adverse Effect.

Section 3.11.      Compliance with Laws; Permits.

(a)            The Company is and has been in compliance in all material respects with any and all Laws applicable to it and its business, properties and/or assets. Except as set forth on Schedule 3.11(a) of the Disclosure Schedules, (i) the Company has not received any written notices of any violation or deficiency with respect to any Laws applicable to the Company or its business, properties or assets; (ii) the Company is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any material Law applicable to the Company or its business, properties or assets; (iii) the Company has not received any notice of any formal or informal investigation or review related to the Company is being or has been conducted by any commission, board or other Governmental Authority, and, to the Knowledge of the Company, no such investigation or review is scheduled, pending or threatened; (iv) the Company has not made any voluntary disclosure to any Governmental Authority with respect to any actual or potential non-compliance with any Laws applicable to the Company or its business, properties or assets; and (v) the Company has not been the subject to any criminal Actions or convicted of any felony or misdemeanor.

(b)            The Company holds all Permits that are necessary for the Company to own, operate or lease its properties and assets and to carry on its business as currently conducted, a correct and complete list of which is set forth in Section 3.11(b) of the Disclosure Schedule. Except as set forth in Section 3.11(b) of the Disclosure Schedule, (i) the Company is and has been in compliance in all material respects with such Permits and (ii) no Action is pending or, to the Knowledge of the Company, threatened to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permits. None of the material Permits of the Company will be subject to termination or impairment or will become subject to consent, approval, notice or reissuance by the applicable Governmental Authority, in whole or in part, as a result of the consummation of the transactions contemplated hereby, including the Mergers.

Section 3.12.      Absence of Litigation. Except as set forth on Schedule 3.12 of the Disclosure Schedules, (a) there is no Action pending or, to the Knowledge of the Company, threatened against or affecting the Company or its business, properties and/or assets, and (b) the Company has not received or entered into, and is not subject to, any outstanding Order. There is no unsatisfied judgment or any open injunction binding upon the Company. There is no Action by the Company pending or, to the Knowledge of the Company, threatened or contemplated against any other Person.

Section 3.13.      Real Property.

(a)            The Company does not own, and has never owned, any real property or any ownership interest therein.

(b)            Schedule 3.13(b) of the Disclosure Schedules sets forth the lease pursuant to which the Company leases the Leased Real Property (the “Lease”), a correct and complete copy of which has been furnished or otherwise made available to Parent. The Company does not lease, sublease or license any other real property. The Company has not received written notice of any claimed abatements, offsets, defenses or other basis for relief or adjustment with respect to the Lease. Neither the Company nor any other party or parties to the Lease have exercised or waived any expansion, renewal, rights of first offer, rights of first refusal or termination rights set forth in the Lease.

(c)            With respect to the Leased Real Property, the Company has a good and valid leasehold interest in, and enjoys peaceful and undisturbed possession of, the Leased Real Property, free and clear of any and all Liens (other than Permitted Liens), covenants or title defects that have had or could reasonably be expected to have a material adverse effect on the Company’s use, occupancy or operation of the Leased Real Property.

(d)            The Company has not received any written notice of any violation of a building code or zoning or similar Law applicable to the Leased Real Property or of any defect in all or any portion of the Leased Real Property.

(e)            All maintenance and repairs have been made to the interior premises of the Leased Real Property in the normal course, and there is no deferred maintenance related to the interior premises of the Leased Real Property. The Company, as a tenant under the Lease, has not given written notice to the lessor under the Lease requesting that any such lessor make certain repairs to all or any portion of the Leased Real Property that remains uncured by the lessor.

Section 3.14.      Material Contracts.

(a)            Except as set forth on Schedule 3.14(a) of the Disclosure Schedules, the Company is not a party to or otherwise bound by any of the following Contracts (with such Contracts to which the Company is a party to or otherwise bound by being referred to herein as the “Material Contracts”):

(i)            any Contract (or group of related Contracts) that involved expenditures or guaranteed receipts by the Company of more than $50,000 in the last fiscal year or is expected to involve expenditures or guaranteed receipts by the Company of more than $50,000 in the current fiscal year;

(ii)            (A) any Contract relating to indebtedness or providing for the creation of or granting any Lien upon any of the properties or assets of the Company, or (B) any Contract (1) relating to any loan or advance to any Person which is outstanding as of the date hereof, or (2) obligating or committing the Company to make any such loans or advances;

(iii)            any Contract (A) containing covenants restricting or purporting to restrict competition which, in either case, have or would have the effect of prohibiting the Company or any of its Affiliates (including Parent and its Affiliates after the Closing) from engaging in any business or activity in any product, product application, market or geographic area or other jurisdiction; (B) containing covenants prohibiting or limiting the right of the Company to make, sell or distribute any products or services; (C) in which the Company has granted “exclusivity” or that requires the Company to deal exclusively with, any customer, vendor, supplier, distributor, contractor or other Person; (D) that includes minimum purchase conditions or other requirements; (E) containing a “most-favored-nation,” best pricing or other similar term or provision by which another party to such Contract or any other Person is, or could become, entitled to any benefit, right or privilege which, under the terms of such Contract, must be at least as favorable to such party as those offered to another Person; or (F) containing any “non-solicitation” or “no-hire” provisions or covenants running in favor of another Person;

(iv)            any Contract involving any settlement of any actual or threatened Action involving the Company;

(v)            any Contract under which the Company is a lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party;

(vi)            any Contract pursuant to which the Company is granted a lease in, sublease in or the right to use or occupy any property, including each of the Leases;

(vii)            any Contract with respect to any Intellectual Property to which the Company is a licensee or licensor (other than Contracts relating to unmodified, commercially available off-the-shelf software, or licenses granted to customers in the ordinary course of business with fees less than $15,000 per year or $20,000 in the aggregate);

(viii)            any Contract not listed in clauses (i) through (vii) of this Section 3.14(a) that is otherwise material to the business of the Company.

(b)            The Company has furnished or otherwise made available to Parent complete and correct copies of each Material Contract, in each case as amended to and in effect on the date of this Agreement. Each Material Contract is valid, binding and enforceable as to the Company and is in full force and effect (other than due to ordinary expiration of the term thereof) and, to the Knowledge of the Company, is valid, binding and enforceable as to the other party or parties thereto. The Company has not received written or, to the Knowledge of the Company, oral notice of the intention or desire of any party to terminate, cancel, not renew or modify any Material Contract in any material respect. The Company has in all material respects performed all obligations required to be performed by it under each Material Contract to which it is a party. There is no material breach or default under any Material Contract by the Company or, to the Knowledge of the Company, any other party or parties thereto. No event has occurred that with or without the lapse of time or the giving of notice or both would constitute a material breach or default under any Material Contract by the Company or, to the Knowledge of the Company, any other party or parties thereto. The Company has not received any written or, to the Knowledge of the Company, oral notice regarding any actual violation or breach of, or default under, any Material Contract.

(c)            All Material Contracts have been furnished to the Data Room.

Section 3.15.      Insurance. Schedule 3.15 of the Disclosure Schedules contains a list of all policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by the Company as of the date of this Agreement (the “Insurance Policies”). The Company has furnished or otherwise made available to Parent correct and complete copies of all such Insurance Policies. All such Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date will have been paid as of the Closing, and no notice of cancellation, termination, non-renewal or denial of coverage has been received by the Company with respect to any such Insurance Policy. The Company is not in default under any such Insurance Policy. The Company has not received written or, to the Knowledge of the Company, oral notice of any threatened termination of, or material premium increase with respect to, any of the Insurance Policies. Such Insurance Policies are sufficient for compliance by the Company with all applicable Laws and all terms and requirements of all Material Contracts. There is no material Action pending under any such Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriter of such Insurance Policy. At no time in the past five (5) years has there been any lapse in coverage of the insurance carried by the Company. None of such Insurance Policies provides for any retrospective premium adjustment or other experience-based liability on the part of the Company. The Company has at all times been in the past five (5) years, and is at the date of this Agreement, insured against accident, damage, injury, third party loss (including product liability), loss of profits and any other risk on terms and limits normally insured by a prudent person operating the types of business similar to the Company.

Section 3.16.      Intellectual Property.

(a)            The Company owns or has the right to use all of the material Intellectual Property necessary to enable the Company to conduct its business as it is currently conducted and as it is currently proposed to be conducted, including the design, development, manufacture, use, marketing, import for resale, distribution, licensing out and sale of any Company Product (the “Company Intellectual Property”).

(b)            Schedule 3.16(b) of the Disclosure Schedules sets forth a correct and complete list of all issued patents, registered trademarks, registered copyrights, registered domain names and pending applications for any of the foregoing, in each case owned or exclusively licensed by the Company (collectively, the “Registered Company Intellectual Property”) including (i) the record owner of such item, and, if different, the legal owner and beneficial owner of such item, (ii) the jurisdiction in which such item is issued, registered or pending, (iii) the issuance, registration or application date and number of such item, and (iv) for each domain name registration, the applicable domain name registrar, the name of the registrant and the expiration date for the registration. No interference, opposition, reissue, reexamination or other proceeding of any nature is or has been pending or to the Knowledge of the Company threatened, in which the scope, validity or enforceability of any Registered Company Intellectual Property is being or has been contested or challenged. All Registered Company Intellectual Property has been duly maintained (including the payment of maintenance and filing fees), and is in full force and effect. Each item of Registered Company Intellectual Property (A) is currently in compliance with formal legal requirements as necessary to maintain such item of Registered Company Intellectual Property (including payment of filing, examination and maintenance fees and proofs of use and the filing of necessary documents and certificates); (B) is subsisting, and except with respect to applications, valid and enforceable, and (C) is not subject to any late unpaid maintenance fees. To the Knowledge of the Company, there are no facts, information or circumstances, including any information or facts that would constitute prior art, that would render any of the Registered Company Intellectual Property invalid or unenforceable, or would affect any pending application for any Registered Company Intellectual Property.

(c)            The Company is the sole and exclusive owner of all right, title and interest in and to (i) all Registered Company Intellectual Property and (ii) all other Company Intellectual Property owned or purported to be owned by, or subject to an obligation to be assigned to, the Company (clauses (i) and (ii) collectively, the “Owned Company Intellectual Property”), free and clear of all Liens, other than non-exclusive licenses in Company Intellectual Property made in the ordinary course of business consistent with past practice pursuant to the standard Company agreements substantially in the form furnished or otherwise made available to Parent. The Company has not (A) transferred to any Person ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or would have been, but for such transfer or grant, Company Intellectual Property, or (B) permitted the rights of the Company in any Owned Company Intellectual Property that are or were, at the time, material Company Intellectual Property rights to lapse or enter into the public domain other than as to trademark registrations where commercially reasonable to do so in the Company’s judgment. All Owned Company Intellectual Property is fully and freely transferable and assignable and may be transferred and assigned to Parent, the Surviving Corporation or the Surviving Entity without restriction and without payment of any kind to any third Person.

(d)            All of the Company Intellectual Property that is not Owned Company Intellectual Property (collectively the “Licensed Intellectual Property”) is validly licensed to the Company. The Company has (and will continue to have immediately following the Closing) valid and continuing rights (under such Contracts) to use, sell, license and otherwise exploit, as the case may be, all Licensed Intellectual Property as the same are currently used, sold, licensed and otherwise exploited by the Company. All Licensed Intellectual Property is (or, upon Closing, will be) freely transferable to Parent, the Surviving Corporation or the Surviving Entity, or rights of the Company in such Licensed Intellectual Property may otherwise be extended to Parent, the Surviving Corporation and the Surviving Entity, under the terms of the applicable Contracts, without restriction and without payment of any kind to any third Person (other than license fees or similar fees that the Company would have had to pay in any event under the terms of the applicable Contracts even without any such sublicense or extension of rights to Parent, the Surviving Corporation or the Surviving Entity).

(e)            The Company Intellectual Property, the Company Products and the conduct of the Company’s business do not infringe, misappropriate or violate any Intellectual Property of any other Person and has not infringed, misappropriated or violated any Intellectual Property of any other Person. No Person (including employees and, to the Knowledge of the Company, former employees of the Company) is infringing, misappropriating or violating, or has infringed, misappropriated or violated, any Company Intellectual Property. The Company is not a party to or the subject of any pending or, to the Knowledge of the Company, threatened Action which involves a claim (x) against the Company of infringement, misappropriation or violation of any Intellectual Property of any Person, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property, or (y) contesting the right of the Company to use any Company Intellectual Property. The Company has not received any written notice from any Person inviting the Company to take a license under any Intellectual Property or to consider the applicability of any third party Intellectual Property rights to any Company Products or the conduct of the Company’s business.

(f)            The Company has taken commercially reasonable measures to protect all Proprietary Information of the Company and all Proprietary Information of any third Person in the possession or control of the Company, or to which the Company has access, with respect to which the Company has a confidentiality obligation. No material Proprietary Information has been authorized to be disclosed or actually disclosed to any Person other than (i) pursuant to a written confidentiality Contract restricting the disclosure and use of such Proprietary Information or (ii) to a Person otherwise bound by fiduciary, professional, ethical or other legal obligations to the Company restricting the disclosure and/or use of such Proprietary Information. Each current and former employee, contractor, director and consultant of the Company that has been involved in the authorship, invention, creation, conception or other development of any Owned Company Intellectual Property has entered into an enforceable written non-disclosure and invention assignment Contract with the Company that assigns to the Company all Intellectual Property authored, invented, created, conceived or otherwise developed by such employee, contractor, director or consultant in the scope of his, her or its employment or engagement with the Company (an “Invention Assignment Agreement”), copies of which have been furnished or otherwise made available by the Company to Parent. No current or former employee, contractor, director or consultant of the Company has (i) excluded any Intellectual Property authored, invented, created, conceived or otherwise developed prior to the employment or engagement of such Person by the Company pursuant to such Person’s Invention Assignment Agreement or any other Contract entered into by such Person and the Company or (ii) alleged, to the Company or, to the Knowledge of the Company, to any third Person, ownership or other exclusive rights by such employee, contractor, director or consultant in any technology authored, invented, created, conceived or otherwise developed by such employee, contractor, director or consultant in the scope of his, her or its employment or engagement with the Company. No remuneration of any kind is due to any current or former employee, contractor, director or consultant of the Company that has been involved in the authorship, invention, creation, conception or other development of any Intellectual Property, in relation to the assignment or exploitation of any Intellectual Property, other than the remuneration expressly provided for in the given Invention Assignment Agreement or salary paid in the ordinary course. All current and former employees of the Company that has been involved in the authorship, invention, creation, conception or other development of any Owned Company Intellectual Property for or on behalf of the Company, and at the time of employment, residents of countries that recognize moral rights or whose employment relationships are or were governed by applicable Law in countries that recognize moral rights have executed written agreements with the Company that to the fullest extent permitted under applicable Law, waive for the benefit of the Company, all moral rights in any works of authorship relating to the business of the Company, including the right to the integrity of the work, the right to be associated with the work as its author by name or under a pseudonym and the right to remain anonymous.

(g)            No government funding, facilities or resources of any government, international organization, university, college, other educational institution or research center was used in the development of the Company Products or Company Intellectual Property. No current or former director, officer, consultant or contractor of the Company, who was involved in, or who contributed to, the creation or development of the Company Products or Company Intellectual Property is obligated pursuant to any provision or covenant of any Contract with any governmental agency to assign or convey any right, title or interest in or to the Company Products or Company Intellectual Property to such governmental agency, nor is any such assignment or conveyance required pursuant to any applicable Laws.

Section 3.17.      Privacy and Data Security.

(a)            The Company is and has been in compliance in all material respects with all Data Security Requirements and, to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any material breach of any Data Security Requirements.

(b)            The Company has not made any use of Company Product Data or Business Data collected by or on behalf of the Company in violation of Data Security Requirements, and, to the Knowledge of the Company, in the last five (5) years there have been no data breaches involving any Company Product Data or Business Data handled by or on behalf of the Company. The Company has conducted commercially reasonable privacy and data security audits (including independent third-party audits) at reasonable and appropriate intervals and has resolved any privacy or data security issues identified in such audits.

(c)            The Company has not previously been and is not currently under investigation by any Governmental Authority regarding its protection, storage, collection, use, disclosure, processing and transfer of Personal Information. The Company has not received any oral, written or other claim, complaint, inquiry or notice from any Governmental Authority or any other Person related to whether the Company’s collection, processing, use, storage, security and/or disclosure of Company Product Data or Business Data (i) is in violation of any applicable Data Security Requirements or (ii) otherwise constitutes an unfair, deceptive or misleading trade practice.

(d)            The Company owns or has a valid right to access and use all Company IT Systems. There has been no (i) failure or systematic malfunction of any Company IT Systems which has caused any material disruption to the business of the Company, (ii) material unplanned downtime or service interruption with respect to any Company IT Systems, (iii) security breach or intrusion into the Company IT Systems or unauthorized access or use of the Company IT Systems, Company Product Data or Business Data, (iv) actual or reasonably suspected unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration or use of the Company IT Systems or any Company Product Data or Business Data, or (v) action or circumstance requiring the Company to notify a Governmental Authority of a data security breach or violation of any Data Security Requirements. The Company has not received written notice of any vulnerability in the Company IT Systems that could reasonably be expected to compromise any of the Company IT Systems or Company Product Data or Business Data or result in the loss of availability and/or integrity of the Company IT Systems or Company Product Data or Business Data. The Company has implemented firewall protections, implemented virus scans and has taken all steps in accordance with industry standards to protect the integrity and security of the Company IT Systems and the information stored therein (including all Company Product Data and Business Data and Intellectual Property owned, collected, protected or maintained by the Company) from misuse or unauthorized use, access, disclosure or modification by any Person and to ensure the continued, uninterrupted and error-free operation of the Company IT Systems. The Company has in effect industry standard disaster recovery plans and procedures in the event of any malfunction of or unauthorized access to any Company IT Systems. The Company IT Systems (i) are adequate for the operation of the business of the Company as currently conducted, and (ii) with respect to the Company IT Systems owned by the Company or under the Company’s control, perform in material conformance with their documentation and are free from any material defect. The consummation of the transactions contemplated hereby will not result in any material liabilities or obligations in connection with any Data Security Requirements or impair any right, title or interest of the Company in or to any IT Systems, Company Product Data or Business Data.

Section 3.18.      Environmental Matters. Except as set forth on Schedule 3.18 of the Disclosure Schedules, (a) the operations of the Company have been conducted in compliance in all material respects with all applicable Environmental Laws; (b) the Company has not received written notice claiming or alleging that the Company was not in compliance, in any material respect, with any Environmental Laws applicable to it or its business, properties or assets; (c) the Company holds all material Permits required under applicable Environmental Laws for the continued operation of its business as currently conducted, including those relating to the management of Hazardous Substances, and the Company is in compliance in all material respects with such Permits; (d) to the Knowledge of the Company, there have been no underground or aboveground storage tanks, generators or known or suspected asbestos-containing materials on, at, under or about any property owned, operated or leased by the Company; (e) the Company has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, exposed any Person to, or released any Hazardous Substances or, to the Knowledge of the Company, owned or operated any real property or facility contaminated by any Hazardous Substance, so as to give rise to any material liabilities (contingent or otherwise) under Environmental Laws; (f) the Company has not assumed, undertaken or otherwise become subject to any material liability of another Person, or provided an indemnity with respect to any material liability, relating to Environmental Laws; and (g) there are no Actions pending or, to the Knowledge of the Company, threatened against the Company alleging a material violation of or seeking to impose material liability pursuant to any Environmental Law. The Company has furnished or otherwise made available to Parent copies of any environmental investigation, study, test, audit, review, or other analysis in its possession or under its reasonable control in relation to the current or prior business or properties of the Company.

Section 3.19.      Tax Matters.

(a)            Except as set forth in Section 3.19(a) of the Disclosure Schedule, the Company has duly and timely filed all Tax Returns required to be filed by or with respect to the Company, and all such Tax Returns are true, complete and accurate in all material respects. Copies of all Tax Returns filed for the Company for all previously completed taxation years have been furnished or otherwise made available to Parent on or before the date of this Agreement. The Company has paid or remitted all Taxes that are required to be paid by or with respect to the Company (regardless of whether shown on any Tax Return) in accordance with applicable Laws; all Taxes of the Company accrued or accruing following the Balance Sheet Date have accrued in the ordinary course of business; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax returns, or payment of any Taxes by the Company; the Company has withheld from each payment made to any Person, including any of its officers, directors, and employees, and the amount of all Taxes, including income or withholding Tax, and other deductions required to be withheld therefrom and has paid the same to the proper taxing authority in accordance with applicable Laws; the Company has at any time engaged as (or made payments to) a contractor, consultant or otherwise any Person who may reasonably be characterized as an employee for purposes of any applicable Law in respect of Taxes.

(b)            All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(c)            The Company is not currently the beneficiary of any extension of time within which to file any Tax Return that has not been filed. There are no Liens for Taxes (other than statutory liens for current Taxes not yet due and payable) upon any of the assets of the Company.

(d)            The unpaid Taxes of the Company (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet, and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing Tax Returns. Since the Balance Sheet Date, the Company has not incurred any liability for Taxes outside the ordinary course of business.

(e)            No deficiencies for Taxes against the Company have been claimed, proposed or assessed in writing by any Governmental Authority, except for deficiencies that have been paid or otherwise resolved in full.

(f)            There is no past, pending or, to the Knowledge of the Company, threatened action, suit, claim, complaint, litigation, investigation, audit, proceeding, arbitration or other similar dispute associated with any Tax Return of the Company that has been or is being conducted by a Governmental Authority. The Company has not received from any Governmental Authority (including jurisdictions where the Company has not filed Tax Returns) any written (or, to the Company’s Knowledge, oral): (i) notice indicating an intent to open an audit or other review, or (ii) request for information related to Tax matters.

(g)            The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is still in effect.

(h)            The Company has properly and timely withheld, collected, and deposited with the appropriate Governmental Authority all Taxes that are required to be withheld, collected and deposited under applicable Law, and has timely filed all material withholding and information Tax Returns for all periods through and including the Closing Date. All Persons who have provided services to the Company that have been classified by the Company as independent contractors for Tax purposes were properly so classified.

(i)            The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j)            In the past three (3) years, the Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 or Section 361 of the Code.

(k)            The Company has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return that could reasonably be expected to result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or non-U.S. applicable Law.

(l)            Neither Parent (as a result of its ownership of the Surviving Corporation or the Surviving Entity) nor the Surviving Corporation or the Surviving Entity will be required to include an item of income in, or exclude an item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of (i) any change in, or improper, method of accounting, or use of the cash method of accounting or an improper method of accounting, for a Tax period ending on or prior to the Closing Date; (ii) any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed prior to the Closing; (iii) any election pursuant to Section 108(i) of the Code made on or prior to the Closing Date; (iv) any installment sale or open transaction disposition made on or prior to the Closing Date; (v) any intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) resulting from any transaction or action taken on or before the Closing Date; (vi) any prepaid amount or deferred revenue received on or prior to the Closing Date; (vii) an election under Section 965(h) of the Code (or any corresponding or similar provision of state, local or foreign Law); or (viii) the PPP Loan; or (ix) any income arising prior to the Closing and includable after the Closing under Subchapter K or Section 951, 951A, 956 or 965 of the Code.

(m)            The Company has furnished or made available to Parent complete and accurate copies of all income and other material Tax Returns of the Company for which the applicable statute of limitations has not expired, and complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against the Company. Schedule 3.19(m) of the Disclosure Schedule sets forth each jurisdiction where the Company will be required to file a Tax Return following the Closing with respect to any Pre-Closing Tax Period, including the type of Tax Return and the type of Tax required to be paid. The Company has not received or requested any private letter ruling from the IRS (or any comparable Tax ruling from any other Governmental Authority). No power of attorney with respect to Taxes has been granted with respect to the Company that will have any effect after the Closing Date.

(n)            The Company is not a party to any agreement with any third party relating to allocating, indemnifying or sharing the payment of, or liability for, Taxes. The Company has not been a member of a group (other than a group the common parent of which was the Company) filing a consolidated, combined, or unitary income Tax Return. The Company does not have any liability for the Taxes of any other Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law); (ii) as a transferee or successor; (iii) by Contract (other than pursuant to Contracts entered into in the ordinary course of business the primary purpose of which is not related to Taxes), or (iv) by operation of Law.

(o)            The Company does not have, and has never had, any direct or indirect interest in any trust, joint venture, partnership, corporation, limited liability company or other business entity for U.S. federal income Tax purposes (including a Contract or arrangement treated as a partnership for U.S. federal income Tax purposes). The Company uses the accrual method of accounting for income Tax purposes.

(p)            No claim has ever been made by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. Except as set forth on Schedule 3.19(p) of the Disclosure Schedule, the Company is not subject to Tax in any jurisdiction outside of the United States by virtue of having employees, a permanent establishment, an office or fixed place of business or other contacts with such jurisdiction.

(q)            The Company is not, and has never been, an expatriated entity or surrogate foreign corporation within the meaning of Section 7874(a) of the Code or treated as a domestic entity pursuant to Section 7874(b) of the Code. The Company has not transferred intangible property the transfer of which would be subject to the rules of Section 367(d) of the Code. The Company is not subject to any gain recognition agreement Section 367 of the Code.

(r)            The Company has not participated in any “reportable transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulations Section 1.6011-4(b).

(s)            The Company has made and where required submitted each claim, declaration, election, notice and consent assumed to have been made and submitted for the purposes of any Tax Returns or Tax-related accounts with the appropriate Governmental Authority, and has in its possession records and details of all such claims, declarations, elections, notices and consents.

(t)            The Company has complied in all material respects with all reporting obligations and document retention obligations prescribed by applicable Tax Law.

(u)            The Company has not, pursuant to the CARES Act, deferred until after the Closing the payment of any payroll Taxes the due date for the original payment of which was or will be before or on the Closing Date.

(v)            The Company has not claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act (or any corresponding or similar provisions of state, local or foreign Law).

(w)            Since the date of its formation, the Company has been treated as a corporation for U.S. federal and applicable state and local Tax purposes and no election has been or will be made to change such treatment. The Company has never taken any position on any Tax Return which is inconsistent with such classification for U.S. federal income Tax purposes. No Governmental Authority has challenged or, to the Knowledge of the Company, threatened to challenge such classification.

Section 3.20.      Brokers and Finders. All negotiations relating to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been carried out without the intervention of any Person acting on behalf of the Company, any Shareholder Party or any of their respective Affiliates in such a manner as to give rise to any valid claim against Parent, Merger Sub I, Merger Sub II or any their respective Affiliates (including, after the closing, the Surviving Corporation or the Surviving Entity) for any investment banker, brokerage or finder’s commission, fee or similar compensation.

Section 3.21.      Title to Shares. The Shareholder is the record and beneficial owner of and has good and valid title to the shares of Common Stock set forth opposite the Shareholder’s name on Schedule 3.3(a) of the Disclosure Schedules, free and clear of any and all Liens. The Shareholder does not own any Common Stock, Equity Interests or Security Rights in the Company, other than the shares of Common Stock set forth on Schedule 3.3(a) of the Disclosure Schedules. There are no voting trusts, proxies or other agreements or understandings between the Shareholder and any other Person with respect to the Common Stock, Equity Interests or Security Rights of the Company, and there are no agreements to which the Shareholder is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any capital stock or other securities of the Company.

Section 3.22.      Investment Representations.

(a)            In evaluating the suitability of an investment in Parent, no Shareholder Party has looked to, or relied in any manner upon, any representations or other information (whether written or oral) from Parent or any of its Affiliates, except as expressly set forth herein. Each Shareholder Party also acknowledges that such Shareholder Party has relied solely upon the information contained herein and upon investigations made by such Shareholder Party in making the decision to invest in Parent.

(b)            Each Shareholder Party is aware that an investment in Parent involves a high degree of risk.

(c)            Each Shareholder Party recognizes that any information furnished by Parent or any of its Affiliates does not constitute investment, finance, accounting, tax or legal advice. Moreover, no Shareholder Party is relying upon Parent or any of its Affiliates with respect to such Shareholder Party’s tax and other economic circumstances in connection with such Shareholder Party’s investment in Parent. In regard to the tax and other economic considerations related to such investment, each Shareholder Party has relied upon the advice of, or has consulted with, only such Shareholder Party’s own professional advisors. Neither Parent nor any of its Affiliates has made or is making representations about tax, financial or legal outcomes of an investment in Parent.

(d)            Each Shareholder Party is aware that the Rollover Shares are being offered and sold by means of an exemption under the Securities Act of 1933, as amended (the “Securities Act”), as well as exemptions under certain state securities laws for nonpublic offerings, and that such Shareholder Party makes the representations, declarations and warranties as contained in this Section 3.22 with the intent that the same shall be relied upon in determining such Shareholder Party’s suitability as a purchaser of such Rollover Shares. Each Shareholder Party understands that the Rollover Shares have not been, and will not be, approved or disapproved by the U.S. Securities and Exchange Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to such Shareholder Party by Parent. Each Shareholder Party understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Rollover Shares or an investment in Parent.

(e)            Each Shareholder Party is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that such Shareholder Party is capable of evaluating the merits and risks of an investment in Parent and of making an informed investment decision.

(f)            Each Shareholder Party has at all times been given the opportunity to obtain reasonably requested additional information, to verify the accuracy of the information received and to ask questions of and receive answers from certain representatives of Parent concerning the terms and conditions of such Shareholder Party’s investment in Parent. Each Shareholder Party has had an opportunity to ask questions and receive answers concerning the capitalization of Parent, the terms of this Agreement and the financial condition and operations of Parent and its Affiliates (including after the Closing the Surviving Corporation or the Surviving Entity), and has had full access to such other information concerning Parent and its Affiliates (including after the Closing the Surviving Corporation or the Surviving Entity) as such Shareholder Party has requested.

(g)            Each Shareholder Party understands and acknowledges that the Rollover Shares have not been registered under the Securities Act or the securities laws of any state and, unless such Rollover Shares are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws, or any rules and regulations thereunder. Each Shareholder Party recognizes that there will be no public market for the Rollover Shares, and that, except as set forth in the Parent Stockholder Agreement, Parent is under no obligation to register the resale of the Rollover Shares under the Securities Act or any state securities laws, or to comply with any exemption available for the resale of the Rollover Shares without registration. The transferability of the Rollover Shares will also be restricted by the Parent Stockholder Agreement. Thus, each Shareholder Party realizes that such Shareholder Party cannot expect to be able to liquidate such Shareholder Party’s investment in Parent readily or at all in case of an emergency.

(h)            Each Shareholder Party is acquiring the Rollover Shares for investment for such Shareholder Party’s own account and not with a view to or for sale in connection with any distribution of the Rollover Shares to or for the accounts of others. No Shareholder Party has entered into any written or oral agreement or understanding to sell or transfer or pledge the Rollover Shares. Each Shareholder Party agrees that such Shareholder Party will not dispose of the Rollover Shares, or any portion thereof or interest therein, unless and until counsel for Parent shall have determined that the intended disposition is permissible and does not violate the Securities Act or the rules and regulations promulgated thereunder, or the provisions of any applicable state securities laws, or any rules or regulations thereunder.

(i)            Each Shareholder Party understands that the certificate(s) evidencing the Rollover Shares (if any) will bear a restrictive legend prohibiting the transfer thereof except in compliance with (i) applicable state and federal securities laws (and may not be transferred of record except in compliance therewith), and (ii) the terms of the Parent Stockholder Agreement.

(j)            Each Shareholder Party is acquiring the Rollover Shares without having been furnished any representations or warranties of any kind whatsoever with respect to the business and financial condition of Parent and/or its Affiliates, other than the representations contained in this Agreement, and without having received or having been provided with documents that may be construed as an “offering memorandum” under applicable securities laws. No Shareholder Party may rely on any projections or any presentation made by Parent’s or its Subsidiaries’ or Affiliates’ management relating to the valuation of Parent or its Subsidiaries or Affiliates or to the valuation of Parent’s or its Subsidiaries’ or Affiliates’ equity securities (whether upon a liquidity event or otherwise), nor may any Shareholder Party rely on any other projections or statements concerning Parent’s or its Subsidiaries’ or Affiliates’ equity securities or future plans and/or opportunities for Parent or its Subsidiaries or Affiliates.

(k)            Each Shareholder Party is of legal age, competent to enter into a contractual obligation, a citizen of the United States of America and/or a resident of the state of California (as appliable).

(l)            No Shareholder Party has received any general solicitation or general advertisement in connection with such Shareholder Party’s purchase of or investment in the Rollover Shares.

(m)            Each Shareholder Party understands the speculative nature of and risks involved in the proposed investment in Parent, and all matters relating to the structure and the operations of Parent have been discussed and explained to such Shareholder Party’s satisfaction. Each Shareholder Party specifically acknowledges its understanding that such Shareholder Party, as a minority equity owner in Parent, will have limited control over or influence in the management of Parent and its Affiliates.

Section 3.23.      Other Information. The information furnished by the Company or any Shareholder Party to Parent, Merger Sub I and/or Merger Sub II pursuant to this Agreement (including information contained in the exhibits hereto, the Disclosure Schedule, the instruments referred to in such Disclosure Schedule and the certificates and other documents to be executed or delivered pursuant hereto by the Company at or prior to the Closing) is not, nor at the Closing will be, false or misleading in any material respect, or contains, or at the Closing will contain, any misstatement of material fact, or omits, or at the Closing will omit, to state any material fact required to be stated to make the statements therein not misleading.

Article IV
Representations and Warranties of PARENT, MERGER SUB I AND
MERGER SUB II

Parent, Merger Sub I and Merger Sub II hereby represent and warrant to the Company as follows:

Section 4.1.      Organization. Each of Parent, Merger Sub I and Merger Sub II is a company duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate or limited liability company power and authority to own, operate, lease and hold its properties and assets and to carry on its business as and where such properties and assets are presently located and such business is presently conducted.

Section 4.2.      Authority, Approval and Enforceability. Each of Parent, Merger Sub I and Merger Sub II has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Parent, Merger Sub I or Merger Sub II is or will be a party, to perform its respective covenants and obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent, Merger Sub I and Merger Sub II of this Agreement and the Ancillary Agreements to which Parent, Merger Sub I or Merger Sub II is or will be a party, the performance by it of its respective covenants and obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the governing bodies of Parent, Merger Sub I and Merger Sub II and, except for the adoption of this Agreement by Parent as the sole stockholder of Merger Sub I and the Company (after the Effective Time) and as the sole member of Merger Sub II (each of which will be effected immediately following the execution and delivery of this Agreement) and the filing of the First Certificates of Merger and the Second Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA and with the Secretary of State of the State of California pursuant to the CCC, no other corporate action on the part of Parent, Merger Sub I or Merger Sub II is necessary to authorize the execution and delivery by each of Parent, Merger Sub I and Merger Sub II of this Agreement and the Ancillary Agreements to which it is or will be a party, the performance by it of its respective covenants and obligations hereunder and thereunder and/or the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Agreements to which Parent, Merger Sub I or Merger Sub II is or will be a party has been or will be duly executed and delivered by each of Parent, Merger Sub I and Merger Sub II and, assuming the due authorization, execution and delivery by each of the other parties hereto or thereto, constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation of each of Parent, Merger Sub I and Merger Sub II, enforceable against each of Parent, Merger Sub I and Merger Sub II in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar Laws of general applicability relating to or affecting creditors’ rights generally or by general principles of equity.

Section 4.3.      No Conflict; Required Filings and Consents.

(a)            The execution and delivery by each of Parent, Merger Sub I and Merger Sub II of this Agreement and the Ancillary Agreements to which Parent, Merger Sub I or Merger Sub II is or will be a party, the compliance by each of Parent, Merger Sub I and Merger Sub II with its obligations hereunder and thereunder and/or the consummation by each of Parent, Merger Sub I and Merger Sub II of the transactions contemplated hereby and thereby, do not and will not: (i) result in a violation or breach of or conflict with the Organizational Documents of Parent, Merger Sub I or Merger Sub II; (ii) conflict with, violate or constitute (with or without notice or lapse of time, or both) a violation of, in any material respect, any material Law applicable to Parent, Merger Sub I or Merger Sub II or by which any property or asset of Parent, Merger Sub I or Merger Sub II is bound; or (iii) require the delivery of any notice or consent under, result in a violation or breach of, conflict with any provision of, or constitute (with or without notice or lapse of time, or both) a default or give rise to any right of termination, acceleration or cancellation or loss of material benefit under, or accelerate the performance required by, or give rise to any obligation of Parent, Merger Sub I or Merger Sub II to make any material payment under, any of the terms, conditions or provisions of any material Contract to which Parent, Merger Sub I or Merger Sub II is a party or by which Parent, Merger Sub I or Merger Sub II or any of their respective properties or assets are bound.

(b)            The execution and delivery by each of Parent, Merger Sub I or Merger Sub II of this Agreement and the Ancillary Agreements to which Parent, Merger Sub I or Merger Sub II is or will be a party, the compliance by each of Parent, Merger Sub I and Merger Sub II with its obligations hereunder and thereunder and/or the consummation by each of Parent, Merger Sub I and Merger Sub II of the transactions contemplated hereby and thereby, do not and will not require any consent, approval or authorization of, or registration, qualification, declaration or filing with or notification to, any Governmental Authority, other than (i) the filing of the First Certificates of Merger and the Second Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA and the Secretary of State of the State of California pursuant to the CCC, and (ii) any other consents, approvals, authorizations, registrations, qualifications, declarations, filings, or notifications that, if not obtained, made, or given, would not have a material impact on the ability of Parent, Merger Sub I or Merger Sub II to consummate the transactions contemplated hereby.

Section 4.4.      Ownership and Operations of Merger Sub I and Merger Sub II. Merger Sub I and Merger Sub II were formed solely for the purpose of engaging in the transactions contemplated hereby, have not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby, and will have no assets, liabilities or obligations other than those incident to their organization and the execution of this Agreement and the consummation of the transactions contemplated hereby. The authorized capital stock of Merger Sub I consists of 1,000 shares of common stock, par value $0.00001 per share, all of which are issued and outstanding. All of the issued and outstanding shares of common stock of Merger Sub I have been duly authorized and validly issued and are fully paid and nonassessable and are owned, and as of the Effective Time will be owned, of record and beneficially by Parent, free and clear of any and all Liens. All of the outstanding membership interests of Merger Sub II are held by Parent.

Section 4.5.            Brokers and Finders. All negotiations relating to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been carried out without the intervention of any Person acting on behalf of Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates in such a manner as to give rise to any valid claim against the Company for any investment banker, brokerage or finder’s commission, fee or similar compensation.

Article V
Covenants and agreements

Section 5.1.            Conduct of Business by the Company.

(a)            From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms (the “Interim Period”), except (x) as required or otherwise expressly permitted or contemplated by this Agreement, or (y) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall (i) conduct its business in the ordinary course consistent with past practice, and (ii) use its commercially reasonable efforts to (A) preserve in all material respects the business organization of the Company, (B) preserve the current relationships of the Company with any Persons with which the Company has material business relations, and (C) retain the services of the present officers and key employees of the Company; provided, however, that no action or omission by the Company with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this Section 5.1(a) unless such action constitutes a breach of such provision of Section 5.1(b).

(b)            Other than in the ordinary course of the Company’s business consistent with past practice, during the Interim Period, except (x) as required or otherwise expressly permitted or contemplated by this Agreement, or (y) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not:

(i)            amend its Organizational Documents;

(ii)           (A) declare, set aside or pay any dividends, or make any distributions or other payments in respect of its Equity Interests, (B) split, combine, recapitalize or reclassify any of its Equity Interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its Equity Interests, or (C) purchase, redeem or otherwise acquire any of its Equity Interests or any outstanding Security Right for the purchase or acquisition of any of its Equity Interests;

(iii)          authorize for issuance, issue, grant, sell, deliver or agree or commit to issue, grant, sell or deliver any of its Equity Interests, or any Security Rights for the purchase or acquisition of any of its Equity Interests;

(iv)         create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness;

(v)          make or commit to make any capital expenditures, capital additions, capital improvements or purchase of fixed assets;

(vi)         reduce the amount of insurance coverage provided by the Insurance Policies;

(vii)        sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any properties or assets except (i) in the ordinary course of business consistent with past practice, or (ii) pursuant to any Material Contract;

(viii)        adopt, amend, terminate or make any other change to any Employee Benefit Plan, increase the compensation payable to any employee (including any increase pursuant to any bonus, profit-sharing or other incentive plan or commitment), or hire or fire any officer or any employee whose annual base salary is in excess of $75,000;

(ix)          merge into or with or consolidate with, or acquire the business or assets of, any Person;

(x)           purchase any securities of any Person;

(xi)          (A) make, change or revoke any Tax election, (B) change any annual Tax accounting period, (C) adopt or change any method of Tax accounting, (D) file any amended Tax Return, (E) enter into any closing agreement, (F) settle any Tax claim or assessment, (G) surrender any right to claim a Tax refund, offset or other reduction in Tax liability, (H) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, (I) fail to file any Tax Return or pay any Tax (including any estimated Tax) when due and payable, or (J) in each case, take any other similar action or agree to take any such action relating to the filing of any Tax Return or the payment of any Tax;

(xii)         amend or terminate any Material Contract or enter into any Contract that would be a Material Contract had such Contract been entered into by the Company prior to the date hereof;

(xiii)        settle any Action or file any motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;

(xiv)        sell, license, transfer, abandon or permit to lapse or expire any Company Intellectual Property, except for non-exclusive licenses granted to or from third parties in the ordinary course of business consistent with past practice;

(xv)         maintain its books and records other than in the usual, regular and ordinary manner on a basis consistent with prior periods or made any change in any of its accounting methods or practices;

(xvi)        propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

(xvii)       agree or commit to do any of the foregoing.

(c)            Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall (i) give Parent, Merger Sub I or Merger Sub II, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time, or (ii) require Parent or the Company to take or refrain from taking any action which is in the ordinary course of business consistent with past practice or would result in violation of any applicable Law.

Section 5.2.            Adoption of this Agreement by Parent and the Shareholder. Prior to the Closing, (a) the Shareholder shall execute and deliver, in accordance with the CCC and the Organizational Documents of the Company and in its capacity as the sole shareholder of the Company, a written consent adopting this Agreement in a form reasonably acceptable to Parent and, promptly thereafter, deliver to Parent a copy of such written consent, and (b) Parent shall execute and deliver, in accordance with the DGCL, the DCLLA, the CCC and the Organizational Documents of Merger Sub I, Merger Sub II and the Surviving Corporation and in its capacity as the sole stockholder of Merger Sub I and the Surviving Corporation and the sole member of Merger Sub II, a written consent adopting this Agreement in a form reasonably acceptable to the Company and, promptly thereafter, deliver to the Company a copy of such written consent.

Section 5.3.            Access to Information. During the Interim Period, the Company shall, and shall cause each of its officers, employees and other Representatives to, grant Parent and its Representatives reasonable access, during normal business hours upon reasonable advance notice, to the facilities, properties, key employees, books and records of the Company as from time to time may be reasonably requested by Parent in writing.

Section 5.4.            Exclusivity.

(a)            During the Interim Period, the Company and the Shareholder Parties shall not, and the Company and the Shareholder Parties shall not permit any of their respective Representatives to, directly or indirectly, (i) solicit, initiate, seek, encourage, promote, formally approve or support any Acquisition Proposal, (ii) furnish any non-public information regarding the Company to any Person concerning a possible Acquisition Proposal, or (iii) participate in any discussions or negotiations with, or enter into any agreements or other instruments (whether or not binding) regarding any Acquisition Proposal. The Company and the Shareholder Parties shall immediately cease and cause to be terminated, and shall cause their respective Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.

(b)            At all times during the Interim Period, the Company and the Shareholder Parties shall promptly notify Parent if the Company, any Shareholder Party or any of their respective Representatives receives any communication, offer or proposal regarding or relating to a potential Acquisition Proposal, which notice shall include the identity of the party making any such communication, offer or proposal, the specific terms of such communication, offer or proposal, as the case may be (including a copy of any written material and electronic communications received from such party), and such other information related thereto as Parent may reasonably request.

(c)            The Company and the Shareholder Parties agree that the rights and remedies for noncompliance with this Section 5.4 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent and that money damages would not provide an adequate remedy to Parent.

Section 5.5.            Efforts to Consummate the Mergers. Subject to the terms and conditions of this Agreement, each party hereto shall use its commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under this Agreement and applicable Law to consummate the Mergers and the other transactions contemplated hereby as promptly as practicable, including (a) obtaining all Permits, authorizations, consents and approvals of any Governmental Authority or other Person which are required for or in connection with the consummation of the Mergers and the other transactions contemplated hereby and by the Ancillary Agreements, (b) taking any and all reasonable actions necessary to satisfy all of the conditions to each party’s obligations hereunder as set forth in Article VI, and (c) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing, in each case in order to consummate the Mergers and the other transactions contemplated hereby.

Section 5.6.            Public Announcements. None of the Company, any Shareholder Party nor any of their respective Representatives shall issue any statement or communication to any third party (other than its agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby without the prior written consent of Parent; provided, however, that the foregoing restrictions in this Section 5.6 shall not prevent any Person from complying with applicable Law compelling any such statement or communication (which statements or communications will contain no more information regarding the subject matter of this Agreement or the transactions contemplated hereby than is so legally required to be disclosed). Parent shall not be restricted from issuing any statement or communication to any third party after the Effective Time.

Section 5.7.            Tax Matters

(a)            Tax Returns.

(i)            With respect to Tax Returns of the Company for any Pre-Closing Tax Period that (A) constitute a federal, state or municipal income Tax Return, (B) are required to be filed after the Closing Date and (C) do not constitute a Straddle Period (collectively, the “Pre-Closing Shareholder Tax Returns”), the Shareholder shall prepare and file or cause to be prepared and filed such Pre-Closing Shareholder Tax Returns in accordance with the prior positions and practices of the Company, unless otherwise required pursuant to applicable Law. The Shareholder shall provide each Pre-Closing Shareholder Tax Return to Parent no later than thirty (30) days before the due date (after giving effect to any applicable extensions of time for filing) for such Pre-Closing Shareholder Tax Returns for Parent’s review, comment and consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(ii)           With respect to Tax Returns of the Company that either (A) relate to a Pre-Closing Tax Period and are not filed by the Shareholder pursuant to Section 5.7(a)(i) or (B) include a Straddle Period and, in either case, such Tax Return could give rise to an indemnification obligation by the Shareholder Parties pursuant to this Agreement (such Tax Returns, “Parent Tax Returns”), Parent shall prepare and file or cause or cause to be prepared and filed such Parent Tax Returns in accordance with the prior positions and practices of the Company, unless otherwise required pursuant to applicable Law. Parent shall provide the Parent Tax Returns to the Shareholder (x) for income Tax Returns, no later than thirty (30) days before the due date (after giving effect to any applicable extensions of time for filing) for such Parent Tax Returns and (y) for all other Parent Tax Returns no later than ten (10) days before the due date for such Parent Tax Returns (after giving effect to any applicable extensions of time for filing), in each case, for the Shareholder’s review, comment and consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a failure by Parent to timely provide Parent Tax Returns to the Shareholder shall not relieve the Shareholder Parties of any liability or indemnification obligation pursuant to this Agreement, except to the extent the Shareholder Parties are actually and materially prejudiced by such failure.

(iii)          Each such Parent Tax Return shall be final and binding on the Shareholder Parties and Parent, unless, within five (5) days after the date of receipt by the Shareholder of such Parent Tax Return, the Shareholder delivers to Parent a written request for changes to such Parent Tax Return. If the Shareholder delivers such a request, the Shareholder and Parent shall undertake in good faith to resolve the issues raised in such request; provided, however, in no event shall any dispute preclude Parent from filing the Parent Tax Return on the due date (including any extension thereof) for such Tax Return.

(iv)         In connection with the preparation of Tax Returns under this Section 5.7(a), the determination of Closing Net Working Capital, the determination of Indemnified Taxes, and any other matters related to Tax, Parent and the Shareholder Parties agree that:

(A)            In the case of Taxes based on income, receipts or payroll of the Company that are payable with respect to a Straddle Period, the portion of such Taxes allocable to (1) the Pre-Closing Tax Period, for which the Shareholder Parties are responsible, and (2) the portion of the Straddle Period beginning on the day next succeeding the Closing Date (the “Post-Closing Tax Period”), for which Parent is responsible, shall be determined on the basis of a deemed closing at the end of the Closing Date of the books and records of the Company, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period in proportion to the number of days in each period; and

(B)            In the case of any Taxes of the Company (other than Taxes described in Section 5.7(a)(iv)(A)) that are payable with respect to a Straddle Period, the portion of such Taxes allocable to the Pre-Closing Tax Period shall be equal to the product of all such Taxes multiplied by a fraction (1) the numerator of which is the number of days in the Straddle Period from the commencement of the Straddle Period through and including the Closing Date and (2) the denominator of which is the number of days in the entire Straddle Period; provided, however, that appropriate adjustments shall be made to reflect specific events that can be identified and specifically allocated as occurring on or prior to the Closing Date (in which case the Shareholder Parties shall be responsible for any Taxes related thereto) or occurring after the Closing Date (in which case, Parent, the Surviving Corporation and/or the Surviving Entity shall be responsible for any Taxes related thereto).

(b)            Contests.

(i)            If a Governmental Authority asserts a claim for Taxes against Parent, the Surviving Corporation and/or the Surviving Entity or begins an examination or audit with respect to which the Shareholder Parties would have an indemnification obligations pursuant to this Agreement (any such claim or proceeding, a “Tax Claim”), then the party hereto first receiving notice (whether directly, or indirectly through an Affiliate of such party) of such Tax Claim shall promptly provide to the other parties hereto written notice specifying in reasonable detail the basis for such Tax Claim and shall include a copy of the relevant portion of any correspondence received from the Governmental Authority in respect of such Tax Claim; provided, however, that the failure by Parent to notify the Shareholder shall not relieve the Shareholder Parties of any liability or indemnification obligation pursuant to this Agreement, except to the extent the Shareholder Parties are actually and materially prejudiced by such failure.

(ii)           The Shareholder shall control the defense or prosecution of any Tax Claim for a Pre-Closing Tax Period that (y) does not include a Straddle Period and (z) is commenced within four (4) years subsequent to the Closing Date (each, a “Shareholder Pre-Closing Tax Claim”). For any Shareholder Pre-Closing Tax Claim, (A) the Shareholder shall defend or prosecute the Shareholder Pre-Closing Tax Claim diligently and in good faith; (B) the Shareholder shall not, without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned, or delayed, enter into any compromise or settlement of such Shareholder Pre-Closing Tax Claim; (C) the Shareholder shall inform Parent of all material developments and events relating to such Shareholder Pre-Closing Tax Claim (including providing to Parent copies of relevant portions of all written materials relating to such Shareholder Pre-Closing Tax Claim); (D) Parent shall provide or cause to be provided to the Shareholder any information reasonably requested by the Shareholder relating to such Shareholder Pre-Closing Tax Claim and Parent shall otherwise cooperate in good faith with the Shareholder and its authorized Representatives in order to contest effectively such Shareholder Pre-Closing Tax Claim; and (E) Parent or its authorized Representatives shall be entitled, at the expense of Parent, to attend and participate in, but not control, all conferences, meetings, and proceedings relating to such Shareholder Pre-Closing Tax Claim.

(iii)          Parent shall control the defense or prosecution of any Tax Claim other than a Shareholder Pre-Closing Tax Claim. In the event such Tax Claim relates to a Pre-Closing Tax Period or a Straddle Period and could give rise to an indemnification obligation by the Shareholder Parties pursuant to this Agreement (each, a “Parent Tax Claim”) (A) Parent shall defend or prosecute the Parent Tax Claim diligently and in good faith; (B) Parent shall not, without the prior written consent of the Shareholder, which consent shall not be unreasonably withheld, conditioned, or delayed, enter into any compromise or settlement of such Parent Tax Claim; (C) Parent shall inform the Shareholder of all material developments and events relating to such Parent Tax Claim (including providing to the Shareholder copies of relevant portions of all written materials relating to such Parent Tax Claim); (D) the Shareholder shall provide or cause to be provided to Parent any information reasonably requested by Parent relating to such Parent Tax Claim and the Shareholder shall otherwise cooperate in good faith with Parent and its authorized Representatives in order to contest effectively such Parent Tax Claim; and (E) the Shareholder or its authorized Representatives shall be entitled, at the expense of the Shareholder, to attend and participate in, but not control, all conferences, meetings, and proceedings relating to such Parent Tax Claim.

(c)            Cooperation. The Shareholder Parties, Parent, the Surviving Corporation and the Surviving Entity shall cooperate fully, as and to the extent reasonably requested by any party to this Agreement, in connection with the filing of any Tax Return, in any audit, litigation or other Action with respect to Taxes. Such cooperation shall include the retention and (upon any other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Shareholder Parties, the Surviving Corporation and the Surviving Entity agree to retain all books and records with respect to Tax matters pertinent to the Company and which relate to a Pre-Closing Tax Period until the expiration of the applicable statute of limitations (and, if notified in writing by another party, any extensions thereof), and to abide by all record retention agreements entered into with any Governmental Authority. The parties agree to give each other party reasonable written notice prior to transferring, destroying or discarding any such books and records, and if another party so requests, to give such other party possession of such books and records until the expiration of the applicable statute of limitations (and, if notified in writing by another party, any extensions thereof). The Shareholder Parties, Parent, the Surviving Corporation and the Surviving Entity further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person or take any other action as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on any party hereto (including with respect to the transactions contemplated hereby).

(d)            Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other similar fees and charge (including any penalties and interest) incurred in connection with the transactions contemplated hereby (such Taxes, “Transfer Taxes”) shall be borne fifty percent (50%) by Parent and fifty percent (50%) by the Shareholder Parties, jointly and severally. Parent shall pay such Transfer Taxes when due, and Parent shall file all necessary Tax Returns and other documentation with respect to such Taxes. The Shareholder Parties and Parent shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Laws in connection with the payment of such Transfer Taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such Laws, the amount of any such Transfer Taxes payable in connection therewith.

(e)            Tax Free Reorganization Matters. The parties intend that, for U.S. federal income Tax purposes (and for purposes of any applicable state or local Tax Laws that follows the U.S. federal income Tax treatment), the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (and any comparable provision of state or local Tax Laws), and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g).

Section 5.8.            Non-Competition; Non-Solicitation; Confidentiality.

(a)            Each Shareholder Party acknowledges and agrees that, during the Restrictive Period, such Shareholder Party will not, in all or any part of the Restricted Territory, whether on its, his or her own account or in association or conjunction with or on behalf of any other Person, directly or indirectly, and whether as an employee, director, officer, joint venture, partner, stockholder, lender, principal, agent, consultant, advisor, owner, investor or in any other capacity whatsoever, (i) be employed by; (ii) carry on or be engaged in; (iii) perform services in respect of; (iv) lend money to or otherwise invest in; (v) guarantee the debts or obligations of; or (vi) be concerned with or interested in, any other business or undertaking that is the same as or similar to, or competitive in any way with, the Business or that offers products or services that are the same as or similar to, or are competitive in any way with, those offered or, to the knowledge of such Shareholder Party, planned to be offered, and reasonably expected to be pursued, by the Business; provided, that nothing in this Section 5.8(a) shall prohibit such Shareholder Party from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of a corporation which is publicly traded so long as such Shareholder Party, as applicable, does not have any active participation in the business of such corporation.

(b)            Each Shareholder Party covenants and agrees that, during the Restrictive Period, such Shareholder Party will not, directly or indirectly, either as an individual, employee, consultant, associate, broker, director, officer, owner, investor, agent or stockholder or otherwise on behalf of any Person:

(i)            canvass or solicit the business of (or procure or assist the canvassing or soliciting or the business of) any customer, prospective customer, supplier or prospective supplier for any purpose that is competitive with the Business; or

(ii)           supply (or procure or assist the supply of) any goods or services to any customer, prospective customer, supplier or prospective supplier for any purpose that is competitive with the Business.

(c)            Each Shareholder Party covenants and agrees that, during the Restrictive Period, such Shareholder Party will not, directly or indirectly, in any capacity whatsoever, alone or in connection with any Person, (i) employ, engage, offer employment or engagement to or solicit the employment of engagement of or otherwise entice away from the employment or engagement of the Surviving Entity or any of its Affiliates, any individual who is employed or engaged by the Company or any of its Affiliates, whether or not such individual would commit any breach of his or her contract or terms of employment or engagement by leaving the employ or the engagement of the Surviving Entity or any of its Affiliates; or (ii) procure or assist any Person to employ, engage, offer employment or engagement or solicit the employment or engagement of any individual who is employed or engaged by the Surviving Entity or any of its Affiliates or otherwise entice away from the employment or engagement of the Surviving Entity or any of its Affiliates any such individual; provided, that such Shareholder Party will not be in breach of this Section 5.8(c) as a result of any solicitation that occurs as a result of general advertisements not specifically directed at such employees. For the avoidance of doubt, the foregoing will not permit the Shareholder Parties, directly or indirectly, from hiring any such employees that respond to such general advertisements.

(d)            No Shareholder Party will, on its, his or her own behalf or on behalf of or in connection with any other Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, principal, agent, joint venture, partner, stockholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier or trustee or by and through any Person or otherwise, persuade or attempt to persuade any customer, prospective customer, supplier or prospective supplier or employee of the Surviving Entity or any of its Affiliates to discontinue or adversely alter such Person’s relationship with the Surviving Entity or any of its Affiliates.

(e)            During the Restrictive Period, each Shareholder Party will, and will cause its, his or her respective Affiliates and Representatives to, treat and hold in confidence all of the Confidential Information and not use or disclose any of the Confidential Information except as is reasonably required in connection with enforcing such Shareholder Party’s rights under this Agreement, preparing Tax Returns or conducting Tax audits or similar proceedings. In the event that any Shareholder Party or one of its, his or her respective Affiliates or Representatives is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) under applicable Law to disclose any Confidential Information, such Shareholder Party will notify Parent promptly of the request or requirement so that Parent may seek an appropriate protective Order or waive compliance with the provisions of this Section 5.8(e). If, in the absence of a protective Order or the receipt of a waiver hereunder, any Shareholder Party or one of its, his or her respective Affiliates or Representatives is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Shareholder Party or its Affiliate or Representative, as applicable, may disclose the Confidential Information to the tribunal; provided, however, that such Shareholder Party shall use its commercially reasonable efforts to obtain, at the reasonable request and expense of Parent, an Order or other assurance that confidential treatment will be accorded to the Confidential Information.

(f)            Each Shareholder Party acknowledges that (i) such Shareholder Party is selling, directly or indirectly, to Parent the shares of Common Stock in connection with the transactions contemplated by this Agreement, (ii) such Shareholder Party, as a direct or indirect equity owner of the Company, benefits directly from the transactions contemplated by this Agreement, including the Mergers; and (iii) the covenants and agreements set forth in this Section 5.8 were a material inducement to Parent to enter into this Agreement and to perform its obligations hereunder.

(g)            It is recognized and hereby acknowledged by the parties that a breach or violation by any party hereto of the covenants set forth in this Section 5.8 (the “Protective Covenants”) may cause irreparable harm and damage to the other parties hereto in a monetary amount that may be difficult to ascertain. As a result, each party recognizes and hereby acknowledges that the other parties hereto shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the Protective Covenants by any other party hereto and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies such party may possess hereunder, at law or in equity. Nothing contained in this Section 5.8(g) shall be construed to prevent the parties hereto from seeking and recovering Damages sustained by such parties as a result of any breach or violation by any other party hereto of any of the covenants or agreements contained in the Protective Covenants; provided that no party shall be entitled to both specific performance and monetary damages with respect to such matters.

(h)            If at the time of enforcement of any of the Protective Covenants, a court shall hold that the duration, scope or area restrictions stated therein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by applicable Law. Each Shareholder Party has consulted with legal counsel regarding the Protective Covenants and based on such consultation has determined and hereby acknowledges that the Protective Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the legitimate, protectable interests of the Surviving Entity, the goodwill of the business of the Surviving Entity and its Affiliates (including Parent) and the substantial investment in the Company made by Parent pursuant to this Agreement.

Section 5.9.             Release. In consideration of and as a condition to each Shareholder Party’s right to receive, directly or indirectly, the consideration which is due to such Shareholder Party in accordance with this Agreement, and for other good and valuable consideration, the sufficiency of which each Shareholder Party hereby agrees and acknowledges, effective for all purposes as of the Effective Time, each Shareholder Party, on behalf of such Shareholder Party and each of such Shareholder Party’s managers, members, officers, employees, Affiliates, executors, administrators, estate, successors, heirs and assigns, voluntarily, knowingly and irrevocably releases and forever discharges the Company, Parent and each of their respective officers, directors, managers, employees and Affiliates from any and all actions, agreements, amounts, claims, damages, expenses, liabilities and obligations of every kind, nature or description, known or unknown, arising or existing prior to the Effective Time, including any and all of the foregoing arising out of or relating to such Shareholder Party’s capacity as a direct or indirect shareholder of the Company, but in each case, except for any right, claim or entitlement of such Shareholder Party under this Agreement. Each Shareholder Party acknowledges that there is a risk that, after the execution of this Agreement or the Closing, such Shareholder Party will discover, incur or suffer claims which were unknown or unanticipated as of the date or this Agreement or the Closing Date and which, if known by such Shareholder Party on the date of this Agreement or on the Closing Date, may have materially affected such Shareholder Party’s decision to enter into this Agreement and/or grant the releases under this Section 5.9. Each Shareholder Party acknowledges and agrees that, by reason of entering into this Agreement, such Shareholder Party is assuming the risk of all unknown, unsuspected or unanticipated claims based solely on facts that existed or acts or omissions that occurred prior to the Closing Date (“Unknown Claims”) released in and by this Section 5.9. Each Shareholder Party shall be deemed to relinquish Unknown Claims, to the extent applicable, and to the full extent permitted by law, the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Each Shareholder Party, on behalf of such Shareholder Party and each of such Shareholder Party’s managers, members, officers, employees, Affiliates, executors, administrators, estate, successors, heirs and assigns, hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against the Company, Parent and each of their respective officers, directors, managers, employees and Affiliates based upon any known or Unknown Claims released pursuant to this Section 5.9. Nothing set forth in this Section 5.9 shall in any way limit or be construed to limit the indemnification provided to Shareholder indemnified Parties under Section 7.3.

Section 5.10.           Confidentiality Agreement. Each of parties acknowledges that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. From and after the date of this Agreement, each of parties agrees it shall be bound by and comply with the obligations of the Confidentiality Agreement. From and as of the Closing, the Confidentiality Agreement shall be deemed to have been terminated by the parties thereto and shall no longer be binding.

Section 5.11.           Company Disclosure Letter. The Company and the Shareholder Parties shall deliver to Parent, not later than October 31, 2022, a draft of the Disclosure Schedules. The Company and the Shareholder Parties shall consider in good faith the comments of Parent and its Representatives to such draft Disclosure Schedules. No later than November 30, 2022, the Company and the Shareholder Parties shall deliver to Parent the final Disclosure Schedules.

Article VI
CONDITIONS TO THE MERGERS

Section 6.1.            Conditions to the Obligations of Parent, Merger Sub I and Merger Sub II.The obligations of each of Parent, Merger Sub I and Merger Sub II to effect the Mergers are subject to the satisfaction or waiver in writing by Parent at or prior to the Effective Time of the following conditions:

(a)            Representations and Warranties. (i) The representations and warranties of the Company and the Shareholder Parties contained in Article III of this Agreement (other than the Fundamental Representations) shall be true and correct in all material respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) as of the date of this Agreement and at and as of the Closing, as if made on the Closing Date (other than such representations and warranties that expressly speak only as of a specific date or time, which shall be so true and correct as of such specified date or time), and (ii) the Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and at and as of the Closing, as if made on the Closing Date (other than such representations and warranties that expressly speak only as of a specific date or time, which shall be so true and correct as of such specified date or time).

(b)            Performance of Obligations of the Company and the Shareholder Parties. The Company and the Shareholder Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)            Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

(d)            Shareholder Approval. This Agreement shall have been adopted and approved by the Shareholder in accordance with the CCC and the Organizational Documents of the Company.

(e)            No Restraints. No Action (excluding any such Action initiated by or on behalf of Parent, Merger Sub I or Merger Sub II) shall be pending or threatened before any Governmental Authority seeking to restrain Parent, Merger Sub I or Merger Sub II or prohibit the Closing or seeking Damages against Parent, Merger Sub I or Merger Sub II as a result of the consummation of the transactions contemplated by this Agreement.

(f)            Due Diligence Investigation. Parent shall have completed its due diligence investigation of the Company, and the results thereof shall not have revealed that the representations of the Company and the Shareholder Parties set forth herein are untrue or inaccurate in any respect, or otherwise be unsatisfactory to Parent in its sole and absolute discretion.

(g)            Approval. The transactions contemplated by this Agreement shall have been approved in writing by SPAC Capital Acquisition Corp., an exempted company incorporated under the laws of the Cayman Island.

(h)            Closing Deliveries. Parent shall have received all of the deliveries contemplated to be delivered to Parent pursuant to Section 1.7.

Section 6.2.            Conditions to the Obligation of the Company and the Shareholder Parties. The obligations of the Company and the Shareholder Parties to effect the Mergers is subject to the satisfaction or waiver in writing by the Company or the Shareholder Parties at or prior to the Effective Time of the following conditions:

(a)            Representations and Warranties. The representations and warranties of Parent, Merger Sub I and Merger Sub II set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing, as if made on the Closing Date (other than such representations and warranties that expressly speak only as of a specific date or time, which shall be so true and correct as of such specified date or time).

(b)            Performance of Obligations of Parent, Merger Sub I and Merger Sub II. Parent, Merger Sub I and Merger Sub II shall each have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)            No Restraints. As of the Closing Date, (i) no Action (excluding any such Action initiated by or on behalf of the Company) shall be pending or threatened before any Governmental Authority seeking to restrain the Company or prohibit the Closing or seeking Damages against the Company as a result of the consummation of the transactions contemplated by this Agreement; and (ii) the Mergers shall, to the reasonable satisfaction of the Company and the Shareholder Parties, result in a 368 Transaction.

(d)            Closing Deliveries. The Company and/or the Shareholder Parties shall have received all of the deliveries contemplated to be delivered to the Company and/or the Shareholder Parties pursuant to Section 1.8.

(e)            Due Diligence Investigation. The Company and/or the Shareholder Parties shall have completed its due diligence investigation of Parent, and the results thereof shall not have revealed that the representations of Parent, Merger Sub I and Merger Sub II set forth herein are untrue or inaccurate in any respect, or otherwise be unsatisfactory to the Company and the Shareholder Parties in their sole and absolute discretion.

Section 6.3.            Frustration of Closing Conditions. None of the Company, the Shareholder Parties, Parent, Merger Sub I or Merger Sub II may rely on the failure of any condition set forth in Section 6.1 or Section 6.2, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts to consummate the transactions contemplated hereby, as required by and subject to Section 5.5.

Article VII
Indemnification

Section 7.1.            Survival. The representations and warranties of the Parent, Merger Sub I, Merger Sub II, Company and the Shareholder Parties contained herein or in any certificate or other instrument required to be delivered pursuant to this Agreement shall survive the Closing and continue in full force and effect until the date that is twenty-four (24) months following the Closing Date (the date of expiration of such twenty-four (24)-month period, the “General Expiration Date”); provided, however, that (a) the Fundamental Representations and the Parent, Merger Sub I and Merger Sub II Fundamental Representations shall not expire and shall survive indefinitely, (b) the Tax Representations shall survive until the date that is ninety (90) days after the expiration of the applicable statute of limitations with respect to the underlying subject matter of such representations and warranties (giving effect to any waiver, mitigation or extension thereof), (c) the Specified Representations shall survive until the date that is ninety (90) days after the expiration of the applicable statute of limitations with respect to the underlying subject matter of such representations and warranties (giving effect to any waiver, mitigation or extension thereof), and (d) in the event of fraud, willful breach or intentional misrepresentation with respect to a representation or warranty, such representation or warranty shall survive indefinitely; and provided, further, that all representations and warranties of the Company and the Shareholder Parties shall survive beyond the General Expiration Date or other survival periods specified above with respect to any breach thereof or inaccuracy therein if a claim is made hereunder in writing setting forth the specific claim and the basis therefor prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved. The representations and warranties of Parent, Merger Sub I and Merger Sub II contained herein or in any certificate or other instrument required to be delivered pursuant to this Agreement shall terminate at the Closing. All covenants and other agreements contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. For the avoidance of doubt, it is the intention of the parties hereto that the foregoing respective survival periods and termination dates supersede any applicable statutes of limitations that would otherwise apply to such representations and warranties.

Section 7.2.            Indemnification by the Shareholder Parties. Subject to the other provisions of this Article VII, from and after the Closing, the Shareholder Parties shall, jointly and severally, indemnify, defend and hold harmless the Parent Indemnified Parties from and against any and all Damages paid, incurred, suffered or sustained by the Parent Indemnified Parties, or any of them, directly or indirectly, arising out of, resulting from or in any way related to any of the following:

(a)            any breach of, or inaccuracy in, any of the representations or warranties contained in Article III of this Agreement;

(b)            (i) any breach by the Company (prior to the Closing) of any covenant or agreement of the Company in this Agreement that, by its terms, provides for performance by the Company prior to the Closing, or (ii) any breach by the Shareholder Parties of any covenant or agreement of the Shareholder Parties in this Agreement;

(c)            any fraud, willful misconduct or intentional misrepresentation on the part of the Company or the Shareholder Parties in connection with this Agreement or the transactions contemplated hereby;

(d)            any Unpaid Transaction Expenses which is outstanding as of the Closing;

(e)            any and all amounts or obligations owed by any Parent Indemnified Party under, or in connection with, the PPP Loan, including all interest, penalties and fees (if any), to the extent not accounted for in the calculation of the Merger Consideration, including, for the avoidance of doubt, (i) any Liabilities under the False Claims Act (FCA), 31 U.S.C. §§ 3729 – 3733 and (ii) any other obligation of any Parent Indemnified Party under the CARES Act for acts or events occurring or arising prior to Closing;

(f)            any Indemnified Taxes; and/or

(g)            any of the matters identified in Schedule 7.2(g) (which Schedule shall be prepared by Parent and delivered to the Company and the Shareholder Parties within ten (10) days after receipt of the final Disclosure Schedules).

The parties acknowledge and agree that, if after the Closing the Surviving Corporation or the Surviving Entity suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation or the Surviving Entity as a Parent Indemnified Party) Parent shall also be deemed, by virtue of its ownership of the Surviving Corporation and/or the Surviving Entity, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

Section 7.3.            Indemnification by Parent. Subject to the other provisions of this Article VII, from and after the Closing, Parent shall indemnify, defend and hold harmless the Shareholder Indemnified Parties from and against any and all Damages paid, incurred, suffered or sustained by the Shareholder Indemnified Parties, or any of them, directly or indirectly, arising out of, resulting from or in any way related to any of the following:

(a)            any breach of, or inaccuracy in, any of the representations or warranties contained in Article IV of this Agreement;

(b)            any breach by Parent, Merger Sub I or Merger Sub II of any covenant or agreement of Parent, Merger Sub I or Merger Sub II in this Agreement; and/or

(c)            any fraud, willful misconduct or intentional misrepresentation on the part of Parent, Merger Sub I or Merger Sub II in connection with this Agreement or the transactions contemplated hereby.

Section 7.4.             Certain Limitations on Indemnification. The indemnification provided for in Section 7.2 shall be subject to the following limitations:

(a)            Claims Threshold. The Parent Indemnified Parties shall only be entitled to indemnification pursuant to Section 7.2(a) to the extent the aggregate amount of all Damages incurred by the Parent Indemnified Parties for which the Parent Indemnified Parties are entitled to indemnification pursuant to Section 7.2(a) exceeds $100,000 (the “Threshold Amount”), in which case the Parent Indemnified Parties shall be entitled to indemnification for all such Damages, including the Threshold Amount; provided, however, that the foregoing limitation shall not apply to (i) claims for breaches of, or inaccuracies in, any of the Fundamental Representations, the Tax Representations and/or the Specified Representations, or (ii) claims based on fraud, willful misconduct or intentional misrepresentation. For the avoidance of doubt, the limitations set forth in this Section 7.4(a) shall not apply to indemnification claims under Sections 7.2(b) through 7.2(g), inclusive.

(b)            Source and Order of Recovery. If there is determined to be any amount owing to a Parent Indemnified Party as a result of indemnification under this Article VII, the Parent Indemnified Party shall be entitled to recourse directly against the Shareholder, subject to the limitations set forth herein, through, at the election of such Parent Indemnified Party in such Parent Indemnified Party’s sole discretion, any or all of the following means: (a) by payment of cash; (b) through a set-off against any amounts owed by any Parent Indemnified Party to the Shareholder under this Agreement (including, notwithstanding anything in this Agreement to the contrary, an express right of setoff against the amounts payable under Section 2.2 hereof after the Closing); (c) the redemption of Rollover Shares at a purchase price equal to $6.84 per Rollover Share, or (d) any combination of the means set forth in the foregoing clauses (a) through (c).

(c)            Materiality. For any and all purposes of this Article VII, all qualifications and exceptions relating to materiality, Material Adverse Effect or words of similar import (but not specific dollar thresholds) shall be disregarded, including for purposes of determining whether or not a breach of a representation, warranty, covenant or agreement has occurred, determining whether or not any deductible or threshold amounts have been surpassed (including the Threshold Amount), and/or determining or calculating the amount of any Damages.

(d)            Certain Damages. No Parent Indemnified Party shall be entitled to indemnification for any punitive damages except to the extent such damages are awarded and actually paid by the Parent Indemnified Party to an unaffiliated third party in connection with a third party claim.

Section 7.5.            Indemnification Claim Procedures. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall promptly provide written notice of such claim to the Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 7.6.            Tax Treatment of Indemnification Payments. Any payment made to a Parent Indemnified Party by the Shareholder Parties pursuant to the indemnification obligations under this Article VII shall be treated as an adjustment to the Merger Consideration by the parties for Tax purposes, unless otherwise required by applicable Law.

Section 7.7.            Indemnification Sole and Exclusive Remedy. Except with respect to claims based on fraud, willful misconduct or intentional misrepresentation, and claims for specific performance of covenants or agreements contained herein or in any Ancillary Agreement, following the Closing, indemnification pursuant to this Article VII shall be the sole and exclusive remedy of the parties and any parties claiming by or through any party (including the Parent Indemnified Parties and the Shareholder Indemnified Parties) related to or arising from any breach of any representation, warranty, covenant or agreement contained in, or otherwise pursuant to, this Agreement and none of Parent, Merger Sub I, Merger Sub II, the Surviving Corporation, the Surviving Entity or the Shareholder Parties shall have any other rights or remedies in connection with any breach of this Agreement or any other liability arising out of the negotiation, entry into or consummation of the transactions contemplated hereby, whether based on contract, tort, strict liability, other Laws or otherwise. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth in this Article VII.

Article VIII
Termination

Section 8.1.             Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the approval by Parent and the Shareholder:

(a)            by the mutual written agreement of Parent and the Company;

(b)            by either Parent or the Company, if (i) there is any failure to satisfy the conditions to the Closing set forth in Article VI; or (ii) any Governmental Authority of competent jurisdiction shall have issued a final non-appealable Order or enacted a Law that prohibits, prevents or makes illegal the consummation of the Mergers; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have complied with its obligations under Section 5.5;

(c)            by either Parent or the Company, if the Mergers shall not have been consummated on or before March 31, 2023 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party that is then in material breach of its representations, warranties, covenants or agreements contained in this Agreement which would cause the failure of a closing condition set forth in Article VI;

(d)            by Parent, if the Company or the Shareholder Parties breach any of their respective representations or warranties contained in this Agreement or breach or fail to perform any of their respective covenants or agreements contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to Parent’s obligations to consummate the Mergers set forth in Section 6.1(a) or Section 6.1(b) incapable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Company by Parent, cannot be cured or has not been cured by the earlier of the Termination Date and ten (10) Business Days after the delivery of such notice; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to Parent if Parent, Merger Sub I or Merger Sub II is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement which breach or failure to perform would render a condition precedent to the Company’s and the Shareholder Parties’ obligations to consummate the Mergers set forth in Section 6.2(a) or Section 6.2(b) incapable of being satisfied;

(e)            by the Company, if Parent, Merger Sub I or Merger Sub II breaches any of its representations or warranties contained in this Agreement or breaches or fails to perform any of its covenants or agreements contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to the Company’s and the Shareholder Parties’ obligations to consummate the Mergers set forth in Section 6.2(a) or Section 6.2(b) incapable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to Parent by the Company, cannot be cured or has not been cured by the earlier of the Termination Date and ten (10) Business Days after the delivery of such notice; provided, however, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to the Company if the Company or the Shareholder Parties are then in material breach of any representation, warranty, covenant or agreement contained in this Agreement which breach or failure to perform would render a condition precedent to Parent’s obligations to consummate the Mergers set forth in Section 6.1(a) or Section 6.1(b) incapable of being satisfied;

(f)            by Parent at any time within ten (10) days after the date of receipt of the Disclosure Schedules.

Section 8.2.             Manner and Effect of Termination.

(a)            The party desiring to terminate this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) shall give written notice of such termination to the other parties hereto, specifying the provision hereof pursuant to which such termination is made.

(b)            In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and have no effect, and there shall be no liability or obligation under this Agreement on the part of Parent, Merger Sub I, Merger Sub II, the Company, the Shareholder Parties or any of their respective directors, officers, employees, partners or equityholders, except that Section 5.6, this Section 8.2 and Article IX of this Agreement shall survive any such termination; provided, however, that nothing herein shall relieve any party from liability for a willful and intentional breach of this Agreement prior to such termination.

Article IX
Miscellaneous

Section 9.1.             Amendment and Waivers.

(a)            This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption of this Agreement by the Shareholder); provided, however, that after any such adoption of this Agreement by the Shareholder, no amendment shall be made which by Law requires further approval of the Shareholder without the further approval of the Shareholder. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any provision of this Agreement (including any Exhibit or Schedule) may be waived if, but only if, such waiver is in writing and is signed by the party against whom the waiver is to be effective.

(b)            No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

(c)            No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, unless the waiver of such other provision is expressly referenced, nor shall any waiver constitute a continuing waiver.

Section 9.2.            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed to have been duly given and effective: (a) upon personal delivery to the party to whom such notice is required or permitted to be given; or (b) on the second Business Day following the date of dispatch if delivered by a nationally recognized overnight courier service, with written proof of such delivery of the notice. The address for such notices and communications (unless changed by the applicable party by like notice) shall be as follows:

if to Parent, Merger Sub I or Merger Sub II, to:

Mobix Labs, Inc.
15420 Laguna Canyon Drive, Suite 100
Irvine, California 92618
Attention:    General Counsel

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500
Irvine, California 92614
Attention:   Raymond Lee
Email:           LeeR@gtlaw.com

if to the Company (prior to the Closing):

EMI Solutions Inc.
13805 Alton Parkway #B
Irvine, CA 92618
Attention: Bob Ydens
Email:     bob@4emi.com

with a copy (which shall not constitute notice) to:

Gregory W. Preston, Esq.
Corporate Law Solutions, P.C.
907 Sandcastle Drive
Corona del Mar, CA 92625
gpreston@corp-law.com

if to the Shareholder Parties:

Ydens Holdings, LLC
13805 Alton Parkway #B
Irvine, CA 92618
Attn: Bob Ydens
Email:    bob@4emi.com

with a copy (which shall not constitute notice) to:

Gregory W. Preston, Esq.
Corporate Law Solutions, P.C.
907 Sandcastle Drive
Corona del Mar, CA 92625
gpreston@corp-law.com

Section 9.3.             Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 9.4.             Entire Agreement; Assignment.

(a)            This Agreement, together with the Ancillary Agreements and the Disclosure Schedules, constitute the entire agreement among the parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement.

(b)            Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that Parent may assign any or all of its rights or obligations under this Agreement to any of its Affiliates or any of its rights under this Agreement, as collateral, to any Person providing financing to it or any of its Affiliates (provided that any such assignment shall not relieve Parent of any of its obligations under this Agreement). Any attempted assignment not in accordance with this Section 9.4(b) shall be null and void.

Section 9.5.            Remedies. Any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 9.6.            Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns and, except for the rights of Parent Indemnified Parties in Article VII, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.7.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 9.8.            Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OR COURT TRIAL OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY ARBITRATION WITHOUT A JURY OR COURT TRIAL AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO COURT TRIAL OR JURY TRIAL. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

Section 9.9.            Fees and Expenses. Except as otherwise set forth in this Agreement, whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, including the fees and expenses of counsel, financial advisors, and accountants, shall be paid by the party hereto incurring such fees or expenses.

Section 9.10.          Counterparts. This Agreement may be executed and delivered in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.11.          Calculation of Time for Notices. If the date specified for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next date which is a Business Day.

Section 9.12.          Dispute Resolution. The parties intend that this dispute resolution provision will be valid, binding, enforceable, exclusive, and irrevocable and that it shall survive any termination of this Agreement. Any dispute, controversy, or claim, whether in contract of tort, arising or relating to this Agreement or the enforcement, breach, termination, or validity thereof (“Dispute”), including the determination of the scope or applicability of this Agreement to arbitrate, shall be submitted to final and binding arbitration in Orange County, California before one neutral and impartial arbitrator, in accordance with the laws of the state of Delaware. The arbitration shall be administered by JAMS pursuant to the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures, as in effect on the date of this Agreement. The parties hereto shall appoint one arbitrator within fifteen (15) days of a demand for arbitration. If an arbitrator is not appointed within such 15-day period, the arbitrator shall be appointed by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures, as in effect on the date of this Agreement. The arbitrator shall designate the place and time of the hearing. The award, which shall set forth the arbitrator's findings of fact and conclusions of law, shall be filed with JAMS and mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to appeal or collateral attack. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof. If JAMS no longer exists or is otherwise unavailable, the parties agree that the American Arbitration Association (“AAA”) shall administer the arbitration in accordance with the Expedited Procedures set forth in its Commercial Arbitration Rules as in effect on the date of this Agreement. In such event, all references herein to JAMS shall mean AAA. Notwithstanding the foregoing, recognizing the irreparable damage will result to the parties in the event of the breach or threatened breach of any of the covenants hereof and that the parties' remedies at law for any such breach or threatened breach will be inadequate, the parties shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining such breach.

Article X
Definitions and general interpretation

Section 10.1.          Definitions. For purposes of this Agreement:

“Acquisition Proposal” shall mean any inquiry, offer, proposal or indication of interest (other than this Agreement or any other inquiry, offer, proposal or indication of interest by Parent), or any public announcement of intention to make any inquiry, offer, proposal or indication of interest (including any request for information from the Company, the Shareholder Parties or their respective Representatives), contemplating, relating to or otherwise involving in any way any Alternative Transaction.

“Action” means any action, charge, claim, complaint, demand, grievance, arbitration, mediation, audit, assessment, hearing, investigation, inquiry, directive, notice of violation or infraction, notice potential penalty, responsibility or liability, notice of intent to sue, warning letter, request for information, legal proceeding, administrative enforcement proceeding, litigation, suit or other proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced or brought by any Person, or conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Alternative Transaction” means (a) any acquisition or purchase of Common Stock from the Company by any persons or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) representing more than a twenty percent (20%) voting interest in the Common Stock, any tender offer or exchange offer or privately negotiated share transfer that if consummated would result in any persons or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning Common Stock representing twenty percent (20%) or more of the voting interest in the Common Stock, or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the Shareholder holds less than eighty percent (80%) of the equity interests in any class or series of capital stock of the surviving or resulting entity of such transaction; (b) any sale, lease, exchange, transfer, license, acquisition or disposition of a substantial portion of the assets of the Company; (c) any sale, lease, exchange, transfer, license or disposition to a third party of a material portion of the business, properties, assets or technologies of the Company; (d) any joint venture or other strategic investment in or involving the Company (other than an ongoing commercial or strategic relationship in the ordinary course of business consistent with past practice), including any new financing, investment round or recapitalization of the Company; or (e) any initial public offering of capital stock or other securities of the Company pursuant to a registration statement filed under the Securities Act; or (f) any similar transaction that is not in the ordinary course of business consistent with past practice.

“Ancillary Agreements” means any or all of the exhibits to this Agreement and any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Employment Agreements and the Parent Stockholder Agreement.

“Balance Sheet Date” means August 31, 2022.

“Business” means the business and operations of the Company as presently conducted and as conducted at the Closing.

“Business Data” means all data and personal information accessed, processed, collected, stored or disseminated by the Company, including any Personal Information.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks in the state of California are authorized or required by Law to be closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, and applicable rules and regulations thereunder, as amended from time to time.

“Change of Control Payments” means, without duplication of any Company Transaction Expenses, any amounts (including severance, termination, “golden parachute,” Tax gross-up, stay bonus, retention bonus, transaction bonus or other similar payments) that become payable by the Company as a result of, based upon or in connection with the consummation of the transactions contemplated hereby (either alone or in combination with any other event, whether contingent or otherwise) and that are owing or may become owing to any current or former employees, consultants, independent contractors or equity holders of the Company pursuant to employment agreements, Contracts or other Employee Benefit Plans.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means all of the authorized and outstanding shares of common stock of the Company.

“Company Balance Sheet” means the unaudited balance sheet of the Company as of the Balance Sheet Date included in the Company Financial Statements.

“Company IT Systems” means all servers, software (including interpreted or compiled source code, object code, documentation, tools, drawings, specifications, metadata and data), computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, peripherals, computer systems and related systems of or used by the Company, including any outsourced systems and processes that are owned or used by or for, or provided to the Company’s customers by, the Company in the conduct of its business.

“Company Product Data” means all data and information, including Personal Information, whether in electronic or any other form or medium, that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed or disposed of by or on behalf of any of the Company Products, including (a) all data and content uploaded or otherwise provided by or for customers of the Company to the Company Products, or provided to or stored by end users of the customers of the Company on the Company Products, (b) all data and content created, compiled, inferred, derived or otherwise collected or obtained by or for the Company Products or by or for the Company in its provision of the Company Products or operation of the business of the Company, and (c) data and content compiled, inferred, or derived directly or indirectly from any of the data and content described in subclauses (a) and (b) above.

“Company Products” means all products and services developed (including products and services for which development is ongoing), manufactured, made commercially available, marketed, distributed, supported, sold, imported for resale or licensed out by or on behalf of the Company since its inception, including any of the Company’s websites, mobile applications, software, devices or other products and services.

“Company Transaction Expenses” means, without duplication, all fees, costs and expenses incurred or to be incurred by or on behalf of the Company and the Shareholder Parties in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including (a) the fees, costs and expenses of investment bankers, attorneys, accountants and other advisors and service providers, (b) any Change of Control Payments, (c) any Transaction Payroll Taxes, (d) any payments to third parties under any Contract of the Company triggered by the transactions contemplated hereby, or any payment or consideration arising under or in relation to obtaining any consents, waivers or approvals of any third party under any Contract of the Company required to be obtained in connection with the transactions contemplated hereby in order for any such Contract to remain in full force and effect following the Closing or resulting from agreed-upon modification or early termination of any such Contract, and (e) fifty percent (50%) of any Transfer Taxes payable with respect to the transactions contemplated hereby.

“Confidential Information” means any information of or relating to the Company, Parent or the Company’s business, including proprietary Intellectual Property and proprietary information related to the Company’s business; provided that “Confidential Information” does not include information which is or becomes generally available to the public other than as a result of a disclosure by the Shareholder Parties or their Affiliates or available to the Shareholder Parties or any of their Affiliates after the Closing Date on a non-confidential basis (provided that the source of such information was not known by the Shareholder Parties or any of their Affiliates to be bound by a legal, fiduciary or contractual obligation of confidentiality to the Company, Parent or their respective Affiliates).

“Confidentiality Agreement” shall mean the mutually agreeable agreement between the parties executed and delivered at the Closing.

“Contract” means, when described as being those of or applicable to any Person, any written or oral contracts, agreements, commitments, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such Person is a party or to which or by which such Person or the properties or assets of such Person is subject or bound.

“Damages” means any and all damages, liabilities, obligations, awards, fines, judgments, administrative orders, remediation requirements, suits, actions, causes of action, enforcement actions, claims, demands, deficiencies, losses, costs, wages, penalties, charges, liquidated damages, expenses, assessments, Taxes, interest and penalties, accountants’, consultants’, engineers’ and experts’ fees and expenses and including any such reasonable expenses incurred in connection with investigating, defending against, or settling any of the foregoing (subject to Section 7.3(d)). Notwithstanding the foregoing, Damages excludes any attorney’s or arbitration fees or costs incurred in the prosecution or defense of any claim, Dispute, arbitration or action against another party to this Agreement.

“Data Room” means the “Project Hawk” virtual data room hosted by DealRoom.net, and which has been populated by the Company and its Representatives for purposes of the transaction contemplated hereby.

“Data Security Requirements” means all of the following to the extent relating to the access, collection, processing, recording, organization, adaptation, alteration, storage, transfer, retrieval, disclosure, dissemination, combination and/or use of data or otherwise relating to data security, cyber security, e-commerce, privacy or security breach notification requirements: (a) the rules, policies and procedures of the Company; (b) all applicable Laws and/or industry self-regulatory programs governing the receipt, collection, compilation, use, analysis, retention, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of Personal Information, including, if and to the extent applicable, the GDPR (and any European Union member states’ laws and regulations implementing it), Canada’s Personal Information Protection and Electronic Documents Act (PIPEDA), the Financial Services Modernization Act of 1999, the Federal Information Security Management Act (FISMA), the Federal Trade Commission Act, the Privacy Act of 1974, the Gramm-Leach-Bliley Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Fair Credit Reporting Act (FCRA) and its state law equivalents, California Online Privacy Protection Act of 2003 (CalOPPA), California Consumer Privacy Act (CCPA) the Cybersecurity Requirements For Financial Services Companies, 23 NYCRR 500 (2017) and any Laws promulgated under the foregoing Laws, and all applicable Laws governing Personal Information collection, retention, disclosure and breach notifications (the “Data Privacy Laws”); (c) all applicable industry requirements, including the Payment Card Industry Data Security Standard (PCI DSS) and all other applicable security rules and requirements as promulgated by the PCI Security Standards Council, by any member thereof, or by any entity that functions as a card brand, card association, card network, payment processor, acquiring bank, payment services provider, merchant bank or issuing bank, including, without limitation, all merchant- and service provider-specific requirements, the Payment Application Data Security Standards (PA-DSS) and all audit, scanning and filing requirements, to the extent applicable; and (d) Contracts into which the Company has entered or by which it is otherwise bound.

“Disclosure Schedules” means the disclosure schedules delivered by the Company to Parent.

“Employee Benefit Plan” means (a) all employee benefit plans (as defined in Section 3(3) of ERISA); (b) all bonus, incentive, equity or equity-based compensation, stock purchase, deferred compensation, retiree medical, life insurance, retirement, health and welfare benefit, salary continuation, section 125 cafeteria, health reimbursement, flexible spending, dependent care, employee loan, individual tax gross up, leave of absence, vacation pay, educational assistance, employee assistance or other employee benefit plans, policies or agreements; and (c) all employment, retention, individual consulting, collective bargaining, termination, severance or other similar agreements, in each case, (i) that are sponsored, maintained, contributed to or required to be contributed to by the Company, (ii) with respect to which the Company is a party or has any obligation or liability (contingent or otherwise), or (iii) with respect to which any current or former employee, officer, director or individual consultant of the Company (or any of their respective dependents or beneficiaries) is eligible to participate or receive benefits.

“Environmental Laws” means any applicable Law concerning pollution, contamination, remediation, protection of natural resources or the environment, or protection of human health and safety.

“Equity Interest” means, with respect to any Person, any capital stock, shares, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Financial Statements” means balance sheets and related statements of operations and cash flows.

“Fundamental Representations” means those representations and warranties of the Company and the Shareholder Parties set forth in Section 3.1 (Organization and Qualification; Subsidiaries), Section 3.2 (Authority, Approval and Enforceability), Section 3.3 (Capitalization), Section 3.4(a)(i) (No Conflict with Organizational Documents), Section 3.20 (Brokers and Finders). Section 3.21 (Title to Shares) and Section 3.22 (Investment Representations).

“GAAP” means U.S. generally accepted accounting principles.

“GDPR” means Regulation (EU) 2016/679 (General Data Protection Regulation) of the European Parliament and of the Council on the protection of natural persons with regard to the processing of personal data and on the free movement of such data as currently in effect and as may be amended from time to time.

“Governmental Authority” means any federal, state, local or foreign government, any governmental, regulatory or administrative authority, agency, division, bureau or commission, or any court, tribunal or judicial or arbitral body.

“Hazardous Substance” means any substance, material or waste listed, defined, designated, or classified as hazardous, toxic, radioactive, dangerous, or a “pollutant” or “contaminant” or otherwise regulated, or for which liability or standards of conduct may be imposed, under any Environmental Law.

“Indemnified Party” means a Parent Indemnified Party or a Shareholder Indemnified Party, as applicable.

“Indemnifying Party” means Parent or the Shareholder Parties, as applicable.

“Indemnified Taxes” means, without duplication, (a) any Taxes of the Company that are attributable to any Pre-Closing Tax Period, including any such Taxes arising in any Straddle Period that are attributable to a Pre-Closing Tax Period in accordance with Section 5.7(a)(iv), (b) any and all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or non-U.S. Law or regulation, (c) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, pursuant to a Contract or pursuant to any Law or otherwise, which Taxes relate to an event or transaction occurring before the Closing, (d) any Transaction Payroll Taxes, (e) any Taxes arising from or in connection with any breach of or misrepresentation with respect to any of the Tax Representations, (f) any Taxes imposed on the Surviving Corporation, the Surviving Entity, Parent or their respective Affiliates as a result of the PPP Loan (including as a result of the forgiveness of all or a portion of the PPP Loan) or the denial of any deduction for expenses incurred in connection with the use of the PPP Loan proceeds, and (g) any Transfer Taxes required to be borne by the Shareholder Parties in accordance with Section 5.7(d).

“Intellectual Property” means all right, title and interest in or relating to intellectual property, whether protected, created, or arising under the Laws of the United States or any other jurisdiction, whether registered or unregistered, including all: (a) patents and patent applications, including all continuations, divisionals, continuations-in-part, provisionals, petty patents, utility models, design pates, designs, rights to inventions and patents issuing on any of the foregoing, and all renewals, reexaminations, substitutions, extensions, and reissues of any of the foregoing; (b) trademarks, service marks, service names, brand names, trade dress, trade names, logos, corporate names, and other source or business identifiers, together with all of the goodwill associated with any of the foregoing, and any registrations, applications for registration, renewals, and extensions of any of the foregoing; (c) copyrights and works of authorship, compilations, data, database, and design rights, and mask works, in each case, whether or not registered or published, and all registrations, applications for registration, renewals, extensions and reversions of any of the foregoing; (d) inventions, know-how, research records, trade secrets, discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, product designs, engineering specifications and drawings, formulae, customer lists, supplier lists, market analyses and other confidential and proprietary information and rights therein; (e) internet domain names and social media accounts or user names, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data hereon or relating thereto, whether or not copyrights; (f) software, computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (g) rights of publicity; (h) all rights to sue and recover for any past, present, or future infringement, misappropriation, or other violation of any of the foregoing, and (i) other intellectual property rights arising under the Laws of any jurisdiction throughout the world or pursuant to any international convention.

“IPO Date” means the first full day of trading of shares of Parent Common Stock on a national securities exchange.

“IRS” means the Internal Revenue Service.

“Knowledge of the Company” means the actual knowledge of either Owner with respect to the matter in question, and such actual knowledge as either Owner reasonably should have obtained upon commercially reasonable investigation and inquiry into the matter in question and without the obligation to resort to any extraordinary action or cost.

“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or Order of any Governmental Authority having applicable jurisdiction or other similar binding requirement of a Governmental Authority having applicable jurisdiction.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company.

“Liability” or “liability” means any liability, indebtedness or obligation of any nature whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, disputed or undisputed, secured or unsecured, joint or several, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of the applicable Person.

“Lien” means any lien, mortgage, pledge, adverse claim, easement, charge, security interest, encumbrance or other restriction or limitation whatsoever.

“Material Adverse Effect” means any change, effect, fact, occurrence, circumstance, development or event that, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, prospects, results of operations, condition (financial or otherwise) or existing business of the Company, taken as a whole.

“Order” means any decree, decision, injunction, judgment, order, citation, complaint, consent order, compliance schedule, ruling, verdict or similar enforcement order entered, issued, made or rendered by any Governmental Authority, in each case, having applicable jurisdiction.

“Organizational Documents” means, as to any Person, the organizational documents of such Person, including any charter, certificate or articles of incorporation, certificate or articles of formation, articles of association, articles of organization, certificate of limited partnership, statement of partnership, bylaws, limited liability company agreement, stockholders agreement, investor rights agreement, voting agreement, right of first refusal agreement, co-sale agreement, operating agreement, partnership agreement or similar governing document.

“Parent Common Stock” means the common stock, par value $0.00001 per share, of Parent.

“Parent Indemnified Party” means any of Parent, Merger Sub I, Merger Sub II and their respective Subsidiaries and Affiliates (including any parent company or companies, the Surviving Corporation and the Surviving Entity) and each of their respective officers, directors, managers, employees, Affiliates, agents and Representatives.

“Parent and Merger Sub I and Merger Sub II Fundamental Representations” means those representations and warranties of Parent, Merger Sub I and Merger Sub II set forth in Article IV.

“Paycheck Protection Program” means the Paycheck Protection Program established under the CARES Act and administered by the SBA.

“Permits” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders, operating authorities, franchises, easements, applications, filings, registrations and other authorizations under any Laws or otherwise granted or required by any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an adequate reserve, determined in accordance with GAAP, has been established therefor on the Company Financial Statements; (b) mechanics’, carriers’, workers’, repairers’, and similar Liens arising or incurred in the ordinary course of business and related to amounts that are not yet delinquent, provided an adequate reserve, determined in accordance with GAAP, has been established therefor on the Company Financial Statements; (c) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security or similar programs mandated by applicable legislation; (d) with respect to real property only, zoning restrictions, building codes and other land use Laws regulating the use or occupancy of property which are not material in amount or do not, individually or in the aggregate, materially detract from the value of or materially impair the existing use of the property affected by such Law (to the extent there are no violations of the same); and (e) transfer restrictions of general applicability under applicable federal and state securities Laws.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, trust, association or other entity or organization.

“Personal Information” means any data or information defined as “personal information,” “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information,” or “personally identifiable financial information” under any applicable Data Privacy Laws, including information that identifies, could be used to identify or is otherwise identifiable with an individual or a device.

“PPP Loan” means that certain of the Company under the Paycheck Protection Program.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period through the end of the Closing Date.

“Proprietary Information” means all information and materials not generally known to the public, including trade secrets, designs, software, computer programs, source code, know-how, technical information, confidential marketing and other confidential and proprietary information.

“Representatives” means, with respect to any Person, all directors, managers, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“Restrictive Period” means the period beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date.

“Restricted Territory” means any state in the United States in which the Company has distributed any Company Product within the twelve (12) month period prior to the Closing Date.

“SBA” means the U.S. Small Business Administration.

“Security Right” means any option, warrant, convertible securities, subscription right, call right, put right, right to subscribe, right of first refusal, right of first offer, conversion right or other right requiring the issuance of Equity Interests of the applicable Person, whether vested or unvested, or any other security or obligation convertible into or exchangeable for any such Equity Interests or evidencing the right to subscribe for or purchase such Equity Interests. “Security Right” includes rights conferred by any Law, the Organizational Documents of the Company or by Contract.

“Shareholder Indemnified Party” means any of the Shareholder Parties and their respective Affiliates (including any manager of the Shareholder) and each of their respective Affiliates, agents and Representatives.

“Specified Representations” means those representations and warranties of the Company set forth in Section 3.5 (Employee Benefit Matters) and Section 3.18 (Environmental Matters).

“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

“Subsidiary” means, with respect to any Person, a corporation, limited liability company, partnership, joint venture, trust or other organization of which (a) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company), (b) if a corporation, a majority of the total voting power vote in the election of directors, voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote to elect the board of directors or others performing similar functions with respect to such organization is held, owned or controlled, directly or indirectly, by such Person or by any one or more of such Person’s Subsidiaries or a combination thereof, (c) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or any other Subsidiary of such Person or a combination thereof, or (d) at least fifty percent (50%) of the equity interests of such Person are controlled by such Person or by any one or more of such Person’s Subsidiaries or a combination thereof.

“Tax” or “Taxes” means (a) any federal, state, local or foreign tax of any kind or charge of any kind in the nature of, or similar to, taxes, including any income, gross receipts, license, payroll, employment, unclaimed property or escheat, excise, severance, stamp, occupation, premium, windfall profits, environmental, vehicle, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition to tax, whether disputed or not, and any amounts payable pursuant to the determination or settlement of an audit; (b) any liability for the payment of any amounts of the type described in clause (a) arising as a result of being (or having been) a member of any affiliated, combined, consolidated, or unitary group (or being included (or required to be included) in any Tax Return relating thereto); and (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) above as a result of any express or implied obligation to indemnify, allocate or otherwise assume or succeed to the liability of any other Person.

“Tax Representations” means those representations and warranties of the Company set forth in Section 3.19 (Tax Matters) and those representations with respect to Taxes in Section 3.5 (Employee Benefit Matters).

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

“Transaction Payroll Taxes” means the employer portion of any employment or payroll Taxes, whether payable by Parent, Merger Sub I, Merger Sub II, the Company, Surviving Corporation or the Surviving Entity with respect to any Change of Control Payments and any other compensatory payments made in connection with the transactions contemplated hereby.

“Treasury Regulations” means the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury under its authority under the Code, and any successor regulations.

“Unpaid Transaction Expenses” means the aggregate amount of Company Transaction Expenses incurred and unpaid as of the Closing.

Section 10.2.       Cross-Reference Table. The following terms defined in this Agreement shall have the meaning set forth in the sections set forth below:

Defined Term	Section
368 Transaction	Recitals
AAA	Section 9.12
Agreement	Preamble
Annual Financial Statements	Section 3.7(a)
Cash Merger Consideration	Section 2.1(a)(ii)
CCC	Recitals
Closing	Section 1.2
Closing Date	Section 1.2
Company	Preamble
Company Board	Recitals
Company Financial Statements	Section 3.7(a)
Company Intellectual Property	Section 3.16(a)
DGCL	Recitals
Dispute	Section 9.12
DLLCA	Recitals
Effective Time	Section 1.3(a)
Employment Agreement	Section 1.7(f)
First Certificates of Merger	Section 1.3(a)
First Merger	Recitals
General Expiration Date	Section 7.1
Insurance Policies	Section 3.15
Interim Financial Statements	Section 3.7(a)
Interim Period	Section 5.1(a)
Invention Assignment Agreement	Section 3.16(f)
Lease	Section 3.13(b)
Licensed Intellectual Property	Section 3.16(d)
Material Contracts	Section 3.14(a)

Defined Term	Section
Merger Consideration	Section 2.1(a)(ii)
Merger Sub I	Preamble
Merger Sub II	Preamble
Mergers	Recitals
Owned Company Intellectual Property	Section 3.16(c)
Owner(s)	Preamble
Parent	Preamble
Parent Stockholder Agreement	Section 1.7(g)
Parent Tax Claim	Section 5.7(b)(iii)
Parent Tax Returns	Section 5.7(a)(ii)
Post-Closing Tax Period	Section 5.7(a)(iv)(A)
Pre-Closing Shareholder Tax Returns	Section 5.7(a)(i)
Protective Covenants	Section 5.8(g)
Registered Company Intellectual Property	Section 3.18(b)
Rollover Shares	Section 2.1(a)(ii)
Second Certificates of Merger	Section 1.3(b)
Second Effective Time	Section 1.3(b)
Second Merger	Recitals
Securities Act	Section 3.22(d)
Shareholder	Preamble
Shareholder Party(ies)	Preamble
Shareholder Pre-Closing Tax Claim	Section 5.7(b)(ii)
Stock Certificates	Section 2.3
Surviving Corporation	Recitals
Surviving Entity	Recitals
Tax Claim	Section 5.7(b)(i)
Termination Date	Section 8.1(c)
Threshold Amount	Section 7.3(a)
Transfer Taxes	Section 5.7(d)

Section 10.3.          General Interpretation.

(a)            The parties agree that they have been represented by counsel during, and have jointly participated in, the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b)            In this Agreement, except to the extent otherwise provided or that the context otherwise requires, (i) when a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated; (ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation;” (iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (v) the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall;” (vi) references to days means calendar days unless otherwise specified; (vii) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation include any successor to said section; (viii) references to any agreement or instrument are to the agreement or instrument as from time to time amended, modified, supplemented or replaced from time to time, including by waiver or consent; (ix) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; (x) the use of “furnished to Parent,” “made available to Parent” or similar phrases means that the subject documents were posted to, and freely accessible by Parent and its Representatives in, the Data Room at least two (2) Business Days prior to the date hereof; (xi) references to a Person are also to its successors and permitted assigns; (xii) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; (xiii) references to monetary amounts are to the lawful currency of the United States; (xiv) the words “in the ordinary course of business” or similar phrases shall mean “in the ordinary course of business consistent with past practice;” and (xv) words importing the singular include the plural and vice versa and words importing gender include all genders.

Section 10.4.       Disclosure Schedules. Matters reflected in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedules. To the extent any such additional matters are included, they are included for informational purposes and do not necessarily include other matters of a similar nature. Headings and subheadings have been inserted in the Disclosure Schedules for convenience of reference only and shall have the effect of amending or changing the express description thereof as set forth in this Agreement. Disclosure of any information, fact or item in this Agreement or in the Disclosure Schedules referenced by a particular Section of this Agreement shall be deemed to have been disclosed with respect to every other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure would apply to such other Sections. Nothing in the Disclosure Schedules is intended to broaden the scope of any representation or warranty made in this Agreement. Neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Disclosure Schedules is intended to imply that such amounts, higher or lower amounts, or the item so included or other items, are or are not material or are within or outside the ordinary course of business. Any capitalized term used in the Disclosure Schedules but not otherwise defined therein shall have the meaning given to such term in this Agreement.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first written above.

Parent:

Mobix Labs, Inc.

By:	/s/ Keyvan Samini

Name:	Keyvan Samini
Title:	President and Chief Financial Officer

Merger Sub I:

Mobix Merger Sub I, Inc.

By:	/s/ Keyvan Samini

Name:	Keyvan Samini
Title:	Chief Executive Officer

Merger Sub II:

Mobix Merger Sub II, LLC

By:	/s/ Keyvan Samini

Name:	Keyvan Samini
Title:	Chief Executive Officer

Company:

EMI Solutions Inc.

By:	/s/ Robert Ydens

Name:	Robert Ydens
Title:	Chief Executive Officer

Shareholder:

Ydens Holdings, LLC

By:	/s/ Robert Ydens

Name:	Robert Ydens
Title:	Manager

Signature Page to Agreement and Plan of Merger

Owners:

/s/ Robert Ydens
Robert Ydens

/s/ Julie Ydens
Julie Ydens

Signature Page to Agreement and Plan of Merger

Exhibit 2.5

EXECUTION VERSION

AMENDMENT NO. 1

TO THE

AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to the Agreement and Plan of Merger (this “Amendment”), dated as of November 28, 2023, to the Agreement and Plan of Merger, dated as of September 26, 2022 (the “Original Agreement”), is by and among (i) Mobix Labs, Inc., a Delaware corporation (“Parent”); (ii) Mobix Merger Sub I, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub I”); (iii) Mobix Merger Sub II, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub II”); (iv) EMI Solutions Inc., a California corporation (the “Company”); (v) Ydens Holdings, LLC (“Shareholder”); and (vi) Robert Ydens, an individual, and Julie Ydens, an individual (each an “Owner” and collectively the “Owners”). The Shareholder and the Owners are sometimes collectively referred to herein as the “Shareholder Parties” and individually as a “Shareholder Party.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Original Agreement.

Recitals

Whereas, Section 8.1(c) of the Original Agreement provides for the Termination Date of March 31, 2023;

Whereas, the definition of Balance Sheet Date set forth in the Original Agreement is August 31, 2022;

Whereas, the Parties wish to amend the Agreement and Plan of Merger to amend and restate the definition of Termination Date, Balance Sheet Date, and such other terms as set forth in this Amendment;

Whereas, the Parent, Merger Sub I, Merger Sub II, the Company, and the Shareholder Parties have determined that this Amendment, the Original Agreement, as amended by this Amendment, are fair to and in their best interests;

Whereas, the Parties desire to amend the Original Agreement as set forth below.

Agreement

Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

EXECUTION VERSION

ARTICLE I

AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

1.	Amend the definition of “Balance Sheet Date”. The definition of “Balance Sheet Date” is hereby amended and restated in its entirety to read as follows:

“Balance Sheet Date” means September 30, 2023.”

2.	Amendment to Section 3.7(a). Section 3.7(a) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

(a) Schedule 3.7(a) of the Disclosure Schedules includes a correct and complete copy of (i) the audited Financial Statements of the Company as of and for the fiscal years ended June 30, 2021, 2022 and 2023 (the “Annual Financial Statements”) and (ii) the unaudited interim Financial Statements of the Company as of and for the three (3) months ended September 30, 2023 (the “Interim Financial Statements,” and together with the Annual Financial Statements, the “Company Financial Statements”).

3.	Deletion of Section 3.19(c). Section 3.19(c) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

(c)  Except as set forth in Section 3.19(c) of the Disclosure Schedule, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return that has not been filed. There are no Liens for Taxes (other than statutory liens for current Taxes not yet due and payable) upon any of the assets of the Company.

4.	Amendment to Section 3.19(o). Section 3.19(o) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“(o)  The Company does not have, and has never had, any direct or indirect interest in any trust, joint venture, partnership, corporation, limited liability company or other business entity for U.S. federal income Tax purposes (including a Contract or arrangement treated as a partnership for U.S. federal income Tax purposes. The Company uses the cash basis method of accounting for income Tax purposes.

5.	Deletion of Section 3.19(v). Section 3.19(v) of the Original Agreement is hereby deleted in its entirety.

6.	Amend the definition of “Termination Date”. Section 8.1(c) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“(c) by either Parent or the Company, if the Mergers shall not have been consummated on or before January 31, 2024 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party that is then in material breach of its representations, warranties, covenants or agreements contained in this Agreement which would cause the failure of a closing condition set forth in Article VI;”

EXECUTION VERSION

ARTICLE II

MISCELLANEOUS

7.	No Further Amendment. Except as expressly amended hereby, the Original Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Original Agreement or any of the documents referred to therein.

8.	Effect of Amendment. This Amendment shall form a part of the Original Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Original Agreement shall be deemed a reference to the Original Agreement as amended hereby.

9.	Choice of Law. This Amendment shall be governed by, and construed and enforced in accordance with the laws of the State of State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

10.	Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

11.	Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12.	Miscellaneous. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Amendment. This Amendment is not assignable by any of the Parties. The headings of the various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

EXECUTION VERSION

In Witness Whereof, each of the parties has caused this Amendment to be duly executed on its behalf as of the date first written above.

Parent:

Mobix Labs, Inc.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO & Acting General Counsel

Merger Sub I:

Mobix Merger Sub I, Inc.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	Chief Executive Officer

Merger Sub II:

Mobix Merger Sub II, LLC

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	Chief Executive Officer

Company:

EMI Solutions Inc.

By:	/s/ Robert Ydens
Name:	Robert Ydens
Title:	Chief Executive Officer

EXECUTION VERSION

Shareholder:

Ydens Holdings, LLC

By:	/s/ Robert Ydens
Name:	Robert Ydens
Title:	Manager

Owners:

/s/ Robert Ydens
Robert Ydens

/s/ Julie Ydens
Julie Ydens

Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

CHAVANT CAPITAL ACQUISITION CORP.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this certificate of incorporation and do hereby certify as follows:

FIRST. The name of the corporation is Chavant Capital Acquisition Corp. (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808. The name of the Corporation’s registered agent at such address is The Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”).

FOURTH.

A.            Authorized Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is three hundred million (300,000,000) shares, divided into three (3) classes as follows: (i) two hundred eighty-five million (285,000,000) shares of Class A Common Stock, $0.00001 par value per share (the “Class A Common Stock”); (ii) five million (5,000,000) shares of Class B Common Stock, $0.00001 par value per share (the “Class B Common Stock”); and (iii) ten million (10,000,000) shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”).

B.            Class A Common Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of Class A Common Stock are as follows (references to Sections in this Article FOURTH Part B without reference to this Article FOURTH Part B are to Sections of this Article FOURTH Part B):

1.            Ranking. Except as otherwise provided by applicable law or by or pursuant to the provisions of this certificate of incorporation of the Corporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of Preferred Stock) (as the same may be amended or amended and restated from time to time, this “Certificate of Incorporation”), outstanding shares of Class A Common Stock shall have the same powers, if any, and the same preferences and relative, participating, optional, special and other rights, if any, and the same qualifications, limitations and restrictions, if any, as, and be identical in all respects as to all matters to, the Class B Common Stock.

2.            Voting Rights. Except as otherwise provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of this Certificate of Incorporation, including, without limitation, Article FOURTH Part C, (a) the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation and (b) each holder of outstanding shares of Class A Common Stock, as such, shall be entitled to one (1) vote for each outstanding share of Class A Common Stock held of record by such holder; provided, however, that the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL, without the separate vote of the holders of outstanding shares of Class A Common Stock voting separately as a single class.

3.            Dividend and Distribution Rights. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, each holder of outstanding shares of Class A Common Stock, as such, shall be entitled to receive dividends or distributions when, as and if declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) in its discretion; provided, however, that, to the fullest extent permitted by applicable law, no dividend or distribution shall be declared and paid or set apart for payment on outstanding shares of Class A Common Stock unless there shall also be or have been declared and paid or set apart for payment on outstanding shares of Class B Common Stock, the same dividend or distribution; provided, further, that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class A Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class B Common Stock as the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution. Notwithstanding the foregoing provisions of this Section 3, if a dividend or distribution of shares of Class A Common Stock or Rights (as defined below) to acquire shares of Class A Common Stock is declared and paid or set apart for payment on outstanding shares of Class A Common Stock, a dividend or distribution of an equal number of shares of Class B Common Stock or Rights to acquire shares of Class B Common Stock shall be declared and paid or set apart for payment on outstanding shares of Class B Common Stock on similar terms and vice versa, such that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class A Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class B Common Stock as the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution.

4.            Subdivisions, Combinations or Reclassifications. The outstanding shares of Class A Common Stock shall not be subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, unless the outstanding shares of Class B Common Stock are concurrently therewith proportionately subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, in a manner that maintains, in the aggregate, immediately following such subdivision, combination or reclassification, the same proportionate share ownership and voting power between the outstanding shares of Class A Common Stock, on the one hand, and the outstanding shares of Class B Common Stock, on the other hand, as was in effect immediately prior to such subdivision, combination or reclassification.

5.            Liquidation, Dissolution or Winding Up. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock, respectively, held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property and assets (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

6.            Change of Control Transaction. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any Change of Control Transaction (as defined below) or any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock shall share, ratably in proportion to the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock, respectively, held by them, in: (a) in the case of a Change of Control Transaction described in clause (i) of the definition thereof, the aggregate consideration payable to the Corporation in connection with such Change of Control Transaction; (b) in the case of a Change of Control Transaction described in clause (ii) of the definition thereof, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such Change of Control Transaction; (c) in the case of a Change of Control Transaction described in clause (iii) of the definition thereof, the consideration receivable upon the conversion or exchange of such shares in connection with such Change of Control Transaction; and (d) in the case of any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such merger or consolidation; provided, however, that for the avoidance of doubt, the aggregate consideration (i) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a Change of Control Transaction described in clause (ii) of the definition thereof, (ii) receivable upon the conversion or exchange of such shares in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and (iii) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, in each case, shall not include any consideration payable to or receivable, as applicable, by a holder of shares of capital stock of the Corporation pursuant to any employment, consulting, severance or similar service arrangement entered into in good faith and not with the purpose of avoiding ratable treatment of the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock in proportion to the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock, respectively, held by them; provided, further, that the holders of outstanding shares of Class B Common Stock and outstanding shares of Class A Common Stock shall be required to receive Differential Consideration (as defined below) in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and in connection with a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, and may receive Differential Consideration in connection with a Change of Control Transaction described in clause (i) or clause (ii) of the definition thereof.

7.            Protective Provisions. For so long as any shares of Class A Common Stock shall remain outstanding, the Corporation shall not, either directly or indirectly, whether by amendment, merger, consolidation or otherwise, do any of the following without the prior vote or consent of the holders of at least a majority of the voting power of the shares of Class A Common Stock then outstanding, voting or consenting separately as a single class, and any such act or transaction entered into without such vote or consent shall be null and void ab initio and have no force and effect:

(a)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special rights or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class A Common Stock so as to affect them adversely; and

(b)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class B Common Stock, in a manner that would increase or improve the powers, preferences or rights of the Class B Common Stock relative to the Class A Common Stock.

C.            Class B Common Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of Class B Common Stock are as follows (references to Sections in this Article FOURTH Part C without reference to this Article FOURTH Part C are to Sections of this Article FOURTH Part C):

1.            Ranking. Except as otherwise provided by applicable law or by or pursuant to the provisions of this Certificate of Incorporation, outstanding shares of Class B Common Stock shall have the same powers, if any, and the same preferences and relative, participating, optional, special and other rights, if any, and the same qualifications, limitations and restrictions, if any, as, and be identical in all respects as to all matters to, the Class A Common Stock.

2.	Voting Rights.

(a)            General. Except as otherwise provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of this Certificate of Incorporation, including, without limitation, Article FOURTH Part B, (a) the holders of shares of Class B Common Stock and the holders of shares of Class A Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation and (b) each holder of outstanding shares of Class B Common Stock, as such, shall be entitled to ten (10) votes for each outstanding share of Class B Common Stock held of record by such holder.

(b)            Class B Directors. For so long as any shares of Class B Common Stock shall remain outstanding, the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding, voting or consenting together as a single class, shall be entitled to, at any meeting of the holders of outstanding shares of Class B Common Stock held for the election of directors or by consent in lieu of a meeting of the holders of outstanding shares of Class B Common Stock, (i) elect three (3) members of the Board of Directors (collectively, the “Class B Directors” and each, a “Class B Director”), (ii) remove from office any Class B Director, and (iii) fill any vacancy caused by the death, resignation, disqualification, removal or other cause of any Class B Director; provided, however, if the holders of shares of Class B Common Stock, voting or consenting together as a single class, fail to elect a sufficient number of directors to fill the directorships for which they are entitled to elect directors pursuant to this Section 2(b), then any directorship not so filled shall remain vacant until such time as such directorship shall be filled in accordance with this Section 2(b), and no such directorship may be filled by stockholders of the Corporation other than the holders of shares of Class B Common Stock, voting or consenting together as a single class. For purposes of this Section 2(b), each holder of outstanding shares of Class B Common Stock, as such, shall be entitled to one (1) vote for each outstanding share of Class B Common Stock held of record by such holder.

(c)            Action by Consent. Notwithstanding Article SEVENTH, any action required or permitted to be taken at any meeting of the holders of shares of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of shares of Class B Common Stock then outstanding having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock then outstanding were present and voted and shall be delivered to the Corporation in accordance with the DGCL. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent of the holders of shares of Class B Common Stock then outstanding shall, to the extent required by applicable law, be given to those holders of shares of Class B Common Stock who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation in accordance with the DGCL.

3.            Dividend and Distribution Rights. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, each holder of outstanding shares of Class B Common Stock, as such, shall be entitled to receive dividends or distributions when, as and if declared thereon by the Board of Directors in its discretion; provided, however, that, to the fullest extent permitted by applicable law, no dividend or distribution shall be declared and paid or set apart for payment on outstanding shares of Class B Common Stock unless there shall also be or have been declared and paid or set apart for payment on outstanding shares of Class A Common Stock, the same dividend or distribution; provided, further, that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class B Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class A Common Stock as the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend distribution. Notwithstanding the foregoing provisions of this Section 3, if a dividend or distribution of shares of Class B Common Stock or Rights to acquire shares of Class B Common Stock is declared and paid or set apart for payment on outstanding shares of Class B Common Stock, a dividend or distribution of an equal number of shares of Class A Common Stock or Rights to acquire shares of Class A Common Stock shall be declared and paid or set apart for payment on outstanding shares of Class A Common Stock on similar terms and vice versa, such that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class B Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class A Common Stock as the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend or distribution.

4.            Subdivisions, Combinations or Reclassifications. The outstanding shares of Class B Common Stock shall not be subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, unless the outstanding shares of Class A Common Stock are concurrently therewith proportionately subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, in a manner that maintains, in the aggregate, immediately following such subdivision, combination or reclassification, the same proportionate share ownership and voting power between the outstanding shares of Class B Common Stock, on the one hand, and the outstanding shares of Class A Common Stock, on the other hand, as was in effect immediately prior to such subdivision, combination or reclassification.

5.            Liquidation, Dissolution or Winding Up. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of Class A Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of outstanding shares of Class B Common Stock and the number of outstanding shares of Class A Common Stock, respectively, held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property and assets (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

6.            Change of Control Transaction. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of Class A Common Stock shall share, ratably in proportion to the number of outstanding shares of Class B Common Stock and the number of outstanding shares of Class A Common Stock, respectively, held by them, in: (a) in the case of a Change of Control Transaction described in clause (i) of the definition thereof, the aggregate consideration payable to the Corporation in connection with such Change of Control Transaction; (b) in the case of a Change of Control Transaction described in clause (ii) of the definition thereof, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such Change of Control Transaction; (c) in the case of a Change of Control Transaction described in clause (iii) of the definition thereof, the consideration receivable upon the conversion or exchange of such shares in connection with such Change of Control Transaction; and (d) in the case of any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such merger or consolidation; provided, however, that for the avoidance of doubt, the aggregate consideration (i) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a Change of Control Transaction described in clause (ii) of the definition thereof, (ii) receivable upon the conversion or exchange of such shares in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and (iii) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, in each case, shall not include any consideration payable to or receivable, as applicable, by a holder of shares of capital stock of the Corporation pursuant to any employment, consulting, severance or similar service arrangement entered into in good faith and not with the purpose of avoiding ratable treatment of the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of Class A Common Stock in proportion to the number of outstanding shares of Class B Common Stock and the number of outstanding shares of Class A Common Stock, respectively, held by them; provided, further, that the holders of outstanding shares of Class B Common Stock and outstanding shares of Class A Common Stock shall be required to receive Differential Consideration in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and in connection with a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, and may receive Differential Consideration in connection with a Change of Control Transaction described in clause (i) or clause (ii) of the definition thereof.

7.            Protective Provisions. For so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, either directly or indirectly, whether by amendment merger or consolidation or otherwise, do any of the following without the prior vote or consent of the holders of at least a majority of the voting power of the shares of Class B Common Stock then outstanding, voting or consenting separately as a single class, and any such act or transaction entered into without such vote or consent shall be null and void ab initio and have no force and effect:

(a)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special rights or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class B Common Stock so as to affect them adversely; and

(b)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class A Common Stock, in a manner that would increase or improve the powers, preferences or rights of the Class A Common Stock relative to the Class B Common Stock.

8.	Conversion.

(a)            Voluntary Conversion. Each outstanding share of Class B Common Stock may, at the option of the holder thereof, exercisable at any time upon written notice to the Corporation as provided in this Section 8(a), be converted into one (1) fully-paid and non- assessable share of Class A Common Stock. Any holder of an outstanding share of Class B Common Stock desiring to convert such share into a share of Class A Common Stock as aforesaid shall (i) deliver written notice to the Corporation specifying the number of outstanding share(s) of Class B Common Stock to be converted and (ii) surrender the certificate(s) representing the outstanding share(s) of Class B Common Stock to be converted, duly indorsed for transfer to the Corporation, in each case, at the principal executive office of the Corporation or the office of any transfer agent for the Class B Common Stock.

(b)            Automatic Conversion Upon the Conversion Event. Each outstanding share of Class B Common Stock shall be automatically, without further action by the holder thereof, be converted into one (1) fully-paid and non-assessable share of Class A Common Stock upon the Conversion Event (as defined below).

(c)            Automatic Conversion Upon a Disposition. An outstanding share of Class B Common Stock shall be automatically, without further action by the holder thereof, be converted into one (1) fully-paid and non-assessable share of Class A Common Stock upon the Disposition (as defined below) of such share of Class B Common Stock other than to a Permitted Transferee (as defined below).

(d)            Mechanics of Conversion. Before any holder of outstanding share(s) of Class B Common Stock shall be entitled to receive certificate(s) representing the share(s) of Class A Common Stock into which such share(s) of Class B Common Stock shall have been converted pursuant to this Section 8, such holder shall have surrendered the certificate(s) therefor, duly indorsed for transfer to the Corporation, at the principal executive office of the Corporation or the office of any transfer agent for the Class B Common Stock. The Corporation shall, as soon as practicable after such conversion and surrender, issue and deliver at such office to such holder, or the nominee(s) of such holder, certificate(s) representing the number of shares of Class A Common Stock to which such holder shall be entitled pursuant to this Section 8, and the certificate(s) representing the share(s) of Class B Common Stock so surrendered shall be cancelled. In the event that there shall have been surrendered certificate(s) representing outstanding shares of Class B Common Stock, only a portion of which shall been converted pursuant to Section 8(a) or Section 8(c), as applicable, then the Corporation shall also issue and deliver to such holder, or the nominee(s) of such holder, certificate(s) representing the number of outstanding shares of Class B Common Stock which shall not have been converted pursuant to Section 8(a) or Section 8(c), as applicable. A conversion of outstanding share(s) of Class B Common Stock pursuant to Section 8(a) shall be deemed to have been made at 5:00 p.m. New York City time on the date of the surrender of the certificate(s) representing shares of Class B Common Stock to be converted, subject to the prior or contemporaneous delivery of the written notice of such holder’s election to convert required by Section 8(a), and the individual(s) or entit(ies) entitled to receive the shares of Class A Common Stock issuable upon a conversion of share(s) of Class B Common Stock pursuant to Section 8(a) shall be treated for all purposes as the record holder(s) of such share(s) of Class A Common Stock as of such date.

(e)            Reservation of Shares of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding shares of Class B Common Stock pursuant to this Section 8, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all of the then outstanding shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Section 8.

(f)            Status of Converted, Repurchased or Otherwise Acquired Shares of Class B Common Stock. If any share of Class B Common Stock is converted, repurchased or otherwise acquired by the Corporation in any manner whatsoever, the share of Class B Common Stock so converted, repurchased or otherwise acquired shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such conversion, repurchase or acquisition and shall not be reissued as a share of Class B Common Stock. Upon the retirement and cancellation of any share of Class B Common Stock converted, repurchased or otherwise acquired by the Corporation in any manner whatsoever, and upon the taking of any other action required by applicable law, the number of authorized shares of Class B Common Stock shall be reduced accordingly or, if such retired shares constitute all of the authorized shares of Class B Common Stock, all reference to Class B Common Stock shall be eliminated from this Certificate of Incorporation.

9.	Restrictions on the Disposition of Shares of Class B Common Stock.

(a)            Disposition. Upon a Disposition of an outstanding share of Class B Common Stock other than to the Corporation or a Permitted Transferee, such share shall automatically be converted into one (1) fully-paid and non-assessable share of Class A Common Stock as provided in Section 8(c). To the fullest extent permitted by applicable law, the Corporation shall not register the Disposition of a share of Class B Common Stock other than in the name of the Corporation or a Permitted Transferee.

(b)            Legend. Each certificate representing one or more shares of Class B Common Stock or notice given pursuant to Section 151(f) of the DGCL with respect to one or more uncertificated shares of Class B Common Stock, as applicable, shall bear a legend substantially in the following form (or in such other form as the Board of Directors shall adopt by resolution or resolutions):

SHARES OF CLASS B COMMON STOCK ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND REGISTRATION OF TRANSFER AS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF MOBIX LABS, INC., A DELAWARE CORPORATION (AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED), WHICH IS ON FILE WITH SAID CORPORATION.

(c)            Issuance. To the fullest extent permitted by applicable law, the Corporation shall not issue a share of Class B Common Stock other than to a Permitted Transferee in accordance with Section 3 or Section 4 of Article FOURTH Part B or Section 3 or Section 4.

10.	Certificated or Uncertificated Shares of Class B Common Stock or Class A Common Stock.

(a)            Class B Common Stock. If at any time the Board of Directors shall have adopted a resolution or resolutions providing that shares of Class B Common Stock shall be uncertificated shares, such resolution or resolutions shall not apply to a share of Class B Common Stock represented by a certificate until such certificate is surrendered to the Corporation, and, from and after the effectiveness of such resolution or resolutions as to a share of Class B Common Stock, (i) provisions of this Certificate of Incorporation requiring the surrender of a certificate or certificates representing or formerly representing such shares by a holder to the Corporation shall instead require the delivery of an instruction with a request to register the transfer of such shares to the Corporation and (ii) provisions of this Certificate of Incorporation requiring the delivery of a certificate or certificates representing such shares by the Corporation shall instead require the delivery of the notice contemplated by Section 151(f) of the DGCL.

(b)            Class A Common Stock. If at any time the Board of Directors shall have adopted a resolution or resolutions providing that shares of Class A Common Stock shall be uncertificated shares, such resolution or resolutions shall not apply to a share of Class A Common Stock represented by a certificate until such certificate is surrendered to the Corporation, and, from and after the effectiveness of such resolution or resolutions as to a share of Class A Common Stock, provisions of this Certificate of Incorporation requiring the delivery of a certificate or certificates representing such shares by the Corporation shall instead require the delivery of the notice contemplated by Section 151(f) of the DGCL.

D.	Definitions.

(a)            “Business Combination Agreement” means the Business Combination Agreement, dated as of November 15, 2022, by and among Chavant Capital Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands, CLAY Merger Sub II, Inc., a Delaware corporation, and Mobix Labs, Inc., a Delaware corporation, as amended or amended and restated.

(b)            “Change of Control Transaction” means: (i) the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any Subsidiary (as defined below)) (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders), provided, however, that any such sale, lease, exchange or other disposition of property or assets exclusively between or among the Corporation and any Subsidiary or Subsidiaries shall not be deemed to be a “Change of Control Transaction”; (ii) the merger, consolidation, business combination or other similar transaction involving the Corporation with any other entity (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders), provided, however, that any such merger, consolidation, business combination or other similar transaction involving the Corporation that would result in (A) the voting securities of the Corporation outstanding immediately prior to such merger, consolidation, business combination or other similar transaction involving the Corporation continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity or its parent) (x) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation, the surviving entity or its parent and (y) more than fifty percent (50%) of the total number of outstanding voting securities of the Corporation, the surviving entity or its parent, in each case, as outstanding immediately after such merger, consolidation, business combination or other similar transaction involving the Corporation, and (B) the stockholders of the Corporation immediately prior to such merger, consolidation, business combination or other similar transaction involving the Corporation owning voting securities of the Corporation, the surviving entity or its parent immediately following such merger, consolidation, business combination or other similar transaction involving the Corporation in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to such merger, consolidation, business combination or other similar transaction involving the Corporation shall not be deemed to be a “Change of Control Transaction”; and (iii) the recapitalization, reorganization or other similar transaction involving the Corporation (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders), provided, however, that any such recapitalization, reorganization or other similar transaction involving the Corporation that would result in (A) the voting securities of the Corporation outstanding immediately prior to such recapitalization, reorganization or other similar transaction involving the Corporation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) (x) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and (y) more than fifty percent (50%) of the total number of outstanding shares of capital stock of the Corporation, in each case, as outstanding immediately after such recapitalization, reorganization or other similar transaction involving the Corporation, and (B) the stockholders of the Corporation immediately prior to such recapitalization, reorganization or other similar transaction involving the Corporation continuing to own voting securities of the Corporation, the surviving entity or its parent immediately following such recapitalization, reorganization or other similar transaction involving the Corporation in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to such recapitalization, reorganization or other similar transaction involving the Corporation shall not be deemed to be a “Change of Control Transaction.”

(c)            “Closing Date” means the “Closing Date” as defined in the Business Combination Agreement.

(d)            “Code” means the Internal Revenue Code of 1986, as amended.

(e)            “Control” and “Controlled” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership, limited partnership, limited liability partnership, limited liability company, unlimited liability company, syndicate, trust, joint venture, association, unincorporated organization or other entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(f)            “Conversion Event” means 5:00 p.m. New York City time on the first trading day (on the primary stock exchange on which shares of any class or series of capital stock of the Corporation are then listed) after the seventh (7th) anniversary of the Closing Date.

(g)           “Differential Consideration” shall mean the only differences between the per share consideration payable to or receivable by the holders of outstanding shares of Class B Common Stock, on the one hand, and the holders of the outstanding shares of Class A Common Stock, on the other hand, are that (i) any securities payable to or receivable by a holder of an outstanding share of Class B Common Stock, on the one hand, shall have ten (10) times the voting power of any securities payable to or receivable by a holder of an outstanding share of Class A Common Stock, on the other hand, and (ii) any securities payable to or receivable by a holder of an outstanding share of Class B Common Stock, on the one hand, shall have the powers, if any, and the preferences and relative, participating, optional, special and other rights, if any, and the qualifications, limitations and restrictions, if any, relative to the powers, if any, and the preferences and relative, participating, optional, special and other rights, if any, and the qualifications, limitations and restrictions, if any, of the securities payable to or receivable by a holder of an outstanding share of Class A Common Stock, on the other hand, that an outstanding share of Class B Common Stock had to an outstanding share of Class A Common Stock immediately prior to such a Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4 of Article FOURTH Part B or Section 4 of this Article FOURTH Part C.

(h)            “Disposition” means, with respect to any outstanding share of Class B Common Stock, any sale, assignment, transfer, conveyance or other disposition thereof or any legal or beneficial interest therein, in each case, whether voluntary or by operation of applicable law; provided, however, that the following shall not be considered a Disposition:

(i)            Any grant of a revocable proxy by a holder of an outstanding share or shares of Class B Common Stock to any individual or entity instructing such individual or entity how to vote such shares in connection with (A) actions to be taken at a specific annual or special meeting of stockholders of the Corporation or (B) any other specific action of the stockholders of the Corporation permitted by this Certificate of Incorporation;

(ii)            Any entering into of a voting trust, agreement or arrangement (with or without granting a proxy) by a holder of an outstanding share or shares of Class B Common Stock solely with one or more other holders of an outstanding share or shares Class B Common Stock, which voting trust, agreement or arrangement does not involve any payment of cash, securities or other property to any holder of an outstanding share or shares of Class B Common Stock subject thereto other than the mutual promise to vote such holders’ outstanding share or shares of Class B Common Stock in a designated manner;

(iii)            Any pledge by a holder of an outstanding share or shares of Class B Common Stock that creates a mere security interest in such share or shares pursuant to a bona fide loan or indebtedness transaction; provided that the holder of such share or shares of Class B Common Stock continues to exercise sole Voting Control (as defined below) over such share or shares; provided, further, that a foreclosure on such share or shares of Class B Common Stock or other similar action by the pledgee of such share or shares shall constitute a Disposition unless such foreclosure or similar action qualifies as a Disposition to a Permitted Transferee at such time;

(iv)            (A) The sale, assignment, transfer, conveyance or other disposition by a holder of an outstanding share or shares of Class B Common Stock to a grantor retained annuity trust (a “GRAT”), the trustee of which GRAT is (I) a Permitted Transferee, (II) Members of the Immediate Family of a Permitted Transferee, (III) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors or bank trust departments, (IV) an employee of the Corporation or a member of the Board of Directors or (V) solely in the case of any such trust established by an individual grantor, any other bona fide trustee; (B) a change in trustee for such a GRAT from an individual or entity identified in the foregoing subclauses (I) through (V) to another individual or entity identified in the foregoing subclauses (I) through (V); and (C) the distribution of such shares of Class B Common Stock from such GRAT to a Permitted Transferee (provided, however, that the distribution of an outstanding share or shares of Class B Common Stock to any beneficiary of such GRAT other than a Permitted Transferee shall constitute a Disposition);

(v)            The transfer by a holder of an outstanding share or shares of Class B Common Stock of custody over such share or shares to a broker (as a nominee) or other nominee for so long as a Permitted Transferee retains (A) sole Voting Control, (B) sole dispositive power over such share or shares of Class B Common Stock and (C) all of the economic consequences of ownership of such share or shares of Class B Common Stock;

(vi)            The entering into of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act, with a broker (as a nominee) or other nominee; provided, however, that a sale of (or agreement to sell) an outstanding share or shares of Class B Common Stock pursuant to such plan shall constitute a “Disposition” at the time of such sale (or agreement to sell); and

(vii)            Solely and exclusively in connection with a Change of Control Transaction, except as otherwise provided in clause (i) or clause (ii) above, (A) the entering into by a holder of an outstanding share or shares of Class B Common Stock of a support, voting, tender or similar agreement or arrangement with respect to an outstanding share or shares of Class B Common Stock, (B) the granting by a holder of an outstanding share or shares of Class B Common Stock of any revocable proxy with respect to such share or shares of Class B Common Stock and/or (C) the tendering by a holder of an outstanding share or shares of Class B Common Stock of such share or shares of Class B Common Stock in any tender or exchange offer for all of the then outstanding shares of Class A Common Stock and the then outstanding shares of Class B Common Stock; provided, however, that, in each case described in subclauses (A) through (C), in the event that the subject Change of Control Transaction is consummated and such consummation results in an acquisition of any such share or shares of Class B Common Stock other than by a Permitted Transferee, such acquisition shall constitute a Disposition.

(i)             “Exchange Act” means the Exchange Act of 1934, as amended.

(j)            “Founder” means any one of James Peterson, Frederick Goerner, Manuchehr Neshat, Fabrizio Battaglia, Mark Wong, Keyvan Samini and Oleksandr Gorbachov and “Founders” means any two or more of the foregoing individuals.

(k)           “Members of the Immediate Family” means, with respect to any individual: (i) each parent (whether by birth or adoption), spouse or child (including any step- child) or other descendants (whether by birth or adoption) of such individual; (ii) each spouse of any individual referenced in the aforesaid clause (i); (iii) each trust created solely for the benefit of such individual and/or one or more of the individuals referenced in the aforesaid clauses (i) or (ii); and (iv) each legal representative of any individual referenced in the aforesaid clauses (i) or (ii), including, without limitation, a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor, acting in such capacity under the authority of applicable law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of clause (i) of this definition, an individual shall be considered the “spouse” of another individual if he or she is (or was immediately prior to the death of such individual) legally married to such individual, lives (or lived immediately prior to the death of such individual) in a civil union with such individual or is (or was immediately prior to the death of such individual) the common law partner of such individual.

(l)            “Permitted Transferee” means: (i) each Founder; (ii) any one or more of the Members of the Immediate Family of a Founder; (iii) any corporation, partnership, limited liability company, syndicate, trust, joint venture, association, unincorporated organization or other entity Controlled, directly or indirectly, by one or more of the individuals referenced in the aforesaid clauses (i) or (ii); and (iv) any individual retirement account (as defined in Section 408(a) of the Code) for the exclusive benefit of one or more of the individuals referenced in the aforesaid clauses (i) and (ii) or any trust created and organized in the United States and forming part of a stock bonus, pension or profit-sharing plan of an employer for the exclusive benefit of the employer’s employees or their beneficiaries that satisfies the requirements for qualification under Section 401 of the Code and in which one or more of the individuals referenced in the aforesaid clauses (i) or (ii) is a participant, provided, that, in each case provided in this clause (iv), one or more of the individuals referenced in the aforesaid clauses (i) or (ii) have sole decision making authority with respect the shares of Class B Common Stock held therein, including with respect to the exercise of Voting Control over such shares of Class B Common Stock, and “Permitted Transferees” means more than one Permitted Transferee.

(m)            “Rights” means any right, option, warrant, conversion right or contractual right of any kind to acquire shares of any class or series of capital stock of the Corporation.

(n)            “Subsidiary” means any entity wholly-owned and controlled, directly or indirectly, by the Corporation and includes, without limitation, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, unlimited liability companies and/or trusts, and “Subsidiaries” means more than one Subsidiary.

(o)            “Voting Control” means, with respect to a share of Class B Common Stock, the power to vote or direct the voting of such share by proxy or voting trust, agreement or arrangement.

E.            Series of Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of such series. The designations, powers (including voting powers), preferences and relative, participating, optional, special and other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, thereof, may differ from those of any and all other series of Preferred Stock at any time outstanding. Except as may otherwise be provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of this Certificate of Incorporation, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL, without the separate vote of the holders of outstanding shares of Preferred Stock voting as a single class.

FIFTH. Incorporator. The incorporator of the Corporation is Jiong Ma, whose mailing address is 445 Park Avenue, 9th Floor, New York, NY 10022.

SIXTH. Board of Directors.

1.            Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and duties expressly conferred upon the Board of Directors by the DGCL or by this Certificate of Incorporation or the bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2.            Classified Board. Except for those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to the provisions of this Certificate of Incorporation (such directors, the “Preferred Directors” and each, a “Preferred Director”), the Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, with each class to contain, for so long as there shall be three (3) Class B Directors then in office, not more than one (1) Class B Director. The Class I directors shall initially serve until the first annual meeting of stockholders following the effectiveness of this certificate of incorporation of the Corporation in accordance with the DGCL (the “Classification Effective Time”); the Class II directors shall initially serve until the second annual meeting of stockholders following the Classification Effective Time; and the Class III directors shall initially serve until the third annual meeting of stockholders following the Classification Effective Time. Commencing with the first annual meeting of stockholders following the Classification Effective Time, directors of each class the term of which shall then expire shall be elected to hold office for a three (3) year term and until the election and qualification of their respective successors in office, subject to such directors’ respective earlier death, resignation or removal. From and after the Classification Effective Time, in case of any increase or decrease, from time to time, in the number of directors (other than in the number of Preferred Directors), the number of directors in each class shall be apportioned by resolution of the Board of Directors as nearly equal as possible. The Board of Directors is hereby authorized to assign members of the Board of Directors already in office to such classes as of the time such classification becomes effective.

3.            Removal of Directors. Except for any Preferred Directors, for so long as the Board of Directors shall be classified as provided in Section 2 of this Article SIXTH, any director or the entire Board of Directors (which, for the avoidance of doubt, shall include any Class B Directors) may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

4.            Newly Created Directorships and Vacancies. Subject to applicable law and the rights, if any, of the holders of any class of capital stock of the Corporation then outstanding to elect one or more directors by or pursuant to the provisions of this Certificate of Incorporation (such directors, the “Class Directors” and each, a “Class Director”) or the holders of any series of Preferred Stock then outstanding to elect one or more Preferred Directors, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

5.            Automatic Increase/Decrease in Authorized Directors. During any period when the holders of any class of capital stock of the Corporation then outstanding have the right to elect one or more Class Directors by or pursuant to the provisions of this Certificate of Incorporation or the holders of any series of Preferred Stock then outstanding have the right to elect one or more Preferred Directors by or pursuant to the provisions of this Certificate of Incorporation, then upon commencement of, and for the duration of, the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of Class Directors and/or Preferred Directors, and the holders of such outstanding class of stock of the Corporation shall be entitled to elect the Class Director or Class Directors and/or the holders of such outstanding series of Preferred Stock shall be entitled to elect the Preferred Director or Preferred Directors; and (b) each such Class Director or Preferred Director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates by or pursuant to the provisions of this Certificate of Incorporation, whichever occurs earlier, subject to such director’s earlier death, resignation, disqualification or removal. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, whenever the holders of any outstanding class of stock of the Corporation having the right to elect one or more Class Directors by or pursuant to the provisions of this Certificate of Incorporation or the holders of any outstanding series of Preferred Stock having the right to elect one or more Preferred Directors by or pursuant to the provisions of this Certificate of Incorporation, in either case, are divested of such right by or pursuant to the provisions of this Certificate of Incorporation governing such class or series, as applicable, the term of office of each such director or any director elected to fill any vacancy resulting from the death, resignation, disqualification or removal of such director, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be decreased by such specified number of directors.

6.            No Written Ballot. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

7.            No Cumulative Voting. To the fullest extent permitted by applicable law, cumulative voting shall be eliminated.

8.           Special Meetings of Stockholders. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders for any purpose or purposes (a) may be called solely by, and shall be held at such time and date as determined solely by, either (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer of the Corporation, (iii) the President of the Corporation or (iv) the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors) and shall be held at such place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors, and (b) shall be called by the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors) and held as provided in the bylaws of the Corporation upon the written request of the holders of not less than ten percent (10%) of voting power of the outstanding shares of capital stock of the Corporation generally entitled to vote on the nomination, question or business for which such special meeting is requested to be called (each of which nomination, question or business must constitute a proper matter for stockholder action), voting together as a single class, delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with in the bylaws of the Corporation. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by action of the Board of Directors or by the person calling such meeting (if other than the Board of Directors) at any time in advance of such meeting.

9.            Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise. In addition to any affirmative vote required by or pursuant to the provisions of this Certificate of Incorporation, any bylaw of the Corporation that is to be made, altered, amended or repealed by the stockholders of the Corporation shall receive the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of the then outstanding shares of capital stock of the Corporation generally entitled to vote, voting together as a single class.

SEVENTH. Stockholder Action. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders.

EIGHTH. Exculpation. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment, modification, repeal or elimination of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation under this Article EIGHTH in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or elimination.

NINTH. Forum for Adjudication of Certain Disputes.

1.            Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any civil action to interpret, apply or enforce any provision of the DGCL, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of this Certificate of Incorporation or the Corporation’s bylaws or (e) any action asserting a claim governed by the internal affairs doctrine; provided, however, that in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to the court having personal jurisdiction over the indispensable parties named as defendants. For avoidance of doubt, this Section 1 shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

2.            Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

3.           Application. Failure to enforce the provisions of this Article NINTH would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions of this Article NINTH. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article NINTH. For the avoidance of doubt, this Article NINTH shall not apply to any action asserting claims arising under the Exchange Act.

TENTH. Amendment. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation are granted subject to the rights reserved in this Article TENTH; subject, however, to the requisite votes or consents set forth in Section 7 of Article FOURTH Part B, Section 7 of Article FOURTH Part C and the next sentence. In addition to any affirmative vote required by applicable law and/or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of the then outstanding shares of capital stock of the Corporation generally entitled to vote, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with Articles SIXTH, SEVENTH or EIGHTH or this sentence.

[Remainder of Page Intentionally Left Blank]

The undersigned incorporator hereby acknowledges that the forgoing Certificate of Incorporation is his or her act and deed on this, the 21st day of December, 2023.

/s/ Jiong Ma
Jiong Ma
Incorporator

[Signature Page to Certificate of Incorporation]

Exhibit 3.2

BYLAWS

OF

MOBIX LABS, INC.

ARTICLE I

Meetings of Stockholders

Section 1.1      Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors (the “Board of Directors”) of Mobix Labs, Inc. (as such name may be changed in accordance with applicable law, the “Corporation”) from time to time. Any annual meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting.

Section 1.2      Special Meetings. (a) Except as otherwise provided by or pursuant to the provisions of the Corporation’s certificate of incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of preferred stock of the Corporation) (as the same may be amended or amended and restated, the “Certificate of Incorporation”), special meetings of stockholders for any purpose or purposes (i) may be called solely by, and shall be held at such time and date as determined solely by, either (A) the Chairperson of the Board of Directors, (B) the Chief Executive Officer, (C) the President or (D) the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors), and shall be held at such place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors, and (ii) shall be called by the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors) and be held on such date (which date shall be within ninety (90) days of the delivery of the written request of a Qualified Stockholder or Qualified Stockholders (as each is defined below), as applicable, or such later date as shall be required to allow the Corporation to comply with the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), time and place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors upon the written request of the holder or holders of not less than ten percent (10%) in voting power of the outstanding shares of capital stock of the Corporation generally entitled to vote on the nomination, question or business for which such special meeting is requested to be called (each of which nomination, question or business must constitute a proper matter for stockholder action), voting together as a single class (such holder, a “Qualified Stockholder” or such holders, collectively, the “Qualified Stockholders”), delivered to the Secretary at the principal executive offices of the Corporation (i) not earlier than the thirtieth (30th) day following the date of any annual meeting of stockholders and (ii) not later than the close of business on the ninetieth (90th) day prior to the date of any annual meeting of stockholders of the Corporation; provided, that such request is not revoked by written notice delivered to the Secretary at the principal executive offices of the Corporation at any time prior to such special meeting, in which case, the Board of Directors shall be entitled to cancel such special meeting notwithstanding that proxies in respect of the nomination, question or business for which such special meeting is called may have been received by the Corporation. Notwithstanding the foregoing, if such Qualified Stockholder (or a qualified representative) does not, or such Qualified Stockholders (or their qualified representatives) do not, as applicable, appear at such special meeting of stockholders of the Corporation to present such nomination, question or business, (i) such nomination, question or business shall not be considered or transacted at such special meeting notwithstanding that proxies in respect of the nomination, question or business for which such special meeting is called may have been received by the Corporation and (ii) the chairperson of such special meeting shall determine and declare to such special meeting that such nomination, question or business was not properly brought before such special meeting in accordance with this Section 1.2 and shall so declare to such special meeting that such nomination, question or business shall not be transacted. Except as provided in this Section 1.2, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by action of the Board of Directors or by the person calling such meeting (if other than the Board of Directors) at any time in advance of such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b)            The written request of a Qualified Stockholder or Qualified Stockholders, as applicable, contemplated by Section 1.2(a) shall (i) state the purpose or purposes of the requested special meeting of stockholders of the Corporation and include (A) a brief description of the nomination, question or business constituting the purpose or purposes of such special meeting, (B) the text of any such question or business (including the text of any resolution or resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws (as the same may be amended and restated, these “Bylaws”), the text of the proposed amendment), (C) the reason or reasons for considering such nomination or question or transacting such business at such special meeting and (D) any material interest or interests in such nomination, question or business of such Qualified Stockholder or each of such Qualified Stockholders, as applicable, and of each beneficial owner, if any, on whose behalf such request is made, (ii) the name and address of such Qualified Stockholder or each of such Qualified Stockholders, as applicable, as they appear on the Corporation’s books, and of each beneficial owner, if any, on whose behalf such request is made, (iii) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Qualified Stockholder or each of such Qualified Stockholders, as applicable, and each beneficial owner, if any, on whose behalf such request is made, (iv) a representation that such Qualified Stockholder or each of such Qualified Stockholders, as applicable, is a holder of record of shares of capital stock of the Corporation entitled to vote at such special meeting and such Qualified Stockholder (or a qualified representative) or each of such Qualified Stockholders (or a qualified representative), as applicable, intends to appear in person or by proxy at such special meeting to propose such nomination, question or business and (v) a representation as to whether such Qualified Stockholder or each of such Qualified Stockholders, as applicable, or each beneficial owner, if any, on whose behalf such request is made, intends to or is part of a group which intends to (A) deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to elect such nominee or approve or adopt such question or business constituting the purpose or purposes of such special meeting and/or (B) otherwise solicit proxies from stockholders of the Corporation in support of such nomination, question or business.

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Section 1.3      Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting.

Section 1.4      Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person or by proxy and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 1.3 of these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.8 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 1.5      Quorum. Except as otherwise provided by applicable law, by or pursuant to the provisions of the Certificate of Incorporation or by these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of the Corporation’s capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (a) the Corporation, (b) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation or (c) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity.

Section 1.6      Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence, by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

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Section 1.7      Voting; Proxies. Except as otherwise provided by applicable law or by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of capital stock of the Corporation held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to consent to corporate action without a meeting, if any, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors (other than Class Directors and/or Preferred Directors (as each term is defined below)), at which a quorum is present, a majority of the votes cast shall be sufficient to elect; provided, however, that at any meeting of stockholders held for the election of directors (other than Class Directors and/or Preferred Directors) at which a quorum is present, and one or more stockholders have (a) nominated one or more individuals to the Board of Directors in compliance with Section 1.13 of these Bylaws, such that the nominees for election to the Board of Directors exceeds the number of open seats, and (b) not withdrawn such Nomination or Nominations on or prior to the tenth (10th) day preceding the date on which the Corporation first gives notice of such meeting to stockholders, a plurality of the votes cast shall be sufficient to elect. When a quorum is present at any meeting of stockholders, all other elections, questions or business presented to the stockholders at such meeting shall be decided by the affirmative vote of a majority of votes cast with respect to any such election, question or business presented to the stockholders unless the election, question or business is one which, by express provision of the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities or the laws of the State of Delaware, a vote of a different number or voting by class or series is required, in which case, such express provision shall govern. For purposes of these Bylaws, a “majority of the votes cast” means that the number of votes cast “for” a nominee, question or business exceeds the number of votes cast “against” such nominee, question or business.

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Section 1.8      Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to consent to corporate action without a meeting (when permitted by or pursuant to the provisions of the Certificate of Incorporation), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of a determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (b) in the case of a determination of stockholders entitled to consent to corporate action without a meeting (when permitted by or pursuant to the provisions of the Certificate of Incorporation), shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to consent to corporate action without a meeting, if any, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.

Section 1.9      List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

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Section 1.10      Action By Consent in Lieu of Meeting. The Certificate of Incorporation provides that except as otherwise permitted by or pursuant to the provisions of the Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders. When, as permitted by or pursuant to the provisions of the Certificate of Incorporation, action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. When, as permitted by or pursuant to the provisions of the Certificate of Incorporation, action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by applicable law, be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.11      Inspectors of Election. The Corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the individual presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No individual who is a candidate for an office at an election may serve as an inspector at such election.

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Section 1.12      Conduct of Meetings. The date and time of the opening and the closing of the polls for each election, question or business upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting by the chairperson of such meeting. The Board of Directors may adopt (by resolution or resolutions) such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such individual, are appropriate for the proper conduct of the meeting of stockholders. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting of stockholders, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting of stockholders; (b) rules and procedures for maintaining order at the meeting of stockholders and the safety of those present; (c) limitations on attendance at or participation in the meeting of stockholders to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting of stockholders shall determine; (d) restrictions on entry to the meeting of stockholders after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The Board of Directors or, in addition to making any other determinations that may be appropriate to the conduct of the meeting of stockholders, the chairperson of the meeting of stockholders, in each case, shall have the power and duty to determine whether any election, question or business was or was not properly made, proposed or brought before the meeting of stockholders and therefore shall be disregarded and not be considered or transacted at such meeting, and, if the Board of Directors or the chairperson of such meeting, as the case may be, determines that such election, question or business was not properly made, proposed or brought before such meeting and shall be disregarded and not be considered or transacted at such meeting, the chairperson of the meeting shall declare to such meeting that such election, question or business was not properly made, proposed or brought before such meeting and shall be disregarded and not be considered or transacted at such meeting, and any such election, question or business shall not be considered or transacted at such meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13      Notice of Stockholder Business and Nominations.

(a)            Annual Meetings of Stockholders. (i)  Nominations of one or more individuals for election to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude nominations of one or more individuals for election as Class Directors and/or Preferred Directors) (each, a “Nomination,” and more than one, “Nominations”) and the proposal of any question or business other than a Nomination or Nominations to be considered by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any question or business other than a Nomination or Nominations required by or pursuant to the provisions of the Certificate of Incorporation with respect to the rights of the holders of any class of capital stock of the Corporation then outstanding to be voted on by the holders of such class, voting separately as a single class, or the holders of any series of preferred stock of the Corporation then outstanding to be voted on by the holders of such series, voting separately as a single class) (collectively, “Business”) may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include a Nomination or Nominations, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 1.13.

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(ii)            For Nominations or Business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 1.13(a)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each Nomination to be made by such stockholder, (1) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, without regard to the application of the Exchange Act to either the Nomination or the Corporation, (2) such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected, (3) any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such individual has, or has had within the past three years, with any person or persons other than the Corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with such individual’s nomination or service as a director of the Corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”), and (4) a description of any other material relationships between such individual and such individual’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant; (B) as to the Business proposed by such stockholder, a brief description of the Business, the text of the proposed Business (including the text of any resolution or resolutions proposed for consideration and in the event that such Business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reason or reasons for conducting such Business at the meeting and any material interest or interests of stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination, Nominations or Business is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert with them, (2) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any, (3) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative) intends to appear in person or by proxy at the meeting to propose such Nomination, Nominations or Business, (4) any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates, or others acting in concert with them, on the one hand, and any other person or persons other than the Corporation (including, in each case, the name or names of such person or persons), on the other hand, in connection with such Nomination, Nominations or Business, (5) any (x) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities (any of the foregoing, a “Derivative Instrument”), including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, and (y) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities, (6) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the Corporation, (7) any rights to dividends or distributions declared on the Corporation’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security, (8) any proportionate interest in the Corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (9) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the Corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household, (10) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, (11) any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract to which Corporation, any affiliate of the Corporation or any principal competitor of the Corporation is a party to or is otherwise bound (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (12) any material pending or threatened action, suit or proceeding in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant in and which involves the Corporation or any of its officers, directors or affiliates, (13) any material relationship between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the Corporation or any of its officers, directors or affiliates, on the other hand, (14) a representation as to whether such stockholder or such beneficial owner, if any, intends to or is part of a group which intends (x) to deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the Business or elect the nominee or nominees subject to the Nomination or Nominations and/or (y) to otherwise solicit proxies from stockholders of the Corporation in support of such Nomination, Nominations or Business, (15) any other information relating to such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, or Nomination, Nominations or Business, that, in each case would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such Nomination or Nomination (in a contested election of directors) or Business pursuant to Section 14 of the Exchange Act and (16) such other information relating to any Business as the Corporation may reasonably require to determine whether such Business is a proper matter for stockholder action; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present such Business at an annual meeting of stockholders of the Corporation in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of stockholders.

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(iii)            In addition to the requirements of Section 1.13(a)(ii), to be timely, a stockholder’s notice (and any additional information submitted to the Corporation in connection therewith) must further be updated and supplemented (A) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof and (B) to provide any additional information that the Corporation may reasonably request. Any such update and supplement or additional information (including, if requested pursuant to Section 1.13(a)(ii)(C)(16)) must be delivered to the Secretary at the principal executive offices of the Corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be delivered to the Secretary at the principal executive offices of the Corporation not later than such reasonable time as is specified in any such request from the Corporation; or (B) in the case of any other update or supplement of any information, not later than five (5) business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight (8) business days prior to the date for the meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof). In addition, no later than five (5) business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder giving notice of a Nomination shall provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide any update, supplement, evidence or additional information required by this Section 1.13(a)(iii) shall result in the Nomination, Nominations or Business no longer being eligible for consideration at the meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the Corporation with all information required by Rule 14a-19), then the Nomination or Nominations proposed by such stockholder shall be ineligible for election at the meeting. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in this Section 1.13(a)(iii) shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant this Section 1.13 or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to this Section 1.13 to amend or update any Nomination or to submit any new Nomination. No disclosure pursuant to this Section 1.13 shall be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 1.13 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by this Section 1.13 shall on behalf of a beneficial owner.

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(iv)            Notwithstanding anything in the second sentence of Section 1.13(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude the Class Directors and/or the Preferred Directors) at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for election to the additional directorships at least one hundred (100) days prior to the first (1st) anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for election to such additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)            Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before such meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Provided that the Board of Directors has determined that directors shall be elected at a special meeting of stockholders of the Corporation, a Nomination or Nominations may be made at a special meeting of stockholders of the Corporation at which one or more directors are to be elected by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude the Class Directors and/or the Preferred Directors) pursuant to the Corporation’s notice of meeting (or any supplement thereto) (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include a Nomination or Nominations) (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude the Class Directors and/or the Preferred Directors), any such stockholder entitled to vote in such election may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting pursuant to Section 1.13(b)(iii), if the stockholder’s notice required by Section 1.13(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominee(s) proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(c)            General.

(i) Additional Requirements and Procedures.

(A)            To be eligible to be nominated by a stockholder of the Corporation for election pursuant to Section 1.13(a)(i)(C), the individual must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under this Section 1.13:

(1) A signed and completed written questionnaire (in the form provided by the Secretary at the written request of the stockholder of the Corporation nominating such individual for election pursuant to Section 1.13(a)(C), which form shall be provided by the Secretary within ten (10) days of receiving such request) containing information regarding such individual’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such individual to serve as a director of the Corporation or to serve as an independent director of the Corporation;

(2) A written representation and undertaking of such individual that, unless previously disclosed to the Corporation, such individual is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person as to how such individual, if elected as a director of the Corporation, will vote on any issue;

(3) A written representation and undertaking of such individual that, unless previously disclosed to the Corporation, such individual is not, and will not become, a party to any Third-Party Compensation Arrangement;

(4) A written representation and undertaking of such individual that, if elected as a director of the Corporation, such individual would be in compliance, and will continue to comply, with the Corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such individual’s service as a director of the Corporation (and, if requested by such individual, the Secretary will provide to such individual all such policies and guidelines then in effect); and

(5) A written representation and undertaking of such individual that such individual, if elected as a director of the Corporation, intends to serve a full term on the Board of Directors.

(B)            No individual shall be eligible to be nominated by a stockholder of the Corporation for election as a director of the Corporation pursuant to Section 1.13(a)(i)(C), unless nominated and elected in accordance with the procedures set forth in this Section 1.13. No Business proposed by a stockholder shall be conducted at a meeting of stockholders of the Corporation except in accordance with this Section 1.13.

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(C)            The Board of Directors or the chairperson of the applicable meeting of stockholders shall have the power and duty to determine and declare to the meeting that a Nomination was not made or that Business was not proposed in accordance with the procedures prescribed by this Section 1.13 or that such Nomination or Business was not properly brought before the meeting. If the Board of Directors or the chairperson of the meeting should so determine, then the chairperson of the meeting shall so declare to the meeting and such Nomination or Business shall be disregarded and shall not be transacted, as the case may be.

(D)            Notwithstanding anything to the contrary in this Section 1.13, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a Nomination or other Business, such Nomination or Business shall be disregarded and not be transacted, as the case may be, notwithstanding that proxies in respect of such Nomination or Business may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(E)            Without limiting this Section 1.13, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.13, it being understood that any references in this Section 1.13 to the Exchange Act are not intended to, and shall not, limit any requirements applicable to Nominations or Business pursuant to this Section 1.13, and that compliance with this Section 1.13 is the exclusive means for a stockholder to make Nominations or propose Business.

(ii)            For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with or publicly furnished by the Corporation to the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) (or any successor thereto) of the Exchange Act.

(iii)            Notwithstanding anything to the contrary in this Section 1.13, the notice requirements set forth in this Section 1.13 with respect to the proposal of any Business shall be deemed to be satisfied by a stockholder if (A) such stockholder has submitted a proposal with respect to such Business to the Corporation in compliance with Rule 14a-8 and (B) such stockholder’s proposed Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders. Except as otherwise provided by or pursuant to the Certificate of Incorporation and subject to Rule 14a-8 and other applicable rules and regulations under the Exchange Act, nothing in this Section 1.13 shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any Nomination or Business.

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ARTICLE II

Board of Directors

Section 2.1      Number; Qualifications. Subject to applicable law and the rights, if any, of the holders of any class of capital stock of the Corporation then outstanding to elect one or more directors by or pursuant to the provisions of the Certificate of Incorporation (such directors, the “Class Directors” and each, a “Class Director”) or the holders of any series of preferred stock of the Corporation then outstanding to elect directors by or pursuant to the provisions of the Certificate of Incorporation (such directors, the “Preferred Directors” and each, a “Preferred Director”), the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution or resolutions of the Board of Directors. Directors need not be stockholders.

Section 2.2      Resignation; Newly Created Directorships and Vacancies. Any director may resign at any time upon notice to the Corporation. Subject to the rights, if any, of the holders of any class of stock of the Corporation then outstanding to elect one or more Class Directors or the holders of any series of preferred stock of the Corporation then outstanding to elect one or more Preferred Directors, in each case, by or pursuant to the provisions of the Certificate of Incorporation, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, shall be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.3      Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4      Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or by the directors entitled to cast at least half of the votes of the whole Board of Directors. Notice of a special meeting of the Board of Directors shall be given by or at the direction of the person or persons calling the meeting (a) in the case of notice delivered by mail, at least five (5) days before the special meeting, (b) in the case of notice delivered by courier, at least forty-eight (48) hours before the special meeting, or (c) in the case of notice delivered by electronic mail, at least twenty-four (24) hours before the special meeting.

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Section 2.5      Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6      Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7      Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence, by the Chief Executive Officer, if any, or in his or her absence, by the President, if any, or in his or her absence, by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any individual to act as secretary of the meeting.

Section 2.8      Action by Unanimous Consent of Directors. Unless otherwise restricted by or pursuant to the Certificate of Incorporation or by these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”). After action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

ARTICLE III

Committees

Section 3.1      Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee designated by the Board of Directors shall keep regular minutes of its meetings.

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Section 3.2      Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws with such changes in the context of Article II of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that, except to the extent provided in the resolution of the Board of Directors designating such committee or any amendment or supplement thereof, (a) the time and place of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, (b) special meetings of committees may also be called by resolution of the Board of Directors or the committee and (c) notice of special meetings of committees shall also be given to all alternate members of such committees who shall have the right to attend all meetings of such committees.

Section 3.3      Subcommittees. Unless otherwise provided in the resolution of the Board of Directors designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committee and members of committees in this Article III, every reference in these Bylaws to a committee or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

ARTICLE IV

Officers

Section 4.1      Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and a Secretary, and shall choose a Chairperson of the Board of Directors from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Except as otherwise provided by or pursuant to the Certificate of Incorporation, the Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2      Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws or a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

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Section 4.3      Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution or resolutions adopted by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, for, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed for, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board of Directors, the Chief Executive Officer or the President.

ARTICLE V

Stock

Section 5.1      Certificates. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of capital stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two (2) authorized officers of the Corporation representing the number of shares registered in certificate form. Each of the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary, in addition to any other officers of the Corporation authorized by the Board of Directors (by resolution or resolutions thereof) or these Bylaws, is hereby authorized to sign certificates by, or in the name of, the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form.

Section 5.2      Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

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Section 5.3      Restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and registered or qualified under the applicable state securities laws, such shares may not be transferred without the consent of the Corporation and the certificates evidencing such shares or the notice required by Delaware law, as the case may be, shall contain substantially the following legend (or such other legend adopted by resolution or resolutions of the Board of Directors):

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THE CORPORATION’S BYLAWS (AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED) AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, WITHOUT THE CONSENT OF THE CORPORATION.

ARTICLE VI

Indemnification

Section 6.1      Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such Covered Person, if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such Covered Person’s conduct was unlawful.

Section 6.2      Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

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Section 6.3      Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4      Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5      Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Section 6.6      Amendment or Repeal. Any amendment, repeal, modification or elimination of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or elimination.

Section 6.7      Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 6.8      Certain Terms. For purposes of this Article VI: (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued; (b) references to “other enterprise” shall include employee benefit plans; (c) reference to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; (d) references to “serving at the request of the Corporation or any of its consolidated subsidiaries” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (e) references to “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

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Section 6.9      Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section VI or Section 145 of the DGCL.

Section 6.10      Indemnification of Others. Subject to the other provisions of this Article VI, the Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that the person is or was an employee or agent of the Corporation, or, while serving as an employee or agent of the Corporation, is or was serving at the request of the Corporation at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents are entitled to be indemnified pursuant to this Section 6.10 or Sections 145(a) and (b) of the DGCL.

Section 6.11      Limitation on Indemnification. Notwithstanding the foregoing provisions of this Article VI, except as required by Section 6.3, Section 145(c) of the DGCL or the Certificate of Incorporation, the Corporation shall not be obligated to indemnify any Covered Person pursuant to this Article VI in connection with any proceeding (or any part of any proceeding):

(a)            For which payment has actually been made to or on behalf of such Covered Person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)            For an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such Covered Person is held liable therefor (including pursuant to any settlement arrangements);

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(c)            For any reimbursement of the Corporation by such Covered Person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Covered Person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such Covered Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such Covered Person is held liable therefor (including pursuant to any settlement arrangements);

(d)            Initiated by such Covered Person, including any proceeding (or any part of any proceeding) initiated by such Covered Person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized such proceeding (or the relevant part of such proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) indemnification is otherwise required to be made under Section 6.3 or (iv) indemnification is otherwise required by applicable law; or

(e)            If prohibited by applicable law.

ARTICLE VII

Miscellaneous

Section 7.1      Fiscal Year. The fiscal year of the Corporation shall be determined by resolution or resolutions of the Board of Directors.

Section 7.2      Seal. The corporate seal of the Corporation shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3      Manner of Notice. Except as otherwise provided in these Bylaws or permitted by applicable law, notices to directors and stockholders shall be in writing or by electronic transmission and delivered by mail, courier service or electronic mail to the directors or stockholders at their addresses appearing on the records of the Corporation.

Section 7.4      Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.5      Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept comply with applicable law.

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Section 7.6      Dividends. The Board of Directors, subject to applicable law and any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the outstanding shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to applicable law and any restrictions contained in the Certificate of Incorporation. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve or reserves.

Section 7.7      Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise. In addition to any affirmative vote required by or pursuant to the provisions of the Certificate of Incorporation, any bylaw of the Corporation that is to be made, altered, amended or repealed by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class.

Section 7.8      Forum for Adjudication of Disputes.

(a)            Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any civil action to interpret, apply or enforce any provision of the DGCL, (iv) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Certificate of Incorporation or these Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine; provided, however, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to such court having personal jurisdiction over the indispensable parties named as defendants. For the avoidance of doubt, this Section 7.8(a) shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act.

(b)            Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

(c)            Application. Failure to enforce the provisions of this Section 7.8 would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions of this Section 7.8. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.8. For the avoidance of doubt, this Section 7.8 shall not apply to any action asserting claims arising under the Exchange Act.

Section 7.9      Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this Section 7.9, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these Bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

Adopted Effective as of December 21, 2023.

Exhibit 4.1

NUMBER	NUMBER
C-
SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 60743G 100

Mobix Labs, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.00001 EACH OF THE CLASS A COMMON STOCK OF

MOBIX LABS, INC.

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Chief Executive Officer	[Corporate Seal] Delaware	Chief Financial Officer

MOBIX LABS, INC.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s certificate of incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian (Cust) (Minor)
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of the capital stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

Exhibit 4.2

Form of Warrant Certificate

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

MOBIX LABS, INC.

Incorporated Under the Laws of the State of Delaware

CUSIP 60743G 118

Warrant Certificate

This Warrant Certificate certifies that ________________, or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase shares of Class A Common Stock, $ 0.00001 par value per share (the “Common Stock”), of Mobix Labs, Inc., a Delaware corporation (the “Company”). Each whole Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Warrant Price per share of Common Stock for any Warrant is equal to $11.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

MOBIX LABS, INC.

By:

Name:

Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Warrant Agent

By:

Name:

Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to the Amendment to the Warrant Agreement dated as of December 21, 2023 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____ shares of Common Stock and herewith tenders payment for such shares to the order of Mobix Labs, Inc. (the “Company”) in the amount of $_____________ in accordance with the terms hereof. The undersigned requests that a certificate for such Common Stock be registered in the name of _____________, whose address is _____________and that such shares of Common Stock be delivered to _____________, whose address is _______________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of ___________________, whose address is _______________ and that such Warrant Certificate be delivered to _______________, whose address is _______________.

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.1 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) or Section 6.3 of the Warrant Agreement, as applicable.

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless basis” pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless basis” pursuant to Section 7.4 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of ________________, whose address is________________ and that such Warrant Certificate be delivered to ________________, whose address is ________________.

[Signature Page Follows]

Date: ____________, 20___
Signature

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

Exhibit 4.4

AMENDMENT TO WARRANT AGREEMENT

This AMENDMENT TO THE WARRANT AGREEMENT (this “Agreement”) is dated as of December 21, 2023, by and between Chavant Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of July 19, 2021 (the “Existing Warrant Agreement”; capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Existing Warrant Agreement);

WHEREAS, pursuant to the Existing Warrant Agreement, the Company entered into certain private placement warrants purchase agreements with each of Chavant Capital Partners LLC (the “Sponsor”) and Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC, the representatives of the underwriters in the Offering (as defined below) (each a “Representative” and together, the “Representatives”), pursuant to which the Sponsor and the Representatives and/or their designees (collectively, the “Private Purchasers”) purchased an aggregate of 3,400,000 warrants simultaneously with the closing of the Offering (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, with each Private Placement Warrant being exercisable for one Ordinary Share (as defined below) at a price of $11.50 per share, subject to the adjustments set forth in the Existing Warrant Agreement;

WHEREAS, the Company consummated an initial public offering (the “Offering”) of units of the Company’s equity securities, each such unit comprised of one ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”), and three-quarters of one Public Warrant (collectively, the “Units”) and, in connection therewith, issued and delivered 6,000,000 redeemable warrants to public investors in the Offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”), with each whole Warrant being exercisable for one Ordinary Share at an exercise price of $11.50 per share, subject to adjustments set forth in the Existing Warrant Agreement;

WHEREAS, on November 15, 2022, a Business Combination Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) was entered into by and among the Company, CLAY Merger Sub II, Inc., a Delaware corporation (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Mobix”);

WHEREAS, the Business Combination Agreement provides, among other things, (a) that the Company will domesticate from a Cayman Islands exempted company to a Delaware corporation (the “Domestication”), pursuant to which, (i) one (1) share of Class A Common Stock (as defined below) will be issued in exchange for and on conversion in connection with the Domestication of each Ordinary Share outstanding immediately prior to the Domestication Effective Time (as defined in the Business Combination Agreement) and (ii) a warrant exercisable for one (1) share of Class A Common Stock will be issued in exchange for and on conversion in connection with the Domestication of each Warrant outstanding immediately prior to the Domestication Effective Time; and (b) Merger Sub will merge with and into Mobix (the “Merger”), with Mobix surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, the board of directors of the Company has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, effective as of the Domestication Effective Time, the Company shall amend the Existing Warrant Agreement to evidence the fact that the Company shall be a Delaware corporation and that each Company warrant shall be exercisable for one (1) share of Class A Common Stock rather than an Ordinary Share; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any registered holders for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the registered holders.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.             Amendment of Existing Warrant Agreement. The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 1, effective as of the Domestication Effective Time (as defined in the Business Combination Agreement), and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 1 are necessary or desirable and that such amendments do not adversely affect the interests of the registered holders:

1.1           Preamble. The preamble on page one of the Existing Warrant Agreement is hereby amended by deleting “Chavant Capital Acquisition Corp., an exempted company incorporated under the Laws of the Cayman Islands” and replacing it with “MOBIX LABS, INC., a Delaware corporation.” As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be references to Mobix Labs, Inc. rather than Chavant Capital Acquisition Corp.

1.2           Recitals. The recitals on pages one and two of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on July 19, 2021, Chavant Capital Acquisition Corp. (the “Company”) entered into certain private placement warrants purchase agreements (the “Warrant Purchase Agreements”), with each of Chavant Capital Partners LLC (the “Sponsor”) and Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC, the representatives of the underwriters of the Offering (as defined below) (each a “Representative” and together, the “Representatives”), pursuant to which the Sponsor and the Representatives and/or their designees (collectively, the “Private Purchasers”) purchased an aggregate of 3,400,000 warrants bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”);

2

WHEREAS, on July 22, 2021, the Company consummated an initial public offering (the “Offering”) of 8,000,000 units of the Company’s equity securities, each such unit comprised of one ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”), and three-quarters of one Public Warrant (the “Units”) and, in connection therewith, issued and delivered 6,000,000 redeemable warrants to public investors in the Offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”), with each whole Warrant being exercisable for one Ordinary Share at an exercise price of $11.50 per share, subject to adjustments set forth in the Existing Warrant Agreement;

WHEREAS, the Company filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, File No. 333-257459 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Act”), of the offering and sale of the Units, the Public Warrants and the Ordinary Shares included in the Units;

WHEREAS, the Company, Merger Sub II, Inc., a Delaware corporation (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Mobix”) are parties to that certain Business Combination Agreement, dated as of November 15, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), which, among other things, provides for the merger of Merger Sub with and into Mobix (the “Merger”), with Mobix surviving the Merger as a wholly- owned subsidiary of the Company;

WHEREAS, pursuant to the Business Combination Agreement, effective as of the Domestication Effective Time (as defined in the Business Combination Agreement), the Company domesticated from a Cayman Islands exempted company to a Delaware corporation (the “Domestication”), pursuant to which (a) one (1) share of the Class A Common Stock (as defined below) was issued in exchange for and on conversion in connection with the Domestication of each Ordinary Share of the Company outstanding immediately prior to the Domestication Effective Time and (b) a Warrant exercisable for one share of Class A Common Stock was issued in exchange for and on conversion in connection with the Domestication of each Warrant outstanding immediately prior to the Domestication Effective Time;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

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WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

1.3           Reference to Company Ordinary Shares.

1.3.1         All references to “Ordinary Shares” in the Existing Warrant Agreement (including all Exhibits thereto) shall mean “Class A Common Stock” or “shares of Class A Common Stock,” as applicable.

1.3.2         “Class A Common Stock” shall mean, at any time after the Domestication Effective Time, the Class A Common Stock of the Company, par value $0.00001, as set forth in the Company’s certificate of incorporation.

1.4           Detachability of Warrants.      Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

1.5           Warrant Price. The third sentence of Section 3.1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) days not including a Saturday, a Sunday or federal holiday, on which banks in New York City are generally closed for business (a “Business Day”), provided, that the Company shall provide at least three (3) Business Days’ prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.”

1.6           Duration of Warrants. The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on the date that is thirty (30) days after the consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), and (B) terminating at 5:00 p.m., New York City time on the earlier to occur of: (i) the date that is five (5) years after the date on which the Business Combination is completed, (ii) the liquidation of the Company, or (iii) other than with respect to the Private Placement Warrants then held by either the Private Purchasers or any officers or directors of the Company, or any of their respective Permitted Transferees as provided in Section 6.1 hereof, on the Redemption Date (as defined below) as provided in Section 6.3 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement.”

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1.7           Transfer of Warrants. Section 5.6 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

1.8           Registration of Class A Common Stock. The first sentence of subsection 7.4.1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“The Company agrees that as soon as practicable, but in no event later than fifteen (15) Business Days after the closing of the Business Combination, it shall use its best efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Warrants.”

1.9           Notices. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Mobix Labs, Inc.

15420 Laguna Canyon Rd., suite 100

Irvine, CA 92618 Attention:

Keyvan Samini

Email: ksamini@mobixlabs.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

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in each case, with copies to:

Ian McKay

Attn: Ian McKay

Email: IMcKay@continentalstock.com”

1.10         Currency. A new Section 9.10 is hereby inserted as follows:

“Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean U.S. dollars (USD) and all payments hereunder shall be made in U.S. dollars (USD).”

1.11         Exhibit A to the Existing Warrant Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with new Exhibit A attached hereto.

2.             Miscellaneous Provisions.

2.1            Effectiveness of Warrant. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger (as defined in the Business Combination Agreement) and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

2.2            Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

2.3            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.4            Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction.

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2.5            Arbitration. Each of the parties intend that this dispute resolution provision will be valid, binding, enforceable, exclusive, and irrevocable and that it shall survive any termination of this Agreement. Any dispute, controversy, or claim, whether in contract of tort, arising or relating to this Agreement or the enforcement, breach, termination, or validity thereof (“Dispute”), including the determination of the scope or applicability of this Agreement to arbitrate, shall be submitted to final and binding arbitration in Orange County, California before one neutral and impartial arbitrator, in accordance with the laws of the state of New York. The arbitration shall be administered by JAMS pursuant to the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures, as in effect on the Effective Date. The parties hereto shall appoint one arbitrator within fifteen (15) days of a demand for arbitration. If an arbitrator is not appointed within such 15-day period, the arbitrator shall be appointed by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures, as in effect on the Effective Date. The arbitrator shall designate the place and time of the hearing. The award, which shall set forth the arbitrator's findings of fact and conclusions of law, shall be filed with JAMS and mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to appeal or collateral attack. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof. If JAMS no longer exists or is otherwise unavailable, the parties agree that the American Arbitration Association (“AAA”) shall administer the arbitration in accordance with the Expedited Procedures set forth in its Commercial Arbitration Rules as in effect on the Effective Date. In such event, all references herein to JAMS shall mean AAA. Notwithstanding the foregoing, recognizing the irreparable damage will result to the parties in the event of the breach or threatened breach of any of the covenants hereof and that the parties’ remedies at law for any such breach or threatened breach will be inadequate, the parties shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining such breach. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

2.6            Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by any Registered Holder. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

2.7            Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

2.8            Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

2.9             Reference to and Effect on Agreements; Entire Agreement.

2.9.1         Any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

2.9.2         This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

7

[Remainder of page intentionally left blank.]

8

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

CHAVANT CAPITAL ACQUISITION CORP.

By:	/s/ Jiong Ma
Name:	Jiong Ma
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Steven Vacante
Name:	Steven Vacante
Title:	Vice President and Account Administrator

[Signature Page to Amendment to Warrant Agreement]

EXHIBIT A

[Form of Warrant Certificate]

[FACE]

Number

WARRANTS

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

MOBIX LABS, INC.

Incorporated Under the Laws of Delaware

CUSIP 60743G 118

Warrant Certificate

This Warrant Certificate certifies that                                 , or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase Class A common stock, $0.00001 par value (“Class A Common Stock”), of MOBIX LABS, INC., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of shares of fully paid and non-assessable Class A Common Stock as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one share of fully paid and non-assessable Class A Common Stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Class A Common Stock, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Warrant holder. The number of shares of Class A Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Warrant Price per one share of Class A Common Stock for any Warrant is equal to $11.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

MOBIX LABS, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS WARRANT AGENT

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Class A Common Stock and are issued or to be issued pursuant to the Amendment to the Warrant Agreement, dated as of December 21, 2023 (as amended, the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Class A Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Class A Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Class A Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Class A Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ______shares of Class A Common Stock and herewith tenders payment for such shares of Class A Common Stock to the order of MOBIX LABS, INC. (the “Company”) in the amount of $_____________in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Class A Common Stock be registered in the name of_____________, whose address is ____________and that such shares of Class A Common Stock be delivered to whose address is _____________. If said number of shares of Class A Common Stock is less than all of the shares of Class A Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Class A Common Stock be registered in the name of _____________, whose address is _____________and that such Warrant Certificate be delivered to_____________, whose address is _____________.

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.1 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement, the number of shares of Class A Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement.

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless basis” pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of shares of Class A Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of shares of Class A Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares of Class A Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Class A Common Stock. If said number of shares is less than all of the shares of Class A Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Class A Common Stock be registered in the name of _____________, whose address is ____________ and that such Warrant Certificate be delivered to _____________, whose address is _____________.

[Signature Page Follows]

Date:    , 20

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad- 15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG MOBIX LABS, INC. (THE “COMPANY”), CHAVANT CAPITAL PARTNERS LLC AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.”

Exhibit 10.2

Execution Version

AMENDED AND RESTATED REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”), dated as of December 21, 2023, is made and entered into by and among Mobix Labs, Inc., a Delaware corporation f/k/a Chavant Capital Acquisition Corp., (the “Company”), Chavant Capital Partners LLC, a Delaware limited liability company (the “Sponsor”), the equityholders designated as Sponsor Equityholders on Schedule A hereto (collectively with the Sponsor, the “Founder Equityholders”), Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC (collectively, the “Representatives”) and their designees on Schedule C hereto (collectively, the “Representatives’ Designees”), and the equityholders designated as Legacy Mobix Equityholders on Schedule B hereto (collectively, the “Legacy Mobix Equityholders” and, together with the Founder Equityholders, the Representatives and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, the “Holders” and each individually a “Holder”).

RECITALS

WHEREAS, the Company, the Founder Equityholders, and the Representatives, are parties to that certain Registration Rights Agreement, dated as of July 19, 2021 (the “Existing Registration Rights Agreement”);

WHEREAS, the Company, CLAY Merger Sub II, Inc. (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Legacy Mobix”), are parties to that certain Business Combination Agreement, dated as of November 15, 2022 (the “Business Combination Agreement”), pursuant to which, among other things, (1) prior to the closing date of the Business Combination (as defined below), the Company shall domesticate as a corporation formed under the laws of the State of Delaware and deregister as an exempted company incorporated under the laws of the Cayman Islands (the “Domestication”), pursuant to which, among other things, each ordinary share of the Company outstanding immediately prior to the effective time of the Domestication will be exchanged for and converted into one (1) share of Class A common stock (“Common Stock”), and (2) following the effective time of the Domestication, Merger Sub shall be merged with and into Legacy Mobix, with Legacy Mobix surviving as a direct, wholly-owned subsidiary of the Company (the “Business Combination”);

WHEREAS, the Legacy Mobix Equityholders are receiving shares of Common Stock (the “Business Combination Shares”) at or following the closing of the Business Combination, pursuant to the Business Combination Agreement; and

WHEREAS, in connection with the consummation of the Business Combination, the parties to the Existing Registration Rights Agreement desire to amend and restate the Existing Registration Rights Agreement in its entirety as set forth herein, and the parties hereto desire to enter into this Agreement pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1            Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

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“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company or the Board, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the preamble to this Agreement.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Bridge Financing” shall mean a private placement or placements pursuant to subscription agreements entered into by Legacy Mobix and certain accredited investors to offer and sell Legacy Mobix’s securities to such investors.

“Business Combination” shall have the meaning given in the Recitals hereto.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Business Combination Shares” shall have the meaning given in the Recitals hereto.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the Board or to direct the operations of the Company.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Company” shall have the meaning given in the preamble of this Agreement.

“Demanding Holder” shall mean any Holder or group of Holders that together elects to dispose of Registrable Securities having an aggregate value of at least $15,000,000, at the time of the Underwritten Demand (as defined herein), under a Registration Statement pursuant to an Underwritten Offering (as defined herein).

“Effectiveness Period” shall have the meaning given in subsection 3.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

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“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form S-3” shall mean Form S-3 or any similar short form registration statement that may be available at such time.

“Founder Equityholders” shall have the meaning given in the preamble to this Agreement.

“Founder Shares” shall mean the 1,341,369 shares of Common Stock held by the Founder Equityholders on the Closing Date.

“Founder Shares Lock-up Period” shall mean, with respect to the Founder Shares, (a) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the volume-weighted average closing share price (“VWAP”) of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (b) with respect to the remaining 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the VWAP of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination.

“Holders” shall have the meaning given in the preamble to this Agreement.

“Initial Shelf Registration” shall have the meaning given in subsection 2.1.1(a).

“Insider Letter” shall mean that certain letter agreement, dated as of July 19, 2021, by and among the Company, the Sponsor, the Representatives’ Designees and the Company’s officers and directors.

“Legacy Mobix Equityholders” shall have the meaning given in the preamble to this Agreement.

“Legacy Mobix Lock-up Period” shall mean, with respect to the Legacy Mobix Lock-up Shares, (a) with respect to 50% of such Legacy Mobix Lock-up shares (determined as if, with respect to any Equity Award Shares that are net settled, such Equity Award Shares were instead cash settled), for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the VWAP of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (b) with respect to the remaining 50% of such Legacy Mobix Lock-up Shares (determined as if, with respect to any Equity Award Shares that are net settled, such Equity Award Shares were instead cash settled), for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the VWAP of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination.

“Legacy Mobix Lock-up Shares” means the shares of Common Stock issued to the Legacy Mobix Equityholders (except for The Margin 173122 Trust) as consideration pursuant to the Business Combination Agreement or upon the settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the closing of the Business Combination in respect of awards of Legacy Mobix outstanding immediately prior to the closing of the Business Combination (such shares referred to as the “Equity Award Shares”); provided, that, for clarity, shares of Common Stock issued in exchange for ordinary shares issued to Legacy Mobix Equityholders as investors in any PIPE Financing or for securities of Legacy Mobix issued to Legacy Mobix Equityholders as investors in any Bridge Financing shall not constitute Legacy Mobix Lock-up Shares.

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“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Merger Sub” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-up Period, the Legacy Mobix Lock-up Period or any other lock-up period, as the case may be, under the Insider Letter, this Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“PIPE Financing” shall mean a private placement or placements pursuant to subscription agreements entered into contemporaneously with, or subsequent to, the execution of the Business Combination Agreement by the Company and certain accredited investors to offer and sell the Company’s ordinary shares to such investors at a per share purchase price of ten dollars ($10.00).

“Private Placement Warrants” shall mean the warrants issued pursuant to the Domestication in exchange for the 3,400,000 warrants purchased by the Sponsor and the Representatives’ Designees in a private placement on July 19, 2021, of which 3,000,000 warrants were held by the Sponsor and the Representatives’ Designees on the Closing Date.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Private Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (b) any outstanding shares of Common Stock or any other equity security (including shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, (c) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by the Sponsor or certain of the Company’s officers or directors, as the case may be, and (d) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but without volume or manner of sale limitations pursuant to Rule 144); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public offering transaction.

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“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)            all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the Common Stock is then listed;

(b)            fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)	printing, messenger, telephone and delivery expenses;

(d)	reasonable fees and disbursements of counsel for the Company;

(e)            reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f)             reasonable fees and expenses of one (1) legal counsel selected by the majority-in- interest of the Demanding Holders initiating an Underwritten Demand (including, without limitation, a Block Trade), or Holders of Registrable Securities participating in a Piggyback Registration, to be registered for offer and sale in the applicable Underwritten Offering.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” shall have the meaning given in the preamble to this Agreement.

“Representatives’ Designees” shall have the meaning given in the preamble to this Agreement.

“Requesting Holder” shall have the meaning given in subsection 2.1.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall have the meaning given in subsection 2.1.1(b).

“Sponsor” shall have the meaning given in the preamble to this Agreement.

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“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Demand” shall have the meaning given in subsection 2.1.3.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1	Registration.

2.1.1	Shelf Registration.

(a) The Company agrees that, within forty-five (45) calendar days after the consummation of the Business Combination, the Company will file with the Commission (at the Company’s sole cost and expense) a Registration Statement registering the resale of the Registrable Securities of the Founder Equityholders, the Representatives’ Designees and the Legacy Mobix Equityholders (an “Initial Shelf Registration”). The Company shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the initial filing of the Registration Statement in accordance with Section 3.1 of this Agreement.

2.1.2        Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Shelf Registration shall not count as a Registration unless and until (a) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Shelf Registration has been declared effective by the Commission and (b) the Company has complied with all of its obligations under this Agreement with respect thereto. Subject to the limitations contained in this Agreement, the Company shall effect any Shelf Registration on such appropriate registration form of the Commission (x) as shall be selected by the Company and (y) as shall permit the resale of the Registrable Securities by the Holders.

2.1.3        Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.3 hereof, the Demanding Holders may make a written demand to the Company for an Underwritten Offering, including a Block Trade, pursuant to a Registration Statement filed with the Commission in accordance with Section 2.1.1 (an “Underwritten Demand”). The Company shall, within ten (10) days of the Company’s receipt of the Underwritten Demand, notify, in writing, all other Holders of Registrable Securities of such demand, and each such Holder who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering pursuant to an Underwritten Demand (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Underwritten Offering, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days (two (2) days if such offering is a Block Trade) after the receipt by the Holder of the notice from the Company, including the portion of the Registrable Securities held by such Holder to be included in such Underwritten Offering, or, in the case of a Block Trade, as provided in Section 2.4. Upon receipt by the Company of any such written notification from a Requesting Holder(s), such Requesting Holder(s) shall be entitled to have their designated portion of Registrable Securities included in the Underwritten Offering pursuant to an Underwritten Demand. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holders initiating the Underwritten Offering. Notwithstanding the foregoing, the Company is not obligated to effect more than an aggregate of three (3) Underwritten Offerings pursuant to this subsection 2.1.3 and is not obligated to effect an Underwritten Offering pursuant to this subsection 2.1.3 within ninety (90) days after the closing of an Underwritten Offering.

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2.1.4        Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to an Underwritten Demand, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell, and Common Stock, if any, as to which inclusion has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (a) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering relative to the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), Common Stock or other equity securities of other persons or entities that the Company is obligated to include pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

2.1.5        Withdrawal. Prior to the pricing of an Underwritten Offering, a majority-in- interest of the Demanding Holders initiating such Underwritten Offering shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Offering; provided that any Legacy Mobix Equityholder or Founder Equityholder may elect to have the Company continue an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the remaining Holder(s) with a total offering price reasonably expected to exceed, in the aggregate, $15,000,000. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering for purposes of Section 2.1.3, unless the withdrawing Holder or Holders reimburse the Company for all Registration Expenses with respect to such Underwritten Offering; provided that, if a Legacy Mobix Equityholder or a Founder Equityholder elects to continue an Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering demanded by the Legacy Mobix Equityholders or the Founder Equityholders, as applicable, for purposes of Section 2.1.3. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Underwritten Offering prior to its withdrawal under this Section 2.1.5, other than if a withdrawing Demanding Holder or Demanding Holders elect to pay such Registration Expenses pursuant to the second sentence of this Section 2.1.5.

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2.1.6        Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (a) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration as required by the Commission and/or (b) withdraw the Shelf Registration and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including, without limitation, Securities Act Rules Compliance and Disclosure Interpretation (“C&DI”) 612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Shelf Registration or files a New Registration Statement, as the case may be, under clauses (a) or (b) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration, as amended, or the New Registration Statement.

2.2	Piggyback Registration.

2.2.1        Piggyback Rights. If the Company proposes (a) to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company other than the Holders, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, or (b) proposes to consummate an Underwritten Offering for its own account or for the account of stockholders of the Company other than the Holders, then the Company shall give written notice of such proposed action to all of the Holders of Registrable Securities (excluding the Sponsor with respect to any Registrable Securities distributed by the Sponsor to its members) as soon as practicable (but in the case of filing a Registration Statement, not less than twenty (20) days before the anticipated filing date of such Registration Statement), which notice shall (x) describe the amount and type of securities to be included, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, and (y) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within ten (10) days in the case of filing a Registration Statement and five (5) days in the case of an Underwritten Offering (or two (2) days if such offering is a Block Trade), in each case, after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

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2.2.2        Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of the Common Stock that the Company desires to sell, taken together with (a) the shares of Common Stock, if any, as to which the Underwritten Offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which inclusion has been requested pursuant to Section 2.2 hereof, and (c) the shares of Common Stock, if any, as to which inclusion has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a)           If the Underwritten Offering is undertaken for the Company’s account, the Company shall include in any such Underwritten Offering (a) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to include their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), Common Stock, if any, as to which inclusion has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(b)           If the Underwritten Offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Underwritten Offering (a) first, Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to include their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to include pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

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2.2.3        Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or the launch of the Underwritten Offering with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon an Underwritten Offering in connection with a Piggyback Registration at any time prior to the launch of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4        Unlimited Piggyback Registration Rights. For purposes of clarity, any Underwritten Offering effected pursuant to Section 2.2 hereof shall not be counted as an Underwritten Offering pursuant to an Underwritten Demand effected under Section 2.1 hereof.

2.3            Restrictions on Registration Rights. If (a) the Holders of Registrable Securities have requested an Underwritten Offering pursuant to an Underwritten Demand and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offering; or (b) in the good faith judgment of the Board, a Registration or Underwritten Offering would be seriously detrimental to the Company and the Board concludes as a result, that it is essential to defer the filing of the applicable Registration Statement or the undertaking of such Underwritten Offering at such time, then in each case, the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company for such Registration Statement to be filed or to undertake such Underwritten Offering in the near future and that it is therefore essential to defer the filing of such Registration Statement or undertaking of such Underwritten Offering. In such event, the Company shall have the right to defer such filing or offering for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

2.4            Block Trades. Notwithstanding any other provision of this Article II, but subject to Sections 2.3 and 3.4, if the Holders desire to effect a Block Trade, then, notwithstanding any other time periods in this Article II, the Holders shall provide written notice to the Company at least five (5) business days prior to the date such Block Trade will commence. As expeditiously as possible, the Company shall use its commercially reasonable efforts to facilitate such Block Trade. The Holders shall use reasonable best efforts to work with the Company and the Underwriters (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures. In the event of a Block Trade, and after consultation with the Company, the Demanding Holders and the Requesting Holders (if any) shall determine the Maximum Number of Securities, the underwriter or underwriters and the share price of such offering.

ARTICLE III

COMPANY PROCEDURES

3.1            General Procedures. In connection with any Registration contemplated herein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto, the Company shall, as expeditiously as possible:

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3.1.1        prepare and file with the Commission, within the time frame required by Section 2.1.1, a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective, including filing a replacement Registration Statement, if necessary, until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding (the “Effectiveness Period”);

3.1.2        prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders of Registrable Securities or any Underwriter(s) of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3        prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4        prior to any Underwritten Offering of Registrable Securities, use its best efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company, and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5        cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6        provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7         advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

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3.1.8        during the Effectiveness Period, at least five (5) business days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.9        notify the Holders of Registrable Securities at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10      permit a representative of the Holders of Registrable Securities (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and must provide each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.11      obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12      on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders of such Registrable Securities, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion and negative assurance letter are being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13      in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14      make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

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3.1.15      use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16            otherwise, in good faith take such customary actions as may reasonably be requested and cooperate reasonably with the Holders of Registrable Securities in connection with such Registration.

3.2            Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3            Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4            Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. Each Holder will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration or Underwritten Offering at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than two occasions or for more than ninety (90) consecutive days, or more than one hundred and fifty (150) total calendar days, in each case during any twelve-month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5            Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

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ARTICLE IV

LOCK-UP

4.1	Lock-Up.

4.1.1        Except as permitted by Section 4.2, each Legacy Mobix Equityholder (except for The Margin 173122 Trust) shall not Transfer any Legacy Mobix Lock-up Shares until the end of the Legacy Mobix Lock-up Period.

4.1.2        Except as permitted by Section 4.2, each Founder Equityholder shall not Transfer any Founder Shares until the end of the Founder Shares Lock-up Period.

4.2	Exceptions. The provisions of Section 4.1 shall not apply to:

4.2.1        transactions relating to shares of Common Stock or warrants acquired in open market transactions;

4.2.2        Transfers of shares of Common Stock (A) to any of the Sponsor’s direct or indirect partners, members or equityholders or any of their respective affiliates, and (B) to any of the Sponsor’s officers or directors, any affiliate or any family member of any of the Sponsor’s officers or directors, and to any employees of such affiliates;

4.2.3        Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift;

4.2.4        in the case of an individual, Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of a Holder or any other person with whom a Holder has a relationship by blood, marriage or adoption not more remote than first cousin;

4.2.5	in the case of an individual, Transfers by will or intestate succession upon the death of a Holder;

4.2.6        in the case of an individual, the Transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

4.2.7        if a Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with a Holder (including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution, transfer or other disposition of shares of Common Stock to direct or indirect partners, limited liability company members or stockholders of a Holder;

4.2.8	Transfers to the Company’s or the Holder’s officers, directors, consultants or their affiliates;

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4.2.9        pledges of shares of Common Stock or other Registrable Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers);

4.2.10      pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company, provided that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Common Stock subject to this Agreement shall remain subject to this Agreement; and

4.2.11      the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Legacy Mobix Lock-up Period or the Founder Shares Lock-up Period;

PROVIDED, THAT IN THE CASE OF ANY TRANSFER OR DISTRIBUTION PURSUANT TO SECTIONS 4.2.2 THROUGH 4.2.8, EACH DONEE, DISTRIBUTEE OR OTHER TRANSFEREE SHALL AGREE IN WRITING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT.

4.3            Waivers. Any waiver or termination of any of the restrictions in this Section 4 shall apply to each Holder of Registrable Securities pro rata based on the number of Registrable Securities subject to this Section 4.

ARTICLE V

INDEMNIFICATION AND CONTRIBUTION

5.1	Indemnification.

5.1.1        The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, and in the case of any Prospectus, in light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of such a Holder.

5.1.2        In connection with any Registration Statement for a Registration in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and in the case of any Prospectus, in light of the circumstances in which they were made, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

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5.1.3        Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.1.4        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of Registrable Securities.

5.1.5        If the indemnification provided under Section 5.1 hereof from the indemnifying party is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law, contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 5.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 5.1.5 from any person who was not guilty of such fraudulent misrepresentation.

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ARTICLE VI

MISCELLANEOUS

6.1           Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, facsimile or email. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, facsimile or email, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to 15420 Laguna Canyon Rd., suite 100 Irvine, CA 92618 and, if to any Holders, to the address of such Holder as it appears in the applicable register for Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto). Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2	Assignment; No Third Party Beneficiaries.

6.2.1        This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2        Prior to the expiration of the Legacy Mobix Lock-up Period or the Founder Shares Lock-Up Period, as the case may be, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, to an affiliate (as defined under Rule 144) or as otherwise permitted pursuant to the terms of the Legacy Mobix Lock-up Period, or the Founder Shares Lock-Up Period, as applicable.

6.2.3        This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors.

6.2.4        This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

6.2.5        No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 6.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

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6.3            Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.4            Governing Law. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

6.5            Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the Registrable Securities, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.6            Termination of Existing Registration Rights. The registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Holders with respect to any shares or securities of the Company or Legacy Mobix granted under any other agreement, including, but not limited to, the Existing Registration Rights Agreement, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect, provided, however, that the registration rights granted pursuant to the subscription agreements in connection with the PIPE Financing and the Bridge Financing will remain in effect.

6.7            Other Registration Rights. The Company represents and warrants that no person, other than (a) a Holder of Registrable Securities, (b) the investor parties to those certain subscription agreements in connection with the PIPE Financing and the Bridge Financing, if any, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.8            Term. This Agreement shall terminate upon the earlier of (a) the date which is ten years after the initial Registration Statement filed hereunder is declared effective, or (b) the date as of which the Holders cease to hold any Registrable Securities. The provisions of Section 3.5 and Article V shall survive any termination.

6.9            FINRA. Notwithstanding the foregoing provisions, to the extent any shares of Common Stock and/or Private Placement Warrants (and the securities underlying the Private Placement Warrants) are owned by the Representatives’ Designees or any permitted transferee under FINRA Rule 5110(e)(2), such securities shall be subject to compliance with FINRA Rule 5110(g)(8). The Representatives’ Designees may not exercise their demand or “piggyback” registration rights after five and seven years, respectively, after the effective date of the Company’s initial public offering and may not exercise their demand rights on more than one occasion. In addition, the Private Placement Warrants held by Representatives’ Designees may not be exercised more than five years after the effective date of the Company’s initial public offering.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

Mobix Labs, Inc., a Delaware corporation

By:	/s/ Keyvan Samini
Name: Keyvan Samini
Title: President and Chief Financial Officer

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

By:	/s/ Keyvan Samini
Name: Keyvan Samini
Address:	22896 Hunter Creek, Mission Viejo, California 92692

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

THE SSLT TRUST, DATED DECEMBER 7, 2012

By:	/s/ Keyvan Samini
Name: Keyvan Samini
Title: Trustee
Address:

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

THE KSSF TRUST

By:	/s/ Keyvan Samini
Name: Keyvan Samini
Title: Trustee
Address:

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

By:	/s/ Fabrizio Battaglia
Name: Fabrizio Battaglia
Address:	31355 East Nine Drive, Laguna Niguel, California 92677

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

THE BATTAGLTA TRUST

By:	/s/ Fabrizio Battaglia
Name: Fabrizio Battaglia
Title: Trustee
Address:

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

By:	/s/ James Peterson
Name: James Peterson
Address:	31645 Peppertree Bend, San Juan Capistrano, California 92675

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

By:	/s/ David Aldrich
Name: David Aldrich
Address:	98 Gulf Rd, Derry, NH 03038

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

By:	/s/ William Carpou
Name: William Carpou
Address:	5 Newcastle Lane, Laguna Niguel, California 92677

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

By:	/s/ Kurt Busch
Name: Kurt Busch
Address:	26832 Devonshire Rd, Laguna Hills, California 92653

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

THE MARGIN 173122 TRUST

By:	/s/ Manuchehr Neshat
Name: Manuchehr Neshat
Title: Trustee
Address:	6789 Quail Hill Parkway, #210 Irvine CA 92603

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

By:	/s/ Mark Wong
Name: Mark Wong
Address:

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

THE ZETA TECHNOLOGIES TRUST, DATED FEBRUARY 19, 2021

By:	/s/ Mark Wong
Name: Mark Wong
Title: Trustee
Address:

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

By:	/s/ James Aralis
Name: James Aralis
Address:	21815 Constancia, Mission Viejo, California 92692

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

THE KSLT TRUST, DATED DECEMBER 7, 2012

By:	/s/ Samira Samini
Name: Samira Samini
Title: Trustee
Address:	22896 Hunter Creek, Mission Viejo, CA 92692

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

By:	/s/ Frederick Goerner
Name: Frederick Goerner
Address:	26951 Berkshire Lane, San Juan Capistrano, California 92675

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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CHAVANT CAPITAL PARTNERS LLC:

By:	/s/ Jiong Ma
Name: Jiong Ma
Title: Manager
Address:	445 Park Avenue, 9th Floor, New York, NY 10022

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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ANDRÉ-JACQUES AUBERTON-HERVÉ

By:	/s/ André-Jacques Auberton-Hervé
Name: André-Jacques Auberton-Hervé
Title: Director
Address:	18 Chemin de la Vierge Noire 38700 La Tronche France

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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MICHAEL LEE

By:	/s/ Michael Lee
Name: Michael Lee
Title: Chief Financial Officer
Address:	6325 Falls of Neuse Rd, #35-357, Raleigh, NC 27615

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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KAREN KERR

By:	/s/ Karen Kerr
Name: Karen Kerr
Title: Director
Address:	758 N Larrabee St, Ste 213, Chicago, IL 60654

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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BERNHARD STAPP

By:	/s/ Bernhard Stapp
Name: Bernhard Stapp
Title: Director
Address:	Marktstr. 16, 88212 Ravensburg, Germany

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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PATRICK J. ENNIS

By:	/s/ Patrick J. Ennis
Name: Patrick J. Ennis
Title: Director
Address:	1435 FORSTER AVE SW, NORTH BEND, WA 98045-7

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Steve Dyer
Name: Steve Dyer
Title: CEO

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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ROTH CAPITAL PARTNERS, LLC

By:	/s/ Byron Roth
Name: Byron Roth
Title: Executive Chairman
Address:

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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Byron Roth LLC

By:	/s/ Byron Roth
Name: Byron Roth
Title:
Address:	40 Lagorce Cir, Miami Beach FL 33141

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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BRAD BAKER

By:	/s/ Brad Baker
Name: Brad Baker
Title:
Address:

Craig-Halllum Chairman

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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SCOTT BRONSON

By:	/s/ Scott Bronson
Name: Scott Bronson
Title: Trustee
Address:	2100 Park Ave. #503 Miami Beach FL 33139

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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CR FINANCIAL HOLDINGS INC.

By:	/s/ Gerald Mars
Name: Gerald Mars
Title: CFO
Address:	2340 Collins Avenue Suite 402 Miami Beach, FL 33139

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

AARON GUREWITZ, AS TRUSTEE OF THE AMG TRUST ESTABLISHED JANUARY 23, 2007

By:	/s/ Aaron Gurewitz
Name: Aaron Gurewitz
Title: Trustee
Address:	c/o Roth Capital Partners 888 San Clemente Dr, Ste 400 Newport Beach, CA 92660

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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KEVIN HARRIS

By:	/s/ Kevin Harris
Name: Kevin Harris
Title:
Address:

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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RICK HARTFIEL

By:	/s/ Rick Hartfiel
Name: Rick Hartfiel
Title:
Address:	358 Waycliffe Drive, Wayzata, MN 55391

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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DONALD RYAN HULTSTRAND

By:	/s/ Donald Ryan Hultstrand
Name: Donald Ryan Hultstrand
Title:
Address:	222 S 9th Street, suite 350, Minneapolis, MN 55402

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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JOHN LIPMAN

By:	/s/ John Lipman
Name: John Lipman
Title:
Address:

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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JESSE PICHEL

By:	/s/ Jesse Pichel
Name: Jesse Pichel
Title:
Address:	MD

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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ROBERT STEPHENSON

By:	/s/ Robert Stephenson
Name: Robert Stephenson
Title:
Address:	c/o Roth Capital Partners 888 San Clemente Dr, Ste 400 Newport Beach, CA 92660

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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JIM ZAVORAL

By:	/s/ Jim Zavoral
Name: Jim Zavoral
Title:
Address:	4504 Edina Blvd

[Signature Page to Amended and Restated Registration Rights and Lock-up Agreement]

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Schedule A

Founder Equityholders

1.	Chavant Capital Partners LLC
2.	André-Jacques Auberton-Hervé
3.	Michael Lee
4.	Karen Kerr
5.	Bernhard Stapp
6.	Patrick J. Ennis
7.	Aaron Gurewitz, as Trustee of the AMG Trust established January 23, 2007
8.	Brad Baker
9.	Byron Roth
10.	Cr Financial Holdings Inc.
11.	Donald Ryan Hultstrand
12.	Jesse Pichel
13.	Jim Zavoral
14.	John Lipman
15.	Kevin Harris
16.	Rick Hartfiel
17.	Robert Stephenson
18.	Scott Bronson

Schedule A

Schedule B

Legacy Mobix Equityholders

1.	Fabrizio Battaglia
2.	Keyvan Samini
3.	James Aralis
4.	James Peterson
5.	David Aldrich
6.	Kurt Busch
7.	William Carpou
8.	Frederick Goerner
9.	Mark Wong
10.	The Battaglia Trust
11.	The KSSF Trust
12.	The Margin 173122 Trust
13.	The Zeta Technologies Trust Dated February 19, 2021
14.	The KSLI Trust, Dated December 7, 2012
15.	The SSLI Trust Dated December 7, 2012

Schedule B

Schedule C

Representatives’ Designees

1.	Aaron Gurewitz, as Trustee of the AMG Trust established January 23, 2007
2.	Brad Baker
3.	Byron Roth
4.	Cr Financial Holdings Inc.
5.	Donald Ryan Hultstrand
6.	Jesse Pichel
7.	Jim Zavoral
8.	John Lipman
9.	Kevin Harris
10.	Rick Hartfiel
11.	Robert Stephenson
12.	Scott Bronson

Schedule C

Exhibit 10.3

Execution Version

INDEMNIFICATION And Advancement AGREEMENT

This Indemnification and Advancement Agreement (as amended or amended and restated, this “Agreement”) is made as of December 21, 2023 (the “Effective Date”) by and between Mobix Labs, Inc. (the “Company”), and [ ● ], [ ● ] of the Company (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification and advancement of expenses against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Bylaws of the Company (as amended or amended and restated, the “Bylaws”) require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification and advancement of expenses;

WHEREAS, the uncertainties relating to such insurance, to indemnification, and to advancement of expenses may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws, the Amended and Restated Certificate of Incorporation of the Company (as amended or amended and restated, the “Certificate of Incorporation”) and any resolutions adopted pursuant thereto, and is not a substitute therefor, nor diminishes or abrogates any rights of Indemnitee thereunder;

WHEREAS, Indemnitee does not regard the protection available under the Bylaws, Certificate of Incorporation, DGCL and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director without adequate additional protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified and be advanced expenses;

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WHEREAS, Indemnitee may have certain rights to indemnification and/or insurance provided by another Person with whom Indemnitee is associated or insurer of any such Person, which Indemnitee and the Company intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board; and

WHEREAS, the Company and Indemnitee desire to terminate any prior indemnification agreement between the Company and Indemnitee in favor of the execution and delivery hereof.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.      Termination of Any Prior Indemnification Agreement. Any prior indemnification agreement between the Company and Indemnitee is hereby terminated as of the Effective Date.

Section 2.      Services to the Company. Indemnitee agrees to serve or continue to serve, as applicable, as a director and/or officer of the Company. This Agreement does not create any obligation on the part of the Company to continue Indemnitee in such position or on the part of Indemnity to continue in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

Section 3.      Definitions. As used in this Agreement:

(a)            “Agent” means any person who is authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.

(b)            A “Change in Control” occurs upon the earliest to occur after the Effective Date of any of the following events:

i.            Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes (in a single transaction or series of related transactions) the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii.            Change in the Board. During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 3(b)i, Section 3(b)iii or Section 3(b)iv whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii.            Corporate Transactions. The effective date of a merger or consolidation of the Company (or any of its subsidiaries) with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity (or the resulting parent entity) outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity (or the resulting parent entity);

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iv.            Liquidation. The approval by the stockholders of the Company of the dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v.            Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

vi.            For purposes of this Section 3(b), the following terms have the following meanings:

1.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.	“Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

3.	Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c)            “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, fiduciary, or Agent of the Company or an Enterprise.

(d)            “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e)            “Enterprise” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or Agent.

(f)            “Expenses” includes all reasonable attorneys’ fees, retainers, court costs, mediation fees, transcript costs, expenses, disbursements and fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone and facsimile charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or negotiating for the settlement of, responding to or objecting to requests to provide discovery in or otherwise participating in, a Proceeding. Expenses shall also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 13(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel shall be presumed conclusively to be reasonable. Expenses, however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

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(g)            “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include a law firm, or a member of a law firm, who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)            The term “Proceeding” includes any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, or any claim, counterclaim, cross claim, issue or matter therein, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, participant, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. A Proceeding also includes a situation the Indemnitee believes in good faith may lead to or culminate in the institution of a Proceeding.

Section 4.      Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, was or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 5.      Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 5 if Indemnitee is, was or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 5, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. The Company shall not indemnify Indemnitee for Expenses under this Section 5 related to any Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, the Court of Chancery of the State of Delaware (the “Delaware Court”) or any court in which the Proceeding was brought determines upon application by Indemnitee that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

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Section 6.      Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding to the extent that Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law. For purposes of this Section 6 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7.      Indemnification For Expenses of a Witness. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate.

Section 8.      Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 9.      Additional Indemnification. Notwithstanding any limitation in Section 4, Section 5, or Section 6, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law (including but not limited to, the DGCL and any amendments to or replacements of the DGCL adopted after the Effective Date that expand the Company’s ability to indemnify its officers and directors) if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor).

Section 10.      Exclusions. Notwithstanding any provision in this Agreement, the Company is not obligated under this Agreement to make any indemnification payment to Indemnitee in connection with any Proceeding:

(a)            for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 16(b) and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)            for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 3(b) f) or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

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(c)            commenced by Indemnitee, including any Proceeding (or any part of any Proceeding) commenced by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement of Expenses, including a Proceeding (or any part of any Proceeding) commenced pursuant to Section 15, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its commencement or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 11.      Advances of Expenses.

(a)            The Company shall advance, to the fullest extent permitted by applicable law, the Expenses incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not commenced by Indemnitee or any Proceeding (or any part of any Proceeding) commenced by Indemnitee if (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement of Expenses from the Company or Enterprise, including a Proceeding (or any party of any Proceeding) commenced pursuant to Section 15 or (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its commencement. The Company shall advance the Expenses within ten (10) business days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.

(b)            Advances shall be unsecured and interest free. Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, thus, to the fullest extent permitted by applicable law, Indemnitee qualifies for advances upon the execution of this Agreement and delivery to the Company and no other form of undertaking is required other than the execution of this Agreement. The Company shall make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

Section 12.      Procedure for Notification of Claim for Indemnification or Advancement.

(a)            Indemnitee shall notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee shall include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to notify the Company shall not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification or advancement, advise the Board in writing that Indemnitee has requested indemnification or advancement of Expenses hereunder.

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(a)            The Company shall be entitled to participate in the Proceeding at its own expense.

Section 13.      Procedure Upon Application for Indemnification.

(a)            Unless a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification shall be made:

i.            by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

ii.            by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

iii.            if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board; or

iv.            if so directed by the Board, by the stockholders of the Company.

(b)            If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification shall be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made by the Board).

(c)            The party selecting Independent Counsel pursuant to subsection (a)(iii) or (b) of this Section 13 shall provide written notice of the selection to the other party. The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 3, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the law firm, or member of a law firm, so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 12(a) and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to has not been resolved, either the Company or Indemnitee may petition the Delaware Court for the appointment as Independent Counsel of a law firm, or member of a law firm, selected by the Delaware Court or by such other person as the Delaware Court designates. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 15(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)            Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not protected by the attorney-client privilege or similar protection or privilege and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall, to the fullest extent permitted by applicable law, advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly shall advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

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(e)            If it is determined that Indemnitee is entitled to indemnification, the Company shall make payment to Indemnitee within ten (10) business days after such determination.

Section 14.      Presumptions and Effect of Certain Proceedings.

(a)            (In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent permitted by applicable law, presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 12(a), and the Company shall, to the fullest extent permitted by applicable law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)            If the determination of the Indemnitee’s entitlement to indemnification has not made pursuant to Section 13 within sixty (60) days after the later of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 12(a) and (ii) the final disposition of the Proceeding for which Indemnitee requested indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. The Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, the Determination Period may be extended an additional fifteen (15) days if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 13(a)iv.

(c)            The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)            For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee acted based on the records or books of account of the Company, its subsidiaries, or an Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries, or an Enterprise in the course of their duties, or on the advice of legal counsel for the Company, its subsidiaries, or an Enterprise or on information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, or an Enterprise. Further, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. The provisions of this Section 14(d) are not exclusive and do not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

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(e)            To the fullest extent permitted by applicable law, the knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

Section 15.      Remedies of Indemnitee.

(a)            Indemnitee may commence a proceeding against the Company in the Delaware Court to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 13 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not advance Expenses pursuant to Section 11, (iii) the determination of entitlement to indemnification is not made pursuant to Section 13 within the Determination Period, (iv) the Company does not indemnify Indemnitee or advance Expenses pursuant to Section 6 or Section 7 or the second to last sentence of Section 13(d) within ten (10) business days after receipt by the Company of a written request therefor, (v) the Company does not indemnify Indemnitee pursuant to Section 4, Section 5, Section 6, or Section 7 within ten (10) business days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence such proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 15(a); provided, however, that the foregoing clause does not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 6. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)            If a determination is made pursuant to Section 13 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 15 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 15, to the fullest extent permitted by applicable law, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and shall not introduce evidence of the determination made pursuant to Section 13.

(c)            If a determination is made pursuant to Section 13 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 15, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)            The Company is, to the fullest extent not prohibited by applicable law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 15 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

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(e)            It is the intent of the Company that, to the fullest extent permitted by applicable law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company, to the fullest extent permitted by applicable law, shall (within ten (10) business days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action concerning this Agreement, Indemnitee’s right to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company, and shall indemnify Indemnitee against any and all such Expenses unless the court determines that each of the Indemnitee’s claims in such action were made in bad faith or were frivolous or are prohibited by applicable law.

(f)            To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations under this Agreement through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

(g)            Whether or not the indemnification provided in Section 4, Section 5 or Section 6 is available in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee, in each case, to the fullest extent permitted by applicable law. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(h)            Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph (g), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall, to the fullest extent permitted by applicable law, contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall, to the fullest extent permitted by applicable law, be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

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(i)            The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

Section 16.      Non-exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a)            The indemnification and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. The indemnification and advancement of Expenses provided by this Agreement may not be eliminated or impaired by any amendment, alteration or repeal of this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any amendment, alteration or repeal of this Agreement. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws, Certificate of Incorporation, or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)            The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by other persons or entities (other than the Company or other Enterprise) (collectively, the “Other Indemnitors”). The Company hereby, including for the benefit of the Other Indemnitors, who shall be third party beneficiaries of this Section 16(b):

i.            Acknowledges and agrees that, as between the Company and the Other Indemnitors, the Company is the indemnitor of first resort with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Proceeding arising from or related to Indemnitee’s Corporate Status with the Company;

ii.            Acknowledges and agrees that, as between the Company and the Other Indemnitors, the Company is primarily liable for all indemnification and indemnification or advancement of Expenses obligations for any Proceeding arising from or related to Indemnitee’s Corporate Status with the Company, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise;

iii.            Acknowledges and agrees that, as between the Company and the Other Indemnitors, any obligation of the Other Indemnitors to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any Proceeding arising from or related to Indemnitee’s Corporate Status with the Company is secondary to the obligations of the Company;

iv.            Acknowledged and agrees that the Company shall indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against the Other Indemnitors or their insurers;

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v.            Irrevocably waives, relinquishes and releases (A) the Other Indemnitors from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee pursuant to this Agreement and (B) any right to participate in any claim or remedy of Indemnitee against the Other Indemnitors, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Other Indemnitors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right;

vi.            Acknowledges and agrees that in the event that the Other Indemnitors or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement;

vii.            Acknowledges and agrees that in no event shall payment by the Other Indemnitors or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or advance of Expenses to the Other Indemnitors; and

viii.            Acknowledges and agrees that any indemnification or advancement of Expenses provided to Indemnitee by the Other Indemnitors is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.

(c)            To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company, Indemnitee shall be covered by such policy or policies to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify or advance Expenses to Indemnitee as required by this Agreement. If, at the time of the receipt of a notice of a Proceeding pursuant to this Agreement, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable lawful action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Indemnitee agrees to assist the Company efforts to cause the insurers to pay such amounts and shall comply with the terms of such policies, including selection of approved panel counsel, if required.

(d)            The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable lawful action to obtain from an Enterprise indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise.

(e)            In the event of any payment made by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or insurance carrier. Indemnitee shall execute all papers required and take all lawful action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

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Section 17.      Duration of Agreement. This Agreement continues until and terminates upon the later of: (a) ten (10) years after the date that Indemnitee ceases to have a Corporate Status or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 15 relating thereto. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement are binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 18.      Severability. If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 19.      Interpretation. Any ambiguity in the terms of this Agreement shall be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by applicable law. The Company and Indemnitee intend that this Agreement provide, to the fullest extent permitted by applicable law, for indemnification and advancement in excess of that expressly provided, without limitation, by the Certificate of Incorporation, the Bylaws, vote of the Company stockholders or disinterested directors, or applicable law.

Section 20.      Enforcement.

(a)            The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.

(b)            This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and is not a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

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Section 21.      Modification and Waiver. No supplement, modification or amendment of this Agreement is binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or constitutes a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 22.      Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 23.      Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by facsimile transmission or electronic mail, with receipt of oral confirmation that such communication has been received:

(a)            If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee provides to the Company.

(b)           If to the Company to:

15420 Laguna Canyon Rd., suite 100

Irvine, CA 92618

Attention: Keyvan Samini

Email: ksamini@mobixlabs.com

or to any other address as may have been furnished to Indemnitee by the Company.

Section 24.      Contribution. To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 25.      Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties are governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 15(a), to the fullest extent permitted by applicable law, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such proceeding in the Delaware Court, and (d) waive, and agree not to plead or to make, any claim that any such proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 26.      Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together constitutes one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 27.      Headings. The headings of this Agreement are inserted for convenience only and do not constitute part of this Agreement or affect the construction thereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPANY:

MOBIX LABS, INC

By:
Name:
Office:

INDEMNITEE:

By:
Name:
Address:

[Signature Pages to Indemnification Agreement – Mobix Labs Inc, Inc.]

Exhibit 10.4

MOBIX LABS, INC.

2023 EQUITY INCENTIVE PLAN

MOBIX LABS, INC.

2023 EQUITY INCENTIVE PLAN

1. Purpose	D-1
2. Definitions	D-1
3. Administration	D-5
4. Shares Subject to Plan	D-6
5. Eligibility	D-7
6. Specific Terms of Awards	D-7
7. Certain Provisions Applicable to Awards	D-13
8. Change in Control	D-15
9. General Provisions	D-16

MOBIX LABS, INC.

2023 EQUITY INCENTIVE PLAN

1.      Purpose. The purpose of this Mobix Labs, Inc. 2023 Equity Incentive Plan (including any sub-plans as applicable), as may be amended from time to time (the “Plan”) is to assist Mobix Labs, Inc., a Delaware corporation (the “Company”), and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2.      Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a)            “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and any successor to such Rule.

(b)            “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.

(c)            “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(d)            “BCA” shall mean that certain Business Combination Agreement, dated as of November 15, 2022, by and among Chavant Capital Acquisition Corp., a publicly traded special purpose acquisition company incorporated under the laws of the Cayman Islands, CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant and the Company.

(e)            “Beneficiary” shall mean the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.

(f)            “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(g)           “Board” shall mean the Board of Directors of the Company.

(h)            “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” as set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, or any violation or breach of any material written policy or rule of the Company as may be in effect from time to time, including any of such policy or rule regarding sexual harassment or work-place discrimination, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure, confidentiality and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, including the Participant’s commission of or participation in an act of fraud, embezzlement, misappropriation, breach of fiduciary duty against the Company or a Related Entity, (v) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or while performing Participant’s duties and responsibilities for the Company, or the use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the Participant’s conviction of, or plea of guilty or nolo contendere to, any felony or crime involving moral turpitude. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(i)             “Change in Control” shall mean a Change in Control as defined in Section 8(b) of the Plan.

(j)             “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k)            “Committee” shall mean a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan and (ii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(l)            “Consultant” shall mean any consultant or advisor who provides services to the Company or any Related Entity, so long as (i) such person renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) such person does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) the identity of such person would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.

(m)           “Continuous Service” shall mean the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence (including, without limitation, sick leave, military leave, or any other authorized personal leave), (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement).

(n)            “Director” shall mean a member of the Board or the board of directors of any Related Entity.

(o)            “Disability” shall mean, unless otherwise defined in an Award Agreement, for purposes of the exercise of an Incentive Stock Option, a permanent and total disability, within the meaning of Code Section 22(e)(3), and for all other purposes, the Participant’s inability to perform the duties of his or her position with the Company or any Related Entity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(p)            “Dividend Equivalent” shall mean a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(q)            “Effective Date” shall mean the date on which the transactions contemplated by the BCA are consummated, which shall be December 21, 2023.

(r)            “Eligible Person” shall mean each Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for D-2 purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(s)            “Employee” shall mean any person, including an officer or Director, who is an employee of the Company or any Related Entity, or is a prospective employee of the Company or any Related Entity (conditioned upon and effective not earlier than, such person becoming an employee of the Company or any Related Entity). The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(t)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(u)            “Fair Market Value” shall mean the fair market value of Shares, Awards or other property on the date as of which the value is being determined, as determined by the Committee, or under procedures established by the Committee, in a manner intended to satisfy the principles of Section 409A of the Code or Section 422 of the Code, to the extent applicable, subject to the following:

(i)            If, on such date, the Shares are listed on an international, national or regional securities exchange or market system, the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Share is so quoted instead) as quoted on the applicable exchange or system, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Share has traded on such exchange or system, the date on which the Fair Market Value shall be established shall be the last day on which the Share was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion

(ii)           If, on such date, the Shares are not listed on an international, national or regional securities exchange or market system but is traded on an over-the-counter market, the Fair Market Value of a Share shall be the average of the closing bid and asked prices for Shares or, if no closing bid and asked prices, the last closing price, in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market.

(iii)          If, on such date, the Shares are not listed on an international, national or regional securities exchange or market system and are not traded on an over-the-counter market, the Fair Market Value of a Share shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(v)            “Incentive Stock Option” shall mean any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(w)            “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(x)            “Incumbent Board” shall mean the Incumbent Board as defined in Section 8(b)(ii) hereof.

(y)           “IPO” shall mean an initial public offering of Shares underwritten on a firm commitment basis pursuant to a registration statement filed with the Securities Exchange Commission.

(z)            “Listing Market” shall mean the international, national or regional securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(aa)          “Option” shall mean a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb)         “Optionee” shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc)          “Other Stock-Based Awards” shall mean Awards granted to a Participant under Section 6(i) hereof.

(dd)         “Parent” shall mean any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(ee)         “Participant” shall mean a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ff)           “Performance Award” shall mean any Award granted pursuant to Section 6(h) hereof.

(gg)         “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(hh)         “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and shall include a “group” as defined in Section 13(d) thereof.

(ii)           “Prior Plan” means collectively, the Mobix Labs, Inc. 2022 Incentive Compensation Plan, the Mobix Labs, Inc. 2020 Key Employee Equity Incentive Plan and the Mobix Labs, Inc. 2020 Equity Incentive Plan, as they may have been amended, supplemented or modified from time to time.

(jj)            “Related Entity” shall mean any Parent or Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Committee in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly and with respect to which the Company may offer or sell securities pursuant to the Plan in reliance upon either Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.

(kk)        “Restricted Stock” shall mean any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ll)            “Restricted Stock Award” shall mean an Award granted to a Participant under Section 6(d) hereof.

(mm)       “Restricted Stock Unit” shall mean a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.

(nn)         “Restricted Stock Unit Award” shall mean an Award of Restricted Stock Units granted to a Participant under Section 6(e) hereof.

(oo)         “Restriction Period” shall mean the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(pp)         “Rule 16b-3” shall mean Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(qq)        “Shares” shall mean the shares of Class A Common Stock of the Company and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

(rr)           “SPAC Option” shall have the same meaning as set forth in the BCA.

(ss)          “SPAC RSU” shall have the same meaning as set forth in the BCA.

(tt)           “Stock Appreciation Right” shall mean a right granted to a Participant under Section 6(c) hereof.

(uu)         “Subsidiary” shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(vv)         “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3.	Administration.

(a)            Authority of the Committee. The Plan shall be administered by the Committee except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Related Entity or any Participant or Beneficiary, or any transferee under Section 9(b) hereof or any other person claiming rights from or through any of the foregoing persons or entities.

(b)            Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Ac, and (ii) with respect to any Award to an Independent Director. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan, including, without limitation, appointing one or more members of the Company’s management, with the power or authority otherwise granted to the Committee under this Plan with respect to a number of Shares reserved and available for delivery under the Plan, subject to the terms and limitations of such power or authority as determined by the Committee in its sole and absolute discretion. In no event, however, may an agent appointed by the Committee to assist it in administering the Plan be permitted to grant Awards to, or exercise any discretion with respect to any and all other matters relating to Awards previously granted to, such agent appointed by the Committee to assist it in administering the Plan.

(c)            Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	Shares Subject to Plan.

(a)            Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the aggregate number of Shares that may be issued under all Awards under the Plan shall be equal to5,000,000, plus any unissued Shares subject to any SPAC Option and any SPAC RSU that is canceled, forfeited or otherwise expires (the “Share Pool”). In addition, the Share Pool will automatically increase on January 1st of each year for a period of up to ten years, commencing on the first January 1 following the Effective Date and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) five (5) % of the total number of Shares outstanding on such January 1 or (ii) such smaller number of Shares as is determined by the Board. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)            Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares that would be counted against the limit upon settlement of then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)           Availability of Shares Not Delivered under Awards  and Adjustments to Limits.

(i)             If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, be added back to the Share Pool and again be available for delivery with respect to Awards under the Plan.

(ii)            Shares withheld from an Award to satisfy either (i) the exercise price or purchase price of such Award, or (ii) any tax withholding requirements shall count against the maximum number of Shares remaining available for issuance pursuant to Awards granted under the Plan and, for the avoidance of doubt, shall be added back to the Share Pool.

(iii)           Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Incentive Stock Options shall be counted against the aggregate number of Shares available for Awards of Incentive Stock Options under the Plan pursuant to Section 4(c)(v) herein. Additionally, in the event that an entity acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv)          Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v)            Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 5,000,000 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

(vi)          Notwithstanding anything in this Section 4 to the contrary, but subject to adjustment as provided in Section 9(c) hereof, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant who is a Director but is not also an Employee or Consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceeds $750,000 in the aggregate.

(d)            No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Effective Date.

5.	Eligibility. Awards may be granted under the Plan only to Eligible Persons.

6.	Specific Terms of Awards.

(a)            General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the laws of the State of Delaware, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b)            Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)             Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 9(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.

(ii)            Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii)           Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.

(iv)           Incentive Stock Options. The Committee shall only grant Incentive Stock Options if

(y)            with respect to the initial Share Pool set forth in Section 4(a) and 4(c)(vi), within 12 months of the Effective Date, and/or (z) with respect to any increase in the Share pools set forth in Sections 4(a) and 4(c)(iv) by an amendment to this Plan, within 12 months of the effective date of any such amendment the Plan or amendment, whichever applicable, is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Incentive Stock Options may be granted subject to shareholder approval but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

 (A)            the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B)            the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C)            if Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(c)            Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)             Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 9(c)(i) and (ii) of the Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.

(ii)            Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii)           Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d)            Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)            Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 9(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.

(ii)            Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)            Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)            Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee shall either (A) require that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock, or (B) require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)            Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i)            Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.

(ii)            Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii)            Dividend Equivalents. As a condition to the grant of a Restricted Stock Unit, the Committee shall require that any cash dividends paid on a Share attributable to such Restricted Stock Unit be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash dividend is payable, in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such Shares or other property have been distributed.

(f)            Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)            Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify; provided, that in no event shall such Dividend Equivalents be paid out to Participants prior to vesting of the corresponding Shares underlying the Award. Any such determination by the Committee shall be made at the grant date of the applicable Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

(h)            Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The performance criteria may consist of the following (determined for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity): (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment, and cash flow in excess of cost of capital); (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before all or some of the following items: interest, taxes, depreciation, amortization, stock-based compensation, ASC 718 expense, or any extraordinary or special items; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the foregoing criteria may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index, the Nasdaq Composite Index, the Russell 2000 Index, or another group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted. Except as may be provided in Section 8 or an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period, the duration of the Performance Period and the amount of the Award to be distributed, in each case, shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i)            Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as otherwise provided in the last sentence of Section 6(h) hereof, the Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.	Certain Provisions Applicable to Awards.

(a)            Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code.

(b)           Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, (i) the exercise of the Option or Stock Appreciation Right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right may be extended by the Committee for a period of up to thirty (30) days following the end of the legal prohibition, black- out period or lock-up agreement, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code .

(c)            Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, all applicable rules of the Listing Market and any other applicable law, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) of this Plan, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)            Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)            Code Section 409A.

(i)            The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii)            If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)            Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B)            The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)            Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)            In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii)          Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8.	Change in Control.

 (a)          Effect of “Change in Control.”

Subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, an Award may be subject to acceleration of vesting and exercisability if and only to the extent expressly provided for in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement entered into prior to the occurrence of a Change in Control (as defined below), or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently. Except as otherwise provided in Section 8(a)(iv) hereof, such Awards shall be treated as follows upon the occurrence of a “Change in Control,” as defined in Section 8(b):

(i)             Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

(ii)            Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

(iii)            With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on actual achievement of performance goals as measured immediately prior to the consummation of the Change in Control or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change in Control), except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a).

(iv)            Except as otherwise provided in any employment or other agreement for services between the Participant and the Company or any Subsidiary, and unless the Committee otherwise determines in a specific instance, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 8(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with Section 9(c)(ii) of this Plan.

(b)           Definition of “Change in Control”. Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i)             The acquisition (whether by purchase, merger, consolidation, combination, or other similar transaction) by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of (A) the then-outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute or result in a Change in Control: (w) any acquisition by the Company or any Related Entity (including Chavant Capital Partners LLC); (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with the following (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) immediately prior to such transaction, of the Outstanding Company Voting Securities, (excluding any outstanding voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the transaction as a result of their ownership, prior to such consummation, of voting securities of any company or other entity involved in or forming part of such transaction other than the Company), and (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the transaction; or

(ii)            During any period of twelve (12) consecutive months (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)            Consummation of a sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to any Person who is not an Affiliate.

Notwithstanding anything to the contrary herein, the term “Change in Control” shall not include any sale of assets, a merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

9.	General Provisions.

(a)            Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)            Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of securities on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clauses (i) and (ii) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)           Adjustments.

(i)            Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem appropriate and equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate in order to prevent the reduction or enlargement of benefits under any Award; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 9(c) shall be conclusive and binding for all purposes.

(ii)            Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 8 of this Plan relating to the vesting of Awards in the event of any Change in Control and subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards, which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction, (it being understood that, in such event, any Option or Stock Appreciation Right having a per Share exercise or grant price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

(iii)           Other Adjustments. The Committee or the Board is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(d)           Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e)           Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the maximum statutory withholding required with respect to that Award (or such other limit as the Committee shall impose, including without limitation, any limit imposed to avoid or limit any financial accounting expense relating to the Award).

(f)           Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(g)	Clawback of Benefits.

(i)            The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(ii)            If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Related Entity or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Related Entity, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.

(g)           Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(h)          Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(i)            Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(j)            Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k)          Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, in each case, without giving effect to principles of conflict of laws, and applicable federal law.

(l)            Foreign Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(m)          Plan Effective Date; Termination of Plan. The Plan shall become effective on the Effective Date. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated or have expired.

(n)          Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(o)            Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

Exhibit 10.5

MOBIX LABS, INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE

The purpose of this Plan is to assist Eligible Employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company.

The Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1            “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XI.

2.2            “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3            “Applicable Law” shall mean the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.4            “Board” shall mean the Board of Directors of the Company.

2.5            “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended and the regulations issued thereunder.

2.6            “Code Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.7            “Common Stock” shall mean the Class A common stock of the Company, and such other securities of the Company that may be substituted therefor pursuant to Article VIII.

2.8            “Company” shall mean Mobix Labs, Inc., a Delaware corporation, or any successor.

2.9            “Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator, the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary.

2.10          “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.2(b), such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both simultaneously; provided that a Subsidiary that, for U.S. tax purposes, is disregarded from the Company or any Subsidiary that participates in the Section 423 Component shall automatically constitute a Designated Subsidiary that participates in the Section 423 Component.

2.11          “Effective Date” shall mean the date on which the transactions contemplated by that certain Business Combination Agreement, dated November 15, 2022, by and among Chavant Capital Acquisition Corp., a publicly traded special purpose acquisition company incorporated under the laws of the Cayman Islands, CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant and the Company, as amended from time to time, are consummated, provided that the Board has adopted the Plan prior to or on such date, subject to approval of the Plan by the Company’s stockholders.

2.12          “Eligible Employee” shall mean:

(a)    an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b)    Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (iii) such Employee’s customary employment is for twenty hours per week or less, (iv) such Employee’s customary employment is for less than five months in any calendar year and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

(c)   Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence of Section 2.12(a) above shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.13         “Employee” shall mean any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3) month period.

2.14         “Enrollment Date” shall mean the first Trading Day of each Offering Period.

2.15         “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

2.16         “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for the Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

2.17         “Non-Section 423 Component” shall mean those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.18          “Offering” shall mean an offer under the Plan of a right to purchase Shares that may be exercised during an Offering Period as further described in Article IV hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

2.19         “Offering Document” shall have the meaning given to such term in Section 4.1.

2.20         “Offering Period” shall have the meaning given to such term in Section 4.1.

2.21         “Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.22          “Participant” shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Shares pursuant to the Plan.

2.23         “Payday” means the regular or recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.24         “Plan” shall mean this 2023 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices.

2.25         “Purchase Date” shall mean the last Trading Day of each Purchase Period or such other date as determined by the Administrator and set forth in the Offering Document.

2.26         “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no purchase period is designated by the Administrator in the applicable Offering Document, the purchase period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.27         “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85 % of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.28          “Section 423 Component” shall mean those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.29         “Securities Act” shall mean the United States Securities Act of 1933, as amended.

2.30         “Share” shall means a share of Common Stock.

2.31         “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.32          “Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.

ARTICLE III.

SHARES SUBJECT TO THE PLAN

3.1            Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 858,935 Shares. In addition to the foregoing, subject to Article VIII, on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, the number of Shares available for issuance under the Plan shall be increased by that number of Shares equal to the lesser of (a) 1% of the aggregate number of Shares of the Company outstanding on the final day of the immediately preceding calendar year and (b) such lesser number of Shares as determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.

3.2            Shares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.

ARTICLE IV.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1            Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering or Offering Periods under the Plan need not be identical.

4.2            Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)	the length of the Offering Period, which period shall not exceed twenty-seven months;

(b)	the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period;

(c)	the Purchase Dates during such Offering Period; and

(d)	such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1            Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2            Enrollment in Plan.

(a)   Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)   Each subscription agreement shall designate either (i) a whole percentage of such Eligible Employee’s Compensation or (ii) or a fixed dollar amount provided it is permissible for a Section 423 Offering, in either case, to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under the Plan. In either event, the designated percentage or fixed dollar amount may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)   A Participant may increase or decrease the percentage of Compensation or the fixed dollar amount designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed to decrease (but not increase) his or her payroll deduction elections one time during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following ten business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d)   Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3            Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first Payday following the Enrollment Date and shall end on the last Payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.

5.4            Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5            Limitation on Purchase of Shares. An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the Fair Market Value of the Shares (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6            Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (with respect to the Section 423 Component) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7            Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 11.2(f). Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions in respect of the Non-Section 423 Component and, to the extent permitted under Section 423 of the Code, the Section 423 Component.

5.8            Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal Payday equal to his or her authorized payroll deduction.

ARTICLE VI.

GRANT AND EXERCISE OF RIGHTS

6.1           Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the last Purchase Date of the Offering Period, (y) last day of the Offering Period and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2            Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3            Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, consistent with the provisions of Section 423 in respect of the Section 423 Component, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date or such earlier date as determined by the Administrator.

6.4           Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s Compensation or Shares received pursuant to the Plan the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

6.5            Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)    The admission of such Shares to listing on all stock exchanges, if any, on which the Shares is then listed;

(b)   The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)    The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e)    The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII.

WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1            Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the Offering Period. All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.

7.2            Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3            Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE VIII.

ADJUSTMENTS UPON CHANGES IN SHARES

8.1            Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2            Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any change in control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)    To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)   To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a Parent or Subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)   To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)    To provide that all outstanding rights shall terminate without being exercised.

8.3            No Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4            No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX.

AMENDMENT, MODIFICATION AND TERMINATION

9.1            Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); or (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan.

9.2            Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and, with respect to the Section 423 Component of the Plan, after taking into account Section 423 of the Code), the Administrator shall be entitled to change the Offering Periods, add or revise Offering Period share limits, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3            Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)    altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b)   shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c)   allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4            Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon, or the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.

ARTICLE X.

TERM OF PLAN

The Plan will become effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XI.

ADMINISTRATION

11.1          Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time vest in the Board any authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

11.2          Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)    To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)   To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)   To impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.

(d)   To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e)   To amend, suspend or terminate the Plan as provided in Article IX.

(f)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.

(g)   The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

11.3          Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE XII.

MISCELLANEOUS

12.1          Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2          Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3         Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4         Designation of Beneficiary.

(a)   A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)   Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5         Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6         Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.

12.7         Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8         No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.9         Notice of Disposition of Shares. Each Participant shall if requested by the Company give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.10        Tax Matters. The Plan is intended to be exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. The Non-Section 423 Component is intended to be exempt from the application of Code Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that any right granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause any right under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding Offering or right granted under the Plan, or take such other action as the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Offering or right or future Offering or right that may be granted under the Plan from or to allow any such Offering or right to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if any right under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. Although the Company may endeavor to (a) qualify any right granted under the Plan for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

12.11        Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under and construed in accordance with the laws of the State of Delaware, which shall have exclusive jurisdiction to hear any dispute (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation.

12.12       Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

Exhibit 10.29

Roth Capital Partners, LLC	Craig-Hallum Capital Group LLC
888 San Clemente Drive	222 South Ninth Street, Suite 350
Newport Beach, CA 92660	Minneapolis, MN 55402

December 21, 2023

Chavant Capital Acquisition Corp.

445 Park Avenue, 9th Floor

New York, NY 10022

Ladies and Gentlemen:

Reference is made to that certain Business Combination Marketing Agreement (the “Agreement”), by and among Chavant Capital Acquisition Corp., a Cayman Islands exempted company (“Company”), Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC (each, an “Advisor,” and collectively, the “Advisors”). Capitalized terms used, but not defined herein, shall have the meanings ascribed thereto in the Agreement.

Reference is also made to the proposed business combination (the “Transaction”) between Company and Mobix Labs, Inc., a Delaware corporation (“Mobix”).

The Company and the Advisors wish to resolve their differences with respect to such fees in full satisfaction of any claims by the Advisors for any such fees. In consideration of the foregoing and the covenants and agreements set forth below, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisors hereby agree to amend the Agreement (this “Amendment”) as follows:

1.	Entitlement to Shares

a.	Notwithstanding anything to the contrary in the Agreement, each Advisor hereby agrees that in lieu of receiving any Fee pursuant to Section 1(b) of the Agreement and any reimbursement of expenses or other payment pursuant to Section 2 of the Agreement in cash by wire transfer at the Closing or thereafter, each such Advisor shall, at and contingent upon the Closing, be issued 140,000 shares (the “Shares”) of Class A common stock, par value $0.00001 per share, of the Company (after giving effect to the Company’s de-registration as an exempted company in the Cayman Islands and domestication into the State of Delaware pursuant to the applicable provisions of the Cayman Islands Companies Act (As Revised) and the Delaware General Corporation Law, as amended (the “Domestication”)) (referred to herein as the “Common Shares”), representing an effective purchase price of $10.00 per share (calculated based on the maximum Fee contemplated under the Business Combination Marketing Agreement), on the terms and subject to the conditions contained herein. It is the understanding of the parties that the consideration for the issuance of such Shares shall be each Advisor’s agreement to waive and release any such Fee pursuant to Section 1(b) of the Agreement and any such reimbursement of expenses or other payment pursuant to Section 2 of the Agreement.

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2.	Entitlement to Additional Shares

a.	In the event that the Adjustment Period VWAP (as defined herein) is less than $10.00 per Share (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction), each Advisor (or its permitted assigns) shall be entitled to receive from the Company a number of additional newly issued Common Shares equal to the product of (x) the number of Common Shares issued to such Advisor (or its permitted assigns) on the Transaction Closing Date that such Advisor (or its permitted assigns) holds on the Measurement Date (as defined herein), multiplied by (y) a fraction, (A) the numerator of which is $10.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction) minus the Adjustment Period VWAP, and (B) the denominator of which is the Adjustment Period VWAP (such additional shares, the “Additional Shares”). Notwithstanding anything to the contrary herein, no fraction of a Common Share will be issued pursuant to this Section 2, and if such Advisor (or its permitted assigns) would otherwise be entitled to a fraction of a Common Share, the number of Additional Shares to be issued to such Advisor (or its permitted assigns) will instead be rounded down to the nearest whole Common Share, without payment in lieu of such fractional Common Share. Each Advisor acknowledges and agrees that, as a result of the Domestication, the Additional Shares, if any, issued pursuant to this Section 2 shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

b.	For purposes of this Amendment: (i) the “Adjustment Period VWAP” means the higher of (x) the average of the VWAP of a Common Share, determined for each of the Trading Days during the Adjustment Period (as defined herein), and (y) $7.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction); (ii) the “Adjustment Period” means the thirty (30) calendar day period beginning on and including the date that is thirty (30) calendar days after the Resale Shelf Effectiveness Date; (iii) “business day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands (for so long as Company remains domiciled in Cayman Islands) are authorized or required by law to close; (iv) the “Measurement Date” means the last day of the Adjustment Period; (v) “Stock Exchange” means the securities exchange or market, if any, on which the Common Shares are then listed; (vi) “Trading Day” means any day on which (A) there is no VWAP Market Disruption Event and (B) trading in the Common Shares generally occurs on the Stock Exchange; provided that, if the Common Shares are not so listed or traded on a Stock Exchange, then “Trading Day” means a business day; (vii) “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the Stock Exchange to open for trading during its regular trading session on such date or (B) the occurrence or existence, for more than a one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date; (viii) “VWAP” means, for any Trading Day, the per share volume weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one Common Share on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by the Company); and (ix) “Resale Shelf Effectiveness Date” means the date on which the Initial Registration Statement (as defined herein) is declared effective by the Commission (as defined below). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

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3.	Company Representations and Warranties

a.	The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, and, after giving effect to the Domestication, the Company will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to enter into, deliver and perform its obligations under this Amendment.

b.	The Shares have been duly authorized by the Company and, when issued and delivered to the Advisors in accordance with the terms of this Amendment, the Shares will be validly issued, fully paid and non-assessable and free and clear of all encumbrances other than those arising under applicable securities laws.

c.	This Amendment has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the same by the Advisors, is the legally binding obligation of the Company and is enforceable in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, winding up, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d.	The execution, delivery and performance of the this Amendment, the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Amendment and the consummation of the transactions herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or its subsidiary pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan or credit agreement, guarantee, note, bond, permit, lease, license or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company is subject, which would, in any case, reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company and its subsidiary, taken as a whole, and including the combined company after giving effect to the Transaction, or prevent, materially impair, materially delay or materially impede the ability of the Company to enter into and timely perform its obligations under this Amendment, or materially affect the validity of the Shares or the legal authority or ability of the Company to comply in all material respects with the terms of this Amendment (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect.

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e.	Assuming the accuracy of the representations and warranties of the Advisors set forth in Section 4 of this Amendment, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Amendment (including, without limitation, the issuance of the Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq relating to the listing of the Common Shares of the Company in connection with the Business Combination, (iv) filings required to consummate the Transaction as provided under the definitive documents relating to the Transaction and (v) where the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

f.	Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 of this Amendment, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Advisors. The Shares offered hereby (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

4.	Advisor Representations and Warranties. Each Advisor represents and warrants to the Company that such Advisor:

a.	is (i) a “qualified institutional buyer” (as defined under the Securities Act) or (ii) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and is acquiring the Shares only for such Advisor’s own account and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

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b.	(i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares.

c.	understands that the Shares (and any Additional Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Such Advisor understands that the Shares (and any Additional Shares) may not be resold, transferred, pledged or otherwise disposed of by such Advisor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale or transfer pursuant to the so-called “Section 4(a)(11⁄2)” exemption), and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the Shares (and any Additional Shares) shall contain a legend to such effect. Such Advisor acknowledges that the Shares (and any Additional Shares) will not be immediately eligible for resale or transfer pursuant to Rule 144 promulgated under the Securities Act, that Rule 144 will not be available until 12 months following the closing and, as a result, such Advisor may not be able to readily resell or transfer the Shares (and any Additional Shares) and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Such Advisor understands that such Advisor has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares (and any Additional Shares).

d.	understands and agrees that such Advisor is acquiring the Shares directly from the Company. Such Advisor further acknowledges that there have been no representations, warranties, covenants and agreements made to such Advisor by the Company, its officers or directors, or any other party to the Transaction or person or entity, expressly or by implication.

e.	Either (A) such Advisor is not, and will not be acquiring or holding any Common Shares with the assets of, (i) an employee benefit plan (described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, (ii) a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including, without limitation, an individual retirement account) that is subject to Section 4975 of the Code or to any other federal, state, local, non-U.S. or other law or regulation that is similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), (iii) a plan, fund or other similar program that is established or maintained outside of the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, or (iv) an entity whose assets constitute the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or otherwise or (B) such Advisor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

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f.	acknowledges and agrees that such Advisor has received and has had an adequate opportunity to review, such audited and unaudited financial information of the Company and Mobix and such other information as such Advisor deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to such Advisor’s investment in the Shares. Such Advisor represents and agrees that the Advisor and the Advisor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as such Advisor and such Advisor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

g.	acknowledges that such Advisor is aware that there are substantial risks incident to the ownership of the Shares (and any Additional Shares). Such Advisor is able to fend for himself, herself or itself in the transactions completed herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of such investment in the Shares and is able to sustain a complete loss of such investment. Such Advisor has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

h.	understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

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5.	Registration Rights.

a.	The Company agrees that, within forty-five (45) calendar days after the Transaction Closing (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale or transfer of the Shares (the “Initial Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of, (i) if the Commission notifies the Company that it will “review” the Initial Registration Statement, the ninetieth calendar day following the earlier of (A) the Filing Deadline and (B) the initial filing date of the Initial Registration Statement, and (ii) the tenth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be “reviewed” or will not be subject to further review. If not included in the Initial Registration Statement, in the event that any Additional Shares issued to the Advisors pursuant to the terms of this Amendment are not permitted by the Commission to be registered on the Initial Registration Statement, the Company agrees that, within thirty (30) business days following the Additional Closing Date (the “Additional Filing Deadline” and, together with the initial Filing Deadline, each, a “Filing Deadline”), the Company will submit to or file with the Commission a registration statement for a shelf registration on Form S-1 or Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration) (an “Additional Registration Statement” and, together with the Initial Registration Statement, each, a “Registration Statement”), in each case, covering the resale of the Additional Shares acquired by the Advisors pursuant to this Amendment which are eligible for registration (determined as of two business days prior to such submission or filing). The Company’s obligations to include each Advisor’s Shares or Additional Shares, as applicable, in a Registration Statement are contingent upon such Advisor furnishing in writing to the Company such information regarding such Advisor, the securities of the Company held by such Advisor and the intended method of disposition of the Shares or Additional Shares, as applicable as shall be reasonably requested in writing by the Company to effect the registration of the Shares or the Additional Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, however, that neither Advisor shall in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares or Additional Shares, as applicable. With respect to the information to be provided by an Advisor pursuant to this Section 4, the Company shall request such information prior to the anticipated initial filing date of a Registration Statement. The Company will provide a draft of a Registration Statement to each Advisor for review at least two (2) business days in advance of its anticipated initial filing date. Notwithstanding the foregoing, if the Commission prevents the Company from including in a Registration Statement any or all of the Shares or Additional Shares due to limitations on the use of Rule 415 of the Securities Act for the resale or transfer of the Shares by the applicable stockholders or otherwise, the Registration Statement shall register for resale or transfer such number of Common Shares which is equal to the maximum number of Shares (and Additional Shares, as applicable) as is permitted by the Commission. In such event, the number of Shares (and Additional Shares, as applicable) to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders, and as promptly as practicable after being permitted to register additional Shares (and Additional Shares, as applicable) under Rule 415 under the Securities Act, the Company shall file a new Registration Statement to register such Shares not included in a filed Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 4. If the Commission requests that an Advisor be identified as a statutory underwriter in the Registration Statement, such Advisor will have an opportunity to withdraw from the Registration Statement. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of any Registration Statement, or another shelf registration statement that includes the Shares (and Additional Shares, as applicable) to be sold pursuant to this Amendment, until the earliest of (i) the date on which all such Shares, and any Additional Shares, issued to the Advisors have actually been sold, (ii) the date which is three years after the relevant Registration Statement filed hereunder is declared effective and (iii) the date on which the Shares (and Additional Shares, as applicable) may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act. For purposes of clarification, any failure by the Company to file any Registration Statement by a Filing Deadline or to effect such Registration Statement by date of effectiveness shall not otherwise relieve the Company of its obligations to file or cause the effectiveness of any Registration Statement set forth in this Section 4. For purposes of this Section 4, “Shares” or “Additional Shares” shall mean, as of any date of determination, the Common Shares acquired by the Advisors pursuant to this Amendment and any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Advisor” shall include any affiliate of such Advisor to which the rights under this Section 4 have been duly assigned.

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b.	Notwithstanding anything to the contrary in this Amendment, the Company shall be entitled to delay or postpone the effectiveness of any Registration Statement, and from time to time to require the Advisors not to sell under any Registration Statement or to suspend the effectiveness thereof, if the filing, initial effectiveness or continued use of any Registration Statement at any time would require the Company to make an Adverse Disclosure (as defined below) or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control (each, a “Suspension Event”). In such case, the Company may, upon giving prompt written notice of such action to each Advisor, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than two occasions or for more than ninety (90) consecutive days, or more than one hundred and fifty (150) total calendar days, in each case during any twelve-month period, determined in good faith by the Company to be necessary for such purpose. Upon receipt of any such written notice from the Company or upon written notice from the Company that any Registration Statement or related prospectus contains a Misstatement (as defined below), such Advisor agrees that (i) it will promptly discontinue offers and sales of the Common Shares under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until (A) such Advisor receives copies of a supplemental or amended prospectus (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice) that corrects the Misstatement referred to above and receives notice that any post-effective amendment has become effective or (B) is otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. The Company shall immediately notify the Advisors of the expiration of any period during which it exercised its rights under this Section 4(b). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of the Advisor in connection with any sale of Shares (and Additional Shares, as applicable) with respect to which such Advisor has entered into a contract for sale prior to such Advisor’s receipt of the notice of a Suspension Event and which has not yet settled. If so directed by the Company, each Advisor will deliver to the Company or, in such Advisor’s sole discretion destroy, all copies of the prospectus covering the Shares (and Additional Shares, as applicable) in such Advisor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares (and any Additional Shares) shall not apply (i) to the extent such Advisor is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company or the Company’s board of directors, after consultation with counsel to the Company, (x) would be required to be made in any Registration Statement or the related prospectus in order for such Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, (y) would not be required to be made at such time if any Registration Statement were not being filed, declared effective or used, as the case may be, and (z) the Company has a bona fide business purpose for not making such information public. “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made in any Registration Statement or the related prospectus, in the light of the circumstances under which they were made, not misleading.

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6.	Trust Account Waiver. Each Advisor acknowledges that substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company and its public shareholders. For and in consideration of the Company entering into this Amendment, the receipt and sufficiency of which are hereby acknowledged, each Advisor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Amendment or the Agreement. For the avoidance of doubt, this Section 6 is not intended to limit the Advisors’ ability to enforce their rights under this Amendment if the Company fails to perform its obligations under this Amendment.

7.	No Short Sales. Each Advisor hereby agrees that, from the date of this Agreement until any Additional Closing, that it will not, nor will any person acting at such Advisor’s direction or pursuant to any understanding with such Advisor (including such Advisor’s controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any shares or any securities of the Company or any instrument exchangeable for or convertible into any shares or any securities of the Company until the consummation of the Transaction (with respect to the Shares) or the Additional Closing (with respect to the Additional Shares), or such earlier termination of this Amendment in accordance with its terms. Notwithstanding anything to the contrary contained herein, the restrictions in this Section 6 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of the Company (A) held by such Advisor, its controlled affiliates or any person or entity acting on behalf of such Advisor or any of its controlled affiliates prior to the execution of this Amendment or (B) purchased by such Advisor, its controlled affiliates or any person or entity acting on behalf of such Advisor or any of its controlled affiliates in open market transactions after the execution of this Amendment, or (ii) ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Shares and any Additional Shares subscribed for hereunder and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for at the time of such transactions. Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management with such Advisor that have no knowledge of this Amendment or of such Advisor’s participation in the transactions contemplated hereby (including such Advisor’s affiliates) from entering into any short sales; (ii) in the case that such Advisor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Advisor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Advisor’s assets, this Section 6 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to receive the Shares (and Additional Shares, as applicable) covered by this Amendment.

8.	Permitted Assigns. Neither this Amendment nor any rights that may accrue to any Advisor hereunder (other than the Shares or Additional Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of the Company, except that this Amendment and any of the Advisor’s rights and obligations hereunder may be assigned to any member, limited partner or affiliate controlling, controlled by or under common control with such Advisor without the prior consent of the Company; provided that such Advisor gives prior written notice to the Company, and such assignee or transferee agrees in writing to be bound by and subject to the terms and conditions of this Amendment and makes the representations and warranties in Section 3 hereof.

9.	Entire Agreement. Except as set forth herein, the Agreement remains in full force and effect. This Amendment, together with the Agreement, constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Amendment may not be modified or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto.

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10.	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

11.	Termination. This Amendment shall become null and void if and to the extent that the Transaction with Mobix is not consummated.

If the foregoing correctly sets forth the understanding between the Advisors and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided below, at which time this letter shall become a binding contract.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Executive Chairman

CRAIG-HALLUM CAPITAL GROUP, LLC

By:	/s/ Steve Dyer
Name:	Steve Dyer
Title:	Chief Executive Officer

AGREED AND ACCEPTED BY:

CHAVANT CAPITAL ACQUISITION CORP.

By:	/s/ Jiong Ma
Name:	Jiong Ma
Title:	Chief Executive Officer

[Signature Page to Amendment to Business Combination Marketing Agreement]

Exhibit 14.1

Mobix Labs, Inc.

Code Of Business Conduct And Ethics

Adopted on December 21, 2023 (the “Effective Date”)

1.	Purpose

Mobix Labs, Inc.. (collectively with its subsidiaries, the “Company”) is committed to promoting high standards of honest and ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, the Company has adopted this Code of Business Conduct and Ethics (this “Code”). The Company has adopted this Code to set expectations and provide guidance applicable to all members (“directors”) of the Company’s Board of Directors (the “Board”) and officers, employees, independent contractors and consultants of the Company (all such persons for purposes of this Code, “personnel”). All personnel are responsible for reading and understanding this Code and using it as a guide to the performance of their responsibilities for the Company. Personnel should consider not only their own conduct, but also that of their family members. Throughout this Code, the term “family member” refers to a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home (other than a tenant or employee).

The Company expects all of its directors, executive officers, managers and other supervisory personnel to act with honesty and integrity, use due care and diligence in performing responsibilities to the Company, help foster a sense of commitment to this Code among its personnel and foster a culture of fairness, honesty and accountability within the Company. The Company also expects such personnel to ensure that the Company’s agents and contractors conform to the standards of this Code when working on the Company’s behalf. See Section 15 (Compliance Standards and Procedures) for a description of whom to contact with questions or how to report suspected violations of the Code.

Anyone who violates the standards in this Code will be subject to appropriate action, which, in certain circumstances, may include (a) for directors, removal from the Board, legal action or referral for criminal prosecution and (b) for personnel, termination of employment or service provider relationship for cause, legal action or referral for criminal prosecution.

2.	Diversity, Equity and Inclusion

The Company is committed to a diverse, equitable and inclusive workplace where its personnel are treated with dignity and respect. The Company believes that the diverse backgrounds of its workforce contributes to the richness of its community, and that everyone does their best work in an environment that fosters diversity, inclusion and respect.

3.	Equal Opportunity

In keeping with the Company’s commitment to the communities in which the Company does business, the Company is an equal employment opportunity employer. This means that employment decisions are to be based on merit and business needs, and not based upon race, color, citizenship status, religious creed, national origin, ancestry, gender, sexual orientation, gender identity or gender expression, age, marital status, veteran status, pregnancy, physical or mental disability, medical condition, family and medical care leave status or any other condition prohibited by law.

4.	Discrimination and Harassment are Prohibited

The Company does not tolerate discrimination or harassment against any individual on the basis of any non-performance-related characteristics, including race, gender or any of the other conditions outlined in Section 3 above. Discriminatory and harassing behavior are strictly prohibited at the workplace, at work-related functions and in any other setting where the behavior could affect someone’s comfort or relationships at work. This policy of non-discrimination and harassment is not limited to personnel and potential personnel, but extends to how the Company treats its partners, investors, customers, contractors and other constituencies.

5.	Confidentiality

5.1

One of the Company’s most important assets is its confidential information. Additionally, business partners, suppliers, vendors, and other third parties may occasionally share their confidential information with the Company, and the Company may not use or disclose their confidential information except as authorized. Personnel who have had access to such confidential information must not share it with anyone who has not been authorized to receive it, except when disclosure is authorized or legally mandated. This prohibition applies, both while working for the Company and after employment ends or, in the case of directors, while serving as director and after such director ceases to be a director.

Confidential information includes (a) business, marketing, product and service plans; (b) business and pricing strategies; (c) financial information and forecasts; (d) product architecture, source codes, engineering ideas, designs, data, databases, technical information and other intellectual property; (e) personnel information; (f) business partner, supplier and customer lists and data; (g) similar types of information provided to the Company by its business partners, distributors, suppliers or vendors; and (h) all other non-public information (regardless of its source) that might be of use to competitors or harmful to the Company or its business partners, suppliers or vendors, if disclosed, as may be described in a confidentiality agreement or similar agreement (including consulting or contractor agreements) that the Company’s personnel sign when they join the Company.

Unauthorized use or disclosure of confidential information is extremely serious; it would violate the confidential information and invention assignment agreement or similar agreement (including consulting or contractor agreement) and it could be illegal and result in civil liability or criminal penalties. It would also violate the Company’s trust in its personnel, and the trust of a business partner, supplier or vendor in the Company.

5.2

Directors and personnel must take precautions to prevent unauthorized disclosure of confidential information. Materials that contain confidential information, such as files, memos, notebooks, computer disks, mobile devices, memory sticks and laptop computers, should be stored securely. Directors and personnel should take steps to ensure that documents and files are produced, copied, faxed, filed, stored and discarded by means designed to minimize the risk that unauthorized persons might obtain access to confidential information. Directors and personnel should be cautious when discussing confidential information in public places like elevators, airports, restaurants and areas in and around the Company’s offices to which non-personnel have access. All company emails, voicemails and other communications are presumed confidential and should not be forwarded or otherwise disseminated outside of the Company except where required for legitimate business purposes.

5.3

Personnel are required to observe the provisions of any other specific policy regarding data protection, privacy and confidential information that the Company may adopt from time to time, as well as any applicable laws relating to data protection and privacy. If personnel become aware of any instance of inappropriate handling of information or data or any security breach, personnel should report it immediately.

6.	Legal Compliance

6.1	Compliance.

All directors and personnel must always obey the law while performing their duties to the Company. The Company’s success depends upon each of its personnel operating within legal guidelines and cooperating with authorities. In addition, all personnel are expected to comply with all other applicable Company policies, many of which supplement this Code by providing more detailed guidance. It is essential that all of the Company’s personnel know and understand the legal and regulatory requirements and other standards that apply to the Company’s business and to their specific area of responsibility. To ask questions about whether or how any law applies to Company conduct, please contact the legal department.

6.2	Insider Trading.

All officers, directors and employees are prohibited from using “inside” or material non-public information about the Company, or about companies with which the Company does business, in connection with buying or selling the Company’s or such other companies’ securities, including “tipping’’ others who might make an investment decision on the basis of this information. All personnel must exercise the utmost care when in possession of material non-public information and are expected to comply with the Company’s Insider Trading Policy (the “Insider Trading Policy”). Please review the Insider Trading Policy for additional information.

6.3	Anti-Corruption Laws.

All directors and personnel are expected to comply with all applicable laws wherever they travel on Company business, including laws prohibiting bribery, corruption or the conduct of business with specified individuals, companies or countries. All personnel are also expected to comply with U.S. laws, rules and regulations governing the conduct of business by U.S. citizens and entities outside the United States, including the U.S. Foreign Corrupt Practices Act, which prohibits directly or indirectly giving anything of value to a government official to obtain or retain business or favorable treatment, and requires the maintenance of accurate books of account, with all Company transactions being properly recorded.

6.4	Antitrust Laws.

All directors and personnel are expected to comply with all applicable antitrust laws, which are designed to protect customers and the competitive process. These laws generally prohibit the Company from establishing:

●	price fixing arrangements with competitors or resellers;

●	arrangements with competitors to share pricing information or other competitive marketing information, or to allocate markets or customers;

●	agreements with competitors or customers to boycott particular business partners, customers or competitors; or

●	a monopoly or attempted monopoly through anticompetitive conduct.

Some kinds of information, such as pricing, production and inventory, should never be exchanged with competitors, regardless of how innocent or casual the exchange may be, because even where no formal arrangement exists, merely exchanging information can create the appearance of an improper arrangement.

Noncompliance with the antitrust laws can have extremely negative consequences for the Company, including negative publicity, long and costly investigations and lawsuits and substantial fines or damages. Understanding the requirements of antitrust and unfair competition laws of the jurisdictions where the Company does business can be difficult, and personnel are urged to seek assistance from their supervisors or the Company’s General Counsel (the “Compliance Officer”) whenever they have questions relating to these laws.

6.5	Anti-Money Laundering

The Company is committed to comply with all applicable anti-money laundering laws and to prevent itself from being a conduit for the movement of illicit funds or promoting terrorist or other criminal activity.

7.	Competition and Fair Dealing

The Company strives to compete vigorously and to gain advantages over its competitors through superior business performance, not through unethical or illegal business practices. No personnel may through improper means acquire proprietary information from others, possess trade secret information or induce disclosure of confidential information from past or present employees of other companies. If personnel become aware of the improper acquisition of this type of information, they should report it immediately.

Personnel are expected to deal fairly and honestly with anyone with whom they have contact in the course of performing their duties to the Company and not engage in unfair business practices. Personnel involved in procurement have a special responsibility to adhere to principles of fair competition in the purchase of products and services by selecting suppliers based exclusively on typical commercial considerations, such as quality, cost, availability, service and reputation, and not on the receipt of special favors. Personnel involved in sales have a special responsibility to abide by all Company policies regarding selling activities, including Company policies relevant to revenue recognition. Further, no personnel may take unfair advantage of anyone through manipulation, concealment, abuse or privileged information, misrepresentation of facts or any other unfair dealing practice.

8.	Gifts and Entertainment

Business gifts and entertainment are meant to create goodwill and sound working relationships and not to gain improper advantage with customers or facilitate approvals from government officials. All personnel must be careful to avoid even the appearance of impropriety in giving or receiving gifts and entertainment. In general, the Company’s personnel cannot offer, provide or accept any gifts or entertainment in connection with their service to the Company except in a manner consistent with customary business practices, such as customary and reasonable meals and entertainment. Gifts and entertainment must not be excessive in value, in cash, susceptible of being construed as a bribe or kickback, or in violation of any laws. This principle applies to the Company’s transactions everywhere in the world, even if it conflicts with local custom. Under some statutes, such as the U.S. Foreign Corrupt Practices Act, giving anything of value to a government official to obtain or retain business or favorable treatment is a criminal act subject to prosecution and conviction. Additionally, personnel should not accept gifts or entertainment that may reasonably be deemed to affect their judgment or actions in the performance of their duties.

9.	Conflicts of Interest

In order to make good decisions for the Company, directors and personnel need to be aware of their own biases and make sure they counter them. The Company’s personnel are expected to avoid actual or apparent conflicts of interest between their personal and professional relationships. For directors, this may include recusal from discussions of the Board when their participation could be perceived as creating such a conflict.

A “conflict of interest” occurs when a personal interest interferes in any way (or even appears or could reasonably be expected to interfere) with the interests of the Company as a whole. Sometimes conflicts of interest arise when personnel take some action or have some outside interest, duty, responsibility or obligation that conflicts with an interest of the Company or the personnel’s duty to the Company. A conflict of interest can arise when personnel take actions or have interests that may make it difficult to perform the personnel’s duties objectively and effectively. Conflicts of interest can also arise when the Company’s personnel or their relatives (including a family member of personnel) receives improper personal benefits as a result of their position at the Company.

While we cannot list them all in this Code, some examples include:

●	Service as a member of the board of directors of a competitor or accepting payments or other benefits from a competitor.

●	Employment by or service on the board of directors of a business competitor partner, supplier or vendor.

●	Holding a significant financial interest in a competitor or a business that does business with the Company or seeks to do business with the Company, other than holding a direct interest of less than 1% in the stock of a publicly traded company.

●	Accepting gifts of a value that may appear to or tend to influence business decisions or otherwise compromise independent judgment.

●	Loans by the Company to its personnel, executive officers,[1] or their family members.

●	Taking personal advantage of corporate opportunities.

●	Engaging a family member or close friend to provide services to the Company.

Personnel must avoid these situations (and others like them), and any other situations where their loyalty to the Company could be compromised. Evaluating whether a conflict of interest exists can be difficult and may involve a number of considerations. The Company encourages its directors and personnel to seek guidance from their manager, the Compliance Officer or, in the case of directors, the chair of the Audit Committee (the “AC Chair”) in this regard.

1 Loans by the Company to, or guarantees by the Company of obligations of, any director or executive officer are expressly prohibited.

Any transaction that may implicate a conflict of interest needs to be approved in advance by the Compliance Officer or, in the case of directors, the Audit Committee. Senior financial employees may, in addition to speaking with the Compliance Officer, discuss potential conflicts with the AC Chair. All related-party transactions, whether or not deemed to be a conflict of interest, must be approved in accordance with the Company’s Related Party Transactions Policy.

10.	Corporate Opportunities

The Company’s personnel may not compete with the Company or take personal advantage of business opportunities that the Company might want to pursue. Personnel are prohibited from taking for themselves personally (or for the benefit of friends or family members) opportunities that are discovered through the use of Company property, information or position. Even opportunities that are acquired through independent sources may be questionable if they are related to the Company’s existing or proposed lines of business. Significant participation in an investment or outside business opportunity that is directly related to the Company’s existing or proposed lines of business must be pre-approved.

The Company’s personnel (other than personnel who also serve as directors) should consult with their manager or the Compliance Officer to determine an appropriate course of action if interested in pursuing an opportunity that they discovered through their Company position or use of Company property or information. Directors should consult with the AC Chair or the Compliance Officer if interested in pursuing such opportunities.

In the interest of clarifying above, if any member of the Board who is also a partner or employee of an entity that is a holder of our capital stock, or an employee of an entity that manages such an entity (each, a “Fund”), acquires knowledge of a potential transaction (investment transaction or otherwise) or other matter other than in connection with such individual’s service as a member of the Board (including, if applicable, in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of a Fund) that may be an opportunity of interest for both the Company and such Fund, then, provided that such director has acted reasonably and in good faith with respect to the best interests of the Company, such an event shall be deemed not to be a violation this Code.

11.	Financial Integrity; Public Reporting

The Company strives to maintain integrity of the Company’s records and public disclosure. The Company’s corporate and business records, including all supporting entries to the Company’s books of account, must be completed honestly, accurately and understandably. The Company’s records are important to investors and creditors. They serve as a basis for managing the Company’s business and are important in meeting the Company’s obligations to business partners, suppliers, vendors, creditors, employees and others with whom the Company does business. The Company depends on the books, records and accounts accurately and fairly reflecting, in reasonable detail, the Company’s assets, liabilities, revenues, costs and expenses, as well as all transactions and changes in assets and liabilities.

To help ensure the integrity of the Company’s records and public disclosure, the Company requires that:

●	no entry be made in the Company’s books and records that is intentionally false or misleading;

●	transactions be supported by appropriate documentation;

●	the terms of sales and other commercial transactions be reflected accurately in the documentation for those transactions and all such documentation be reflected accurately in the Company’s books and records;

●	the Company’s personnel comply with the Company’s system of internal controls and be held accountable for their entries;

●	any off-balance sheet arrangements of the Company are clearly and appropriately disclosed;

●	the Company’s personnel work cooperatively with the Company’s independent auditors in their review of the Company’s financial statements and disclosure documents;

●	no cash or other assets be maintained for any purpose in any unrecorded or “off-the-books” fund; and

●	records be retained or destroyed according to the Company’s document retention policies or procedures then in effect.

The Company’s disclosure controls and procedures are designed to help ensure that the Company’s reports and documents filed with or submitted to the U.S. Securities and Exchange Commission (the “SEC”) and other public disclosures are complete, fair, accurate, fairly present the Company’s financial condition and results of operations and are timely and understandable. Personnel who collect, provide or analyze information for or otherwise contribute in any way in preparing or verifying these reports should be familiar with and adhere to all disclosure controls and procedures and generally assist the Company in producing financial disclosures that contain all of the information about the Company that is required by law and would be important to enable investors to understand the Company’s business and its attendant risks. These controls and procedures include, but are not limited to, the following:

●	none of the Company’s personnel may take or authorize any action that would cause the Company’s financial records or financial disclosure to fail to comply with generally accepted accounting principles, the rules and regulations of the SEC or other applicable laws, rules and regulations;

●	all personnel must cooperate fully with the Company’s finance department, as well as the Company’s independent auditors and legal counsel, respond to their questions with candor and provide them with complete and accurate information to help ensure that the Company’s books and records, as well as its reports filed with the SEC, are accurate and complete; and

●	none of the Company’s personnel should knowingly make (or cause or encourage any other person to make) any false or misleading statement in any of the Company’s reports filed with the SEC or knowingly omit (or cause or encourage any other person to omit) any information necessary to make the disclosure in any of such reports accurate in all material respects.

In connection with the preparation of the financial and other disclosures that the Company makes to the public, including by press release or filing a document with the SEC, directors must, in addition to complying with all applicable laws, rules and regulations, follow these guidelines:

●	act honestly, ethically, and with integrity;

●	comply with this Code;

●	endeavor to ensure complete, fair, accurate, timely and understandable disclosure in the Company’s filings with the SEC;

●	raise questions and concerns regarding the Company’s public disclosures when necessary and ensure that such questions and concerns are appropriately addressed;

●	act in good faith in accordance with the director’s business judgment, without misrepresenting material facts or allowing independent judgment to be subordinated by others; and

●	comply with the Company’s disclosure controls and procedures and internal controls over financial reporting.

If personnel become aware that the Company’s public disclosures are not complete, fair and accurate, or if they become aware of a transaction or development that may require disclosure, they should report the matter immediately.

12.	Conduct of Senior Financial Employees

The Company’s Finance Department has a special responsibility to promote integrity throughout the organization, with responsibilities to stakeholders both inside and outside of the Company. As such, the Board requires that the Chief Executive Officer and senior personnel in the Company’s finance department adhere to the following ethical principles and accept the obligation to foster a culture throughout the Company as a whole that ensures the accurate and timely reporting of the Company’s financial results and condition.

Because of this special role, the Company requires that the Chief Executive Officer, Chief Financial Officer, Vice President of Accounting, Vice President of Finance, and any other persons performing similar functions (“Senior Financial Employees”):

●	Act with honesty and integrity and use due care and diligence in performing their responsibilities to the Company.

●	Avoid situations that represent actual or apparent conflicts of interest with their responsibilities to the Company, and disclose promptly to the Audit Committee and the Compliance Officer, any transaction or personal or professional relationship that reasonably could be expected to give rise to such an actual or apparent conflict. Without limiting the foregoing, and for the sake of avoiding an implication of impropriety, Senior Financial Employees shall not:

●	accept any material gift or other gratuitous benefit from a business partner, supplier or vendor of products or services, including professional services, to the Company (this prohibition is not intended to preclude ordinary course entertainment or similar social events);

●	except with the approval of the disinterested members of the Board, directly invest in any privately held company that is a business partner, supplier or vendor of the Company where the Senior Financial Employee, either directly or through people in such Senior Financial Employee’s chain of command, has responsibility or ability to affect or implement the Company’s relationship with the other company; or

●	maintain more than a passive investment of greater than 1% of the outstanding shares of a public company that is a business partner, supplier or vendor of the Company.

●	Provide constituents with information that is accurate, complete, objective, relevant, timely and understandable, including information for inclusion in the Company’s submissions to governmental agencies or in public statements.

●	Comply with applicable laws, rules, and regulations of federal, state and local governments, and of any applicable public or private regulatory and listing authorities.

●	Achieve responsible use of and control over all assets and resources entrusted to each Senior Financial Employee.

13.	Protection and Proper Use of Company Assets

All personnel are expected to protect the Company’s assets and ensure their efficient use for legitimate business purposes. These assets include the Company’s proprietary information, including intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business and marketing plans, engineering and manufacturing ideas, designs, databases, records and any nonpublic financial data or reports. Theft, carelessness and waste have a direct impact on the Company’s business and operating results. The Company’s physical property, such as computer equipment, buildings, furniture and furnishings, office supplies, products and inventories, should be used only for activities related to performance of job responsibilities, although incidental personal use is permitted. Similarly, unauthorized use or distribution of the Company’s proprietary information is prohibited. Any theft, misuse or suspected theft or misuse of the Company’s assets that becomes known to personnel must be immediately reported.

14.	Amendment and Waiver

Any amendment or waiver of this Code must be in writing and must be authorized by a majority of the members of the Board or, to the extent permissible under applicable laws, rules and regulations, a committee of the Board if the Board has delegated such authority to a committee. The Company will notify its personnel of any material changes to this Code. Any such amendment or waiver may be publicly disclosed if required by applicable laws, rules and regulations.

15.	Compliance Resources and Procedures

If the Company’s personnel (other than a director) need help understanding this Code, or how it applies to conduct in any given situation, then they should contact the Compliance Officer at ksamini@mobxlabs.com. In addition, personnel should be alert to possible violations of this Code by others and should report suspected violations without fear of any form of retaliation. If a director needs help understanding this Code, or how it applies to conduct in any given situation, the director should contact the AC Chair or the Compliance Officer.

15.1	Compliance Resources.

The Company’s personnel (other than personnel who also serve as directors) are encouraged to talk to their supervisors, managers and other appropriate personnel (including the Compliance Officer) when in doubt about the application of any provision of this Code. Directors are encouraged to talk to the AC Chair or the Compliance Officer when in doubt about the application of any provision of this Code.

There may, however, be times when personnel prefer not to go to their supervisor. In these instances, personnel should feel free to discuss their questions or concerns with the Compliance Officer. If personnel (other than a director) are uncomfortable speaking with the Compliance Officer because the Compliance Officer works in the personnel’s department or is one of the personnel’s supervisors, please contact the AC Chair.

In addition to fielding questions with respect to interpretation or potential violations of this Code, the Compliance Officer is responsible for:

●	investigating possible violations of this Code;

●	training new employees in Code policies;

●	conducting training sessions to refresh employees’ familiarity with this Code;

●	recommending updates to this Code as needed for approval by the Audit Committee, to reflect changes in the law, Company operations and recognized best practices, and to reflect Company experience with this Code; and

●	otherwise promoting an atmosphere of responsible and ethical conduct.

15.2	Reporting Possible Violations

If the Company’s personnel are aware of a suspected or actual violation of this Code by him/herself or others, it is the personnel’s responsibility to report it. Personnel may report directly to their supervisors, who must promptly report any complaints or observations of Code violations to the Compliance Officer. There may, however, be times when personnel prefer not to go to their supervisor. In these instances, please follow the reporting procedures, including the anonymous and confidential reporting procedures, which is posted on the Company’s website.

15.3	No Retaliation

The Company’s personnel should in good faith raise questions or report suspected or actual violations of this Code without any fear of retaliation in any form; it is the Company’s policy not to retaliate in such circumstances and the Company will take prompt disciplinary action, up to and including termination of employment or service provider relationship for cause, against any personnel who retaliates against someone who reports a suspected or actual violation.

15.4	Accountability

Reported violations of this Code will be investigated and appropriate action taken. Any violation of this Code, including fraudulent reports, may result in disciplinary action. That disciplinary action may include termination of employment and legal proceedings if warranted.

16.	No Rights Created

This Code is a statement of fundamental principles, policies and procedures that govern the conduct of the Company’s personnel. It is not intended to and does not create any legal rights for any business partner, supplier, vendor, competitor, stockholder or any other non-employee or entity.

17.	Administration of this Code

The Audit Committee is responsible for reviewing this Code as set forth in the Audit Committee’s charter and overseeing the establishment of procedures for the prompt internal reporting of violations of this Code. It may request reports from the Company’s executive officers about the implementation of this Code and may take any steps in connection with the implementation of this Code as it deems necessary, subject to the limitations set forth in this Code. The Audit Committee will have the authority to review and assess this Code and recommend revisions for approval by the Board. The Company will notify directors of any material changes to this Code.

CODE OF BUSINESS CONDUCT AND ETHICS

ACKNOWLEDGMENT

I certify that I have read, understand and agree to comply with Mobix Labs, Inc.’s Code of Business Conduct and Ethics (this “Code”). I agree that I will be subject to sanctions imposed by the Company, in its discretion, for violation of the Code. I acknowledge that one of the sanctions to which I may be subject as a result of violating the Code is termination of my employment or service provider relationship for cause, or if I am a director, removal from the Board.

Date:	Signature:

Printed Name:

Exhibit 16.1

Tel: 212-885-8192 Fax: 212-885-8000 www.bdo.com	200 Park Avenue New York, NY 10017

December 27, 2023

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on December 27, 2023, to be filed by our former client, Chavant Capital Acquisition Corp. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO USA, P.C.

BDO USA refers to BDO USA, P.C., a Virginia professional corporation, also doing business in certain jurisdictions with an alternative identifying abbreviation, such as Corp. or P.S.C.

BDO USA, P.C. is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Exhibit 21.1

Mobix Labs, Inc.

List of Subsidiaries

Name of Subsidiary	State of Jurisdiction of Incorporation
Mobix Labs Operations, Inc.	Delaware
EMI Solutions, LLC	California

Exhibit 99.1

Risk Factors

Unless otherwise indicated or the context otherwise requires, all references in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2023 and, if not defined in the Form 8-K, the final prospectus and definitive proxy statement dated November 13, 2023 filed by the registrant prior to the consummation of the Transaction (the “Proxy Statement/Prospectus”). Unless the context otherwise requires, all references in this Exhibit 99.1 to “we,” “us”, or “our” refer to the business of Mobix Labs prior to the consummation of the Transaction.

We cannot predict whether Mobix Labs will succeed in generating revenue growth or whether it will ever achieve profitability. Mobix Labs’ forecasts and projections that were initially presented to Chavant’s board of directors were based upon assumptions, analyses and internal estimates developed by its management that were intended to reflect Mobix Labs’ management’s views as of the time they were prepared and presented. However, the assumptions underlying these forecasts have not proven to be correct, and Mobix Labs’ actual operating results have been, and Mobix Labs’ management expects that they will continue to be, significantly less favorable than those forecasted or projected.

We cannot predict whether Mobix Labs will succeed in generating revenue growth or whether it will ever achieve profitability. In connection with its initial approval of the Transaction in November 2022, Chavant’s board of directors considered forecasts and projections for Mobix Labs, and these forecasts and projections were subject to significant uncertainty and were based on assumptions, analyses and estimates developed by its management, with reference to industry publications and reports or other publicly available information. These included assumptions, analyses and estimates about, among others, the commercialization timeline of its semiconductor products, the expected size and growth rate of the markets which it seeks to serve, the speed and scope of the commercial adoption of 5G technology, market demand, the cost of operating its business, and the timeline and potential benefits of completing the Transaction and the potential acquisition of EMI Solutions, all of which have been, and continue to be, subject to a wide variety of business, regulatory and competitive risks and uncertainties, many of which are beyond Mobix Labs’ control. Certain of these assumptions, analyses and estimates have already proven incorrect. Moreover, such forecasts and projections have been largely superseded by the actual results of Mobix Labs for the year ended September 30, 2023, which were materially lower than the prospective results in such forecasts and projections.

In particular, in preparing these forecasts and projections, Mobix Labs’ management assumed an earlier date for the completion of the Transaction than what is currently expected and, accordingly, an earlier date for the receipt of funds to invest in the development of its products and its operations and to obtain finished goods to satisfy existing and outstanding customer orders. Mobix Labs’ forecasts and projections also assumed that the acquisition of EMI Solutions would be closed in the fourth quarter of the calendar year 2022. However, the acquisition was not consummated until December 2023.

In addition, Mobix Labs’ revenue has been, and will continue to be, adversely impacted by Mobix Labs’ inability to obtain sufficient finished goods to fill customer orders for its connectivity products and to maintain or increase its profit margins for its connectivity products due to manufacturing limitations, replacement costs and its capital constraints. Accordingly, Mobix Labs’ actual operating results have been, and Mobix Labs’ management expects that they will continue to be, significantly less favorable than those forecasted or projected, and Chavant’s board of directors determined that such forecasts and projections were no longer reliable for, and therefore should not be considered in, its continued evaluation of the Transaction. See “Proposal No. 1 — The Transaction Proposal — The Transaction — Chavant’s Board of Directors’ Reasons for the Approval of the Transaction — Additional Considerations” of the Proxy Statement/Prospectus.

Mobix Labs has incurred losses in the operation of its business and anticipates that its expenses, including those related to research and development activities for the development of semiconductor products, will increase and that it will continue to incur losses in the near future. Mobix Labs may never achieve or sustain profitability.

Since inception, Mobix Labs has incurred operating losses and negative cash flows, primarily as a result of its ongoing investment in product development. For the fiscal years ended September 30, 2023 and 2022, Mobix Labs incurred net losses of $39.6 million and $23.9 million, respectively, and as of September 30, 2023, Mobix Labs had an accumulated deficit of $83.8 million. Since September 30, 2023, Mobix Labs has continued to incur net losses, and Mobix Labs expects it will continue or increase expenses related to research and development activities and continue to incur operating losses and negative cash flows from operations for the foreseeable future.

Mobix Labs may never achieve profitability or generate sufficient revenues to sustain itself. Even if Mobix Labs introduces its semiconductor products to market, increases its connectivity revenue and executes its acquisition strategy, it may continue to incur substantial losses for reasons, including lack of demand for its products, increasing competition, challenging macroeconomic conditions, regulatory changes and other risks discussed herein.

There is substantial doubt concerning Mobix Labs’ ability to continue as a going concern.

As described in the preceding risk factor, Mobix Labs expects that it will continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund its operations. Mobix Labs believes that there is a substantial doubt concerning its ability to continue as a going concern. In addition, Mobix Labs’ independent registered public accounting firm included an explanatory paragraph in its report on Mobix Labs’ financial statements included elsewhere in the Form 8-K as to the substantial doubt concerning Mobix Labs’ ability to continue as a going concern.

As of the date of the issuance of Mobix Labs’ financial statements included elsewhere in the Form 8-K, Mobix Labs does not have sufficient funds to meet its operating needs and satisfy its obligations for at least twelve months from the date of the issuance of its financial statements. There are no assurances that Mobix Labs will be able to obtain financing on acceptable terms, or at all, to provide the necessary interim funding to continue its operations and satisfy its obligations. If Mobix Labs raises funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If Mobix Labs raises funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on Mobix Labs’ operations. Without such additional funding, Mobix Labs will not be able to continue operations.

Any such events would have a material adverse effect on Mobix Labs’ financial position, results of operations, cash flows, and ability to achieve its intended business objectives.

Mobix Labs is exposed to potential impairment charges on certain assets.

Mobix Labs had approximately $5.3 million of goodwill and $5.2 million of intangible assets on its balance sheet as of September 30, 2023. Under GAAP, Mobix Labs is required to review its intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. Mobix Labs performs an annual assessment of goodwill during its fiscal fourth quarter, and it also assesses the impairment of goodwill on an interim basis whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Mobix Labs could incur significant goodwill or intangible impairment charges, which could negatively impact its financial results.

Mobix Labs identified material weaknesses in its internal control over financial reporting. If Mobix Labs is unable to remediate these material weaknesses, or if it identifies additional material weaknesses in the future or otherwise fails to maintain effective internal control over financial reporting, it may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect Mobix Labs’ business and share price.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses are as follows:

•	Mobix Labs did not design and maintain an effective control environment commensurate with its financial reporting requirements. Specifically, Mobix Labs lacked a sufficient complement of personnel with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately. Additionally, the insufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in its finance and accounting functions.

•	Mobix Labs did not design and maintain an effective risk assessment process at a precise enough level to identify new and evolving risks of material misstatement in the financial statements. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to the risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:

•	Mobix Labs did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over (i) the preparation and review of account reconciliations and journal entries, (ii) maintaining appropriate segregation of duties, (iii) determining the appropriate grant date for stock options and evaluating the assumptions used within the Black-Scholes model to determine the fair value of option grants, and (iv) the review of the completeness and accuracy of the income tax provision and related disclosures. Additionally, Mobix Labs did not design and maintain controls over the classification and presentation of accounts and disclosures in the financial statements and to ensure revenue transactions are recorded in the correct period.

•	Mobix Labs did not design and maintain effective controls to identify and account for certain non-routine, unusual or complex transactions, including the proper application of U.S. GAAP of such transactions. Specifically, Mobix Labs did not design and maintain effective controls to (i) timely identify, account for and value business combinations and asset acquisitions, including the associated tax implications and (ii) timely identify, account for and value financing arrangements.

These material weaknesses resulted in adjustments related to revenue, accrued expenses, general and administrative expenses, inventory, costs of products sold, the accounting for and classification of redeemable convertible preferred stock, founders preferred and common stock, stock-based compensation expense, other current assets, income tax expense and deferred tax liabilities, and related accounts to these adjustments, and the purchase price allocation for the business combination disclosed in the annual audited financial statements as of and for the years ended September 30, 2022 and 2021.

•	Mobix Labs did not design and maintain effective information technology (“IT”) general controls for information systems that are relevant to the preparation of the financial statements. Specifically, Mobix Labs did not design and maintain (i) program change management controls to ensure that program and data changes are identified, tested, authorized and implemented appropriately, (ii) user access controls to ensure appropriate segregation of duties and to adequately restrict user and privileged access to appropriate personnel, (iii) computer operations controls to ensure that processing and transfer of data, and data backups and recovery are monitored, and (iv) program development controls to ensure that new software development is tested, authorized and implemented appropriately. These deficiencies did not result in a misstatement to the financial statements.

Additionally, these material weaknesses could result in a misstatement of substantially all of Mobix Labs’ accounts or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected.

Mobix Labs has begun implementation of a plan to remediate the material weaknesses described above. Those remediation measures will include (i) hiring additional accounting and IT personnel to bolster its technical reporting, transactional accounting and IT capabilities; (ii) designing and implementing controls to formalize roles and review responsibilities and designing and implementing controls over segregation of duties; (iii) designing and implementing controls to identify and evaluate changes in Mobix Labs’ business and the impact on its internal control over financial reporting; (iv) designing and implementing controls to identify, account for, and value non-routine, unusual or complex transactions; (v) designing and implementing formal accounting policies, procedures and controls supporting Mobix Labs’ financial close process, including controls over account reconciliations and journal entries; (vi) designing and implementing controls over determining the appropriate grant date for stock options and evaluating the assumptions used within the Black-Scholes model; (vii) designing and implementing controls over the completeness and accuracy of the income tax provision and related disclosure; (viii) designing and implementing controls over the classification and presentation of accounts and disclosures in the financial statements and to ensure revenue transactions are recorded in the correct period; (ix) implementing a more sophisticated IT system, and (x) designing and implementing IT general controls.

Mobix Labs is working to remediate the material weaknesses as efficiently and effectively as possible. At this time, Mobix Labs cannot provide an estimate of costs expected to be incurred in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in Mobix Labs incurring significant costs and will place significant demands on its financial and operational resources.

While Mobix Labs is designing and implementing measures to remediate its existing material weaknesses, it cannot predict the success of such measures or the outcome of its assessment of these measures at this time. Mobix Labs can give no assurance that these measures will remediate any of the deficiencies in its internal control over financial reporting, or additional material weaknesses in its internal control over financial reporting will not be identified in the future. Mobix Labs’ current controls and any new controls that it develops may become inadequate because of changes in conditions in its business, personnel, IT systems and applications, or other factors. Any failure to design or maintain effective internal control over financial reporting or any difficulties encountered in their implementation or improvement could increase compliance costs, negatively impact share trading prices, or otherwise harm Mobix Labs’ operating results or cause it to fail to meet its reporting obligations. The effectiveness of Mobix Labs’ internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If Mobix Labs is unable to remediate the material weaknesses, Mobix Labs’ ability to record, process, summarize and report information within the time periods specified in the rules and forms of the SEC could be adversely affected, which, in turn, may adversely affect Mobix Labs’ reputation and business and the market price of New Mobix Labs’ Class A Common Stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of Mobix Labs’ securities and harm to Mobix Labs’ reputation and financial condition, or diversion of financial and management resources from the operation of Mobix Labs’ business.

As a public company, New Mobix Labs will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting. New Mobix Labs’ independent registered public accounting firm is not required to attest to the effectiveness of New Mobix Labs’ internal control over financial reporting until after New Mobix Labs is no longer an “emerging growth company,” as defined in the JOBS Act, or a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. New Mobix Labs may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting, in which case New Mobix Labs’ independent registered public accounting firm could not issue an unqualified opinion related to the effectiveness of New Mobix Labs’ internal control over financial reporting. If New Mobix Labs is unable to conclude that it has effective internal control over financial reporting and New Mobix Labs’ independent registered public accounting firm is unable to issue an unqualified opinion related to the effectiveness of New Mobix Labs’ internal control over financial reporting, investors could lose confidence in New Mobix Labs’ reported financial information, which could have a material adverse effect on the trading price of New Mobix Labs’ Class A Common Stock.

Exhibit 99. 2

Mobix Labs Operations, Inc.

(formerly known as Mobix Labs, Inc.)

Audited Financial Statements

Years Ended September 30, 2023 and 2022

1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Mobix Labs, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mobix Labs Operations, Inc. (formerly known as Mobix Labs, Inc.) (the “Company”) as of September 30, 2023 and 2022, and the related statements of operations and comprehensive loss, of redeemable convertible preferred stock and stockholders’ deficit and of cash flows for the years then ended, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses and negative cash flows that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Irvine, California

December 28, 2023

We have served as the Company's auditor since 2022.

2

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of September 30,
	2023	2022
ASSETS
Current assets
Cash	$89	$178
Accounts receivable, net	53	444
Receivable for issuance of common stock	—	117
Inventory	319	570
Prepaid expenses and other current assets	369	667
Total current assets	830	1,976

Property and equipment, net	1,859	1,763
Intangible assets, net	5,287	6,128
Goodwill	5,217	5,217
Operating lease right-of-use assets	1,030	—
Deferred transaction costs	4,125	—
Other assets	400	400
Total assets	$18,748	$15,484

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$8,995	$5,095
Accrued expenses and other current liabilities	4,519	2,753
Loss contingency	—	8,434
Notes payable	1,286	—
Notes payable – related parties	3,793	3,693
Simple agreements for future equity (“SAFEs”)	1,512	1,983
Operating lease liabilities, current	318	—
Total current liabilities	20,423	21,958

Convertible notes, noncurrent	—	625
Deferred tax liability	86	20
Operating lease liabilities, noncurrent	1,280	—
Total liabilities	21,789	22,603

Commitments and contingencies (Note 12)	—	—

Redeemable convertible preferred stock
Founders Convertible Preferred Stock, $0.00001 par value, 600,000 shares authorized; 588,235 shares issued and outstanding at September 30, 2023 and 2022	—	—
Series A Convertible Preferred Stock, $0.00001 par value, 2,000,000 shares authorized; 1,666,666 shares issued and outstanding at September 30, 2023 and 2022; liquidation preference of $2,300 at September 30, 2023 and 2022	2,300	2,300

Stockholders’ deficit
Common stock, $0.00001 par value, 57,400,000 shares authorized; 16,692,175 and 11,868,397 shares issued and outstanding at September 30, 2023 and 2022, respectively	—	—
Additional paid-in capital	78,421	34,722
Accumulated deficit	(83,762)	(44,141)
Total stockholders’ deficit	(5,341)	(9,419)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$18,748	$15,484

See accompanying notes to financial statements.

3

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Year ended September 30,
	2023	2022
Net revenue
Product sales	$1,224	$2,859
License revenue	—	450
Total net revenue	1,224	3,309

Costs and expenses
Cost of revenue	1,620	2,852
Research and development	11,044	12,193
Selling, general and administrative	24,104	11,978
Loss from operations	(35,544)	(23,714)

Interest expense	3,355	343
Change in fair value of SAFEs	655	83
Loss before income taxes	(39,554)	(24,140)
Provision (benefit) for income taxes	67	(273)
Net loss and comprehensive loss	$(39,621)	$(23,867)

Net loss per common share, basic and diluted	$(2.71)	$(2.25)
Weighted-average common shares outstanding, basic and diluted	14,612,600	10,620,614

See accompanying notes to financial statements.

4

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK

AND STOCKHOLDERS’ DEFICIT

(in thousands, except share and per share amounts)

	Founders Redeemable Convertible Preferred Stock		Series A Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stock- holders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at September 30, 2021	588,235	$—	1,666,666	$2,300	8,689,413	$—	$20,211	$(20,274)	$(63)

Common stock issued for acquisition of business	—	—	—	—	1,266,892	—	—	—	—
Issuance of common stock	—	—	—	—	1,460,644	—	9,764	—	9,764
Conversion of note to common stock	—	—	—	—	45,548	—	312	—	312
Exercise of stock options	—	—	—	—	166,666	—	145	—	145
Issuance of common stock upon exercise of warrants	—	—	—	—	239,234	—	1,000	—	1,000
Stock-based compensation	—	—	—	—	—	—	3,290	—	3,290
Net loss	—	—	—	—	—	—	—	(23,867)	(23,867)

Balance at September 30, 2022	588,235	$—	1,666,666	$2,300	11,868,397	$—	$34,722	$(44,141)	$(9,419)

Issuance of common stock	—	—	—	—	1,958,312	—	13,396	—	13,396
Issuance of common stock upon exercise of warrants	—	—	—	—	1,218,461	—	909	—	909
Issuance of common stock in settlement of loss contingency	—	—	—	—	1,233,108	—	8,434	—	8,434
Issuance of common stock to service providers	—	—	—	—	55,091	—	377	—	377
Conversion of notes to common stock	—	—	—	—	187,971	—	943	—	943
Conversion of SAFEs to common stock	—	—	—	—	170,835	—	1,126	—	1,126
Issuance of warrants to service providers	—	—	—	—	—	—	10	—	10
Issuance of warrants in connection with notes payable	—	—	—	—	—	—	3,028	—	3,028
Stock-based compensation	—	—	—	—	—	—	15,476	—	15,476
Net loss	—	—	—	—	—	—	—	(39,621)	(39,621)

Balance at September 30, 2023	588,235	$—	1,666,666	$2,300	16,692,175	$—	$78,421	$(83,762)	$(5,341)

See accompanying notes to financial statements.

5

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended September 30,
	2023	2022
Operating activities
Net loss	$(39,621)	$(23,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	449	528
Amortization of intangible assets	841	840
Loss on disposal of property and equipment	2	330
Issuance of warrants in connection with notes payable, charged to interest expense	2,983	—
Change in fair value of SAFEs	655	83
Deferred income taxes	66	(274)
Other non-cash items	(119)	50
Stock-based compensation	15,476	3,290
Changes in operating assets and liabilities:
Accounts receivable	385	(44)
Inventory	251	(338)
Prepaid expenses and other current assets	298	(476)
Other assets	—	(200)
Accounts payable	1,390	2,010
Accrued expenses and other current liabilities	2,318	1,610
Net cash used in operating activities	(14,626)	(16,458)

Investing activities
Acquisition of property and equipment	(633)	(56)
Proceeds from sale of property and equipment	—	300
Net cash provided by (used in) investing activities	(633)	244

Financing activities
Proceeds from issuance of common stock	13,513	9,847
Proceeds from exercise of common stock warrants	909	2,600
Proceeds from exercise of stock options	—	145
Proceeds from issuance of notes payable	2,156	—
Proceeds from issuance of notes payable – related parties	730	1,006
Proceeds from issuance of convertible notes	250	925
Proceeds from issuance of SAFEs	—	1,900
Principal payments on notes payable	(825)	—
Principal payments on notes payable – related parties	(630)	(1,044)
Merger-related transaction costs paid	(933)	—
Net cash provided by financing activities	15,170	15,379

Net decrease in cash	(89)	(835)
Cash, beginning of period	178	1,013
Cash, end of period	$89	$178

Supplemental cash flow information
Cash paid for interest	$58	$187
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Deferred merger-related transaction costs	$3,192	$—
Conversion of notes to common stock	943	312
Conversion of SAFEs to common stock	1,126	—
Issuance of warrants in connection with notes payable, recorded as debt discount	790	—
Issuance of common stock and warrants to service providers	387	—
Issuance of common stock for receivable	—	117

See accompanying notes to financial statements.

6

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Note 1 — Nature of the Business and Basis of Presentation

Mobix Labs Operations, Inc. (formerly known as Mobix Labs, Inc.) (“Mobix Labs” or the “Company”) was incorporated in the state of Delaware on July 31, 2020. Based in Irvine, California, Mobix Labs is a fabless semiconductor company delivering disruptive wireless and connectivity solutions for next generation communication systems, including C-Band and mmWave 5G and high bandwidth cable applications. The Company’s True5G integrated circuits currently in development are designed to deliver significant advantages in performance, efficiency, size and cost. The Company’s True Xero active optical cables (“AOCs”), which have been in production for several years, are designed to meet customer needs for high-quality AOC solutions at an affordable price. These innovative technologies are designed for large and rapidly growing markets where there are increasing demands for higher performance communication systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, the Company completed a merger with Chavant Capital Acquisition Corp., a publicly traded special purpose acquisition company (“Chavant”). See Note 18 – Subsequent Events for additional information about the merger and related transactions.

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Mobix Labs. The Company’s fiscal year ends on September 30.

Going Concern

The financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred operating losses and negative cash flows, primarily as a result of its ongoing investment in product development. For the fiscal years ended September 30, 2023 and 2022, the Company incurred net losses of $39,621 and $23,867, respectively, and as of September 30, 2023 the Company had an accumulated deficit of $83,762. The Company has historically financed its operations through the sale of shares of its common stock or redeemable convertible preferred stock and the issuance of debt. After considering the effects of debt and equity transactions completed from October 1, 2023 through December 28, 2023, as well as proceeds associated with the merger transaction with Chavant (all as discussed in Note 18), the Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund its operations and satisfy its obligations. Management believes that there is substantial doubt concerning the Company’s ability to continue as a going concern as the Company currently does not have adequate liquidity to meet its operating needs and satisfy its obligations for at least twelve months from the date of issuance of these financial statements.

While the Company will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to the Company, or at all. If the Company raises funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If the Company raises funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on the Company’s operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, recent and potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

7

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

If the Company is unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, the Company may be required to reduce its operating expenditures, which could adversely affect its business prospects, or the Company may be unable to continue operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could differ materially from those estimates and assumptions. Areas that could require significant estimates and assumptions by the Company include, but are not limited to:

●     valuation of stock-based compensation and equity-based awards;

●     valuation of common stock;

●     impairments of goodwill and long-lived assets;

●     the fair value of the Simple Agreements for Future Equity;

●     purchase price allocation and valuations of net assets acquired in business combinations; and,

●     provisions for income taxes and related valuation allowances and tax uncertainties.

Cash

As of September 30, 2023 and 2022, the Company’s cash balance consisted of demand deposits held at large financial institutions. The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of September 30, 2023 and 2022. The amount of deposits maintained at any financial institution may exceed federally insured limits. The Company places its cash with high credit quality financial institutions and has not experienced any losses on its deposits of cash.

8

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Accounts Receivable, net

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts, which is based on the Company’s assessment of the collectability of accounts. The Company regularly reviews the adequacy of the allowance for doubtful accounts by considering the age of each outstanding invoice and the collection history of each customer and other relevant factors to determine the appropriate amount of allowance for doubtful accounts. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. The allowance for doubtful accounts as of September 30, 2023 and 2022 and bad debt expense for the years ended September 30, 2023 and 2022 were not material.

Inventory

Inventory is stated at the lower of cost, determined on a first-in, first-out basis, or net realizable value. Inventory costs consist of materials purchase costs, outside manufacturing costs, inbound freight and receiving costs, and capitalized overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, based on available information and the Company’s current expectations of future demand, product obsolescence and market conditions. Any provision for excess and obsolete inventory is charged to cost of revenue and is a permanent reduction of the carrying value of inventory.

Property and Equipment, net

The Company’s property and equipment primarily consists of laboratory equipment, computer hardware, equipment, furniture and fixtures and leasehold improvements. Property and equipment are recorded at cost less accumulated depreciation and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. Major improvements are capitalized, while routine maintenance and repairs which do not significantly improve or extend the useful life of an asset are expensed when incurred. Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the statements of operations and comprehensive loss.

Deferred Transaction Costs

The Company capitalizes certain legal, accounting, and other third-party fees that are directly related to a planned equity financing, including the Merger, until such financing is consummated. After consummation of an equity financing, these costs are recorded as a reduction of the proceeds received as a result of the financing. Should a planned equity financing be abandoned, terminated or significantly delayed, the deferred transaction costs would be immediately written off to operating expenses.

Intangible Assets, net

The Company’s intangible assets consist of acquired developed technology and customer relationships having finite lives ranging from seven to ten years. The Company amortizes intangible assets over their useful lives on a straight-line basis, which the Company believes approximates the pattern in which the economic benefits of the intangible assets are expected to be utilized. To the extent that an acquired developed technology is incorporated in, or used to produce, a product the Company currently produces and sells, the related amortization expense is included in cost of revenue in the statements of operations and comprehensive loss. Amortization expense on other acquisition-related intangible assets is included in operating expenses.

9

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company regularly reviews its operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. The Company did not record any impairment losses on long-lived assets for the years ended September 30, 2023 and 2022.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

Significant judgment may be required when goodwill is assessed for impairment. Qualitative factors may be assessed to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative goodwill impairment test is not necessary. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company will perform a quantitative goodwill impairment test. The quantitative impairment test for goodwill consists of a comparison of the fair value of a reporting unit with its carrying value, including the goodwill allocated to that reporting unit. If the carrying value of a reporting unit exceeds its fair value, the Company will recognize an impairment loss equal to the amount of the excess, limited to the amount of goodwill allocated to that reporting unit. Application of the impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units and the determination of fair value of each reporting unit. The Company performed its annual qualitative impairment test and determined it was not more likely than not that the fair value of its reporting unit was less than its carrying amount. The Company did not record any goodwill impairment losses for the years ended September 30, 2023 and 2022.

Business Combinations

The Company allocates the purchase price of an acquisition to the tangible assets acquired, liabilities assumed, and intangible assets acquired, based on their estimated fair values. The excess of the purchase price over the fair values of these net assets acquired is recorded as goodwill.

Accounting for business combinations requires that management make significant estimates and assumptions to determine the fair value of assets acquired and liabilities assumed at the acquisition date. Although management believes the assumptions and estimates to be reasonable and appropriate, they are inherently uncertain. Critical estimates in valuing certain acquired assets include, but are not limited to, expected future cash flows including revenue growth rate assumptions from product sales, customer contracts and acquired technologies, expected costs to develop acquired technology into commercially viable products, and estimated cash flows from the projects when completed, including assumptions associated with the technology migration curve. The discount rates used to discount expected future cash flows to present value are typically derived from a weighted-average cost of capital analysis and are adjusted to reflect inherent risks. Unanticipated events and circumstances may occur that could affect either the accuracy or validity of such assumptions, estimates or actual results.

10

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company uses a three-tiered hierarchy for inputs used in measuring fair value that emphasizes the use of observable inputs over the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are market participant assumptions based on market data obtained from sources independent of the Company. Unobservable inputs are the Company’s own assumptions of what market participants would use in pricing an asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

As a basis for considering such assumptions, a three-tier hierarchy is used in management’s determination of fair value based on the reliability and observability of inputs as follows:

Level 1 — Observable inputs that include quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The Company’s non-financial assets, including property and equipment, intangible assets and goodwill, are measured at estimated fair value on a nonrecurring basis. These assets are adjusted to fair value only when an impairment is recognized, or in the event an asset is held for sale.

Simple Agreements for Future Equity (SAFEs)

The Company has issued SAFEs to certain investors. The SAFEs provide for automatic conversion into shares of the Company’s common stock or preferred stock upon the occurrence of certain events. The number of shares issuable upon conversion is dependent upon a number of factors, including the prices at which the Company may sell its equity securities in the future, the Company’s capitalization and the occurrence of certain events. The SAFEs also require cash settlement by the Company in certain circumstances, such as in the event of a liquidation or dissolution of the Company. The Company performs an assessment of the specific terms of the SAFEs under the applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”). The Company evaluated the SAFEs and concluded that the SAFEs are classified as liabilities in the balance sheets. The Company initially records the SAFEs at their fair value and remeasures the SAFEs to fair value at each reporting date.

The Company estimates the fair value of the SAFEs using a probability weighted expected return method (“PWERM”). The PWERM is a scenario-based analysis that estimates the value of the SAFEs based on the probability weighted present value of expected future investment returns, considering each of the possible outcomes available to the Company. The Company classifies the SAFEs as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement.

11

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Fair Value of Common Stock

As there was no public market for the Company’s common stock prior to the Closing, the Company determined the fair value of shares of its common stock considering a number of objective and subjective factors, including: third-party valuations of its common stock, the valuation of comparable companies, sales of the Company’s common stock to outside investors in arms-length transactions, the Company’s forecasted financial performance, operational developments and milestones, the lack of marketability of the underlying common stock, the likelihood of achieving a liquidity event, and the general and industry specific economic outlook, among other factors. The fair value of the Company’s common stock was determined in accordance with applicable elements of the American Institute of Certified Public Accountants guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

Fair Value of Warrants

The Company accounts for warrants to purchase its common stock as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the liability classification requirements pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent period end date while the warrants are outstanding.

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. Under the two-class method, net loss is attributed to common stockholders and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers both series of redeemable convertible preferred stock to be participating securities.

Under the two-class method, the net loss attributable to common stockholders is not allocated to the Founders or Series A Redeemable Convertible Preferred Stock as the holders of those securities do not have a contractual obligation to share in the Company’s losses. Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. For a period in which the Company reports a net loss, diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders because potentially dilutive common shares are not assumed to have been issued if their effect is antidilutive.

Stock-Based Compensation

The Company estimates the fair value of stock option awards using the Black-Scholes-Merton (“Black- Scholes”) option-pricing model. The fair value of each stock option award is recognized as compensation expense on a straight-line basis over the requisite service period, which is typically four years. The Company has elected to account for forfeitures as they occur and initially records stock-based compensation expense assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company will reverse previously recognized stock-based compensation expense in the period the award is forfeited.

12

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

●	the per share fair value of the underlying common stock;

●	the exercise price;

●	the risk-free interest rate;

●	the expected term;

●	expected stock price volatility over the expected term; and,

●	the expected annual dividend yield.

The expected term represents the period over which the stock-based award is expected to remain outstanding and is estimated based on historical experience of similar awards, vesting schedules and expectations of future employee behavior. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the stock-based award. Because the Company’s common stock is not publicly traded, the Company estimates expected stock price volatility based on the historical volatility of the stock prices of similar publicly traded peer companies. The Company estimates the expected annual dividend yield will be zero because the Company does not currently expect to declare dividends on its common stock.

Stock-based compensation awards also include restricted stock units (“RSUs”). RSUs entitle the holder to receive a number of shares of the Company’s common stock, generally subject to service-based vesting conditions and, in some cases, other conditions. The Company establishes the fair value of each RSU based on the grant date fair value of the underlying shares of its common stock. The Company recognizes stock-based compensation expense for RSUs over the requisite service period, as applicable, or upon determination that the satisfaction of performance-based criteria is probable.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. Accordingly, the Company has determined that it operates in a single operating segment and, therefore, one reportable segment.

Comprehensive Loss

Comprehensive loss includes the Company’s net loss as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. There were no differences between the Company’s net loss and comprehensive loss for the years ended September 30, 2023 and 2022.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of historical losses, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

13

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Company recognizes liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. Then the Company measures the tax benefits recognized in the financial statements from such positions based on the largest amount that is greater than 50% likely to be realized upon ultimate settlement with the related tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs based on new information not previously available.

Revenue Recognition

The Company accounts for revenue from contracts with customers in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company derives its revenues primarily from product sales to equipment manufacturers. The Company recognizes product revenue when it satisfies performance obligations under the terms of its contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the contractual shipping terms of the contract) net of accruals for estimated sales returns and allowances. Such sales returns and allowances were not material for the years ended September 30, 2023 and 2022. Sales and other taxes the Company collects, if any, are excluded from revenue. The Company does not have material variable consideration, and the Company’s revenue arrangements do not contain significant financing components. Payment terms are principally net 30 days to net 45 days.

The Company generally offers a limited warranty to customers covering a period of twelve months which obligates the Company to repair or replace defective products. The warranty is not sold separately and does not represent a separate performance obligation. Therefore, the Company accounts for such warranties under ASC Topic 460, Guarantees, and the estimated costs of warranty claims are accrued as cost of revenue in the period the related revenue is recorded. The Company accrues for warranty and indemnification issues if a loss is probable and can be reasonably estimated. Warranty and indemnification expenses have historically been insignificant.

The Company has agreements with certain distributors which include certain rights of return and pricing programs, including stock rotation and price protection which could affect the transaction price. Sales returns, stock rotation and price protection have historically been insignificant.

The Company includes shipping and handling fees billed to customers as part of net sales. The Company includes shipping and handling costs associated with outbound freight in cost of revenue.

There were no material contract assets or contract liabilities recorded on the balance sheet in any of the periods presented. All incremental customer contract acquisition costs are expensed as incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.

In October 2021, the Company entered into a license agreement with a customer, wherein the Company granted the customer a perpetual, non-exclusive license to use certain of its patents and developed technology. As consideration for the license, the customer paid the Company a license fee of $450. The Company does not have any ongoing development, support or other performance obligations under the license agreement. Consequently, the Company concluded that its performance obligation under the license agreement was satisfied and recognized the $450 consideration as license revenue during the year ended September 30, 2022.

14

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Cost of Revenue

Cost of revenue includes costs of materials, contract manufacturing services, including costs associated with the assembly, testing, packaging and shipping of products, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of revenue also includes employee compensation and benefits (including stock-based compensation) of employees engaged in the sourcing of products, facility-related expenses, depreciation, and an allocation of corporate costs.

Advertising Expense

Advertising costs include spending for items such as marketing and promotional items, trade shows, sponsorships, and other programs. The Company expenses advertising costs as incurred. Advertising expenses were $175 and $281 for the years ended September 30, 2023 and 2022, respectively.

Research and Development Expense

Research and development expenses consist of costs incurred to perform product design and development activities including employee compensation and benefits (including stock-based compensation), design tools, supplies, facility-related expenses, depreciation, amortization of acquired developed technology, allocation of corporate costs and costs of outside contractors. The Company expenses all research and development costs as incurred.

Selling, General and Administrative Expense

Selling, general and administrative expenses consist of employee compensation and benefits (including stock-based compensation) of sales, marketing, executive and administrative staff including human resources, accounting, information technology and executive management, outside audit and tax fees, insurance costs, patent costs, outside legal fees, business consulting fees, advertising and promotion programs, travel and entertainment, outside service costs and facility-related costs.

Accounting Pronouncements Recently Adopted

The Company is an “emerging growth company,” as defined in the Securities Act. Under the Jumpstart Our Business Startups Act of 2012, an emerging growth company has the option to adopt new or revised accounting guidance either (i) within the same periods as otherwise applicable to public business entities, or (ii) within the same time periods as non-public business entities, including early adoption when permissible. With the exception of accounting guidance the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time periods as non-public business entities, as indicated below.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”) and has since issued several updates, amendments and technical improvements to ASU 2016-02, to provide guidance on the accounting for leasing transactions. The standard requires that the lessee recognize a lease liability along with a right-of-use (“ROU”) asset for all leases with a term longer than one year. ASU 2016-02 requires a modified retrospective transition approach to each lease that existed at the date of initial application as well as leases entered into after that date. The standard also requires additional disclosures about leasing arrangements related to discount rates, lease terms, and the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this new guidance effective October 1, 2022, using the modified retrospective method, and recognized ROU assets and lease liabilities of $1,169 and $1,862, respectively, on its balance sheet. See Note 11 – Leases for additional information and disclosures related to the adoption of this standard.

15

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

In November 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and also improves consistent application of and simplification of GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The Company adopted ASU 2019-12 as of October 1, 2022, with no impact on its financial position or results of operations.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) (“ASU 2016-13”), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The Company is required to adopt this guidance for its fiscal year beginning October 1, 2023, including interim periods within that fiscal year. The Company does not expect adoption of ASU 2016-13 will have a significant impact on its financial position or results of operations.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). ASU 2021-08 requires that an entity recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC 606 as if the acquiring entity had originated the contracts. The Company is required to adopt this guidance for its fiscal year beginning October 1, 2024, including interim periods within that fiscal year. The Company is currently evaluating the impact of this new standard on its financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. The disclosures required under ASU 2023-07 are also required for public entities with a single reportable segment. The ASU is effective for the Company’s fiscal year beginning October 1, 2024 and for interim periods within the Company’s fiscal year beginning October 1, 2025, with early adoption permitted. The Company does not expect adoption of ASU 2023-07 will have a significant impact on its financial position or results of operations.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for the Company’s fiscal year beginning October 1, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company does not expect adoption of ASU 2023-09 will have a significant impact on its financial position or results of operations.

16

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 3 — Inventory

Inventory consists of the following:

	September 30,
	2023	2022
Raw materials	$265	$404
Finished goods	54	166
Total inventory	$319	$570

Note 4 — Property and Equipment, net

Property and equipment, net consists of the following:

	Estimated Useful Life	September 30,
	(years)	2023	2022
Equipment and furniture	5 - 7	$858	$895
Laboratory equipment	5	601	601
Leasehold improvements	Shorter of estimated useful life or remaining lease term	850	894
Construction in progress		584	—
Property and equipment, gross		2,893	2,390
Less: Accumulated depreciation		(1,034)	(627)
Property and equipment, net		$1,859	$1,763

Depreciation expense for the years ended September 30, 2023 and 2022 was $449 and $528, respectively.

Note 5 — Intangible Assets, net

Intangible assets, net consist of the following:

	Estimated	September 30, 2023			September 30, 2022
	Useful Life (years)	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Developed technology	7 – 10	$7,289	$(2,238)	$5,051	$7,289	(1,428)	$5,861
Customer relationships	10	300	(64)	236	300	(33)	267

The Company recorded amortization expense related to intangible assets of $841 and $840 during the years ended September 30, 2023 and 2022, respectively. The weighted-average remaining lives of developed technology and customer relationships as of September 30, 2023 were 6.4 years and 7.9 years, respectively.

Estimated future amortization expense for intangible assets by fiscal year as of September 30, 2023 is as follows:

Years ending September 30,
2024	$840
2025	840
2026	840
2027	840
2028	806
Thereafter	1,121
Total	$5,287

17

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 6 — Goodwill

As of September 30, 2023 and 2022, the total carrying amount of goodwill was $5,217. The Company performed its annual goodwill assessment as of July 31, 2023 and 2022. The Company assessed all relevant qualitative factors to determine whether it was more likely than not that the fair value of the reporting unit was less than its carrying amount. Based on this assessment, the Company concluded that it was more likely than not that the fair value of the reporting unit was greater than its carrying amount, and that a quantitative goodwill impairment test was not necessary. The Company recorded no impairment charges on goodwill for the years ended September 30, 2023 and 2022.

There were no changes in the carrying amount of goodwill during the years ended September 30, 2023 and 2022.

Note 7 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30,
	2023	2022
Accrued compensation and benefits	$2,841	$613
Deferred rent	—	634
Accrued professional fees	273	494
Accrued interest	304	59
Deferred revenue	138	35
Other	963	918
Total accrued expenses and other current liabilities	$4,519	$2,753

Note 8 — Net Loss Per Share

For periods in which the Company reports a net loss, diluted net loss per common share is the same as basic net loss per common share, because all potentially dilutive securities are anti-dilutive. The following table shows the calculation of the Company’s net loss per common share — basic and diluted:

	Year ended September 30,
	2023	2022
Numerator:
Net loss	$(39,621)	$(23,867)

Denominator:
Weighted-average common shares outstanding – basic and diluted	14,612,600	10,620,614

Net loss per common share – basic and diluted	$(2.71)	$(2.25)

The following table shows potentially dilutive securities not included in the computation of the Company’s net loss per common share:

	Year ended September 30,
	2023	2022
Restricted stock units	209,494	10,984,241
Stock options	5,905,684	5,754,052
Convertible preferred stock (on an as-converted basis)	2,254,901	2,254,901
Common stock warrants	700,388	200,000
Convertible notes	—	129,482
	9,070,467	19,322,676

18

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 9 — Debt

Debt consists of the following:

	September 30,
	2023	2022
Notes payable	$1,286	$—
7% promissory notes – related parties	3,349	3,349
Notes payable – related parties	444	344
SAFEs	1,512	1,983
Convertible notes	—	625
Total debt	6,591	6,301
Less: Amounts classified as current	(6,591)	(5,676)
Noncurrent portion	$—	$625

Notes Payable

During the year ended September 30, 2023, the Company entered into eight promissory notes payable having an aggregate principal amount of $2,156 with unrelated investors to meet its working capital needs. Four notes bear interest at rates ranging from 6.0% to 8.0% per annum, while the remaining notes bear no interest. The notes mature at various dates from January 2023 to March 2024, are unsecured and do not require any principal payments prior to maturity.

In connection with the issuance of each of the notes, the Company issued the purchasers warrants to purchase an aggregate of 239,464 shares of its common stock at exercise prices ranging from $0.01 to $3.00 per share. The warrants have contractual terms of one to twelve months and are immediately exercisable. The Company evaluated the additional warrants and determined that they met all the requirements for equity classification under ASC 815. The Company accounted for each of the warrants as a detachable warrant at its fair value, using the relative fair value method. The portion of the proceeds allocated to the warrants of $790 was recorded as an increase to additional paid-in capital and as a discount to notes payable on the balance sheet. The Company is amortizing the discount over the term of the related notes using the effective interest method. The Company valued each of the warrants at the time of issuance using the Black-Scholes option pricing model with the following ranges of assumptions: expected volatility of 52.7% to 54.1%; no expected dividend yield; risk-free interest rate of 3.6% to 5.5%; and a contractual term of one to twelve months.

Two of the notes, having an aggregate principal amount of $825, also provide that in the event the Company fails to pay the principal amount on the respective maturity dates, the Company must issue the purchasers as additional consideration warrants to purchase additional shares of its common stock for each seven-day period thereafter until such time as the principal is repaid in full. Because the Company repaid the principal of both notes in full after their respective maturity dates, the Company was required to issue the purchasers additional warrants to purchase an aggregate of 385,000 shares of its common stock. The Company evaluated the additional warrants and determined that they met all the requirements for equity classification under ASC 815. The aggregate fair value of the additional warrants of $2,238 is included in interest expense in the statement of operations and comprehensive loss. The Company valued each of the warrants at the time of issuance using the Black-Scholes option pricing model with the following ranges of assumptions: expected volatility of 52.7% to 54.1%; no expected dividend yield; risk-free interest rate of 3.6% to 5.4%; and a contractual term of six to twelve months.

Another of the notes, having an aggregate principal amount of $531, also provides that in the event the Company fails to pay the principal amount by its October 5, 2023 maturity date, the Company must issue the purchaser as additional consideration a warrant to purchase 28,000 shares of its common stock for the first calendar month, and warrants to purchase an additional 25,000 shares for each successive calendar month, during which the note remains unpaid. The Company did not repay the note by its maturity date and the Company is currently obligated to issue the purchaser warrants to purchase an aggregate of 78,000 shares of its common stock. The warrants are immediately exercisable, have an exercise price of $0.01 per share, and expire at such time as the related note is repaid in full.

19

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

As of September 30, 2023, promissory notes payable having a remaining principal balance of $1,331 were outstanding and are included in “Notes payable” at a carrying amount of $1,286 (net of unamortized discount of $45) in the balance sheet.

7% Promissory Notes — Related Parties

The Company has two outstanding promissory notes with related parties having an aggregate remaining principal amount of $3,349, which the Company assumed in 2020 as part of an asset acquisition. The promissory notes bear interest at 7% per annum, are unsecured and do not require principal payments prior to the maturity date. The notes had an initial maturity date of August 2022, but were amended in May 2022 to extend their maturity to July 2023. The Company made principal payments of $0 and $332 on these notes during the years ended September 30, 2023 and 2022. The 7% promissory notes are included in “Notes payable — related parties” in the balance sheets. Subsequent to September 30, 2023, the Company has not made any principal payments on these notes, and the $3,349 principal remains outstanding.

Notes Payable — Related Parties

During the year ended September 30, 2022, the Company entered into six short-term notes payable with related parties to meet its working capital needs. The aggregate original principal amount of the notes was $1,056, and cash proceeds to the Company were $1,006 after discounts of $50. The notes have varying maturity dates and bear interest at rates from 2% to 18%. The Company made principal payments of $0 and $712 on these notes during the years ended September 30, 2023 and 2022 and as of September 30, 2023, one note having a principal balance of $344 remains outstanding.

During the year ended September 30, 2023, the Company issued and repaid a promissory note having a principal amount of $100 to an officer and director of the Company. Also during the year ended September 30, 2023, the Company issued and repaid five promissory notes, each having a principal amount of $106, to an employee. The Company also issued a promissory note having a principal amount of $100 to a director of the Company. The note matured on August 22, 2023 and remains outstanding. The note does not bear interest and is unsecured. In connection with the note, the Company issued the purchaser a warrant to purchase 2,924 shares of the Company’s common stock at a price of $6.84 per share. The warrant is immediately exercisable and has a one-year term. The Company evaluated the warrant and determined that it met all the requirements for equity classification under ASC 815. The Company accounted for the warrant as a detachable warrant at its fair value, using the relative fair value method. The portion of the proceeds allocated to the warrant was recorded as an increase to additional paid-in capital and as a discount to notes payable—related parties on the balance sheet. The Company amortized the discount over the term of the note using the effective interest method. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 54.1%; no expected dividend yield; risk-free interest rate of 5.4%; and a contractual term of twelve months.

As of September 30, 2023, two notes having an aggregate principal balance of $444 remain outstanding and are included in “Notes payable — related parties” in the balance sheet.

20

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

SAFEs

During the year ended September 30, 2022, the Company entered into simple agreements for future equity with certain investors in exchange for cash proceeds of $1,900. Certain SAFEs, representing a purchase amount of $900, are automatically convertible into shares of the Company’s common stock upon the occurrence of the Company’s next equity financing of not less than $5,000. These SAFEs are convertible at prices per share equal to discounts of 20% to 25% from the lowest per share purchase price of the Company’s equity securities in the financing. In the event of a dissolution prior to conversion, the Company must pay the holder of these SAFEs an amount equal to the purchase amount. In this case, the rights of the SAFE holders are senior to the Company’s capital stock and pari passu with any convertible debt of the Company.

The remainder of the SAFEs, representing a purchase amount of $1,000, are automatically convertible into shares of the Company’s preferred stock upon the occurrence of the Company’s next round of preferred stock financing. The conversion price of the preferred stock to be issued in exchange for the SAFEs would be equal to the greater of (i) the lowest price per share for preferred stock sold to investors in the initial closing of the equity financing, or (ii) the number of shares equal to the value of the SAFE, subject to a post money valuation cap of $175,000. If there is a liquidity event, including a change in control, a direct listing or an initial public offering, these SAFEs will be entitled to receive a portion of the proceeds equal to the greater of (i) the purchase amount or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the quotient obtained by dividing $175,000 by the Company’s total capitalization, including all shares and convertible securities (on an as-converted to common stock basis). In the event of a dissolution or liquidation of the Company, the holders of these SAFEs will be entitled to receive a cash-out amount equal to their original purchase price, which right is junior to the payment of the Company’s outstanding indebtedness and on par with the rights of other SAFEs and preferred stock.

In each case, the SAFEs do not bear interest and have no maturity date. Holders of the SAFEs have no voting rights.

The Company initially recorded the SAFEs at their fair value of $1,900 and remeasures the SAFEs to fair value at each reporting date. For the years ended September 30, 2023 and 2022, the Company recorded increases in the fair value of the SAFEs of $655 and $83, respectively. The change in fair value of the SAFEs is reported in “Change in fair value of SAFEs” in the statements of operations and comprehensive loss.

As of September 30, 2022, none of the SAFEs had been converted into shares of the Company’s common stock or preferred stock. During the year ended September 30, 2023, SAFEs having an original purchase amount of $900 were converted into 170,835 shares of the Company’s common stock, in accordance with the original terms of the agreements. These SAFEs were remeasured to fair value immediately prior to conversion, with the change in fair value reported in “Change in fair value of SAFEs” in the statement of operations and comprehensive loss. Upon conversion, the $1,126 carrying amount of these SAFEs was credited to equity, with no gain or loss recognized. As of September 30, 2023, $1,000 original purchase amount of SAFEs remain outstanding and are carried at their estimated fair value of $1,512 in the balance sheet.

Convertible Notes

During the year ended September 30, 2022, the Company issued an aggregate principal amount of $925 of convertible notes to several unaffiliated investors. The convertible notes mature five years from the date of issuance, bear interest at 5% per annum and are unsecured. The principal amount of each convertible note and any accrued interest thereon may be converted into the Company’s common stock, at prices of $5.02 to $6.84 per share, at the election of the holder at any time prior to maturity. The notes are mandatorily convertible into common stock in the event the Company consummates a private placement for an aggregate offering amount of at least $20,000 or upon the change in control of the Company. The Company determined that the convertible notes do not contain any embedded derivatives.

21

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

During the year ended September 30, 2023, the Company issued a convertible note having a principal amount of $250 to an unaffiliated investor. The convertible note matures one year from the date of issuance, bears interest at 9% per annum and is unsecured. The principal amount of the convertible note and any accrued interest thereon may be converted into common stock, at a price of $5.00 per share, at the election of the holder at any time prior to maturity. The convertible note is mandatorily convertible into common stock immediately prior to the closing of a business combination (as defined in the note) including the proposed merger with Chavant. The convertible note is also mandatorily convertible into common stock in the event the Company consummates a private placement, in a single transaction or series of related transactions, for an aggregate offering amount of at least $5,000.

During the year ended September 30, 2022, the holder of one convertible note elected to convert the note having a $300 principal amount, together with accrued interest thereon, into 45,548 shares of the Company’s common stock based on the conversion price of $6.84 per share. During the year ended September 30, 2023, all $875 principal amount of outstanding convertible notes, together with accrued interest thereon, were converted into 187,971 shares of the Company’s common stock, representing conversion prices of $5.00 to $5.02 per share. As each conversion was pursuant to the original terms of the note, the Company reclassified the carrying value of the notes and accrued interest into equity, with no gain or loss recognized.

Note 10 — Fair Value Measurements

The Company’s financial instruments consist mainly of cash, accounts receivable, accounts payable and debt. The carrying amounts of the Company’s cash, accounts receivable and accounts payable approximate their fair value due to the short-term nature of these instruments.

The Company believes the carrying value of the notes payable, the 7% promissory notes - related parties and the notes payable - related parties — each of which mature within one year — approximates fair value due to the short duration of these notes. The Company estimated the fair value of its convertible notes based on a discounted cash flow approach using market interest rates of instruments with similar terms and maturities and an estimate for the Company’s standalone credit risk. The Company classifies its convertible notes as Level 3 financial instruments due to the judgment required to develop assumptions of the Company’s standalone credit risk and the significance of those assumptions to the fair value measurement. The aggregate carrying value of debt approximates its fair value as of September 30, 2023 and 2022.

During the years ended September 30, 2023 and 2022, the Company measured the SAFEs at fair value on a recurring basis. The Company classified the SAFEs as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement. No financial instruments were classified as Level 1 or Level 2 and measured at fair value on a recurring basis during the years ended September 30, 2023 and 2022, and no financial instruments were transferred into or out of Level 3.

22

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The following table provides a reconciliation of the balance of financial instruments measured at fair value on a recurring basis using Level 3 inputs:

	Year ended September 30,
	2023	2022
Balance, beginning of period	$1,983	$—
Issuance of SAFEs	—	1,900
Change in fair value of SAFEs included in net loss	655	83
Conversion of SAFEs to common stock	(1,126)	—
Balance, end of period	$1,512	$1,983

Note 11 — Leases

The Company has entered into operating leases for office space. The leases have remaining terms ranging from nine months to 3.9 years and expire at various dates through August 2027. The leases do not contain residual value guarantees or restrictive covenants. The lease covering the Company’s 19,436 square foot headquarters in Irvine, California provides the Company an option to extend the lease for one additional five-year term, with rent at the then prevailing market rate. The lease requires a security deposit of $400, which is recorded in other assets on the Company’s balance sheets.

ASC 842 Adoption

The Company adopted ASC 842 using the modified retrospective method on October 1, 2022. The Company determines if an arrangement is a lease at its inception. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its estimated incremental borrowing rate in determining the present value of lease payments considering the term of the lease, which is derived from information available at the lease commencement date. The lease term includes renewal options when it is reasonably certain that the option will be exercised and excludes termination options. To the extent that the Company’s agreements have variable lease payments, the Company includes variable lease payments that depend on an index or a rate and excludes those that depend on facts or circumstances occurring after the commencement date, other than the passage of time. The Company’s office leases require the payment of common area maintenance charges, which are non-lease costs and are excluded from the measurement of the ROU assets and lease liabilities. Lease expense for these leases is recognized on a straight-line basis over the lease term.

The Company has elected the package of practical expedients permitted under the transition guidance, which does not require reassessment of prior conclusions related to contracts containing a lease, lease classification and initial direct lease costs. As an accounting policy election, the Company also excluded short-term leases (having a term of twelve months or less) from recognition as liabilities and accounted for non-lease and lease components in a contract as a single lease component for certain asset classes.

Effective October 1, 2022, the Company recorded the impact on its balance sheet from the recognition of ROU assets and lease liabilities of $1,169 and $1,862, respectively. Liabilities for unamortized tenant improvement allowances and deferred rent totaling $693, previously recognized on the Company’s balance sheet as of September 30, 2022, reduced the amount recognized as an ROU asset.

23

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The following lease costs are included in the statement of operations and comprehensive loss for the year ended September 30, 2023:

Year ended September 30, 2023
Operating lease cost	$396
Short-term lease cost	266
Total lease cost	$662

Cash paid for amounts included in the measurement of operating lease liabilities for the year ended September 30, 2023 was $530. As of September 30, 2023, the weighted-average remaining lease term was 3.9 years, and the weighted-average discount rate was 15.6%. The Company did not obtain any ROU assets in exchange for new operating or financing lease liabilities during the year ended September 30, 2023. There were no leases that had not yet commenced as of September 30, 2023 that will create significant additional rights and obligations for the Company.

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the balance sheet as of September 30, 2023:

Years ending September 30,
2024	$537
2025	526
2026	545
2027	516
Total minimum lease payments	2,124
Less: imputed interest	(526)
Present value of future minimum lease payments	1,598
Less: current obligations under leases	(318)
Long-term lease obligations	$1,280

Supplemental Information for Comparative Periods

Lease cost for the year ended September 30, 2022 was $565. As of September 30, 2022 (prior to the adoption of ASC 842) minimum lease payments under operating leases with non-cancelable terms in excess of one year were as follows:

Years ending September 30,
2023	$530
2024	537
2025	526
2026	545
2027	515
Total	$2,653

Note 12 — Commitments and Contingencies

Noncancelable Purchase Commitments

The Company has unconditional purchase commitments for services which extend to various dates through September 30, 2024. Future minimum payments under these unconditional purchase commitments as of September 30, 2023 totaled $1,353.

24

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Loss Contingency

In fiscal year 2021, the Company recognized a liability for a contingent loss related to a business acquisition. The Company estimated the amount of the liability at $8,434, which is included in “Loss contingency” in the balance sheet as of September 30, 2022. In January 2023, the Company issued 1,233,108 shares of its common stock in settlement of this liability.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company does not believe it is currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that the Company believes would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Indemnifications

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with customers, suppliers and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. The Company has not in the past incurred significant expense defending against third party claims, nor has it incurred significant expense under its standard service warranties or arrangements with its customers, suppliers and vendors. Accordingly, the Company has not recognized any liabilities for these indemnification provisions as of September 30, 2023 and 2022.

Note 13 — Income Taxes

Substantially all of the Company’s pretax income was generated in the United States. The provision for income taxes consists of the following:

	Year ended September 30,
	2023	2022
Current
Federal	$—	$—
State	1	1
Total current	1	1

Deferred
Federal	66	(274)
State	—	—
Total deferred	66	(274)
Provision (benefit) for income taxes	$67	$(273)

25

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory rate of 21% to the Company’s loss before income taxes as follows:

	Year ended September 30,
	2023	2022
Income tax benefit computed at the U.S. federal statutory rate	$(8,306)	$(5,070)
State and local income tax benefits, net of federal benefit	(1,498)	(481)
Change in valuation allowance	7,936	4,856
Non-deductible transaction costs	635	351
Fair value of warrants issued to lenders	470	—
Research and development credits	58	(58)
State tax rate change	(22)	(148)
Other	794	277
Provision (benefit) for income taxes	$67	$(273)

Deferred tax liabilities, net consist of the following:

	September 30,
	2023	2022
Deferred tax assets:
Net operating losses	$8,268	$4,953
Section 174 capitalized costs	2,832	1,548
Stock-based compensation	3,632	620
Research and development credits	—	398
Lease liabilities	376	—
Interest limitation	—	134
Accrued liabilities	581	135
Other	137	24
Total gross deferred tax assets	15,826	7,812
Valuation allowance	(14,287)	(6,351)
Net deferred tax assets	1,539	1,461

Deferred tax liabilities:
Intangible asset amortization	(1,245)	(1,399)
Fixed asset depreciation	(137)	(44)
Operating lease ROU assets	(243)	—
Other	—	(38)
Total gross deferred tax liabilities	(1,625)	(1,481)
Deferred tax liabilities, net	$(86)	$(20)

During the years ended September 30, 2023 and 2022, the Company increased the valuation allowance by $7,936 and $4,856, respectively, which primarily related to increases in net deferred tax assets from current year activity that the Company expects will not be realized in the future. As of September 30, 2023, the Company has accumulated federal and state net operating losses (“NOLs”) of $29,979 and $31,574, respectively. The federal NOLs may be carried forward indefinitely and the state NOLs begin to expire in 2035.

The Company’s ability to carry forward its NOLs and research credits may be subject to significant limitations under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”). The federal net operating losses have an indefinite carryforward period but are available to offset only 80% of future taxable income. The Company’s ability to use its federal NOL carryforwards may be further limited if it experiences an “ownership change” as defined in Section 382.

The Company has unrecognized tax benefits of $2,080 as of September 30, 2023 and 2022. There were no changes in the Company’s unrecognized tax benefits during the fiscal years ended September 30, 2023 and 2022. The Company records interest and penalties related to unrecognized tax benefits in the provision (benefit) for income taxes in the statements of operations and comprehensive loss. As of September 30, 2023 and 2022, no accrued interest or penalties are recorded on the balance sheets, and the Company has not recorded any related expenses. The Company does not expect a significant change in its uncertain tax positions within the next twelve months.

26

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Company files U.S. federal and California state income tax returns. The Company has historically filed returns on a calendar year basis and has changed its tax year to match its fiscal year. As of September 30, 2023, the U.S. federal and state tax returns are open to examination for calendar years 2020 through 2022.

The Tax Cuts and Jobs Act (“TCJA”) requires that, starting in 2022, taxpayers capitalize expenditures that qualify as Section 174 costs and recover them over five years for domestic expenditures, and fifteen years for expenditures attributed for foreign research. As of September 30, 2023, the Company has capitalized $13,486 of costs under this provision.

In 2020, the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act was enacted. The CARES Act has not had any significant impact on the Company’s provision (benefit) for income taxes for any of the periods presented.

Note 14 — Equity

Common Stock

The Company is authorized to issue 57,400,000 shares of common stock. The common stock is entitled to one vote per share. Holders of common stock are entitled to receive any dividends as may be declared from time to time by the board of directors. Common stock is subordinate to the Series A Redeemable Convertible Preferred Stock and pari passu with Founders Redeemable Convertible Preferred Stock with respect to rights upon liquidation of the Company. The common stock is not redeemable at the option of the holders.

During the year ended September 30, 2023, the Company sold 1,958,312 shares of its common stock at various dates in private placements for net proceeds of $13,396. In connection with the issuance of these shares, the Company also granted two investors warrants to purchase an aggregate of 605,000 shares of the Company’s common stock at a price of $0.01 per share. The warrants are immediately exercisable and have terms ranging from one to two years. The Company determined the warrants to be free-standing equity instruments with no subsequent remeasurement. The Company determined the amount recognized within additional paid-in capital by allocating the proceeds received among the shares of common stock and the warrant issued based on their relative fair values. During the year ended September 30, 2023, one of these investors exercised a warrant to purchase 560,000 shares of the Company’s common stock, for proceeds of $6.

During the year ended September 30, 2022, the Company sold 1,460,644 shares of its common stock at various dates in private placements for net proceeds of $9,764. Also during the year ended September 30, 2022, the Company issued 1,266,892 shares of its common stock as consideration for the fiscal 2021 acquisition of certain assets of Cosemi Technologies, Inc. (“Cosemi”).

The Company typically sells shares of its common stock to investors pursuant to a subscription agreement. In some cases, shares of common stock are issued before the cash investment is received. In such cases, the Company recognizes a receivable for issuance of common stock in the balance sheets. As of September 30, 2023 and 2022, the Company had receivables of $0 and $117, respectively, for the issuance of common stock to unaffiliated investors. The receivables for issuance of common stock as of September 30, 2022 were collected in October and November 2022, in each case prior to the issuance of the financial statements.

27

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

As of September 30, 2023, the number of shares of common stock available for issuance under the Company’s amended and restated articles of incorporation were as follows:

Authorized number of shares of common stock	57,400,000
Common stock outstanding	16,692,175
Reserve for conversion of Founders Redeemable Convertible Preferred Stock	600,000
Reserve for conversion of Series A Redeemable Convertible Preferred Stock	2,000,000
Reserve for exercise of common stock warrants	700,388
Stock options and RSUs outstanding under equity incentive plans	6,115,178
Awards available for grant under equity incentive plans	12,068,156
Common stock available for issuance	19,224,103

Redeemable Convertible Preferred Stock

The Company is authorized to issue an aggregate of 2,600,000 shares of redeemable convertible preferred stock, of which 600,000 shares are designated as Founders Redeemable Convertible Preferred Stock and 2,000,000 shares are designated as Series A Redeemable Convertible Preferred Stock.

Significant rights and preferences of the redeemable convertible preferred stock are as follows:

Dividends — The holders of redeemable convertible preferred stock are entitled to receive, on a pari passu and pro rata basis with the common stock, such dividends as may be declared by the board of directors, out of any assets of the Company legally available.

Liquidation rights — In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Redeemable Convertible Preferred Stock shall be entitled to be paid out of the assets and funds of the Company available for distribution to stockholders, before any payment shall be made to the holders of common stock and Founders Redeemable Convertible Preferred Stock, an amount equal to the greater of the Series A original issue price of $1.38 per share, or such amount as would have been payable had all shares of redeemable convertible preferred stock been converted into common stock immediately prior to such liquidation, dissolution or winding up. After the payment of all preferential amounts required to be paid to the holders of Series A Redeemable Convertible Preferred Stock, the remaining assets and funds of the Company available for distribution to stockholders shall be distributed to the holders of the Founders Redeemable Convertible Preferred Stock and common stock on a pari passu and pro rata basis based on the number of shares held by each holder as if all such shares had been converted to common stock.

Conversion — Each share of redeemable convertible preferred stock is convertible at any time, at the option of the holder, into such number of common stock shares as determined by dividing the original issuance price for a share by the conversion price then in effect. Each share of Founders Redeemable Convertible Preferred Stock and Series A Redeemable Convertible Preferred Stock would convert into common stock on a one-for-one basis.

Each share of Series A Redeemable Convertible Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion rate upon (i) the closing of the sale of the Company’s common stock in an underwritten public offering registered under the Securities Act of 1933 other than a registration relating solely to a transaction under Rule 145 under such Act; (ii) election by a majority of the then-outstanding shares of Series A Redeemable Convertible Preferred Stock; or (iii) certain transfer of shares of Series A Redeemable Convertible Preferred Stock, but only with respect to such transferred shares.

Voting — Each holder of shares of redeemable convertible preferred stock is entitled to ten votes and shall have voting rights and powers equal to the voting rights and powers of the common stock. The Company’s board of directors is comprised of seven directors, of which four shall be elected by the holders of the Founders Redeemable Convertible Preferred Stock and three of which shall be elected by the holders of the redeemable convertible preferred stock and common stock voting together as a single class.

28

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Redemption — In the event any subsequent class or series of capital stock of the Company is redeemable, the Series A Redeemable Convertible Preferred Stock and Founders Redeemable Convertible Preferred Stock shall be redeemable at the same time, upon the same terms and conditions and on a pari passu basis along with such subsequent class or series. The Company determined such potential redemption is not solely within the Company’s control. As a result, all shares of Series A Redeemable Convertible Preferred Stock and Founders Redeemable Convertible Preferred Stock have been classified outside of stockholders’ deficit on the balance sheets. The carrying values of the Company’s Series A Redeemable Convertible Preferred Stock and Founders Redeemable Convertible Preferred Stock have not been accreted to their redemption values as these events are not considered probable of occurring. Subsequent adjustments of the carrying values to redemption values will be made only if and when it becomes probable the preferred shares will become redeemable.

The numbers of shares of the Company’s redeemable convertible preferred stock outstanding and the related conversion prices and liquidation preferences as of September 30, 2023 are as follows:

	Shares Authorized	Shares Issued and Outstanding	Issuance Price Per Share	Per Share Conversion Price	Aggregate Liquidation Preference	Carrying Value
Founders Redeemable Convertible Preferred Stock	600,000	588,235	$0.00001	$0.00001	$—	$—
Series A Redeemable Convertible Preferred Stock	2,000,000	1,666,666	$1.38	$1.38	2,300	2,300
Total	2,600,000	2,254,901			$2,300	$2,300

Warrants

In September 2022, the Company issued a warrant to purchase 200,000 shares of its common stock at $3.00 per share in connection with a sale of shares of the Company’s common stock to an outside investor. The warrant is immediately exercisable and expires one year from the issuance date. The Company determined the warrant to be a free-standing equity instrument with no subsequent remeasurement. The Company determined the amount recognized within additional paid-in capital by allocating the proceeds received among the shares of common stock and the warrant issued based on their relative fair values. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 51.9%; no expected dividend yield; risk-free interest rate of 3.3%; and a contractual term of one year. The warrant was cancelled in October 2022.

In October and December 2022, the Company issued warrants to purchase an aggregate of 300,000 shares of its common stock at $3.00 per share to non-service providers. In December 2022, the holders exercised these warrants and purchased 300,000 shares of the Company’s common stock for cash proceeds of $900.

In December 2022, the Company issued a warrant to purchase 400,000 shares of its common stock at $3.00 per share to a service provider. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 52.7%; no expected dividend yield; risk-free interest rate of 3.6%; and a contractual term of one year. The $1,598 fair value of the warrant was recognized in selling, general and administrative expenses in the statements of operations and comprehensive loss. Effective March 2023, the warrant was cancelled.

29

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

In May 2023, the Company issued a service provider a warrant to purchase 500,000 shares of its common stock at $0.01 per share. The warrant is immediately exercisable and has a two-year term. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 53.8%; no expected dividend yield; risk-free interest rate of 4.1%; and a contractual term of two years. The $3,415 fair value of the warrant was recognized in selling, general and administrative expenses in the statements of operations and comprehensive loss. In June 2023, the service provider partially exercised the warrant and purchased 260,000 shares of the Company’s common stock for proceeds to the Company of $3.

In September 2023, the Company issued a service provider a warrant to purchase 50,000 shares of its common stock at $0.01 per share. The warrant is immediately exercisable and has a one-year term. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 54.1%; no expected dividend yield; risk-free interest rate of 5.4%; and a contractual term of one year. The $406 fair value of the warrant was recognized in selling, general and administrative expenses in the statements of operations and comprehensive loss.

As of September 30, 2023, warrants to purchase an aggregate of 700,388 shares of the Company’s common stock at prices per share ranging from $0.01 to $6.84 were outstanding. The warrants expire at various dates through May 2025.

Note 15 — Equity Incentive Plans

The Company has three stock-based compensation plans, the 2020 Key Employee Equity Incentive Plan and the 2020 Equity Incentive Plan (each adopted in fiscal year 2020) and the 2022 Incentive Compensation Plan (adopted in fiscal year 2022). The plans provide for the issuance of awards covering an aggregate of up to 18,350,000 shares of common stock subject, in the case of the 2022 Incentive Compensation Plan, to an annual increase as defined in the plan. As of September 30, 2023, the Company had two types of stock-based compensation awards outstanding under these plans — RSUs and stock options.

Restricted Stock Units

The Company granted RSUs under two different RSU agreements (“Agreement I” and “Agreement II”).

RSUs granted under Agreement I include two vesting schedules where 50% of the awards vest upon the closing of two acquisitions where the Company acquires at least a majority of the voting power or purchases substantially all of the assets of the target and 50% vest upon the satisfaction of revenue performance conditions. All shares granted under Agreement I vest upon a change in control. Through September 30, 2023, the Company had not recognized any stock-based compensation expense for these awards, as achievement of the performance conditions was determined not to be probable. In the period in which the achievement of performance conditions becomes probable, the Company would recognize stock-based compensation expense for those RSUs. All outstanding awards granted under Agreement I were cancelled during the year ended September 30, 2023.

RSUs granted under Agreement II vest at the earlier of (i) a service-based component beginning after a change of control, or (ii) service-based vesting subject to a 50% cliff after 10 to 14.5 months. Because the qualifying change of control had not occurred and, therefore, cannot be considered probable, for the years ended September 30, 2023 and 2022, the Company recognized $4,833 and $372, respectively, of stock-based compensation expense related to the service-based vesting. RSUs granted under Agreement II are recognized as expense following the vesting schedule with the achievement of a change in control re-assessed and updated on a quarterly basis, or more frequently as changes in facts and circumstances warrant. Each of the RSUs outstanding as of September 30, 2023 were granted under Agreement II.

30

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

A summary of activity in the Company’s RSUs for the year ended September 30, 2023 is as follows:

	Number of units	Weighted-Average Grant Date Fair Value per Unit
Outstanding at September 30, 2022	10,984,241	$6.84
Cancelled	(10,774,747)	$6.84
Outstanding at September 30, 2023	209,494	$6.84

No RSUs vested during the years ended September 30, 2023 or 2022. Unrecognized compensation expense related to RSUs was $847 as of September 30, 2023 and is expected to be recognized over a weighted-average period of 1.3 years.

In November 2022, the Company and certain of its officers and key employees agreed to enter into amended RSU agreements relating to an aggregate of 10,000,000 RSUs. Under the amended RSU agreements, one-third of the RSUs will vest on each of the first, second and third anniversaries of the closing of the merger with Chavant. The RSUs will also be subject to acceleration upon the occurrence of certain events, including a change in control of the Company or a termination of employment either by the Company without cause, or by the holder of the RSUs for good reason, as defined in the agreements. The modification of awards did not result in stock-based compensation expense as the vesting conditions of the awards were not yet probable.

In March 2023, the Company and certain of its officers and key employees agreed to forfeit the 10,000,000 RSUs in Mobix Labs. The RSUs to these officers and key employees were replaced with a commitment from Mobix Labs and Chavant, contingent upon closing of the merger, to issue 5,000,000 RSUs of Chavant (or its successor) over three years, beginning on the first anniversary of the closing of the merger with Chavant. This modification to the RSUs did not result in stock-based compensation expense as the vesting conditions of the awards are not yet probable. In addition, certain other employees agreed to forfeit 670,000 RSUs with no current replacement award. As a result, the Company recognized $3,203 of stock-based compensation expense in the year ended September 30, 2023.

Stock Options

Stocks options granted under the Company’s stock-based compensation plans may be Incentive Stock Options (“ISOs”) or Non-Statutory Stock Options (“NSOs”). ISOs may be granted only to employees and NSOs may be granted to employees and consultants. The types of awards granted to consultants do not vary in characteristics from those granted to employees. The term of each option which is stated in the grant recipient’s option agreement cannot exceed ten years from the date of grant. The exercise price is determined by the Company’s board of directors. If granted to an employee (other than employee who owns stock representing more than 10% of the voting power of all classes of stock), the option exercise price cannot be less than the fair market value of the stock on the date of grant as determined by the Company’s board of directors. Vesting requirements for options granted under the plans are determined by the board of directors. Options granted generally vest over periods of one to four years. Certain awards require the performance of one year of service before vesting commences, with a specified percentage of the award vesting after one year of service, and the remainder vesting ratably over the remaining vesting period. Stock option activity for the year ended September 30, 2023 is as follows:

31

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

	Number of Options	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (years)
Outstanding at September 30, 2022	5,754,052	$4.16
Granted	780,506	$6.84
Forfeited	(628,874)	$6.37
Outstanding at September 30, 2023	5,905,684	$4.28	7.5

Exercisable at September 30, 2023	4,226,353	$3.39	7.1

Unrecognized stock-based compensation expense related to stock options, totaling $5,401 as of September 30, 2023, is expected to be recognized over a weighted-average period of 2.3 years. The aggregate intrinsic value of stock options outstanding and stock options exercisable as of September 30, 2023 was $22,661 and $19,981, respectively. The total intrinsic value of options exercised during the years ended September 30, 2023 and 2022, was $0 and $998, respectively. The total fair value of options that vested within the years ended September 30, 2023 and 2022 was $4,880 and $2,253, respectively.

The weighted-average grant date fair value of options granted during the years ended September 30, 2023 and 2022 was $3.61 and $3.40, respectively. The fair value of stock options granted was estimated with the following assumptions:

	Years ended September 30,
	2023		2022
	Range		Range
	Low	High	Low	High
Expected volatility	52.4%	54.4%	50.5%	50.9%
Expected dividend yield	0%	0%	0%	0%
Risk-free interest rate	3.6%	4.2%	1.0%	3.6%
Expected term (years)	4.6	5.8	4.1	6.1

The statements of operations and comprehensive loss include stock-based compensation expense as follows:

	Year ended September 30,
	2023	2022
Cost of revenues	$31	$14
Research and development	1,842	759
Selling, general and administrative	13,603	2,517
Total stock-based compensation expense	$15,476	$3,290

Note 16 — Concentrations

Concentration of Credit Risk

The Company maintains its cash in accounts with major financial institutions within the United States, generally in the form of demand deposits. Deposits in these institutions may exceed federally insured limits. The Company places its cash with high credit quality financial institutions and has not experienced any losses on its deposits of cash.

Significant Customers

For the year ended September 30, 2023, two customers accounted for 93% of the Company’s revenues. For the year ended September 30, 2022, two customers accounted for 86% of the Company’s revenues. As of September 30, 2023, two customers had balances due that represented 97% of the Company’s total accounts receivable. As of September 30, 2022, two customers had balances due that represented 76% of the Company’s total accounts receivable.

32

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Note 17 — Geographical Information

Revenues by Geographic Region

The Company’s revenue by geographic region, based on ship-to location for product sales or the invoiced address of license revenue, are summarized as follows:

	Year ended September 30,
	2023	2022
United States	$674	$1,841
Czech Republic	223	764
Thailand	300	677
Other	27	27
Total net revenue	$1,224	$3,309

Long-Lived Assets

Substantially all of the Company’s long-lived assets are located in the United States.

Note 18 — Subsequent Events

The Company evaluated subsequent events through December 28, 2023, the date at which the financial statements were available to be issued.

Issuances of Common Stock and Warrants

Subsequent to September 30, 2023, the Company sold 480,271 shares of its common stock at various dates in private placements for net proceeds of $3,285. In connection therewith, the Company also issued one investor a warrant to purchase an aggregate of 27,413 shares of its common stock at an exercise price of $0.01 per share. The warrants are immediately exercisable and have a one-year term.

Issuances of Notes Payable

In October 2023, the Company entered into a $150 loan agreement with an unrelated financing company. The loan matures in November 2024, with principal and interest payable in weekly installments. The Company is obligated to pay a finance charge of $66 over the term of the loan. The Company may prepay the loan at any time, including a finance charge of at least $49. The Company’s obligation under the loan is secured by substantially all of the Company’s assets and is guaranteed by an officer and director of the Company.

Issuance of Convertible Notes

In October 2023, the Company issued convertible notes having an aggregate principal amount of $200 to unaffiliated investors. The convertible notes mature in February 2024, bear interest at 16% per annum, are unsecured and have a conversion price of $6.84 per share. The principal amount of the convertible notes and any accrued interest thereon may be converted into shares of the Company’s common stock, at the election of each holder, at any time prior to maturity. At the maturity date, each holder may require the Company to repay the outstanding principal and interest under the note in cash. Absent such a demand by the holders, all principal and interest under the notes will automatically convert into common stock. In connection with the issuance of the convertible notes, the Company issued the investors warrants to purchase an aggregate of 4,000 shares of its common stock at an exercise price of $0.01 per share. The warrants are immediately exercisable and have a one-year term.

33

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

Issuance of Stock-Based Compensation Awards

Subsequent to September 30, 2023, the Company granted 12,200 stock options to an employee and an advisor with a weighted-average exercise price of $6.84 per share.

Acquisition of EMI Solutions, Inc.

On December 19, 2023, the Company completed the acquisition of EMI Solutions, Inc. (“EMI”) when the Company acquired all of the issued and outstanding common shares of EMI. EMI is a manufacturer of electromagnetic interference filtering products for military and aerospace applications. Consideration for the acquisition consisted of 964,912 shares of the Company’s common stock and $2,200 in cash. Of the cash portion of the consideration, $155 was paid at closing, with the remainder payable at specified dates following the merger with Chavant, or on the twenty-four month anniversary of the closing. The acquisition will be accounted for as a business combination under ASC 805, Business Combinations, with the primary assets acquired consisting of customer relationships and acquired technology. The preliminary purchase price assessment remains an ongoing process and is subject to change for up to one year after the closing date of the acquisition.

Merger with Chavant Capital Acquisition Corp.

On December 21, 2023, Chavant consummated the previously announced merger pursuant to the Business Combination Agreement pursuant to which, among other things, Merger Sub merged with and into Mobix Labs, with Mobix Labs surviving the merger as a wholly-owned direct subsidiary of Chavant, (the “Merger”). In connection with the consummation of the Merger (the “Closing”) Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” and Mobix Labs changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.” As a result of the Merger, the Company raised gross proceeds of $21,063, including the contribution of $1,263 of cash held in Chavant’s trust account and the $19,750 private investment in public equity (“PIPE”) at $10.00 per share of Chavant’s Class A Common Stock.

In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of common stock of Mobix Labs converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”); (ii) each share of preferred stock of Mobix Labs, which included Series A Redeemable Convertible Preferred Stock and Founders Redeemable Convertible Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock, par value $0.00001 per share (“Class B Common Stock”); (iii) each outstanding stock option of Mobix Labs that was an in-the-money vested option converted into the right to receive shares of Class A Common Stock on a net settlement basis; (iv) each stock option of Mobix Labs that was not an in-the-money vested option (“Other Mobix Labs Options”) was assumed by Chavant and converted into an option to purchase shares of Class A Common Stock (collectively, the “Assumed Options”); (v) each outstanding unvested RSU of Mobix Labs was assumed by Chavant and converted into an RSU covering shares of Class A Common Stock (collectively, the “Assumed RSUs”); and (vi) each outstanding warrant and convertible instrument of Mobix Labs, including SAFEs and promissory notes that were convertible into Mobix Labs common stock or preferred stock, converted into the right to receive shares of Class A Common Stock.

In addition, in connection with the Closing, the Company entered into subscription agreements with certain accredited investors and Chavant Capital Partners LLC (“Sponsor”), the Sponsor, pursuant to which, substantially concurrently with the closing of the merger and on the terms and subject to the conditions of each such subscription agreement: (i) an investor agreed to purchase 1,500,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $15,000 in cash, (ii) the Sponsor, agreed to purchase 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of approximately $2,000, paid through the forgiveness of certain outstanding indebtedness and reimbursement obligations owed by the Company to the Sponsor and its members, and (iii) other investors agreed to purchase a total of 475,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $4,750 in cash (the “PIPE Investments”). The terms of the PIPE Investments also includes the issuance of additional shares of Class A Common Stock in the event the volume weighted average price (“VWAP”) per share of the Class A Common Stock during the 30-day period as defined within the relevant agreements is less than $10.00.

Moreover, pursuant to a non-redemption agreement dated December 20, 2023 a shareholder agreed with Chavant to withdraw its election to redeem 73,706 Ordinary Shares of Chavant. In consideration of the non-redemption of such shares, Mobix Labs issued to the shareholder 202,672 warrants, each warrant exercisable to the purchase one share of common stock, $0.00001 par value per share, of Mobix Labs, and such warrants converted into 202,489 shares of Class A Common Stock upon the closing of the merger.

34

MOBIX LABS OPERATIONS, INC.

(formerly known as Mobix Labs, Inc.)

NOTES TO FINANCIAL STATEMENTS (continued)

(in thousands, except share and per share amounts)

The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Chavant will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on holders of Mobix Labs capital stock comprising a relative majority of the voting power of the combined entity upon consummation of the Merger and having the ability to nominate the majority of the governing body of the combined entity, Mobix Labs’ senior management comprising the senior management of the combined entity, and Mobix Labs’ operations comprising the ongoing operations of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity upon consummation of the Merger will represent a continuation of the financial statements of Mobix Labs with the Merger treated as the equivalent of Mobix Labs issuing stock for the net assets of Chavant, accompanied by a recapitalization. The net assets of Chavant will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Closing will be presented as those of Mobix Labs in future reports of the combined entity.

In addition to the consideration paid at Closing, certain Mobix Labs stockholders and certain holders of Mobix Labs in-the-money vested options and Mobix Labs options that are not Mobix Labs in-the-money vested options (the “Earnout Recipients”) will be entitled to receive an additional aggregate 3,500,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement. The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing, pursuant to which up to 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period and an additional 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period.

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms included below but not defined in this Exhibit 99.3 shall have the same meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2023 and, if not defined in the Form 8-K, the final prospectus and definitive proxy statement dated November 13, 2023 filed by the registrant prior to the consummation of the Transaction (the “Proxy Statement/Prospectus").

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Chavant and Mobix Labs, adjusted to give effect to the Transaction and the EMI Transaction. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined balance sheet as of September 30, 2023 is presented as if the Transaction and the EMI Transaction had occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022, give effect to the Transaction and the EMI Transaction as if they had been completed on January 1, 2022.

The Merger is expected to be accounted for as a reverse recapitalization, with no goodwill or other new intangible assets recorded, in accordance with GAAP. Under this method of accounting, Chavant is treated as the “accounting acquiree” and Mobix Labs as the “accounting acquirer” for financial reporting purposes. Mobix Labs was determined to be the accounting acquirer primarily because, among other factors, Mobix Labs’ historical shareholders will collectively own a majority of the outstanding shares of New Mobix Labs as of the closing of the Transaction, New Mobix Labs nominated seven of the eight board of directors as of the closing of the Transaction, and Mobix Labs’ management will continue to manage and operate New Mobix Labs. Additionally, Mobix Labs’ business will comprise the ongoing operations of New Mobix Labs immediately following the consummation of the Merger. Accordingly, for accounting purposes, the Merger is treated as the equivalent of Mobix Labs issuing shares for the net assets of Chavant, followed by a recapitalization. Accordingly, the assets, liabilities and results of operations of Mobix Labs will become the historical financial statements of New Mobix Labs, and Chavant’s assets, liabilities and results of operations will be consolidated with Mobix Labs beginning at the closing of the Transaction.

Additionally, the EMI Transaction is accounted for as a business combination, in accordance with GAAP. Pursuant to the EMI Merger Agreement, EMI Solutions became a wholly-owned subsidiary of Mobix Labs. Accordingly, the EMI Transaction will include preliminary purchase price accounting adjustments. As the EMI Transaction was consummated on December 18, 2023, prior to the closing of the Transaction, the 964,912 shares of Mobix Labs common stock issued as consideration for the EMI Transaction converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”) at the closing of the Transaction, at an exchange ratio of one-to-one.

Mobix Labs, Chavant and EMI Solutions have not had any historical relationships prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. The unaudited pro forma condensed combined statements of operations do not include the effects of the costs associated with any integration or restructuring activities resulting from the Transaction and the EMI Transaction. In addition, the unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger. However, the unaudited pro forma condensed combined balance sheet includes a pro forma adjustment to reduce pro forma cash and stockholders’ (deficit) equity to reflect the anticipated payment of certain transaction costs.

1

The historical financial information of Chavant was derived from the unaudited condensed financial statements of Chavant as of and for the nine months ended September 30, 2023, filed on Form 10-Q filed with the SEC on November 14, 2023 and incorporated herein by reference, and from the audited financial statements of Chavant as of and for the year ended December 31, 2022 filed on Form 10-K filed with the SEC on March 31, 2023 and incorporated herein by reference. The historical financial information of Mobix Labs was derived from the audited financial statements of Mobix Labs as of and for the year ended September 30, 2023 and 2022, included in Exhibit 99.2 in this Form 8-K. The historical financial information of EMI Solutions was derived from the historical unaudited financial statements for the three months ended September 30, 2023, which is included in Exhibit 99.4 in this Form 8-K; the historical audited financial statements of EMI Solutions as of and for the year ended June 30, 2023 and 2022, which are included in the Proxy Statement/Prospectus beginning on page F-99 thereof and are incorporated herein by reference; and the historical unaudited financial information for the six months ended December 31, 2022 and 2021, which is not included in this Form 8-K. This information should be read together with Chavant’s, Mobix Labs’, and EMI Solutions’ audited and unaudited financial statements and related notes, the sections titled “Chavant’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Mobix Labs’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in Exhibit 99.5 in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 combines the historical unaudited condensed statement of operations of Chavant for the nine months ended September 30, 2023, the historical unaudited condensed statement of operations of Mobix Labs for the nine months ended June 30, 2023, and the historical unaudited financial information of EMI Solutions for the nine months ended September 30, 2023, which was derived by subtracting the historical unaudited financial information of EMI Solutions for the six months ended December 31, 2022, which is not included in this Form 8-K, from the historical audited financial information of EMI Solutions for the year ended June 30, 2023 and adding the historical unaudited financial information of EMI Solutions for the three months ended September 30, 2023, which is included in Exhibit 99.4 in this Form 8-K. EMI Solutions’ net revenue and net loss for the six months ended December 31, 2022 that were excluded in deriving the financial results for the nine months ended September 30, 2023 were $1.2 million and $(0.1) million, respectively. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited statement of operations of Chavant for the year ended December 31, 2022, the historical audited statement of operations of Mobix Labs for the year ended September 30, 2022, and the historical unaudited financial information of EMI Solutions for the twelve months ended December 31, 2022, which was derived by subtracting the historical unaudited financial information of EMI Solutions for the six months ended December 31, 2021 from the historical audited statement of operations of EMI Solutions for the year ended June 30, 2022 and adding the historical unaudited financial information for the six months ended December 31, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical unaudited balance sheet of Chavant as of September 30, 2023, the historical audited balance sheet of Mobix Labs as of September 30, 2023, and the historical unaudited balance sheet of EMI Solutions as of September 30, 2023.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Transaction and the EMI Transaction actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. New Mobix Labs will incur additional costs after the Transaction and the EMI Transaction in order to satisfy its obligations as an SEC-reporting public company.

The EMI Transaction

On September 26, 2022, Mobix Labs entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified, the “EMI Merger Agreement”) with Ydens Holdings, LLC (the “EMI Shareholder”), Robert Ydens and Julie Ydens (collectively with EMI Shareholder, the “EMI Shareholder Parties”). Based in Irvine, California, EMI Solutions is a provider of electromagnetic interference filters, connectors and modules.

On December 18, 2023, Mobix Labs consummated the previously announced transactions pursuant to the EMI Merger Agreement. Consideration for the acquisition consisted of 964,912 shares of the Mobix’s common stock issued to EMI Shareholder Parties, and $2.2 million in cash. Of the cash portion of the consideration, $155,000 was paid at the time of the close of the EMI Transaction, $1 million is payable within 30 days following the merger with Chavant, with the remainder payable at specified dates following the merger with Chavant.

2

The Transaction

On December 21, 2023 (the “Closing Date”), the registrant consummated the previously announced transactions pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp., a publicly traded special purpose acquisition company incorporated under the laws of the Cayman Islands (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Mobix Labs”), pursuant to which, among other things, Merger Sub merged with and into Mobix Labs, with Mobix Labs surviving the merger as a wholly-owned direct subsidiary of Chavant (the “Merger” and, together with the other transactions related thereto, the “Transaction”). In connection with the consummation of the Transaction (the “Closing”), the registrant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (hereinafter referred to as “New Mobix Labs”).

In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of common stock of Mobix Labs converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”); (ii) each share of preferred stock of Mobix Labs, which included Series A Preferred Stock and Founders Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock, par value $0.00001 per share (“Class B Common Stock”); (iii) each outstanding stock option of Mobix Labs that was an in-the-money vested option converted into the right to receive shares of Class A Common Stock on a net settlement basis; (iv) each stock option of Mobix Labs that was not an in-the-money vested option (“Other Mobix Labs Options”) was assumed by Chavant and converted into an option to purchase shares of Class A Common Stock (collectively, the “Assumed Options”); (v) each outstanding unvested restricted stock unit (“RSU”) of Mobix Labs was assumed by Chavant and converted into an RSU covering shares of Class A Common Stock (collectively, the “Assumed RSUs”); and (vi) each outstanding warrant and convertible instrument of Mobix Labs, including Simple Agreement for Further Equity Notes (“SAFEs”) and promissory notes that were convertible into Mobix Labs common stock or preferred stock, converted into the right to receive shares of Class A Common Stock.

In addition, in connection with the Closing, Chavant entered into the PIPE Subscription Agreements (as defined below) with certain accredited investors and the Sponsor, pursuant to which, substantially concurrently with the Closing and on the terms and subject to the conditions of each such subscription agreement: (i) an investor agreed to purchase 1,500,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $15.0 million and received a warrant to purchase 1,500,000 shares of common stock of Mobix Labs (“Mobix Labs Stock”) at an exercise price of $0.01 per share, exercisable upon obtaining stockholder approval, which is expected to be obtained in 2024, (ii) the Sponsor agreed to purchase 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of approximately $2.0 million, paid through the forgiveness of certain outstanding indebtedness and reimbursement obligations owed by Chavant to the Sponsor and its members, and received the Sponsor Warrant (as defined below) in connection therewith, and (iii) other investors agreed to purchase a total of 475,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $4.8 million and received the Additional Warrants (as defined below) in connection therewith (such transactions, described in further detail below, the “PIPE Investments,” and such investors, including the Sponsor, the “PIPE Investors”).

Moreover, pursuant to a non-redemption agreement, entered into on December 20, 2023 (“Non-Redemption Agreement”), a shareholder of Chavant agreed with Chavant to withdraw its election to redeem 73,706 Ordinary Shares of Chavant prior to the Domestication. In consideration for the withdrawal of the redemption of such Ordinary Shares, Mobix Labs issued to the shareholder a warrant to purchase 202,692 shares of Mobix Labs Stock. The warrant was exercised at the Closing and, following net settlement into 202,489 shares of Mobix Labs Stock, converted into 202,489 shares of Class A Common Stock upon the Closing.

After giving effect to the Transaction and the redemption of the Public Shares by Chavant shareholders, as of the Closing Date, the total number of shares of New Mobix Labs Class A Common Stock and New Mobix Labs Class B Common Stock issued in connection with the Closing were 26,376,280 and 2,254,901, respectively. Of those shares, 22,196,987 shares of New Mobix Labs Class A Common Stock and 2,254,901 shares of New Mobix Labs Class B Common Stock were issued to Mobix Labs equityholders as Closing Transaction Consideration, representing approximately 91.5% of the Company’s voting power at the Closing, with an aggregate assumed value of $244.5 million.

3

In addition to the consideration paid at the Close, certain Mobix Labs Stockholders and certain holders of Mobix Labs in-the-money vested Options and Mobix Labs Options that are not Mobix Labs in-the-money vested Options (the “Earnout Recipients”) will be entitled to receive an additional aggregate 3,500,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement.

The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing Date, pursuant to which up to 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period and an additional 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period.

PIPE Investments

Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, Chavant entered into a subscription agreement (the “Sage Hill PIPE Subscription Agreement”) with Sage Hill Investors, LLC (“Sage Hill”), pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15.0 million, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. The terms of the Sage Hill PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and ACE SO4 Holdings Limited (the “ACE PIPE Subscription Agreement”) in connection with the execution of the Business Combination Agreement on November 15, 2022, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 1,500,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). The Sage Hill Warrant remains outstanding, and stockholder approval for the exercise of the Sage Hill Warrant is expected to be obtained in 2024.

Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into a subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor, pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $1,997,370 to be paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. The terms of the Sponsor PIPE Subscription Agreement (other than the purchase amount, the form of consideration and voting rights) are substantially similar to those in the ACE PIPE Subscription Agreement, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Mobix Labs issued to the Sponsor a warrant to purchase 272,454 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Mobix Common Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

4

On December 20, 2023, the Company also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor, (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described on p. 318 of the Proxy Statement/Prospectus under the heading “Certain Chavant Relationships and Related Person Transactions—Administrative Services” and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 658,631 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 400,000 Private Warrants that it held (“Sponsor Forfeited Private Warrants”), in each case upon the Closing.

Additional PIPE Subscription Agreements and Additional Warrants

As of December 21, 2023, the Company had entered into additional subscription agreements (the “Additional PIPE Subscription Agreements” and together with the Sage Hill PIPE Subscription Agreement and the Sponsor PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with other investors (the “Other Investors”), pursuant to which the Other Investors agreed to purchase, in a private placement that closed substantially concurrently with the Closing, a total of 475,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $4.8 million, on the terms and subject to the conditions set forth in each such Additional PIPE Subscription Agreement. The terms of each Additional PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and the ACE PIPE Subscription Agreement in connection with the execution of the Business Combination Agreement on November 15, 2022, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Additional PIPE Subscription Agreements, Mobix Labs issued to the Other Investors warrants to purchase 450,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share (the “Additional Warrants”), of which Additional Warrants convertible into 199,800 shares of Class A Common Stock (following net settlement) were exercisable upon the closing of the Additional PIPE Subscription Agreements (the “Converted Additional Warrants”) and Additional Warrants convertible into 250,000 shares of Class A Common Stock are exercisable upon the closing of the Additional PIPE Subscription Agreements and stockholder approval (the “Non-Converted Additional Warrants”). The Converted Additional Warrants were exercised at the closing of the Additional PIPE Subscription Agreements and, following net settlement into 199,800 shares of Mobix Common Stock, converted into 199,800 shares of Class A Common Stock in connection with the Closing. The Non-Converted Warrants remain outstanding, and stockholder approval for the exercise of the Non-Converted Warrants is expected to be obtained in 2024.

Pursuant to the Sage Hill PIPE Subscription Agreement, Sponsor PIPE Subscription Agreement and Additional PIPE Subscription Agreements described above, Chavant agreed to issue the Make-Whole Shares to the PIPE Investors in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which the PIPE Resale Registration Statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, the PIPE Investors will be entitled to receive a number of Make-Whole Shares equal to the product of (x) the number of shares of Class A Common Stock issued to the PIPE Investor at the closing of the subscription and held by the PIPE Investors through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

From October 1, 2023 through December 21, 2023, Mobix received $3.3 million in proceeds from issuance of 480,271 shares of Mobix Labs Common Stock under Mobix Labs Common Stock subscription agreements, $0.1 million in proceeds from the issuance of a promissory note to an unrelated party, and $0.2 million in proceeds from the issuance of convertible notes. All shares of Mobix Labs Common Stock issued under these subscription agreements were converted into the right to receive shares of Class A Common Stock on the Closing Date of the Transaction. In addition, the unaudited pro forma condensed combined financial information does not reflect any future proceeds from the potential equity line of credit or future financing after the Closing.

5

The following summarizes the pro forma common shares outstanding at the Closing (excluding the potential dilutive effect of the Earnout Shares, Make-Whole Shares, Public Warrants, Private Placement Warrants and assumed Sage Hill Warrant to purchase 1,500,000 shares of common stock and assumed Non-Converted Additional Warrants to purchase 250,000 shares of common stock):

	Final Redemption
	Class A Common Stock Shares	%
Stockholders
Mobix Labs equityholders(1)	24,451,888	85.4%
Chavant Public Shareholders	111,005	0.4%
Shares held by Sponsor and other Initial Shareholders	2,093,288	7.3%
PIPE Investors (other than Sponsor)(2)	1,975,000	6.9%
Pro forma weighted average shares outstanding – basic and diluted	28,631,181	100.0%

(1)	In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of common stock of Mobix Labs converted into the right to receive shares of Class A Common Stock; (ii) each share of preferred stock of Mobix Labs, which included Series A Preferred Stock and Founders Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock; (iii) each outstanding stock option of Mobix Labs that was an in-the-money vested option converted into the right to receive shares of Class A Common Stock on a net settlement basis; (iv) each stock option of Mobix Labs that was not an in-the-money vested option (“Other Mobix Labs Options”) was assumed by Chavant and converted into an option to purchase shares of Class A Common Stock (collectively, the “Assumed Options”); (v) each outstanding unvested restricted stock unit (“RSU”) of Mobix Labs was assumed by Chavant and converted into an RSU covering shares of Class A Common Stock (collectively, the “Assumed RSUs”); and (vi) each outstanding warrant and convertible instrument of Mobix Labs, including Simple Agreement for Further Equity Notes (“SAFEs”) and promissory notes that were convertible into Mobix Labs common stock or preferred stock, converted into the right to receive shares of Class A Common Stock. After giving effect to the Merger, as of the Closing Date, 22,196,987 shares of New Mobix Labs Class A Common Stock and 2,254,901 shares of New Mobix Labs Class B Common Stock were issued to Mobix Labs equityholders as Closing Transaction Consideration, representing approximately 91.5% of the Company’s voting power at the Closing, with an aggregate assumed value of $244,518,880.

(2)

The shares of Class A Common Stock received by the Sponsor pursuant to the Sponsor PIPE Subscription Agreement and the Sponsor Warrant are included in the line item “Shares held by Sponsor and other Initial Shareholders.” The potentially dilutive effect of the issuance of additional Make-Whole Shares to the PIPE Investors where the share price falls below $10.00 per share has been excluded from this analysis.

6

Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2023

(in thousands, except share data)

	As of September 30, 2023							As of September 30, 2023
	Chavant (Historical)	Mobix Labs (Historical)	EMI Solutions (Historical)	EMI Solutions Transaction Accounting Adjustments (Footnote 7)	Mobix Labs & EMI Solutions (Combined)	Chavant Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$7	$89	$34	$(1,155)	$(1,032)	$19,750	C1	$17,030
						1,263	E2
						(3,206)	G
						(3,701)	H
						3,631	I1
						318	F
Accounts receivable, net	—	53	279	—	332	—		332
Loan receivable – shareholder	—	—	56	(56)	—	—		—
Inventory	—	319	—	—	319	—		319
Prepaid expenses and other current assets	10	369	—	—	369	—		379
Total current assets	17	830	369	(1,211)	(12)	18,055		18,060
Property and equipment, net	—	1,859	112	—	1,971	—		1,971
Intangible assets, net	—	5,287	—	6,500	11,787	—		11,787
Goodwill	—	5,217	—	3,172	8,389	—		8,389
Operating lease right-of-use assets	—	1,030	29	—	1,059	—		1,059
Deferred transaction costs	—	4,125	—	—	4,125	(4,125)	H	—
Other assets	—	400	30	—	430	—		430
Investment held in trust account	8,676	—	—	—	—	(7,605)	E1	—
						(1,263)	E2
						192	F
Total assets	$8,693	$18,748	$540	$8,461	$27,749	$5,254		$41,696

7

	As of September 30, 2023							As of September 30, 2023
	Chavant (Historical)	Mobix Labs (Historical)	EMI Solutions (Historical)	EMI Solutions Transaction Accounting Adjustments (Footnote 7)	Mobix Labs & EMI Solutions (Combined)	Chavant Transaction Accounting Adjustments		Pro Forma Combined
Liabilities, redeemable convertible preferred stock and shareholders’ (deficit) equity
Current liabilities
Accounts payable	$—	$8,995	$99	$—	$9,094	$—		$9,094
Accrued expenses and other current liabilities	896	4,519	63	770	5,352	(197)	C2	2,349
						5,444	G
						(6,006)	G
						561	H
						(3,701)	H
Notes payable	—	1,286	—	—	1,286	146	I1	1,432
Notes payable – related parties	—	3,793	205	—	3,998	—		3,998
Simple agreements for future equity (“SAFEs”)	—	1,512	—	—	1,512	(1,512)	B	—
Convertible notes – current	—	—	—	—	—	200	I1	—
						(200)	I2
Operating lease liabilities, current	—	318	29	—	347	—		347
Promissory note – due to sponsor	1,350	—	—	—	—	(1,860)	C2	—
						510	F
Total current liabilities	2,246	20,423	396	770	21,589	(6,615)		17,220
PIPE derivative liability	$1,200	$—	$—	$—	$—	$(218)	C3	$982
Warrant liability	79	—	—	—	—	—		79
Convertible notes – noncurrent	—	—	—	—	—	—		—
Deferred tax liability	—	86	—	—	86	—		86
Operating lease liabilities, noncurrent	—	1,280	—	—	1,280	—		1,280
Earnout liability	—	—	—	—	—	35,300	D	35,300
Total liabilities	$3,525	$21,789	$396	$770	$22,955	$28,467		$54,947
Redeemable convertible preferred stock
Ordinary shares subject to possible redemption, $0.0001 par value; 200,000,000 shares authorized; 778,912 shares subject to possible redemption at redemption value of $11.01 per share as of September 30, 2023; none issued and outstanding on a pro forma basis	8,576	—	—	—	—	(7,605)	E1	—
						(1,163)	E2
						192	F
Founders Redeemable Convertible Preferred Stock, $0.0001 par value; 600,000 shares authorized; 588,235 shares issued and outstanding as of September 30, 2023; none issued and outstanding on a pro forma basis	—	—	—	—	—	—		—
Series A Redeemable Convertible Preferred Stock, $0.00001 par value, 2,000,000 shares authorized; 1,666,666 shares issued and outstanding as of September 30, 2023; and aggregate liquidation preference of $2,300 as of September 30, 2023; none issued and outstanding on a pro forma basis	—	2,300	—	—	2,300	(2,300)	B	—

8

	As of September 30, 2023							As of September 30, 2023
	Chavant (Historical)	Mobix Labs (Historical)	EMI Solutions (Historical)	EMI Solutions Transaction Accounting Adjustments (Footnote 7)	Mobix Labs & EMI Solutions (Combined)	Chavant Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ (deficit) equity
New Mobix Labs Class A Common Stock ordinary shares, $0.00001 par value; 200,000,000 shares authorized; 28,631,181 shares issued and outstanding	$—	$—	$—	$—	$—	$3	B	$3
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—	—	—	—		—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,000,000 shares issued and outstanding	—	—	—	—	—	—		—
Common stock, $0.00001 par value; 57,400,000 shares authorized as of September 30, 2023; 16,692,175 shares issued and outstanding as of September 30, 2023; none issued and outstanding on a pro forma basis	—	—	—	—	—	—		—
Common stock, no par value; 1,000,000 shares authorized; 1,000 shares issued and outstanding as of September 30, 2023; none issued and outstanding on a pro forma basis	—	—	2	(2)	—	—		—
Additional paid-in capital	—	78,421	—	7,835	86,256	(3,408)	A	70,508
						3,809	B
						19,750	C1
						2,057	C2
						218	C3
						(35,300)	D
						1,163	E2
						(5,444)	G
						2,800	G
						(4,686)	H
						3,285	I1
						200	I2
						(192)	F
Accumulated deficit	(3,408)	(83,762)	142	(142)	(83,762)	3,408	A	(83,762)
Total stockholders’ (deficit) equity	(3,408)	(5,341)	144	7,691	2,494	(12,337)		(13,251)
Total liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity	$8,693	$18,748	$540	$8,461	$27,749	$5,254		$41,696

9

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2023

(in thousands, except per share and share amounts)

	Nine Months Ended September 30, 2023	Nine Months Ended June 30, 2023	Nine Months Ended September 30, 2023					Nine Months Ended September 30, 2023
	Chavant (Historical)	Mobix Labs (Historical)	EMI Solutions (Historical)	EMI Solutions Transaction Accounting Adjustments (Footnote 7)	Mobix Labs & EMI Solutions (Combined)	Chavant Transaction Accounting Adjustments		Pro Forma Combined
Net revenue
Product sales	$—	$791	$1,915	$—	$2,706	$—		$2,706
License revenue	—	—	—	—	—	—		—
Total net revenue	—	791	1,915	—	2,706	—		2,706
Costs and expenses
Cost of revenue	—	(1,188)	(1,249)	(325)	(2,762)	—		(2,762)
Research and development	—	(9,209)	—	—	(9,209)	—		(9,209)
Selling, general and administrative	(920)	(21,198)	(942)	—	(22,140)	—		(23,060)
Administrative expense - related party	(90)	—	—	—	—	90	K	—
Total costs and expenses	(1,010)	(31,595)	(2,191)	(325)	(34,111)	90		(35,031)
Loss from operations	$(1,010)	$(30,804)	$(276)	$(325)	$(31,405)	$90		$(32,325)
Other income (expense), net:
Interest expense	$—	$(1,186)	$5	$—	$(1,181)	—		$(1,181)
Employee retention tax credits	—	—	299	—	299	—		299
Change in fair value of warrant liability	256	—	—	—	—	—		256
Interest earned on marketable securities held in trust account	313	—	—	—	—	(313)	L	—
Change in fair value of PIPE derivative liability	(135)	—	—	—	—	—		(135)
Change in fair value of SAFEs	—	(528)	—	—	(528)	528	J	—
(Loss) income before income taxes	(576)	(32,518)	28	(325)	(32,815)	305		(33,086)
Provision for income taxes	—	(18)	(2)	—	(20)	—		(20)
Net (loss) income	(576)	$(32,536)	$26	$(325)	$(32,835)	$305		$(33,106)
Net (loss) income available to common shareholders	$(576)	$(32,536)	$26	$(325)	$(32,835)	$305		$(33,106)
Basic and diluted net income per ordinary share subject to redemption	$0.37	—	—	—	—	—		—
Weighted average ordinary shares outstanding of ordinary shares subject to redemption	840,537	—	—	—	—	—		—
Basic and diluted net loss per non-redeemable ordinary share	$(0.44)	—	—	—	—	—		—
Weighted average ordinary shares outstanding of non-redeemable ordinary shares	2,000,000	—	—	—	—	—		—
Net loss per common share - basic and diluted	—	$(2.34)	—	—	—	—		$(1.16)
Weighted average common shares outstanding - basic and diluted	—	13,907,357	—	—	—	14,723,824	B	28,631,181

10

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(in thousands, except per share and share amounts)

	Year Ended December 31, 2022	Year Ended September 30, 2022	Twelve Months Ended December 31, 2022					Year Ended December 31, 2022
	Chavant (Historical)	Mobix Labs (Historical)	EMI Solutions (Historical)	EMI Solutions Transaction Accounting Adjustments (Footnote 7)	Mobix Labs & EMI Solutions (Combined)	Chavant Transaction Accounting Adjustments		Pro Forma Combined
Net revenue
Product sales	$—	$2,859	$2,336	$—	$5,195	$—		$5,195
License revenue	—	450	—	—	450	—		450
Total net revenue	—	3,309	2,336	—	5,645	—		5,645
Costs and expenses
Cost of revenue	—	(2,852)	(1,593)	(433)	(4,878)	—		(4,878)
Research and development	—	(12,193)	—	—	(12,193)	—		(12,193)
Selling, general and administrative	(1,140)	(11,978)	(1,193)	—	(13,171)	(5,444)	G	(19,755)
Administrative expense - related party	(120)	—	—	—	—	120	K	—
Total costs and expenses	$(1,260)	$(27,023)	$(2,786)	$(433)	$(30,242)	$(5,324)		$(36,826)
Loss from operations	$(1,260)	$(23,714)	$(450)	$(433)	$(24,597)	$(5,324)		$(31,181)
Other income (expense), net:
Interest expense	$—	$(343)	$—	$—	$(343)	—		$(343)
Gain from change in fair value of warrant liability	1,332	—	—	—	—	—		1,332
Interest earned on marketable securities held in trust account	217	—	—	—	—	(217)	L	—
Day one loss in PIPE derivative liability	(1,109)	—	—	—	—	—		(1,109)
Gain from change in fair value of PIPE derivative liability	44	—	—	—	—	—		44
Change in fair value of SAFEs	—	(83)	—	—	(83)	83	J	—
(Loss) income before income taxes	(776)	(24,140)	(450)	(433)	(25,023)	(5,458)		(31,257)
Provision for income taxes	—	273	(1)	—	272	—		272
Net (loss) income	$(776)	$(23,867)	$(451)	$(433)	$(24,751)	$(5,458)		$(30,985)
Net (loss) income available to common shareholders	$(776)	$(23,867)	$(451)	$(433)	$(24,751)	$(5,458)		$(30,985)
Basic and diluted net loss per ordinary share subject to redemption	$(0.10)	—	—	—	—	—		—
Weighted average ordinary shares outstanding of ordinary shares subject to redemption	4,795,078	—	—	—	—	—		—
Basic and diluted net loss per non-redeemable ordinary share	$(0.16)	—	—	—	—	—		—
Weighted average ordinary shares outstanding of non-redeemable ordinary shares	2,000,000	—	—	—	—	—		—
Net loss per common share - basic and diluted	—	$(2.25)	—	—	—	—		$(1.08)
Weighted average common shares outstanding - basic and diluted	—	10,620,614	—	—	—	18,010,567	B	28,631,181

11

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction

On December 21, 2023 (the “Closing Date”), the registrant consummated the previously announced transactions pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp., a publicly traded special purpose acquisition company incorporated under the laws of the Cayman Islands (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Mobix Labs”), pursuant to which, among other things, Merger Sub merged with and into Mobix Labs, with Mobix Labs surviving the merger as a wholly-owned direct subsidiary of Chavant (the “Merger” and, together with the other transactions related thereto, the “Transaction”). In connection with the consummation of the Transaction (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (hereinafter referred to as “New Mobix Labs”).

In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of common stock of Mobix Labs converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”); (ii) each share of preferred stock of Mobix Labs, which included Series A Preferred Stock and Founders Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock, par value $0.00001 per share (“Class B Common Stock”); (iii) each outstanding stock option of Mobix Labs that was an in-the-money vested option converted into the right to receive shares of Class A Common Stock on a net settlement basis; (iv) each stock option of Mobix Labs that was not an in-the-money vested option (“Other Mobix Labs Options”) was assumed by Chavant and converted into an option to purchase shares of Class A Common Stock (collectively, the “Assumed Options”); (v) each outstanding unvested restricted stock unit (“RSU”) of Mobix Labs was assumed by Chavant and converted into an RSU covering shares of Class A Common Stock (collectively, the “Assumed RSUs”); and (vi) each outstanding warrant and convertible instrument of Mobix Labs, including Simple Agreement for Further Equity Notes (“SAFEs”) and promissory notes that were convertible into Mobix Labs common stock or preferred stock, converted into the right to receive shares of Class A Common Stock.

In addition, in connection with the Closing, Chavant entered into the PIPE Subscription Agreements (as defined below) with certain accredited investors and the Sponsor, pursuant to which, substantially concurrently with the Closing and on the terms and subject to the conditions of each such subscription agreement: (i) an investor agreed to purchase 1,500,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $15.0 million and received a warrant to purchase 1,500,000 shares of common stock of Mobix Labs (“Mobix Labs Stock”) at an exercise price of $0.01 per share, exercisable upon obtaining stockholder approval, which is expected to be obtained in 2024, (ii) the Sponsor agreed to purchase 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of approximately $2.0 million, paid through the forgiveness of certain outstanding indebtedness and reimbursement obligations owed by Chavant to the Sponsor and its members, and received the Sponsor Warrant (as defined below) in connection therewith, and (iii) other investors agreed to purchase a total of 475,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $4.8 million and received the Additional Warrants (as defined below) in connection therewith (such transactions, described in further detail below, the “PIPE Investments,” and such investors, including the Sponsor, the “PIPE Investors”).

Moreover, pursuant to a non-redemption agreement, entered into on December 20, 2023 (“Non-Redemption Agreement”), a shareholder of Chavant agreed with Chavant to withdraw its election to redeem 73,706 Ordinary Shares of Chavant prior to the Domestication. In consideration for the withdrawal of the redemption of such Ordinary Shares, Mobix Labs issued to the shareholder a warrant to purchase 202,692 shares of Mobix Labs Stock. The warrant was exercised at the Closing and, following net settlement into 202,489 shares of Mobix Labs Stock, converted into 202,489 shares of Class A Common Stock upon the Closing.

After giving effect to the Transaction and the redemption of the Public Shares by Chavant shareholders, as of the Closing Date, the total numbers of shares of New Mobix Labs Class A Common Stock and New Mobix Labs Class B Common Stock issued in connection with the Closing were 26,376,280 and 2,254,901, respectively. Of those shares, 22,196,987 shares of New Mobix Labs Class A Common Stock and 2,254,901 shares of New Mobix Labs Class B Common Stock were issued to Mobix Labs equityholders as Closing Transaction Consideration, representing approximately 91.5% of the Company’s voting power at the Closing, with an aggregate assumed value of $244.5 million.

12

In addition to the consideration to be paid at the Closing, the Earnout Recipients will be entitled to receive an additional aggregate 3,500,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement.

The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing Date, pursuant to which up to 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period and an additional 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period.

PIPE Investments

Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, Chavant entered into a subscription agreement (the “Sage Hill PIPE Subscription Agreement”) with Sage Hill Investors, LLC (“Sage Hill”), pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15.0 million, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. The terms of the Sage Hill PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and ACE SO4 Holdings Limited (the “ACE PIPE Subscription Agreement”) in connection with the execution of the Business Combination Agreement on November 15, 2022, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 1,500,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). The Sage Hill Warrant remains outstanding, and stockholder approval for the exercise of the Sage Hill Warrant is expected to be obtained in 2024.

Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into a subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor, pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $1,997,370 to be paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. The terms of the Sponsor PIPE Subscription Agreement (other than the purchase amount, the form of consideration and voting rights) are substantially similar to those in the ACE PIPE Subscription Agreement, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Mobix Labs issued to the Sponsor a warrant to purchase 272,454 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Mobix Common Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

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On December 20, 2023, the Company also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor, (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described on p. 318 of the Proxy Statement/Prospectus under the heading “Certain Chavant Relationships and Related Person Transactions—Administrative Services” and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 658,631 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 400,000 Private Warrants that it held (“Sponsor Forfeited Private Warrants”), in each case upon the Closing.

Additional PIPE Subscription Agreements and Additional Warrants

As of December 21, 2023, the Company had entered into additional subscription agreements (the “Additional PIPE Subscription Agreements” and together with the Sage Hill PIPE Subscription Agreement, the Sponsor PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with other investors (the “Other Investors”), pursuant to which the Other Investors agreed to purchase, in a private placement that closed substantially concurrently with the Closing, a total of 475,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $4.8 million, on the terms and subject to the conditions set forth in each such Additional PIPE Subscription Agreement. The terms of each Additional PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and the ACE PIPE Subscription Agreement in connection with the execution of the Business Combination Agreement on November 15, 2022, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Additional PIPE Subscription Agreements, Mobix Labs issued to the Other Investors warrants to purchase 450,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share (the “Additional Warrants”), of which Additional Warrants convertible into 199,800 shares of Class A Common Stock (following net settlement) were exercisable upon the closing of the Additional PIPE Subscription Agreements (the “Converted Additional Warrants”) and Additional Warrants convertible into 250,000 shares of Class A Common Stock are exercisable upon the closing of the Additional PIPE Subscription Agreements and stockholder approval (the “Non-Converted Additional Warrants”; the shares of Class A Common Stock underlying the Non-Converted Additional Warrants and the Sage Hill Warrant, the “Unregistered Warrant Shares”). The Converted Additional Warrants were exercised at the closing of the Additional PIPE Subscription Agreements and, following net settlement into 199,800 shares of Mobix Common Stock, converted into 199,800 shares of Class A Common Stock in connection with the Closing. The Non-Converted Warrants remain outstanding, and stockholder approval for the exercise of the Non-Converted Warrants is expected to be obtained in 2024.

Pursuant to the Sage Hill PIPE Subscription Agreement, Sponsor PIPE Subscription Agreement and Additional PIPE Subscription Agreements described above, Chavant agreed to issue the Make-Whole Shares to the PIPE Investors in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which the PIPE Resale Registration Statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, the PIPE Investors will be entitled to receive a number of Make-Whole Shares equal to the product of (x) the number of shares of Class A Common Stock issued to the PIPE Investor at the closing of the subscription and held by the PIPE Investors through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

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Mobix Labs is in the process of assessing the accounting related to the Make-Whole Shares issuable to the PIPE Investors as of the Closing Date. Currently, Chavant accounts for the PIPE Subscription Agreement as a freestanding financial instrument and as a liability in accordance with Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging, due to the embedded features providing tor the potential issuance of Make-Whole Shares. However, the unaudited pro forma condensed combined financial information assumes that the PIPE Investments will be classified as equity as of the Closing Date, at which time the Class A Common Shares issued in the PIPE Investment are expected to be accounted for as equity. In addition, the unaudited pro forma condensed combined pro forma financial information has not assumed the potentially dilutive effect of the issuance of additional Make-Whole Shares to the PIPE Investors in case the share price falls below $10.00 per share in the measurement period.

The final allocation of consideration payable to the PIPE Investments and Make-Whole Shares to the PIPE Investors will be determined upon the completion of the Transaction and could differ materially from the two redemption scenarios presented. The final accounting related to the Transaction, including the Earnout Shares, PIPE Private Placement, Make-Whole Shares to the PIPE Investors, and the prospective accounting for the assumed Public Warrants and Private Placement Warrants, will be finalized by New Mobix Labs and reported on in the first reporting period following the consummation of the Transaction.

From October 1, 2023 through December 21, 2023, Mobix received $3.3 million in proceeds from issuance of 480,271 shares of Mobix Labs Common Stock under Mobix Labs Common Stock subscription agreements, $0.1 million in proceeds from the issuance of a promissory note to an unrelated party, and $0.2 million in proceeds from the issuance of convertible notes All shares of Mobix Labs Common Stock issued under these subscription agreements were converted into the right to receive shares of Class A Common Stock on the Closing Date of the Transaction. In addition, the unaudited pro forma condensed combined financial information does not reflect any future proceeds from the potential equity line of credit or future financing before Closing.

The EMI Transaction

On September 26, 2022, Mobix Labs entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified, the “EMI Merger Agreement”) with Ydens Holdings, LLC (the “EMI Shareholder”). The termination date under the EMI Merger Agreement is January 31, 2024. Robert Ydens and Julie Ydens (collectively with EMI Shareholder, the “EMI Shareholder Parties”). Based in Irvine, California, EMI Solutions is a provider of electromagnetic interference filters, connectors and modules.

On December 18, 2023, Mobix Labs consummated the previously announced transactions pursuant to the EMI Merger Agreement. Consideration for the acquisition consisted of 964,912 shares of the Mobix’s common stock issued to EMI Shareholder Parties, and $2.2 million in cash. Of the cash portion of the consideration, $155,000 was paid at the time of the close of the EMI Transaction, $1 million is payable within 30 days following the merger with Chavant, with the remainder payable at specified dates following the merger with Chavant.

2.	Basis of Pro Forma Presentation

The Merger is expected to be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Chavant is treated as the “accounting acquiree” and Mobix Labs as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Merger is treated as the equivalent of Mobix Labs issuing shares for the net assets of Chavant, followed by a recapitalization. The net assets of Chavant are stated at historical cost with no goodwill or other intangible assets recorded. The results of operations prior to the Transaction are those of Mobix Labs. There are no accounting effects or changes in the carrying amount of the assets and liabilities as a result of the Domestication.

Additionally, the EMI Transaction is accounted for as a business combination, in accordance with GAAP. Pursuant to the EMI Merger Agreement, EMI Solutions became a wholly-owned subsidiary of Mobix Labs. Accordingly, the EMI Transaction will include preliminary purchase price accounting adjustments. As the EMI Transaction was consummated prior to the Closing, the 964,912 shares of Mobix Labs common stock issued as consideration for the EMI Transaction converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”) at the Closing, at an exchange ratio of one-to-one.

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The unaudited pro forma condensed combined balance sheet as of September 30, 2023 is presented as if the Transaction and the EMI Transaction had occurred on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022, gives effect to the Transaction and the EMI Transaction as if they had been completed on January 1, 2022. The historical financial information of Chavant was derived from the unaudited condensed financial statements of Chavant as of and for the nine months ended September 30, 2023, filed on Form 10-Q filed with the SEC on November 14, 2023 and incorporated herein by reference, and from the audited financial statements of Chavant as of and for the year ended December 31, 2022, filed on Form 10-K filed with the SEC on March 31, 2023 and incorporated herein by reference. The historical financial information of Mobix Labs was derived from the audited financial statements of Mobix Labs as of and for the year ended September 30, 2023 and 2022, included in Exhibit 99.2 in this Form 8-K. The historical financial information of EMI Solutions was derived from the historical unaudited financial information for the three months ended September 30, 2023, which is included in Exhibit 99.4 in this Form 8-K; the historical audited financial statements of EMI Solutions as of and for the year ended June 30, 2023 and 2022, which are included in the Proxy Statement/Prospectus beginning on page F-99 thereof and are incorporated herein by reference; and the historical unaudited financial information for the six months ended December 31, 2022 and 2021, which is not included in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 combines the historical unaudited condensed statement of operations of Chavant for the nine months ended September 30, 2023, the historical unaudited financial information of Mobix Labs for the nine months ended June 30, 2023, and the historical unaudited financial information of EMI Solutions for the nine months ended September 30, 2023, which was derived by subtracting the historical unaudited financial information of EMI Solutions for the six months ended December 31, 2022, which is not included in this Form 8-K, from the historical audited financial information of EMI Solutions for the year ended June 30, 2023, included in the Proxy Statement/Prospectus beginning on page F-99 thereof and are incorporated herein by reference, and adding the historical unaudited financial information of EMI Solutions for the three months ended September 30 2023, which is included in Exhibit 99.4 in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited statement of operations of Chavant for the year ended December 31, 2022, the historical audited statement of operations of Mobix Labs for the year ended September 30, 2022, and the historical unaudited financial information of EMI Solutions for the year ended December 31, 2022, which was derived by subtracting the historical unaudited financial information of EMI Solutions for the six months ended December 31, 2021, which is not included in this Form 8-K, from the historical audited condensed statement of operations of EMI Solutions for the year ended June 30, 2022, which is included in the Proxy Statement/Prospectus beginning on page F-99 thereof and is incorporated herein by reference, and adding the historical unaudited financial information of EMI Solutions for the six months ended December 31, 2022, which is not included in this Form 8-K.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical unaudited balance sheet of Chavant as of September 30, 2023, the historical audited balance sheet of Mobix Labs as of September 30, 2023, and the historical unaudited balance sheet of EMI Solutions as of September 30, 2023.

The pro forma adjustments reflecting the consummation of the Transaction and the EMI Transaction are based on certain currently available information and certain assumptions and methodologies that Chavant believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available, and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Chavant believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transaction and the EMI Transaction based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

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The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction and the EMI Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Chavant, Mobix Labs and EMI Solutions.

The Business Combination Agreement provides for a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing Date, pursuant to which up to 1.75 million shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period and an additional 1.75 million shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

3.	Accounting Policies and Reclassifications

Upon the consummation of the Transaction and the EMI Transaction, management will perform a comprehensive review of the three entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

4.	Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction and the EMI Transaction and has been prepared for informational purposes only.

New Mobix Labs has elected not to present Management’s Adjustments and has only presented the EMI Transaction Accounting Adjustments for the EMI Transaction purchase price accounting (“PPA”) adjustments and the Chavant Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Therefore, the unaudited pro forma condensed combined statement of operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Transaction. In addition, the unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction and the EMI Transaction. However, the unaudited pro forma condensed combined balance sheet includes a pro forma adjustment to reduce cash and stockholders’ (deficit) equity to reflect the payment of certain anticipated Transaction costs. Mobix Labs, EMI Solutions and Chavant have not had any historical relationships prior to the Transaction and the EMI Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Given Mobix Labs’ history of net losses and full valuation allowance on its net deferred tax assets, the pro forma adjustments to the unaudited pro forma condensed combined statements of operations resulted in no additional income tax adjustment.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of outstanding shares of both Chavant and Mobix Labs, as adjusted for the issuance of New Mobix Labs securities in the Transaction as described in Note 5, assuming the Transaction and the EMI Transaction occurred on January 1, 2022.

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The unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows (in millions, except share and per share data):

A.	Reflects the recapitalization and elimination of Chavant’s pre-Transaction accumulated deficit balance.

B.	Reflects the adjustment to (1) each Mobix Labs Convertible Instrument, including SAFEs, at an exchange ratio of one-to-one, and convertible notes at an exchange ratio of one-to-one, that are convertible into Mobix Labs Common Stock or Mobix Labs Series A Redeemable Convertible Preferred Stock prior to Closing, which will be converted into the right to receive shares of Class A Common Stock, and (2) convert Mobix Labs Capital Stock into Class A Common Stock or Class B Common Stock, as applicable, using an exchange ratio of one-to-one, resulting in an estimated 24,451,888 shares of Common Stock issued at par value $0.00001 or subject to issuance pursuant to Assumed Options and Assumed RSUs.

C.

Reflects (1) the $19.8 million in proceeds from the Sage Hill PIPE Subscription Agreement and Additional PIPE Subscription Agreements, consisting of 1,975,000 shares of Class A Common Stock at a purchase price of $10.00 per share; (2) the Forgiven Chavant Obligations of $0.2 million of accrued expenses and $1.9 million of Promissory note – due to Sponsor (including accrued interest forgiven with respect to the applicable promissory notes), in accordance with the Sponsor PIPE Subscription Agreement and Sponsor Letter Agreement; and (3) a reduction of $0.2 million to adjust the PIPE derivative liability to its estimated fair value at the Closing. This adjustment does not include any potential additional shares that would be issued under the Make-Whole Shares to the PIPE Investors.

D.	Reflects the liability classified earnout consideration for certain Mobix Labs equityholders who are entitled to earn, in the aggregate, up to 3,500,000 additional shares of common stock, with an estimated fair value of $35.3 million, upon the achievement of the First Level Earnout Target and the Second Level Earnout Target, each as defined in the Business Combination Agreement. Refer to Note 6 for more information.

E.	Reflects (1) the redemption of 741,613 of Chavant’s ordinary shares and subsequent reversal of the redemption of 73,706 of Chavant’s ordinary shares, in accordance with non-redemption agreement, dated December 20, 2023, for an aggregate payment of $7.6 million at $11.39 per share, (2) the reclassification of cash and cash equivalents held in Chavant’s Trust Account (and related interest receivable) of approximately $1.3 million to fund the Transaction consideration, and reclassification of the remaining 111,005 Chavant’s ordinary shares to Common Stock and APIC.

F.	Reflects (1) the additional drawdowns subsequent to September 30, 2023 of $0.5 million under the promissory notes issued by Chavant to the Sponsor, which are forgiven in the full amount of $1.9 million pursuant to the Sponsor PIPE Subscription Agreement and Sponsor Letter Agreement (refer to the adjustment C above) at the Closing, and (2) $0.2 million, which reflects (a) the payments by Chavant into the Trust Account subsequent to September 30, 2023 in connection with the approval of the Third Extension Amendment and the Second Extension Amendment (at a rate of $0.05 per non-redeeming Public Share per month), and (b) accrued interest in the Trust Account between October 1, 2023 and December 21, 2023.

G.	To record Chavant’s $5.4 million of estimated transaction costs associated with legal, financial advisory and other professional fees related to the Transaction, incurred subsequent to September 30, 2023 in the unaudited pro forma combined statements of operations for the year ended December 31, 2022 and reflected as an adjustment to additional paid-in capital. The pro forma adjustment assumes that total transaction costs of $6.8 million were incurred and anticipated to be incurred, $3.2 million of which is expected to be paid from Closing proceeds and $2.8 million is settled with 280,000 shares of Class A Common Stock to Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC, in lieu of cash payment of any fees pursuant to certain Business Combination Marketing Agreement entered into between such financial institutions and Chavant in connection with the initial public offering of Chavant. Approximately $1.4 million of transaction costs are incurred and already reflected during the nine months ended September 30, 2023 and the year ended December 31, 2022 in the historical statements of operations of Chavant. These costs are not expected to affect the condensed combined statements of operations beyond 12 months after the Closing.

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H.	To record Mobix Labs’ $0.6 million of estimated transaction costs associated with legal, financial advisory and other professional fees related to the Transaction, incurred subsequent to September 30, 2023. Approximately $5.2 million of transaction costs were incurred and are already reflected as of September 30, 2023 in the audited combined statements of operations of Mobix Labs. Of the $5.2 million of transaction costs incurred to date, $1.1 million has been expensed as incurred and is included in the pro forma condensed combined statement of operations as of September 30, 2023, and $4.1 million included as deferred transaction costs on the pro forma condensed combined balance sheet as of September 30, 2023. The pro forma adjustment assumes that total transaction costs of $5.8 million were incurred and anticipated to be incurred, $3.7 million of which is expected to be paid from Closing proceeds. Upon Closing, these costs will be reflected as a reduction to Mobix Labs’ additional paid-in capital; however, these costs will be allocated to the shares issued and instruments assumed in the Transaction. Any allocation to liability instruments assumed will be expensed immediately.

I.	Reflects (1) the proceeds received by Mobix Labs from the issuance of common stock subscription, warrant, convertible notes, and promissory notes agreements from October 1, 2023 through December 21, 2023 in the amount of $3.6 million; all shares of Mobix Labs Common Stock converted into Class A Common Stock as part of Adjustment B; and reflects (2) conversion of $0.2 million Mobix Labs Common Stock prior to Closing, which converted into the right to receive shares of Class A Common Stock at the Close.

J.	To reverse the change in fair value of SAFEs of $0.5 million for the nine months ended September 30, 2023, and $0.1 million for the year ended December 31, 2023 as the respective convertible instruments are assumed to have been converted into Class A Common Stock as of January 1, 2022 for purposes of the unaudited pro forma condensed combined statements of operations.

K.	To reverse the related party administrative expense, as the services cease upon closing of the Transaction.

L.	To reverse the interest earned on marketable securities held in trust account, which were released upon the Close of the Transaction.

5.	Loss per Share

Net loss per share is calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Transaction and the EMI Transaction, assuming the shares were outstanding since January 1, 2022. As the Transaction and the EMI Transaction are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transaction and the EMI Transaction have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

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The unaudited pro forma condensed combined financial information has been prepared based on the final redemptions at the Close for the nine months ended September 30, 2023 and year ended December 31, 2022:

	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
(in thousands, except share and per share data)	Final Redemptions	Final Redemptions
Pro forma net loss attributable to common shareholders	$(33,106)	$(30,985)
Pro forma weighted average common shares outstanding – basic and diluted	28,631,181	28,631,181
Pro forma net loss per share – basic and diluted	$(1.16)	$(1.08)
Weighted average common shares outstanding – basic and diluted	24,451,888	24,451,888
Mobix Labs equityholders
Chavant Public Shareholders (redeemable shares)	111,005	111,005
Shares held by Sponsor and other Initial
Shareholders	2,093,288	2,093,288
PIPE Investor	1,975,000	1,975,000
Pro forma weighted average shares outstanding – basic and diluted	28,631,181	28,631,181

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For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding Public Warrants sold in the Chavant IPO, Private Placement Warrants, Earnout Shares and the Make-Whole Shares are earned, the Working Capital Loans are converted to Class A Common Stock, and that the Assumed RSUs, Assumed Options and Common Stock under Equity Incentive Plans and Employee Stock Purchase Plans are exchanged for Class A Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share. The potential shares of Class A Common Stock that were excluded from the computation of diluted net loss per share attributable to stockholders for the period presented because including them would have an antidilutive effect were as follows:

	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Assumed Options and RSUs	1,689,874	1,689,874
Earnout Shares	3,500,000	3,500,000
Make-Whole Shares	1,052,030	1,052,030
Chavant Public Warrants	6,000,000	6,000,000
Chavant Private Placement Warrants	3,000,000	3,000,000
Assumed Mobix Warrants	1,750,000	1,750,000
Equity Incentive Plan	5,000,000	5,000,000
Employee Stock Purchase Plan	858,935	858,935
Total potentially dilutive common share equivalents	22,850,839	22,850,839

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6.	Earnout Shares

The Earnout Shares are expected to be accounted for as liability classified equity instruments that are earned upon the achievement of trading price targets following the Closing.

The preliminary estimated fair value of the Earnout Shares is $35.3 million and is subject to change at the Closing. Changes to the value of the Earnout Shares could differ materially from this initial estimate.

The estimated fair value of the Earnout Shares was determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes over the Earnout Period. The preliminary estimated fair value of the Earnout Shares was determined using the following assumptions, which are subject to change at the Closing.

The closing stock price for the ordinary shares of Chavant as of September 30, 2023 was $11.10 per share.

Expected volatility: the volatility rate of 50.0% was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate of 4.65% is based on the U.S. Treasury bond rates. Forecast period: The expected term is the 8.3 year term of the Earnout Period.

Expected dividend yield: The expected dividend yield is zero as Mobix Labs has never declared or paid cash dividends and has no current plans to do so during the expected term.

The actual fair value of the Earnout Shares is subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.

7.	Preliminary Purchase Price Allocation for EMI Solutions Acquisition

On December 18, 2023, Mobix Labs consummated the previously announced transactions pursuant to the EMI Merger Agreement with EMI Solutions, Inc. (“EMI Solutions”), dated September 26, 2022, pursuant to which the Company acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of electromagnetic interference filtering products for military and aerospace applications. Consideration for the acquisition consisted of 964,912 shares of the Company’s common stock and $2.2 million in cash. Of the cash portion of the consideration, $155,000 was paid at the time of closing, $1.0 million is payable within 30 days following the merger with Chavant, with the remainder payable at specified dates following the merger with Chavant.

As of September 30, 2023, no amounts related to the agreement with EMI Solutions are included in the financial statements except for within the unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited condensed combined statement of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022.

The EMI Transaction is accounted for as a business combination, in accordance with GAAP. ASC 805 requires the basis of the assets acquired and liabilities assumed to be recorded at their respective fair values at the acquisition date. Goodwill represents the excess of the fair value of the consideration transferred over the fair value of the identified net assets acquired. Transaction costs incurred by the Company were immaterial and were expensed as incurred.

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The estimated preliminary purchase price is calculated based on the fair value of the cash consideration and the common stock of Mobix Labs as of September 30, 2023. The preliminary fair value of the 964,912 shares for the purposes of these unaudited pro forma condensed combined financial information was determined to be $7.8 million, using $8.12 price per share of Mobix Labs common stock as of September 30, 2023, and the fair value of the $2.2 million payable in cash is determined to be $1.9 million. Out of $1.9 million, $1.1 million is presented as a reduction of cash as part of the EMI Solutions preliminary transaction accounting adjustments, $155,000 was paid at the time of closing of the EMI Transaction, $1.0 million is expected to be paid from the Closing proceeds from the merger with Chavant or funded from the proceeds received by Mobix Labs from the issuance of common stock subscriptions, warrants, and promissory note agreements as described above, and the remaining $0.8 million is included in accrued expenses, as deferred consideration, payable at specified dates following the merger with Chavant. The 964,912 shares of Mobix Labs’ common stock are expected to be accounted for as permanent equity and are currently included within permanent equity on the unaudited pro forma condensed combined balance sheet as of September 30, 2023. The final purchase price for the EMI Transaction will be determined subsequent to the closing, and adjustments to the estimated amounts may occur as more detailed analyses are completed, and additional information is obtained about the facts and circumstances that existed as of the closing date of the EMI Transaction.

(In thousands, except share and per share data)	September 30, 2023
Fair value of common stock consideration	$7,835
Fair value of cash consideration	1,925
Estimated total merger consideration	$9,760

Preliminary calculation of estimated merger consideration

The estimated purchase price is based on the valuation of the common stock at the time of the Closing Date. A sensitivity analysis related to the fluctuation in the valuation of the intangibles acquired was performed to assess the impact a hypothetical change of ten percent of the valuation of the intangible assets acquired would have on the estimated amortization expense. If the valuation of the intangibles acquired increased or decreased by ten percent, or $0.6 million, there would be a change in amortization expense of less than $0.1 million for both the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022. Additionally, the impact of a hypothetical change of ten percent to the estimated purchase price would have a corresponding increase or decrease of approximately $1.0 million to goodwill recorded on the unaudited pro forma condensed combined balance sheet as of September 30, 2023.

The following table provides an estimated preliminary pro forma purchase price allocation, which is subject to change upon a completed valuation of the assets acquired and liabilities assumed as of the close of the EMI Transaction. The preliminary purchase price allocation assumes as if the EMI Transaction had occurred on September 30, 2023:

Allocation of purchase price

(In thousands)	September 30, 2023
Estimated total merger consideration	$9,760
Assets acquired:
Cash and cash equivalents	34
Accounts receivable	279
Property and equipment	112
Operating lease right-of-use assets	29
Other assets	30
Intangible assets	6,500
Total identifiable assets	6,984
Liabilities assumed:
Accounts payable	99
Accrued expenses and other current liabilities	63
Notes payable – related party	205
Operating lease liability, current	29
Total identifiable liabilities	396
Net assets acquired	6,588
Estimated goodwill	$3,172

23

Identifiable intangible assets — The Company engaged a third-party valuation specialist to assist management in determining the fair value of identifiable intangible assets. The preliminary estimated fair values of the intangible assets and the average amortization periods, generally on a straight-line basis, are as follows:

	Methodology	Estimated Useful Life	Estimated Fair Value Acquired
Customer Relationships	MPEEM	15 years	6,500

The fair value of customer relationships was determined based on the multiperiod excess earnings method (“MPEEM”) of the income approach. The MPEEM is a variation of discounted cash-flow analysis. Rather than focusing on the whole entity, the MPEEM isolates the cash flows that can be associated with a single intangible asset and measures fair value by discounting them to present value.

The useful lives were based on management’s expectation of the continuing value of the intangible assets in the future.

The carrying values of all other assets acquired and liabilities assumed (accounts receivable, property and equipment, operating lease right-of-use assets, other assets, accounts payable, accrued expenses and other current liabilities, notes payable, operating lease liability) were determined to approximate their fair values.

The additional amortization expense of $0.3 million and $0.4 million in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, was calculated based on the above estimated useful life.

The final purchase price allocation for the EMI Transaction will be performed subsequent to the close of the EMI Transaction, and adjustments to the estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the close of the EMI Transaction. Mobix Labs expects to finalize the purchase price allocation no later than twelve months after completing the EMI Transaction.

Exhibit 99.4

EMI SOLUTIONS, INC.

Unaudited Condensed Interim Financial Statements

EMI SOLUTIONS, INC.

Condensed Balance Sheets

(unaudited)

	As of
	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash	$34,391	$74,582
Accounts receivable	279,251	260,553
Loan receivable - shareholder	55,577	55,577

Total current assets	369,219	390,712

Property, plant and equipment, net	112,219	117,537
Operating lease right-of-use assets	28,732	57,261
Other assets	30,000	30,000

Total assets	$540,170	$595,510

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$98,822	$83,407
Accrued expenses	63,071	83,835
Loan payable - related party	205,484	82,890
Operating lease liabilities, current	29,032	57,861

Total current liabilities	396,409	307,993

Commitment and contingencies (Note 9)

Shareholders' equity:
Common stock, no par value; 1,000,000 shares authorized, 1,000 shares issued and outstanding at September 30, 2023 and June 30, 2023	2,016	2,016
Retained earnings	141,745	285,501

Total shareholders' equity	143,761	287,517

Total liabilities and shareholders' equity	$540,170	$595,510

The accompanying notes are an integral part of these condensed financial statements.

2

EMI SOLUTIONS, INC.

Condensed Statements of Operations

(unaudited)

	Three Months Ended September 30,
	2023	2022
Net revenues	$544,897	$648,455
Cost of goods sold	337,082	387,400

Gross profit	207,815	261,055

Operating Expenses:
Selling, general and administrative	345,167	233,564
Depreciation	5,604	3,972

Total operating expenses	350,771	237,536

Income (loss) before provision for income taxes	(142,956)	23,519

Provision for income taxes	800	800

Net income (loss)	$(143,756)	$22,719

The accompanying notes are an integral part of these condensed financial statements.

3

EMI SOLUTIONS, INC.

Condensed Statements of Shareholder’s Equity

(unaudited)

				Total
	Common Stock		Retained	Shareholders’
	Shares	Amount	Earnings	Equity

Balance, June 30, 2022	1,000	$2,016	$244,410	$246,426

Net loss	-	-	22,719	22,719

Balance, September 30, 2022	1,000	$2,016	$267,129	$269,145

Balance, June 30, 2023	1,000	$2,016	$285,501	$287,517

Net loss	-	-	(143,756)	(143,756)

Balance, September 30, 2023	1,000	$2,016	$141,745	$143,761

The accompanying notes are an integral part of these condensed financial statements.

4

EMI SOLUTIONS, INC.

Condensed Statements of Cash Flows

(unaudited)

	Three Months Ended September 30,
	2023	2022
Operating Activities:
Net income (loss)	$(143,756)	$22,719
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,604	3,972
Other noncash charges, net	(300)	(40)
Changes in operating assets and liabilities:
Account receivables, net	(18,698)	60,993
Prepaid expenses and other current assets	-	1,181
Accounts payable	15,415	(1,891)
Accrued expenses	(20,764)	(55,890)

Net cash provided by (used in) operating activities	(162,499)	31,044

Investing Activities:
Purchases of property and equipment	(286)	(17,074)

Net cash used in investing activities	(286)	(17,074)

Financing Activities:
Borrowings from related party	122,594	31,215

Net cash provided by financing activities	122,594	31,215

Net increase (decrease) in cash	(40,191)	45,185
Cash, beginning of period	74,582	4,254

Cash, end of period	$34,391	$49,439

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-	$-
Cash paid for income taxes	$800	$800

The accompanying notes are an integral part of these condensed financial statements.

5

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

EMI Solutions, Inc., a California corporation, (the “Company”) is a leading small business manufacturer of electromagnetic interference (“EMI”) filtering products for the military and aerospace supply chain, as well as for a variety of commercial applications. The Company’s products include EMI filter modules, filtered connectors, flexfilter inserts, feed-through filters and cable assemblies. The Company is headquartered in Irvine, California.

Basis of Presentation

The condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and include the accounts of EMI Solutions, Inc. The Company’s fiscal year ends on June 30. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these condensed financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended June 30, 2023 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The June 30, 2023 condensed balance sheet was derived from the Company’s audited financial statements. These unaudited condensed financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s condensed financial position as of September 30, 2023 and its results of operations and cash flows for the three months ended September 30, 2023 and 2022. The results of operations for the three months ended September 30, 2023 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2024 or for any other future annual or interim period.

Merger with Mobix Labs, Inc.

In September 2022, the Company entered into an agreement with Mobix Labs, Inc. (“Mobix”) pursuant to which the Mobix would acquire all of the issued and outstanding common shares of EMI. Consideration for the acquisition is expected to consist of 964,912 shares of Mobix common stock and $2,200,000 in cash. Of the cash portion of the consideration, $155,000 is payable at the time of closing, with the remainder payable at specified dates following Mobix’s previously announced merger with Chavant Capital Acquisition Corp., or on the twenty-four month anniversary of the closing of Mobix’s acquisition of the Company. The Company’s and Mobix’s obligations to complete the transaction are subject to the completion of due diligence and the satisfaction of certain conditions specified in the agreement.

COVID-19 Pandemic

The World Health Organization declared a global emergency on March 11, 2020 with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic. The Company is closely monitoring the impact of the pandemic on all aspects of its business, including the impact on its employees, suppliers, vendors and business partners. Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of its operations, there has been no material adverse impact on the Company during the three months ended September 30, 2023 or 2022.

6

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements requires the Company to make estimates, judgments and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results may differ materially from those estimates and assumptions.

Cash

At September 30, 2023 and June 30, 2023, the Company’s cash balance consisted of cash on hand and demand deposits held at large financial institutions. The Company does not believe it is exposed to any significant credit risk on its cash balances. The Company considers all highly liquid investments with a maturity of three months or less when purchased as cash and cash equivalents. The Company had no cash equivalents at September 30, 2023 or June 30, 2023.

Accounts Receivable, net

The Company’s accounts receivable primarily represent receivables from contracts with customers. Accounts receivable are non-interest bearing. The allowance for doubtful accounts is estimated based on specific customer reviews, historical collection trends, and current economic and business conditions. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. At September 30, 2023 and June 30, 2023, the allowance for doubtful accounts was $0.

Property and Equipment, net

Property and equipment is initially recorded at cost. Depreciation is computed using the straight- line method over the estimated useful lives of the assets, as follows:

Machinery and equipment	5 to 7 years
Automobiles	5 years
Leasehold improvements	Lesser of lease term of estimated useful life of improvements

Costs of normal repairs and maintenance are charged to expense as incurred. The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Impairment testing is performed and losses are estimated when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amount. When the estimated undiscounted cash flows are not sufficient to recover the asset’s carrying amount, an impairment loss is measured to the extent the fair value of the asset is less than its carrying amount. The Company did not record any impairment losses during the three months ended September 30, 2023 and 2022.

The Company’s depreciation expense is highly dependent on the assumptions made for estimated useful lives of its assets. Useful lives are estimated by the Company based on its experience with similar assets and estimates of usage of the assets. Whenever events or circumstances occur which change the estimated useful life of an asset, the Company accounts for the change prospectively.

7

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

Revenue Recognition

The Company recognizes revenue based on the criteria set forth in Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. The Company enters into contracts with customers that include various performance obligations consisting of goods, services or a combination thereof which are generally capable of being distinct and account for as separate performance obligations.

The Company recognizes revenue upon transfer of control of goods and/or services to its customers in an amount that reflects the consideration we expect to receive in exchange for those goods or services. Timing of the transfer of control varies based on the nature of the contract. The Company recognizes revenue net of any sales and other taxes collected and subsequently remitted to governmental authorities.

Contracts with customers may include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgement.

Concentration of Risks

For the three months ended September 30, 2023, two customers accounted for 32% of net revenues. For the three months ended September 30, 2022, two customers accounted for 20% of net revenues. No other customer accounted for more than 10% of net revenues for the three months ended September 30, 2023 and 2022.

As of September 30, 2023, three customers accounted for 39% of accounts receivable. As of June 30, 2023, five customers accounted for 65% of accounts receivable. No other customer accounted for more than 10% of accounts receivable at September 30, 2023 or June 30, 2023.

Advertising

The Company expenses advertising costs as incurred. Advertising costs were $4,259 and $6,084 for the three months ended September 30, 2023 and 2022, respectively and are included in selling, general and administrative expenses in the statement of operations and comprehensive income (loss).

Accounting Pronouncements Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”) and has since issued several updates, amendments and technical improvements to ASU 2016-02, to provide guidance on the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The standard also requires additional disclosures about leasing arrangements related to discount rates, lease terms, and the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this new guidance effective July 1, 2022 using the modified retrospective method. As of July 1, 2022, the Company recognized a right-of-use asset and a related lease liability of $169,380 on its condensed balance sheet. See Note 6 – Leases.

8

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following:

	September 30, 2023	June 30, 2023
Machinery and equipment	$277,351	$277,065
Automobiles	91,871	91,871
Leasehold improvements	66,796	66,796
Property and equipment, gross	436,018	435,732
Less: Accumulated depreciation	(323,799)	(318,195)
Property and equipment, net	$112,219	$117,537

For the three months ended September 30, 2023 and September 30, 2022, depreciation expense related to property and equipment was $5,604 and $3,972, respectively.

NOTE 4 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

	September 30, 2023	June 30, 2023
Accrued payroll and paid time off	$62,271	$83,835
Income taxes payable	800	—
Accrued expenses	$63,071	$83,835

NOTE 5 – LINE OF CREDIT

The Company has a line of credit agreement with Wells Fargo Bank which provides for revolving borrowings of up to $100,000. Interest is payable monthly at a variable interest rate based on the bank’s prime rate plus 175 basis points (effectively 9.0% at September 30, 2023 and June 30, 2023). The line of credit is payable on demand, is subject to annual renewal. No borrowings were outstanding under the line of credit at September 30, 2023 or June 30, 2023 and available borrowings under the line of credit were $100,000 at September 30, 2023 or June 30, 2023.

The Company also has a $10,000 line of credit with First Citizens Bank to cover bank overdrafts. There were no significant amounts outstanding under this arrangement at September 30, 2023 or June 30, 2023.

NOTE 6 – LEASES

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. As of September 30, 2023, the lease has a remaining term of three months and expires in December 2023. The lease does not contain any residual value guarantees or restrictive covenants or renewal options. The lease requires a security deposit of $30,000, which is recorded in other assets on the condensed balance sheet.

9

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

ASC 842 Adoption

The Company adopted ASC 842 using the modified retrospective method on July 1, 2022. The Company determines if an arrangement is a lease at its inception. Right-of-use (“ROU”) assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its estimated incremental borrowing rate in determining the present value of lease payments considering the term of the lease, which is derived from information available at the lease commencement date. The lease term includes renewal options when it is reasonably certain that the option will be exercised, and excludes termination options. To the extent that the Company’s agreements have variable lease payments, the Company includes variable lease payments that depend on an index or a rate and excludes those that depend on facts or circumstances occurring after the commencement date, other than the passage of time. Lease expense is recognized on a straight-line basis over the lease term. The Company has elected the package of practical expedients permitted under the transition guidance, which does not require reassessment of prior conclusions related to contracts containing a lease, lease classification and initial direct lease costs. As an accounting policy election, the Company also excluded short-term leases (having a term of twelve months or less) from recognition as liabilities. Effective July 1, 2022, the Company recognized an ROU asset and an operating lease liability of $169,380 on the balance sheet.

The following lease costs are included in the condensed statement of operations for the three months ended September 30, 2023:

Three months ended September 30, 2023
Operating lease cost	$28,800
Short-term lease cost	—
Total lease cost	$86,700

Information related to the Company’s ROU assets and operating lease liabilities as of September 30, 2023:

Cash paid for amounts included in the measurement of operating lease liabilities	$29,100
Weighted-average lease term (years)	0.25
Weighted-average discount rate	2.8%

The Company did not obtain any ROU assets in exchange for new operating or financing lease liabilities during the three months ended September 30, 2023.

10

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the condensed balance sheet as of September 30, 2023:

Years ending June 30,
2024 (remaining three months)	$29,100
Total minimum lease payments	29,100
Less imputed interest	(68)
Present value of future minimum lease payments	29,032
Less current obligations under lease	(29,032)
Long-term lease obligation	$—

Supplemental Information for Comparative Periods

Lease cost for the three months ended September 30, 2022 was $28,800. Minimum lease payments under operating leases with non-cancelable terms in excess of one year as of June 30, 2023 were as follows:

Year ending June 30,
2024	$58,200
Total	$58,200

NOTE 7 – RELATED PARTY TRANSACTIONS

Building Lease

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. See Note 6–Leases.

Loan Payable – Related Party

The Company has a loan payable to Alton Properties LLC. The agreement, which has been amended from time to time, provides for unsecured loans of up to $400,000 to the Company, with interest on the unpaid principal amount at a rate of 6.5% per annum payable monthly in arrears. At September 30, 2023 and June 30, 2023, the amount owed under the loan was $205,484 and $82,890, respectively.

Loan Receivable - Shareholder

The Company has made loans to its principal shareholder and chief executive officer. At September 30, 2023 and June 30, 2023, the amount receivable under the loan was $55,577.

11

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 8 – INCOME TAXES

The Company recorded a provision for income taxes of $800 and $800 for the three months ended September 30, 2023 and 2022, respectively. For the three months ended September 30, 2022, the Company’s provision for income taxes differs from an amount calculated based on statutory tax rates principally due to the Company recording a valuation allowance against the net operating losses it generated during the period. For the three months ended September 30, 2023, the Company’s provision for income taxes differs from an amount calculated based on statutory tax rates principally due anticipated usage of net operating loss carryforwards to offset taxable income generated during the period. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, potential limitations on the Company’s ability to carry forward net operating losses, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on these factors, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized. If the Company is subsequently able to realize its net operating loss carryforwards or other deferred income tax assets, a portion of the valuation allowance will be reversed, resulting in a reduction of provision for income taxes.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise from time to time that may harm our business. The Company is currently not aware of any such legal proceedings or claims that the Company believes will have an adverse effect on its business, financial condition or operating results.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 28, 2023, which is the date the financial statements were available to be issued.

On December 18, 2023, the Company’s shareholders sold their stock ownership in the Company to Mobix, which resulted in a change in ownership of the Company.

Exhibit 99.5

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MOBIX LABS

Unless otherwise indicated or the context otherwise requires, all references in this Exhibit 99.5 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2023 and, if not defined in the Form 8-K, the final prospectus and definitive proxy statement dated November 13, 2023 filed by the registrant prior to the consummation of the Transaction (the “Proxy Statement/Prospectus”).

The following discussion and analysis should be read in conjunction with our audited financial statements and related notes as of and for the years ended September 30, 2023 and 2022, which are included in Exhibit 99.2 in the Form 8-K. The discussion and analysis should also be read in conjunction with our unaudited condensed combined pro forma financial information included in Exhibit 99.3 in the Form 8-K.

This discussion and analysis contain forward- looking statements based upon current beliefs that involve risks, uncertainties, and assumptions, such as statements regarding our plans, objectives, expectations, intentions, and projections. Our actual results and the timing of selected events could differ materially from those described in or implied by these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in the Form 8-K. You should carefully read the “Risk Factors” section of the Form 8-K to gain an understanding of the important factors that could cause actual results to differ materially from our forward- looking statements. Unless the context otherwise requires, all references in this Exhibit 99.5 to “we,” “us”, or “our” refer to the business of Mobix Labs prior to the consummation of the Transaction described in the Overview section below.

Overview

Based in Irvine, California, we are a fabless semiconductor company developing disruptive wireless and connectivity solutions for next generation communication systems, including C-Band and mmWave 5G and high bandwidth cable applications. Our True5G integrated circuits currently in development are designed to deliver significant advantages in performance, efficiency, size, and cost. Our True Xero active optical cables, which have been in production for several years and were acquired in the Cosemi acquisition, are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. These innovative technologies are designed for large and rapidly growing markets where there are increasing demands for higher performance communication systems which utilize an expanding mix of both wireless and connectivity technologies.

We were founded with the goal of simplifying the development and maximizing the performance of wireless products by designing and developing high performance, cost-effective, and ultra-compact semiconductor components and solutions used for signal processing applications in wireless products. We have developed an extensive intellectual property portfolio comprised of patents and trade secrets that are critical to commercializing our semiconductor technology. In leveraging our proprietary technology, we aim for our integrated circuits and components to serve large and rapidly growing markets where we believe there are increasing demands for higher performance wireless communication systems. We are actively pursuing customer engagements with original equipment manufacturers and original design manufacturers of wireless products, with the aim of obtaining market acceptance of our technology and solutions through incorporation into the original equipment manufacturers’ and original design manufacturers’ wireless applications across a variety of sectors.

In 2021, we completed the acquisition of substantially all the assets including intellectual property of Cosemi Technologies, Inc. (“Cosemi”), an Irvine, California-based global supplier of high-speed connectivity solutions. Cosemi’s intellectual property portfolio included a broad range of hybrid active optical cables and optical engines that deliver optimal connectivity to a wide range of applications, including home entertainment, gaming, augmented reality and virtual reality, video conferencing, medical, mobile devices and monitors, among others. The acquisition of Cosemi was immediately accretive to our cash flow and built the foundation for our current connectivity business. We believe the patented hybrid cable technology and optical chip solutions from Cosemi along with our innovative semiconductor technologies provide more opportunities in the C-Band and mmWave 5G market as the need for faster, more reliable data transmission becomes ever more apparent, whether it is for the data center, infrastructure, home entertainment or consumer electronics market.

Our leadership team is comprised of industry veterans with prior experience at premier semiconductor and connectivity companies, including Microsemi Corporation (which was acquired by Microchip Technology Inc.), Maxim Integrated Products, Inc. (which was acquired by Analog Devices Inc.), Qorvo Inc. STMicroelectronics N.V, MaxLinear, Inc., Qualcomm Incorporated, Macom Technology Solutions Holdings, Inc., Skyworks Solutions, Inc., and Texas Instruments Incorporated, and our leadership team has significant experience and insight into growing advanced technology companies and executing strategic acquisitions to accelerate growth. Our world class engineering team, which includes six PhDs, is highly skilled in radio frequency, analog and mixed-signal technologies and has prior experience spearheading developing radio frequency solutions that are widely used in existing wireless systems and devices.

Since our inception, we have focused our efforts on organizing and staffing our company, research and development activities, producing product to generate revenue and cash flows, raising capital, and providing selling, general and administrative support for these operations. To date, we have principally raised capital through the issuance and sale of our common and convertible preferred stock, related and unrelated party promissory notes, convertible notes, and SAFEs. Cumulatively, through September 30, 2023, we have raised capital of $48.2 million from the issuance of debt and equity securities.

We have incurred significant operating losses of $35.5 million and $23.7 million for the years ended September 30, 2023 and 2022, respectively. We will need substantial additional funding to support continuing operations, product development plans, capital expenditure requirements, service debt obligations and strategic investments. Until such time as we can achieve profitability, we expect to finance operations through the sale of equity raises, debt financings, other capital sources or a combination thereof. There can be no assurances that such funding sources will be available at terms acceptable to us, or at all.

Since inception, we have incurred operating losses and negative cash flows, primarily as a result of our ongoing investment in product development. For the fiscal years ended September 30, 2023 and 2022, we have incurred net losses of $39.6 million and $23.9 million, respectively, and as of September 30, 2023, we had an accumulated deficit of $83.8 million. We expect we will continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund our operations. As described in Note 1 to our financial statements as of and for the years ended September 30, 2023 and 2022 included in Exhibit 99.2 in the Form 8-K, we believe that there is a substantial doubt concerning our ability to continue as a going concern. Similarly, our independent registered public accounting firm included an explanatory paragraph in its report on the financial statements as of and for the years ended September 30, 2023 and 2022, describing the existence of substantial doubt about our ability to continue as a going concern.

Recent Developments

To address our capital limitations and focus our use of cash on the completion of the Transaction, which closed on December 21, 2023, and the EMI Transaction, which closed on December 18, 2023, we have reduced headcount and have temporarily furloughed approximately half of our employees on an unpaid basis since the beginning of the fourth fiscal quarter of 2023. The furlough is expected to continue at least through the end of December 2023. As a result of the foregoing, we have temporarily reduced our operating expenses incurred subsequent to September 30, 2023 — principally for compensation, benefits and outside services — compared to our actual expenses for the fourth quarter.

Subsequent to September 30, 2023, we had additional financing activity, which included the issuance of promissory notes, convertible notes, and common stock under Mobix Labs Common Stock subscription agreements or the exercise of warrants. See “Liquidity and Capital Resources” section and Note 18 “Subsequent Events” included in the annual audited financial statements in Exhibit 99.2 of the Form 8-K for further details.

The Business Combination Agreement and EMI Transaction

The Transaction

On December 21, 2023 (the “Closing Date”), the registrant consummated the previously announced transactions pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp., a publicly traded special purpose acquisition company incorporated under the laws of the Cayman Islands (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Mobix Labs”), pursuant to which, among other things, Merger Sub merged with and into Mobix Labs, with Mobix Labs surviving the merger as a wholly-owned direct subsidiary of Chavant (the “Merger” and, together with the other transactions related thereto, the “Transaction”). In connection with the consummation of the Transaction (the “Closing”), the registrant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (hereinafter referred to as “New Mobix Labs”).

In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of common stock of Mobix Labs converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”); (ii) each share of preferred stock of Mobix Labs, which included Series A Preferred Stock and Founders Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock, par value $0.00001 per share (“Class B Common Stock”); (iii) each outstanding stock option of Mobix Labs that was an in-the-money vested option converted into the right to receive shares of Class A Common Stock on a net settlement basis; (iv) each stock option of Mobix Labs that was not an in-the-money vested option (“Other Mobix Labs Options”) was assumed by Chavant and converted into an option to purchase shares of Class A Common Stock (collectively, the “Assumed Options”); (v) each outstanding unvested restricted stock unit (“RSU”) of Mobix Labs was assumed by Chavant and converted into an RSU covering shares of Class A Common Stock (collectively, the “Assumed RSUs”); and (vi) each outstanding warrant and convertible instrument of Mobix Labs, including Simple Agreement for Further Equity Notes (“SAFEs”) and promissory notes that were convertible into Mobix Labs common stock or preferred stock, converted into the right to receive shares of Class A Common Stock.

The Closing was subject to the satisfaction or waiver, in Mobix Labs’ discretion, of the Minimum Cash Condition set forth in the Business Combination Agreement. As the Minimum Cash Condition was not met prior to the Closing, Mobix Labs waived such condition on December 20, 2023.

In addition, in connection with the Closing, Chavant entered into the PIPE Subscription Agreements (as defined below) with certain accredited investors and the Sponsor, pursuant to which, substantially concurrently with the Closing and on the terms and subject to the conditions of each such subscription agreement: (i) an investor agreed to purchase 1,500,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $15.0 million and received a warrant to purchase 1,500,000 shares of common stock of Mobix Labs (“Mobix Labs Stock”) at an exercise price of $0.01 per share, exercisable upon obtaining stockholder approval, which is expected to be obtained in 2024, (ii) the Sponsor agreed to purchase 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of approximately $2.0 million, paid through the forgiveness of certain outstanding indebtedness and reimbursement obligations owed by Chavant to the Sponsor and its members, and received the Sponsor Warrant (as defined below) in connection therewith, and (iii) other investors agreed to purchase a total of 475,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $4.8 million and received the Additional Warrants (as defined below) in connection therewith (such transactions, described in further detail below, the “PIPE Investments”).

Moreover, pursuant to a non-redemption agreement, entered into on December 20, 2023 (“Non-Redemption Agreement”), a shareholder of Chavant agreed with Chavant to withdraw its election to redeem 73,706 Ordinary Shares of Chavant prior to the Domestication. In consideration for the withdrawal of the redemption of such Ordinary Shares, Mobix Labs issued to the shareholder 202,692 warrants, each warrant exercisable to purchase one share of Mobix Labs Stock, and such warrants converted into 202,489 shares of Class A Common Stock upon the Closing.

After giving effect to the Transaction and the redemption of the Public Shares by Chavant shareholders, as of the Closing Date, the total numbers of shares of New Mobix Labs Class A Common Stock and New Mobix Labs Class B Common Stock issued in connection with the Closing were 26,376,280 and 2,254,901, respectively. Of those shares, 22,196,987 shares of New Mobix Labs Class A Common Stock and 2,254,901 shares of New Mobix Labs Class B Common Stock were issued to Mobix Labs equityholders as Closing Transaction Consideration, representing approximately 91.5% of the Company’s voting power at the Closing, with an aggregate value of $244.5 million.

In addition to the consideration paid at Closing, certain Mobix Labs Stockholders and certain holders of Mobix Labs in-the-money vested Options and Mobix Labs Options that are not Mobix Labs in-the-money vested Options (the “Earnout Recipients”) will be entitled to receive an additional aggregate 3,500,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement.

The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing Date, pursuant to which up to 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period and an additional 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of 30 consecutive trading days during the Earnout Period.

PIPE Investments

Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, Chavant entered into a subscription agreement (the “Sage Hill PIPE Subscription Agreement”) with Sage Hill Investors, LLC (“Sage Hill”), pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15.0 million, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. The terms of the Sage Hill PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and ACE SO4 Holdings Limited (the “ACE PIPE Subscription Agreement”) in connection with the execution of the Business Combination Agreement on November 15, 2022, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 1,500,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). The Sage Hill Warrant remains outstanding, and stockholder approval for the exercise of the Sage Hill Warrant is expected to be obtained in 2024.

Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into a subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor, pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $1,997,370 to be paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. The terms of the Sponsor PIPE Subscription Agreement (other than the purchase amount and the form of consideration) are substantially similar to those in the ACE PIPE Subscription Agreement, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Mobix Labs issued to the Sponsor a warrant to purchase 272,454 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Mobix Common Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, the Company also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor, (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described on pp. 318 of the Proxy Statement/Prospectus under the heading “Certain Chavant Relationships and Related Person Transactions—Administrative Services” and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 658,631 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 400,000 Private Warrants that it held (“Sponsor Forfeited Private Warrants”), in each case upon the Closing.

Additional PIPE Subscription Agreements and Additional Warrants

As of December 21, 2023, the Company entered into additional subscription agreements (the “Additional PIPE Subscription Agreements” and together with the Sage Hill PIPE Subscription Agreement and the Sponsor PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with other investors (the “Other Investors”), pursuant to which the Other Investors agreed to purchase, in a private placement that closed substantially concurrently with the Closing, a total of 475,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $4.8 million, on the terms and subject to the conditions set forth in each such Additional PIPE Subscription Agreement. The terms of each Additional PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and the ACE PIPE Subscription Agreement in connection with the execution of the Business Combination Agreement on November 15, 2022, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, resale registration obligations and voting rights, as described on pp. 199 and 200 of the Proxy Statement/Prospectus.

In connection with the execution of the Additional PIPE Subscription Agreements, we issued to the Other Investors warrants to purchase 450,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share (the “Additional Warrants”), of which Additional Warrants convertible into 199,800 shares of Class A Common Stock (following net settlement) were exercisable upon the closing of the Additional PIPE Subscription Agreements (the “Converted Additional Warrants”) and Additional Warrants convertible into 250,000 shares of Class A Common Stock are exercisable upon the closing of the Additional PIPE Subscription Agreements and stockholder approval (the “Non-Converted Additional Warrants”). The Converted Additional Warrants were exercised at the closing of the Additional PIPE Subscription Agreements and, following net settlement into 199,800 shares of Mobix Common Stock, converted into 199,800 shares of Class A Common Stock in connection with the Closing. The Non-Converted Warrants remain outstanding, and stockholder approval for the exercise of the Non-Converted Warrants is expected to be obtained in 2024.

Pursuant to the Sage Hill PIPE Subscription Agreement, Sponsor PIPE Subscription Agreement and Additional PIPE Subscription Agreements noted above and as described above, Chavant agreed to issue the Make-Whole Shares to the PIPE Investors in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which the PIPE Resale Registration Statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, the PIPE Investors will be entitled to receive a number of Make-Whole Shares equal to the product of (x) the number of shares of Class A Common Stock issued to the PIPE Investor at the closing of the subscription and held by the PIPE Investors through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

We expect to account for the Transaction as a reverse recapitalization in accordance with United States generally accepted accounting principles (“GAAP”). Under this method of accounting, although Chavant acquired all of our outstanding equity interests in the Transaction, Chavant will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on holders of our capital stock comprising a relative majority of the voting power of the combined entity upon consummation of the Transaction and having the ability to nominate the majority of the governing body of the combined entity, our senior management comprising the senior management of the combined entity, and our operations comprising the ongoing operations of the combined entity. Accordingly, we are deemed the accounting predecessor of the combined business and will be the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Transaction will be treated as the equivalent of Mobix Labs issuing shares for the net assets of Chavant, followed by a recapitalization. The net assets of Chavant will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Closing will be presented as those of ours in future reports of the combined entity.

We expect the Transaction will have a significant impact on our future reported financial position and results as a consequence of the reverse capitalization. The most significant changes in our future reported financial position and results are a net increase in cash of $18.1 million. This net increase in cash included $19.8 million in gross proceeds from the PIPE Investments, partially offset by $6.9 million of transaction costs for the Transaction. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

As a result of the Transaction, we became the successor to a Nasdaq-listed reporting company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, non-employee director fees, and additional internal and external accounting, legal and administrative resources.

EMI Transaction

In September 2022, we entered into the EMI Merger Agreement, which was consummated in December 2023, pursuant to which we acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is an Irvine, California-based manufacturer of electromagnetic interference filtering products for military and aerospace applications. See the section entitled “Information About Mobix Labs — Potential Strategic Acquisition of EMI Solutions” as described on pp. 244 of the Proxy Statement/Prospectus for more information about the EMI Merger Agreement.

COVID-19 Pandemic and Supply Chain Disruptions

The COVID-19 pandemic has caused, and may continue to cause, a disruption and restrictions on our ability to travel, temporary closures of our office buildings and the facilities of our customers or suppliers, cancellations or modification of events, and disruptions at our manufacturers and suppliers located in Vietnam, Taiwan and China, including the COVID-19 lockdown in Shanghai in the first half of 2022 that led to substantial delays in our supply chain in China. We have experienced delays in shipments and product launches that have negatively impacted our sales and operating results relating to our connectivity business, and any future delays, due to pandemics or otherwise, could have a materially negative effect in the future. We also experienced a decline in revenue for the year ended September 30, 2023 due to a decrease in product sales resulting from supply chain constraints that limited our ability to meet demand from our largest customer. In addition, the COVID-19 lockdown in Vietnam triggered operational and solvency challenges for our Vietnamese manufacturer beginning in the first half of calendar year 2023. In response, we transitioned to higher cost manufacturers in Taiwan in July 2023 to ramp up production. However, this shift has resulted, and will continue to result in, lower margins than expected.

To help mitigate the COVID-19 related disruptions at our contract manufacturers and suppliers where we experienced a delay in our supply chain to support our orders, we used higher cost shipping and manufacturing alternatives. Additional COVID-19 disruptions limited our supply availability forcing us to move to less cost-effective components and materials. The higher cost shipping and manufacturing alternatives and components and materials resulting from supply chain disruptions negatively impacted our gross margin more than we anticipated in our outlook for our business. These constraints continue to exist and are expected to continue to materially impact our gross margin percentage. We are continuing to implement operational measures to minimize the turnaround time in fulfilling our orders. We are also currently designing and plan to introduce lower cost products as alternatives with more competitively priced components, aiming to maintain performance standards. However, there can be no assurance that these efforts will be sufficient to offset the negative impact of supply chain disruptions on our gross margin and net loss.

In addition to general levels of inflation that we have experienced, we are also subject to risk of specific inflationary pressures due to the expected continuing impacts of the COVID-19 pandemic and related global supply chain disruptions, including increases in commodity prices for materials and components and shipping costs that have had a negative impact on our gross margin. If inflation remains high or increases, our gross margin and results of operations will be further negatively impacted. To mitigate the effect of inflation, as described above, we are designing and plan to introduce lower cost products as alternatives with more competitively priced components, aiming to maintain performance standards. In addition, we have qualified another Taiwanese manufacturer for our connectivity products to foster competition among our manufacturers. However, there can be no assurance that these efforts will be sufficient to offset the negative impact of inflation on our gross margin and net loss.

Results of Operations and Key Operating Metrics

Net Revenue

We derive our net revenues primarily from product sales to equipment manufacturers. We recognize product revenue when we satisfy performance obligations under the terms of our contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the contractual shipping terms of the contract), net of accruals for estimated sales returns and allowances (which were not material for the years ended September 30, 2023 and 2022). During the year ended September 30, 2022, we also entered into a license agreement with a customer, wherein we granted the customer a perpetual, non-exclusive license to use certain of our patents and developed technology.

Sales and other taxes we collect, if any, are excluded from net revenue. We do not have material variable consideration, and our revenue arrangements do not contain significant financing components. Payment terms are principally net 30 days to net 45 days.

Our revenues fluctuate based on a variety of factors, including product mix, competitor price offerings, global economic conditions, and other factors.

Cost of Revenue

Cost of revenue includes costs related to materials, contract manufacturing services, including costs associated with the packaging, assembly, testing and shipping products, inbound freight, amortization of acquisition-related intangible assets, inventory obsolescence charges and other product-related costs. Cost of revenue also includes employee compensation and benefits (including stock-based compensation) of employees engaged in the sourcing of products, facility-related expenses, depreciation and allocation of corporate costs.

Research and Development Expenses

Research and development expenses costs relate to our product design and development activities, including employee compensation and benefits (including stock-based compensation), design tools, supplies, facility-related expenses, depreciation, amortization of acquisition-related intangible assets, allocation of corporate costs, and costs of outside contractors. We expense all research and development costs as incurred.

Selling, General and Administrative Expenses

Selling, general and administrative expenses primarily include employee compensation and benefits (including stock-based compensation) of executive and administrative staff including human resources, accounting, information technology and executive management, outside audit and tax fees, insurance costs, patent costs, outside legal fees and related costs, business consulting fees, advertising and promotion programs, travel and entertainment, outside service costs and facility-related costs.

Interest Expense

Interest expense consists of cash and non-cash interest related to our related and unrelated party promissory notes, notes payable and convertible notes.

Change in Fair Value of SAFEs

We evaluated the SAFEs and concluded that the SAFEs are classified as liabilities in the balance sheets. The SAFEs are initially recorded at their fair value and remeasured to fair value at each reporting date.

Income Taxes

We account for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized.

We recognize liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. We recognize a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. We measure the amount of tax benefits recognized in the financial statements from such positions based on the largest benefit greater than 50% likely to be realized upon ultimate settlement with the related tax authority. Changes in recognition or measurement of an uncertain tax position are reflected in our statement of operations in the period in which the change in estimate occurs, based on new information not previously available. We also record interest and penalties related to unrecognized tax benefits in our tax provision.

Comparison of the Year Ended September 30, 2023, and 2022 (in thousands)

	Year Ended
	September 30,		Change
	2023	2022	$	%
Net revenue
Product sales	$1,224	$2,859	$(1,635)	-57%
License revenue	—	450	(450)	-100%
Total net revenue	1,224	3,309	(2,085)	-63%
Cost and expenses
Cost of revenue	1,620	2,852	(1,232)	-43%
Research and development	11,044	12,193	(1,149)	-9%
Selling, general and administrative	24,104	11,978	12,126	101%
Loss from operations	(35,544)	(23,714)	(11,830)	50%
Interest expense	3,355	343	3,012	878%
Change in fair value of SAFEs	655	83	572	689%
Loss before income taxes	(39,554)	(24,140)	(15,414)	64%
Provision (benefit) for income taxes	67	(273)	291	-107%
Net loss and comprehensive loss	$(39,621)	$(23,867)	$(15,705)	66%

Net Revenue

Total net revenue for the year ended September 30, 2023 was $1.2 million compared to $3.3 million for the year ended September 30, 2022, a decrease of $2.1 million, or 63%. The decrease in product sales resulted from supply chain constraints, including our capital liquidity constraints in our ability to prepay our suppliers as part of obtaining our inventory, that limited our ability to meet demand from our largest customer for the year ended September 30, 2023, relative to the year ended September 30, 2022. We are continuing to implement operational measures to minimize the turnaround time in fulfilling our orders.

During the year ended September 30, 2022, we granted a customer a perpetual, non-exclusive license to use certain of our patents and developed technology totaling $0.5 million in license revenue. No similar activity was recorded for the year ended September 30, 2023.

Cost of Revenue

Cost of revenue for the year ended September 30, 2023, was $1.6 million, compared to $2.9 million for the year ended September 30, 2022, a decrease of $1.3 million, or 43%. Cost of revenue decreased primarily due to the decrease in net revenues for the year ended September 30, 2023, relative to the year ended September 30, 2022. In addition, we incur certain fixed costs such as amortization of intangible assets and occupancy costs. These fixed costs result in additional reductions in our margin as a percentage of our net revenue, when a decline in net revenue exists.

Research and Development Expense

Research and development expense for the year ended September 30, 2023, was $11.0 million compared to $12.2 million for the year ended September 30, 2022, a decrease of $1.2 million, or 9%. The decrease was primarily driven by (i) a decrease in spending driven by the lack of working capital, (, (ii) lower salaries and benefits, (iii) lower outside research and development costs and lower costs of research and development tapeouts, and (iv) lower allocated occupancy and related costs. These decreases were partially offset by an increase in stock-based compensation expense. We expect research and development expense to increase as we grow the infrastructure needed to accomplish our expansion and introduce new products.

Selling, General and Administrative Expense

Selling, general and administrative expense for the year ended September 30, 2023, was $24.1 million compared to the $12.0 million for the year ended September 30, 2022, an increase of $12.1 million, or 101%. The net increase was primarily attributable to an increase in our stock-based compensation expense as well as an increase in acquisition-related costs relating to the Transaction with Chavant. Additionally, we have incurred costs to support our growth and compliance, legal, and accounting costs necessary to operate as a public company. We expect these costs to continue to increase in the future.

Liquidity and Capital Resources

Our primary use of cash is to fund operating expenses, working capital requirements, debt service obligations, capital expenditures and other investments.

We have incurred operating losses and negative cash flows, primarily as a result of our ongoing investment in product development. We expect to continue to incur operating losses and negative cash flows from operations due associated with research and development expenses, sales, general, and administrative expenses and capital expenditures necessary to expand our operations, product offerings, and customer base with the ultimate goals of growing our business and achieving profitability in the future.

To date, we have principally raised capital through the issuance and sale of our common and convertible preferred stock, related and unrelated party promissory notes, convertible notes and SAFEs. Cumulatively, through September 30, 2023, we have raised capital of $48.2 million from the issuance of debt and equity securities.

Our debt and liability obligations as of September 30, 2023, include $3.8 million in promissory notes and notes payable with related parties, $1.3 million in notes payable with third parties, and $1.5 million in various SAFE Agreements for a total of $6.6 million in debt and liability obligation financings.

Notes Payable

As of September 30, 2023, our notes payable with third parties have both a remaining principal balance and carrying amount, net of unamortized discounts, of $1.3 million. Four notes total $0.7 million of the remaining principal balance and bear interest at rates ranging from 6.0% to 8.0% per annum, while the remaining two notes total $0.6 million of the principal balance and bear no interest before default, and all have various maturity dates through March 2024.

In August 2023, we issued a promissory note having a principal balance of $0.1 million to an unrelated investor, which is one of the two notes outstanding with a total principal balance of $0.6 million. The promissory note is unsecured and matured on October 4, 2023 and remains outstanding. The note does not initially bear interest, but in the event the note is not paid in full by the maturity date, we are required to pay interest at 15% per annum until the balance is paid in full. In connection with the promissory note, we also issued to the investor a warrant to purchase an aggregate of 10,000 shares of our common stock at an exercise price of $1.00 per share. The warrant is immediately exercisable and has a one-year term.

In September 2023 we issued a note payable having a principal amount of $0.5 million to an unaffiliated investor, which is one of the two notes outstanding with a total principal balance of $0.6 million. The note matured on October 5, 2023, does not bear interest, and is unsecured. In connection with the issuance of the note, we issued the investor a warrant to purchase an aggregate of 97,000 shares of our common stock at an exercise price of $0.01 per share. The warrant is immediately exercisable and expires upon full repayment of the promissory note. In September 2023, the investor exercised the warrant for nominal proceeds. In the event we fail to pay the principal amount on the maturity date, we must issue the investor as additional consideration a warrant to purchase an additional 28,000 shares of our common stock for the first calendar month and additional warrant to purchase 25,000 shares of our common stock for each month thereafter until such time as the principal amount is repaid in full. The promissory note remains outstanding and we are obligated to issue the investor warrants to purchase an aggregate of 78,000 shares of our common stock.

In October 2023, we entered into a $0.1 million loan agreement with an unrelated financing company. The loan matures in November 2024, with principal and interest payable in weekly installments. We are obligated to pay a finance charge of $66,000 over the term of the loan. We may prepay the loan at any time, including a finance charge. Our obligation under the loan is secured by substantially all of our assets and is guaranteed by an officer and director. See “Certain Mobix Labs Relationships and Related Person Transactions — Guarantee of Loan” as described on pp. 274 of the Proxy Statement/Prospectus.

7% Promissory Notes — Related Parties

A total of $3.3 million of the promissory notes with related parties bear interest at 7.0% per annum and have reached their maturity date of July 2023 and are currently due.

Notes Payable – Related Parties

One note having a principal balance of $0.3 million, which was issued during the year ended September 30, 2022, continues to remain outstanding as of September 30, 2023. The note bears interest at 18.0% per annum, has reached its maturity date and is currently due.

During the year ended September 30, 2023, we entered into seven short-term notes payable with related parties to meet our working capital needs. We issued and repaid five promissory notes, each having a principal amount of $0.1 million, to an employee. Additionally, we issued and repaid a note having a principal amount of $0.1 million to an officer. In August 2023, we issued a promissory note having a principal amount of $0.1 million to a director. The promissory note matured on August 22, 2023 and remains outstanding. The promissory note does not bear interest and is unsecured. In connection with the promissory note, we issued the purchaser warrants to purchase 2,924 shares of our common stock at a price of $6.84 per share. The warrant is immediately exercisable and has a one-year term.

As of September 30, 2023, there were only two notes payable – related parties outstanding with a principal balance of $0.4 million.

Convertible Notes

In January 2023, we issued a convertible note having a principal amount of $0.3 million to an unaffiliated investor. The convertible note matures one year from the date of issuance, bears interest at 9% per annum and is unsecured. The principal amount of the convertible note and any accrued interest thereon may be converted into common stock, at a price of $5.00 per share, at the election of the holder at any time prior to maturity. The convertible note is mandatorily convertible into common stock immediately prior to the closing of a business combination (as defined in the note) including the proposed merger with Chavant. The convertible note is also mandatorily convertible into common stock in the event we consummate a private placement, in a single transaction or series of related transactions, for an aggregate offering amount of at least $5.0 million.

The convertible notes bear interest ranging from 5% to 9% per annum, are unsecured and have maturity dates in 2024 and 2026. The principal amount of the convertible notes and any accrued interest may be converted into our common stock at the election of the holder at any time prior to maturity. The convertible notes are mandatorily convertible into our common stock in the event we consummate a private placement in a single transaction or series of related transactions, for an aggregate offering amount of at least $5.0 million (for $0.3 million of the convertible notes) or $20.0 million (for $0.6 million of the convertible notes), respectively. During the year ended September 30, 2023, all $0.9 principal amount of outstanding convertible notes, together with accrued interest thereon, were converted into 187,971 shares of our common stock, representing conversion prices of $5.00 to $6.84 per share.

In September 2023, convertible notes having a principal amount of $0.9 million were converted into 187,971 shares of our common stock in accordance with the original terms of such convertible notes. In addition, SAFEs having an original purchase amount of $0.9 million were converted into 170,835 shares of our common stock in accordance with the original terms of the agreements.

In October 2023, we issued convertible notes having an aggregate principal amount of $0.2 million to unaffiliated investors. The convertible notes mature at various dates in February 2024, bear interest at 16% per annum, are unsecured and have a conversion price of $6.84 per share. The principal amount of the convertible notes and any accrued interest thereon may be converted into shares of our common stock, at the election of each holder, at any time prior to maturity. At the maturity date, each holder may require us to repay the outstanding principal and interest under the note in cash. Absent such a demand by the holders, all principal and interest under the notes will automatically convert into our common stock. In connection with the issuance of the convertible notes, we issued the investors warrants to purchase an aggregate of 4,000 shares of our common stock at an exercise price of $0.01 per share. The warrants are immediately exercisable and have a one-year term.

Other commitments and contingencies include (i) various non-cancelable operating leases for equipment, office facilities and other property containing future minimum lease payments totaling $2.1 million payable over the next five years, (ii) unconditional purchase commitments of $1.3 million for services which extend to various dates through September 30, 2024, and (iii) an $8.4 million liability for a contingent loss related to disputes over legal challenges with the seller related to the acquisition of Cosemi, which was settled in January 2023 through an issuance of shares of our common stock. For additional details of the legal settlement expense, see Note 12 “Commitments and Contingencies — Loss Contingency” included in the annual audited financial statements in Exhibit 99.2 of the Form 8-K.

As of September 30, 2023, we had $0.1 million in cash.

From October 1, 2023 through December 21, 2023, we received $3.3 million in proceeds from issuance of 480,271 shares of our common stock under Mobix Labs Common Stock subscription agreements or the exercise of warrants, $0.1 million in proceeds from the issuance of a promissory note with an unrelated party and $0.2 million in proceeds from the issuance of convertible notes. All shares of our common stock issued under the subscription agreements, including convertible notes, were converted into the right to receive shares of Class A Common Stock at the Close of the Transaction. The promissory notes were not settled on the Closing Date of the Transaction.

As noted above, we expect operating and capital expenditures to increase due to the business needs to increase headcount, expand operations, increase product offerings, and grow our customer base to achieve profitability and positive cash flow in the future. To proceed with our business plan, which includes strategic acquisitions of other entities, we will need to raise additional funds through the issuance of additional debt or equity instruments. Such financing may not be available to us on favorable terms, or at all. To the extent we raise additional capital through the sale of equity or convertible securities, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt and equity financings, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures, or declaring dividends. If we are unable to obtain sufficient financial resources, our business, financial condition, and results of operations may be materially and adversely affected. We may not be able to obtain financing on acceptable terms.

Cash Flows

The following table summarizes our condensed cash flows for the years ended September 30, 2023, and 2022:

	Years Ended,
	September 30,		Change
(in thousands)	2023	2022	$	%
Net cash used in operating activities	$(14,626)	$(16,458)	1,832	11%
Net cash (used in) provided by investing activities	(633)	244	(877)	-359%
Net cash provided by financing activities	15,170	15,379	(209)	-1%
Net decrease in cash	(89)	(835)	746	89%
Cash, beginning of period	178	1,013
Cash, end of period	89	178

Operating Activities

For the year ended September 30, 2023, net cash used in operating activities was $14.6 million, which included the impact of a net loss of $39.6 million. Non-cash items primarily consisted of $15.5 million of stock-based compensation expense for stock options and restricted stock units, $1.3 million of depreciation and amortization of intangible assets, $3.0 million of issuance of warrants in connections with note payable, and $0.7 million of change in fair value of SAFEs. The remainder of the activity was primarily associated with changes in working capital accounts.

For the year ended September 30, 2022, net cash used in operating activities was $16.5 million, which included the impact of a net loss of $23.9 million. Non-cash items primarily consisted of $3.3 million of stock-based compensation expense, $1.4 million of depreciation and amortization, $0.3 million of loss on disposal of property and equipment, and $0.1 million of changes in fair value of SAFEs, partially offset by a $0.3 million change in deferred income taxes. The remainder of the activity was associated with changes in working capital accounts.

Investing Activities

Net cash used in investing activities for the year ended September 30, 2023, of $0.6 million primarily consisted of payments for the acquisition of property and equipment.

Net cash provided by investing activities for the year ended September 30, 2022 of $0.2 million consisted of $0.3 million proceeds received from the sale of property and equipment, partially offset by $0.1 million in payments for the acquisition of property and equipment.

Financing Activities

Net cash provided by financing activities for the year ended September 30, 2023, of $15.2 million consisted of $13.5 million in proceeds received from the issuance of common stock, $0.9 million in proceeds from the exercise of common stock warrants, $2.9 million in proceeds from the issuance of notes payable, and $0.3 million in proceeds from the issuance of the convertible notes, partially offset by $0.9 million in transaction costs paid and $1.5 million in principal payments on notes payable.

Net cash provided by financing activities for the year ended September 30, 2022 of $15.4 million consisted of $9.8 million in proceeds received from issuance of common stock, $2.6 million in proceeds from the exercise of common stock warrants, $1.9 million in proceeds received from the issuance of SAFEs, $1.0 million in proceeds received from the issuance of promissory notes to related parties, $0.9 million in proceeds received from the issuance of convertible notes, and $0.2 million in proceeds received from the exercise of stock options, partially offset by $1.0 million in payments of promissory notes to related parties.

Going Concern

Our financial statements have been prepared assuming we will continue as a going concern. Since inception, we have incurred operating losses and negative cash flows, primarily as a result of our ongoing investment in product development. For fiscal years ended September 30, 2023 and 2022, we incurred net losses of $39.6 million and $23.9 million, respectively, and as of September 30, 2023, we had an accumulated deficit of $83.8 million. We have historically financed our operations through the sale of shares of our common stock or redeemable convertible preferred stock and the issuance of deb. We expect to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund our operations and satisfy our obligations. We believe that there is substantial doubt concerning our ability to continue as a going concern as we currently do not have sufficient funds to meet our operating needs and satisfy our obligations for at least twelve months from the date of issuance of these financial statements.

While we will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to us, or at all. If we raise funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If we raise funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, recent and potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If we are unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, we may be required to reduce our operating expenditures, which could adversely affect our business prospects, or we may be unable to continue operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the financial statements have been prepared on a basis that assumes we will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Critical Accounting Policies and Estimates

The preparation of our financial statements and related disclosures, in accordance with U.S. GAAP, requires us to make judgments, assumptions and estimates that affect the amounts reported in our accompanying financial statements and the accompanying notes included elsewhere in this proxy statement/ prospectus. We base our estimates and judgments on historical experience, current economic and industry conditions and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

The methods, estimates and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain.

Our most critical accounting estimates include the assumptions used in the determination of the fair value of SAFEs, fair value of common stock, stock-based compensation and determination of the fair value of equity-based awards, provisions for income taxes and related valuation allowances and tax uncertainties and measurement of definite-lived intangible assets.

Fair Value of SAFEs

We estimate the fair value of the SAFEs based on using a probability weighted expected return method (“PWERM”). The PWERM is a scenario-based analysis that estimates the value of the SAFEs based on the probability-weighted present value of expected future investment returns, considering each of the possible outcomes available to us. We classify the SAFEs as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement.

We initially recorded the SAFEs at their fair value of $1.9 million and have remeasured the SAFEs to fair value at each reporting date. From the time of issuance to September 30, 2023, the fair value of the SAFEs decreased $0.4 million, as of September 30, 2023, primarily due to the conversion of SAFEs to common stock during the year ended September 30, 2023, and the SAFEs are recorded at their fair value of $1.5 million on the balance sheet. See Note 9 “Debt” in the annual audited financial statements included in Exhibit 99.2 in the Form 8-K for further information.

Fair Value of Common Stock

The fair value of our common stock affects the accounting for, and measurement of, a number of transactions, including awards of stock-based compensation, sales of our common and preferred stock or warrants to purchase our common stock and business combinations. As there is no public market for our common stock prior to the Closing, we determine the fair value of our common stock considering a number of objective and subjective factors, including: third-party valuations of our common stock, the valuation of comparable companies, sales of our common stock to outside investors in arms-length transactions, our forecasted financial performance, operational developments and milestones, the lack of marketability of our underlying common stock, the likelihood of achieving a liquidity event, and the general and industry specific economic outlook, among other factors. We determine the fair value of our common stock in accordance with applicable elements of the American Institute of Certified Public Accountants guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

The assumptions underlying our valuations represented our best estimates, which involve inherent uncertainties and the application of judgment. As a result, if factors or expected outcomes had changed, or if we had used significantly different assumptions or estimates, our stock-based compensation expense and equity-based valuations or the value of the business we acquired could have been materially different. Subsequent to the Transaction, we now determine the fair value of our common stock based on the quoted market prices at closing on the date of the grant.

Stock-Based Compensation and Determination of the Fair Value of Equity-Based Awards

Our stock-based compensation awards include stock options and restricted stock units. In some cases, other equity transactions, such as the sale of warrants to purchase our common stock are accounted for as equity-classified awards granted to employees. In each case, we must determine the fair value of the equity- based awards.

We estimate the fair value of stock option awards and warrants to purchase shares of common stock using the Black-Scholes-Merton (“Black-Scholes”) option-pricing model. The Black-Scholes option pricing model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

•	the per share fair value of the underlying common stock;

•	the exercise price;

•	the risk-free interest rate;

•	the expected term;

•	expected stock price volatility over the expected term; and

•	the expected annual dividend yield.

We recognize the fair value of each stock option award as compensation expense on a straight-line basis over the requisite service period, which is typically four years. We have elected to account for forfeitures as they occur and initially record stock-based compensation expense assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, we will reverse previously recognized stock-based compensation expense in the period the award is forfeited.

Our restricted stock units entitle the holder to receive a number of shares of our common stock. The majority of our restricted stock units are subject to both service-based vesting conditions and performance conditions. We establish the fair value of each restricted stock unit based on the grant-date fair value of the underlying shares of our common stock. Our accounting for restricted stock units also requires that we evaluate the probability of achievement of applicable performance conditions. When we conclude that the achievement of a performance condition is not probable, we do not recognize any compensation cost for the restricted stock unit. We continually reevaluate the probability of achievement of performance conditions. If we subsequently determine the achievement of a performance condition is probable, we will be required to record a “catch-up” of previously unrecognized stock-based compensation expense, subject to any applicable time-based vesting.

We have also issued warrants to purchase common stock to employees and service providers in exchange for services to us and we determined that those warrants should be accounted for as equity-classified awards. We determined the fair value of these warrants at the date of issuance using the Black- Scholes option pricing model, based on the variables and assumptions discussed above, and recognized the fair value as stock-based compensation expense in our statements of operations and comprehensive loss.

We classify stock-based compensation expense in our statements of operations in the same manner in which the award recipient’s salary and related costs are classified or in which the award recipient’s service payments are classified. In future periods, we expect stock-based compensation expense to increase, due in part to our existing unrecognized stock-based compensation expense and as we grant additional stock-based awards to continue to attract and retain employees.

Income Taxes

We account for income taxes using the asset and liability method, whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. We recognize the effect of a change in tax laws on deferred tax assets and liabilities in our results of operations in the period the new laws are enacted. We record a valuation allowance to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized.

We recognize liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. We recognize a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. We measure the amount of tax benefits recognized in the financial statements from such positions based on the largest benefit greater than 50% likely to be realized upon ultimate settlement with the related tax authority. Changes in recognition or measurement of an uncertain tax position are reflected in our statements of operations in the period in which the change in estimate occurs, based on new information not previously available. As of September 30, 2023 and September 30, 2022, we have not identified any uncertain tax positions.

Definite-Lived Intangible Assets

We have acquisition-related intangible assets consisting of developed technology and customer relationships. We record amortization expense associated with these definite-lived acquisition-related intangible asset based on the estimated useful lives of the underlying acquisition-related intangible assets. We also review our acquisition-related intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes our regular review of our operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the acquisition- related intangible assets.

We perform impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of the acquisition-related intangible asset is determined by comparing the forecasted undiscounted cash flows attributable to such acquisition-related intangible asset, including any cash flows upon their eventual disposition, to its carrying value. If the carrying value of the acquisition-related intangible asset exceeds the forecasted undiscounted cash flows, then the acquisition-related intangible asset is written down to its fair value.

Our impairment tests require that we apply judgment in estimating the amount and timing of future cash flows, discount rates, asset fair values and the expected useful lives of the acquisition-related intangible assets. To make these judgments, we may use internal undiscounted cash flow estimates, quoted market prices (if available), or other available data.

We did not record any impairment charges during the years ended September 30, 2023 and 2022. However, future cash flows may vary from what was expected, or assumptions and estimates we use in the fair value calculations may change, including those assumptions relating to the duration and severity of supply chain disruptions causing delays in shipments in our connectivity business, changes to backlog with our largest customer or other factors. Any such changes in assumptions or estimates could change the estimates of future cash flows we use to estimate fair values and could result in a decline in the estimated fair value of related assets. Such a decline in our estimates of the fair values of assets may result in future impairment charges.

Internal Control Over Financial Reporting

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses are as follows:

•	We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient complement of personnel with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately. Additionally, our insufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions.

•	We did not design and maintain an effective risk assessment process at a precise enough level to identify new and evolving risks of material misstatement in our financial statements. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to our risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:

•	We did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over (i) the preparation and review of account reconciliations and journal entries, (ii) maintaining appropriate segregation of duties, (iii) determining the appropriate grant date for stock options and evaluating the assumptions used within our Black-Scholes model to determine the fair value of option grants, and (iv) the review of the completeness and accuracy of the income tax provision and related disclosures. Additionally, we did not design and maintain controls over the classification and presentation of accounts and disclosures in our financial statements and to ensure revenue transactions are recorded in the correct period.

•	We did not design and maintain effective controls to identify and account for certain non-routine, unusual or complex transactions, including the proper application of U.S. GAAP of such transactions. Specifically, we did not design and maintain effective controls to (i) timely identify, account for and value business combinations and asset acquisitions, including the associated tax implications and (ii) timely identify, account for and value our financing arrangements.

These material weaknesses resulted in adjustments related to revenue, accrued expenses, general and administrative expenses, inventory, costs of products sold, the accounting for and classification of redeemable convertible preferred stock, founders preferred and common stock, stock-based compensation expense, other current assets, income tax expense and deferred tax liabilities, and related accounts to these adjustments, and the purchase price allocation for our business combination disclosed in the annual audited financial statements as of and for the years ended September 30, 2022 and 2021.

•	We did not design and maintain effective information technology (“IT”) general controls for information systems that are relevant to the preparation of our financial statements. Specifically, we did not design and maintain (i) program change management controls to ensure that program and data changes are identified, tested, authorized and implemented appropriately, (ii) user access controls to ensure appropriate segregation of duties and to adequately restrict user and privileged access to appropriate personnel, (iii) computer operations controls to ensure that processing and transfer of data, and data backups and recovery are monitored, and (iv) program development controls to ensure that new software development is tested, authorized and implemented appropriately. These deficiencies did not result in a misstatement to our financial statements.

Additionally, these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to our annual or interim financial statements that would not be prevented or detected.

We have begun implementation of a plan to remediate the material weaknesses described above. Those remediation measures will include (i) hiring additional accounting and IT personnel to bolster our technical reporting, transactional accounting and IT capabilities; (ii) designing and implementing controls to formalize roles and review responsibilities and designing and implementing controls over segregation of duties; (iii) designing and implementing controls to identify and evaluate changes in our business and the impact on our internal control over financial reporting; (iv) designing and implementing controls to identify, account for, and value non-routine, unusual or complex transactions; (v) designing and implementing formal accounting policies, procedures and controls supporting our financial close process, including controls over account reconciliations and journal entries; (vi) designing and implementing controls over determining the appropriate grant date for stock options and evaluating the assumptions used within the Black-Scholes model; (vii) designing and implementing controls over the completeness and accuracy of the income tax provision and related disclosure; (viii) designing and implementing controls over the classification and presentation of accounts and disclosures in our financial statements and to ensure revenue transactions are recorded in the correct period; (ix) implementing a more sophisticated IT system, and (x) designing and implementing IT general controls.

We are working to remediate the material weaknesses as efficiently and effectively as possible. At this time, we cannot provide an estimate of costs expected to be incurred in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in us incurring significant costs and will place significant demands on our financial and operational resources.

While we are designing and implementing measures to remediate our existing material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. We can give no assurance that these measures will remediate any of the deficiencies in our internal control over financial reporting, or that additional material weaknesses in our internal control over financial reporting will not be identified in the future. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business, personnel, IT systems and applications, or other factors. Any failure to design or maintain effective internal control over financial reporting or any difficulties encountered in their implementation or improvement could increase compliance costs, negatively impact share trading prices, or otherwise harm our operating results or cause us to fail to meet our reporting obligations. The effectiveness of our internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If we are unable to remediate the material weaknesses, our ability to record, process, summarize and report information within the time periods specified in the rules and forms of the SEC could be adversely affected which, in turn, may adversely affect our reputation and business and the market price of New Mobix Labs’ Class A Common Stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities and harm to our reputation and financial condition, or diversion of financial and management resources from the operation of our business.

As a public company, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting. Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act, or as a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, in which case our independent registered public accounting firm could not issue an unqualified opinion related to the effectiveness of our internal control over financial reporting. If we are unable to conclude that we have effective internal control over financial reporting and our independent registered public accounting firm is unable to issue an unqualified opinion related to the effectiveness of our internal control over financial reporting, investors could lose confidence in our reported financial information, which could have a material adverse effect on the trading price of New Mobix Labs’ Class A Common Stock.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Smaller Reporting Company

Additionally, we are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the last business day of our second fiscal quarter, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter. If we continue to be a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from these certain reduced disclosure requirements that are available to smaller reporting companies.

Recent Accounting Pronouncements

See Note 2 “Summary of Significant Accounting Policies” in the annual audited financial statements included in Exhibit 99.2 in the Form 8-K for a discussion of accounting pronouncements recently adopted and recently issued accounting pronouncements not yet adopted and their potential impact to our financial statements.

Exhibit 99.6

Mobix Labs, Inc.

Executive Officer Clawback Policy

Approved by the Board of Directors on December 21, 2023 (the “Adoption Date”)

I.	Purpose

This Executive Officer Clawback Policy describes the circumstances under which Covered Persons of Mobix Labs, Inc. and any of its direct or indirect subsidiaries (the “Company”) will be required to repay or return Erroneously-Awarded Compensation to the Company.

This Policy and any terms used in this Policy shall be construed in accordance with all applicable SEC regulations promulgated to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including, without limitation, Rule 10D-1 promulgated under the Securities Exchange Act of 1934, as amended, and the rules adopted by Nasdaq.

Each Covered Person of the Company shall sign an Acknowledgement and Agreement to the Executive Officer Clawback Policy in the form attached hereto as Exhibit A as a condition to his or her participation in any of the Company’s incentive-based compensation programs; provided, that, this Policy shall apply to each Covered Person, irrespective of whether such Covered Person shall have failed, for any reason, to have executed such acknowledgment and agreement.

II.	Definitions

For purposes of this Policy, the following capitalized terms shall have the meaning set forth below:

(a)	“Accounting Restatement” shall mean an accounting restatement (i) due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement).

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Clawback-Eligible Incentive Compensation” shall mean, in connection with an Accounting Restatement, any Incentive-Based Compensation Received by a Covered Person (regardless of whether such Covered Person was serving at the time that Erroneously-Awarded Compensation is required to be repaid) (i) on or after October 2, 2023, (ii) after beginning service as a Covered Person, (iii) while the Company has a class of securities listed on a national securities exchange or national securities association and (iv) during the Clawback Period.

(d)	“Clawback Period” shall mean, with respect to any Accounting Restatement, the three completed fiscal years immediately preceding the Restatement Date and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years.

(e)	“Committee” shall mean the Compensation Committee of the Board.

1

(f)	“Covered Person” shall mean any person who is, or was at any time, during the Clawback Period, an Executive Officer of the Company. For the avoidance of doubt, Covered Person may include a former Executive Officer who left the Company, retired or transitioned to a non-Executive Officer role (including after serving as an Executive Officer in an interim capacity) during the Clawback Period.

(g)	“Erroneously-Awarded Compensation” shall mean the amount of Clawback-Eligible Incentive Compensation that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received had it been determined based on the restated amounts. This amount must be computed without regard to any taxes paid.

(h)	“Executive Officer” shall mean the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person (including an officer of the Company’s parent(s) or subsidiaries) who performs similar policy-making functions for the Company. For the sake of clarity, at a minimum, all persons who would be executive officers pursuant to Item 401(b) of Regulation S-K shall be deemed “Executive Officers”.

(i)	“Financial Reporting Measures” shall mean measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and all other measures that are derived wholly or in part from such measures. For purposes of this Policy, Financial Reporting Measures shall include stock price and total shareholder return (and any measures that are derived wholly or in part from stock price or total shareholder return).

(j)	“Incentive-Based Compensation” shall have the meaning set forth in Section III below.

(k)	“Nasdaq” shall mean The Nasdaq Stock Market.

(l)	“Policy” shall mean this Executive Officer Clawback Policy, as the same may be amended and/or restated from time to time.

(m)	“Received” shall mean Incentive-Based Compensation received, or deemed to be received, in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation is attained, even if the payment or grant occurs after the fiscal period.

(n)	“Repayment Agreement” shall have the meaning set forth in Section V below.

(o)	“Restatement Date” shall mean the earlier of (i) the date the Board, a committee of the Board or the officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (ii) the date that a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement.

(p)	“SARs” shall mean stock appreciation rights.

(q)	“SEC” shall mean the U.S. Securities and Exchange Commission.

III.	Incentive-Based Compensation

“Incentive-Based Compensation” shall mean any compensation that is granted, earned or vested wholly or in part upon the attainment of a Financial Reporting Measure.

2

For purposes of this Policy, specific examples of Incentive-Based Compensation include, but are not limited to:

●	Non-equity incentive plan awards that are earned based, wholly or in part, on satisfaction of a Financial Reporting Measure performance goal;

●	Bonuses paid from a “bonus pool,” the size of which is determined, wholly or in part, based on satisfaction of a Financial Reporting Measure performance goal;

●	Other cash awards based on satisfaction of a Financial Reporting Measure performance goal;

●	Restricted stock, restricted stock units (“RSUs”), performance share units (“PSUs”), stock options and SARs that are granted or become vested, wholly or in part, on satisfaction of a Financial Reporting Measure performance goal; and

●	Proceeds received upon the sale of shares acquired through an incentive plan that were granted or vested based, wholly or in part, on satisfaction of a Financial Reporting Measure performance goal.

For purposes of this Policy, Incentive-Based Compensation excludes:

●	Base salaries (except with respect to any salary increases earned, wholly or in part, based on satisfaction of a Financial Reporting Measure performance goal);

●	Bonuses paid solely at the discretion of the Committee or Board that are not paid from a “bonus pool” that is determined by satisfying a Financial Reporting Measure performance goal;

●	Bonuses paid solely upon satisfying one or more subjective standards and/or completion of a specified employment period;

●	Non-equity incentive plan awards earned solely upon satisfying one or more strategic measures or operational measures; and

●	Equity awards that vest solely based on the passage of time and/or satisfaction of one or more non-Financial Reporting Measures.

IV.	Determination and Calculation of Erroneously-Awarded Compensation

In the event of an Accounting Restatement, the Committee shall promptly determine the amount of any Erroneously-Awarded Compensation for each Covered Person in connection with such Accounting Restatement and shall promptly thereafter provide each Covered Person with a written notice containing the amount of Erroneously-Awarded Compensation and a demand for repayment, return or forfeiture thereof, as applicable (the “Notice”).

(a)	Cash Awards. With respect to cash awards, the Erroneously-Awarded Compensation is the difference between the amount of the cash award (whether payable as a lump sum or over time) that was Received and the amount that should have been received applying the restated Financial Reporting Measure.

(b)	Cash Awards Paid From Bonus Pools. With respect to cash awards paid from bonus pools, the Erroneously-Awarded Compensation is the pro rata portion of any deficiency that results from the aggregate bonus pool that is reduced based on applying the restated Financial Reporting Measure.

(c)	Equity Awards. With respect to equity awards, if the shares, RSUs, PSUs, options or SARs are still held at the time of recovery, the Erroneously-Awarded Compensation is the number of such securities Received in excess of the number that should have been received applying the restated Financial Reporting Measure (or the value of that excess number). If the RSUs, PSUs, options or SARs have vested or been exercised, as the case may be, but the underlying shares have not been sold, the Erroneously-Awarded Compensation is the number of shares underlying the excess RSUs, PSUs, options or SARs (or the value thereof). If the underlying shares have already been sold, then the Committee shall determine the amount which most reasonably estimates the Erroneously-Awarded Compensation.

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(d)	Compensation Based on Stock Price or Total Shareholder Return. For Incentive-Based Compensation based on (or derived from) stock price or total shareholder return, where the amount of Erroneously-Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement, the amount shall be determined by the Committee based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received (in which case, the Committee shall maintain documentation of such determination of that reasonable estimate and provide such documentation to Nasdaq in accordance with applicable listing standards).

V.	Recovery of Erroneously-Awarded Compensation

Once the Committee has determined the amount of Erroneously-Awarded Compensation recoverable from the applicable Covered Person, the Committee shall take all necessary actions to recover the Erroneously-Awarded Compensation reasonably promptly following the delivery of the Notice to the Covered Person. Unless otherwise determined by the Committee, the Committee shall pursue the recovery of Erroneously-Awarded Compensation in accordance with the below:1

(a)	Cash Awards. With respect to cash awards, the Committee shall either (i) require the Covered Person to repay the Erroneously-Awarded Compensation in a lump sum in cash (or such property as the Committee agrees to accept with a value equal to such Erroneously-Awarded Compensation) or (ii) if approved by the Committee, enter into a Repayment Agreement in accordance with subsection (d) below.

(b)	Unvested Equity Awards. With respect to those equity awards that have not yet vested, the Committee shall take such action as is necessary to cancel, or otherwise cause to be forfeited, the awards in the amount of the Erroneously-Awarded Compensation.

(c)	Vested Equity Awards. With respect to those equity awards that have vested or been exercised and the underlying shares have not been sold, the Committee shall take such action as is necessary to cause the Covered Person to deliver and surrender the underlying shares in the amount of the Erroneously-Awarded Compensation.

In the event that the Covered Person has sold any underlying shares, the Committee shall either (i) require the Covered Person to repay the Erroneously-Awarded Compensation in a lump sum in cash (or such property as the Committee agrees to accept with a value equal to such Erroneously-Awarded Compensation) or (ii) if approved by the Committee, enter into a Repayment Agreement in accordance with subsection (d) below.

(d)	Repayment Agreement. To the extent approved by the Committee, the Company shall enter into a written agreement (in a form reasonably acceptable to the Committee) with the Covered Person that provides for the Covered Person’s repayment of the Erroneously-Awarded Compensation as promptly as possible without unreasonable economic hardship to the Covered Person based upon the particular facts and circumstances (a “Repayment Agreement”).

1 NTD: The final SEC rule requires the Company to recover the Erroneously-Awarded Compensation “reasonably promptly.” Consider whether to include a more specific time frame or outside date (e.g., require repayment within 120 days, or entry into repayment plan within 30 days).

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(e)	Effect of Non-Repayment. To the extent that a Covered Person fails to repay all Erroneously-Awarded Compensation to the Company when due (as determined in accordance with this Policy), the Company shall take all actions reasonable and appropriate to recover such outstanding Erroneously-Awarded Compensation from the applicable Covered Person.

The Committee shall have broad discretion to determine the appropriate means of recovery of Erroneously-Awarded Compensation based on all applicable facts and circumstances and taking into account the time value of money and the cost to shareholders of delaying recovery. However, in no event may the Company accept an amount that is less than the amount of Erroneously-Awarded Compensation in satisfaction of a Covered Person’s obligations hereunder.

VI.	Discretionary Recovery

Notwithstanding anything herein to the contrary, the Company shall not be required to take action to recover Erroneously-Awarded Compensation if any one of the following conditions are met and the Committee determines that recovery would be impracticable:

(i)	The direct expenses paid to a third party to assist in enforcing this Policy against a Covered Person would exceed the amount to be recovered, after the Company has made a reasonable attempt to recover the applicable Erroneously-Awarded Compensation, documented such attempts and provided such documentation to Nasdaq;

(ii)	Recovery would violate home country law where that law was adopted prior to November 28, 2022, provided that, before determining that it would be impracticable to recover any amount of Erroneously-Awarded Compensation based on violation of home country law, the Company has obtained an opinion of home country counsel, acceptable to Nasdaq, that recovery would result in such a violation and a copy of the opinion is provided to Nasdaq; or

(iii)	Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.

VII.	Reporting and Disclosure Requirements

The Company shall file all disclosures with respect to this Policy in accordance with the requirements of the federal securities laws, including the disclosure required by the applicable filings required to be made with the SEC.

VIII.	Effective Date

This Policy shall apply to all Incentive-Based Compensation Received on or after October 2, 2023.

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IX.	No Indemnification

The Company shall not indemnify any Covered Person against the loss of Erroneously-Awarded Compensation and shall not pay, or reimburse any Covered Persons for premiums, for any insurance policy to fund such Covered Person’s potential recovery obligations.2

X.	Administration

The Committee has the sole discretion to administer this Policy and ensure compliance with Nasdaq Rules and any other applicable law, regulation, rule or interpretation of the SEC or Nasdaq promulgated or issued in connection therewith. The Committee shall, subject to the provisions of this Policy, make such determinations and interpretations and take such actions as it deems necessary, appropriate or advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive.

XI.	Amendment; Termination

The Committee may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary, including as and when it determines that it is legally required by any federal securities laws, SEC rule or the rules of any national securities exchange or national securities association on which the Company’s securities are then listed. The Committee may terminate this Policy at any time. Notwithstanding anything in this Section XI to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any federal securities laws, SEC rule, or the rules of any national securities exchange or national securities association on which the Company’s securities are then listed.

XII.	Other Recoupment Rights; No Additional Payments

The Committee intends that this Policy will be applied to the fullest extent of the law. The Committee may require that any employment agreement, equity award agreement or any other agreement entered into on or after the Adoption Date shall, as a condition to the grant of any benefit thereunder, require a Covered Person to agree to abide by the terms of this Policy; provided, that, this Policy shall apply to all Covered Persons irrespective of any such explicit agreement. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other rights under applicable law, regulation or rule or pursuant to the terms of any similar policy in any employment agreement, equity plan, equity award agreement or similar arrangement and any other legal remedies available to the Company. However, this Policy shall not provide for recovery of Incentive-Based Compensation that the Company has already recovered pursuant to Section 304 of the Sarbanes-Oxley Act or other recovery obligations.

XIII.	Successors

This Policy shall be binding and enforceable against all Covered Persons and their beneficiaries, heirs, executors, administrators or other legal representatives.

2 NTD: While the Company is prohibited from insuring/indemnifying Covered Persons, Executive Officers may separately purchase third-party insurance policies to fund potential recovery obligations so long as the Company does not directly/indirectly pay/reimburse the cost of the policies.

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Exhibit A

ACKNOWLEDGEMENT AND AGREEMENT

TO THE

EXECUTIVE OFFICER CLAWBACK POLICY

OF

MOBIX LABS, INC.

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of Mobix Labs, Inc.’s Executive Officer Clawback Policy (the “Policy”). Capitalized terms used but not otherwise defined in this Acknowledgement Form (this “Acknowledgement Form”) shall have the meanings ascribed to such terms in the Policy.

By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously-Awarded Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner permitted by, the Policy.

Signature

Name

Date

6

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2024

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15420 Laguna Canyon Rd., Suite 100 Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Global Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.03	Material Modification to Rights of Security Holders.

On January 23, 2024, Mobix Labs, Inc. (the “Company”) (f/k/a Chavant Capital Acquisition Corp.) issued a notice (the “Warrant Adjustment Notice”) to holders of its warrants (the “Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A common stock”), notifying holders of the following adjustments (the “Warrant Adjustments”), effective after the close of trading on January 4, 2024:

• the adjustment to the warrant price of the Warrants from $11.50 per share to $5.79 per shares of Class A common stock (representing 115% of the Newly Issued Price (as defined below) which is greater than the Market Value (as defined below)); and

• the adjustment of the $18.00 per share redemption trigger price described in Section 6.1 of the Warrant Agreement (as defined below) to $9.06 per share of Class A common stock (representing 180% of the Newly Issued Price (as defined below) which is greater than the Market Value (as defined below)).

The Warrant Adjustments were required pursuant to Sections 4.3.2 and 4.5 of the Warrant Agreement, dated July 19, 2021, by and among the Company and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), as warrant agent, as amended by that certain Amendment to Warrant Agreement, dated as of December 21, 2023, by and among the Company and the Warrant Agent (as amended, the “Warrant Agreement”) as a result of (i) the Company issuing shares of its Class A common stock and securities exchangeable for shares of Class A common stock at an effective issue price of $5.03 per share (the “Newly Issued Price”) for capital raising purposes in connection with the closing of its business combination, (ii) the aggregate gross proceeds from such issuances representing more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the completion of the Business Combination (net of redemptions) and (iii) the volume-weighted average trading price of the Class A common stock during the ten (10) trading day period starting on the trading day prior to the day on which the Company consummated the Business Combination (such price, the “Market Value”) being below $9.20 per share. The Market Value was determined to be $4.93 per share.

A copy of the Warrant Adjustment Notice is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 22, 2024, the Company and Dr. Jiong Ma entered into a Resignation and Release Agreement (the “Resignation and Release Agreement”), pursuant to which Dr. Ma resigned from the Company’s Board of Directors (the “Board”) as a director, effective January 22, 2024. Pursuant to the Resignation and Release Agreement, subject to certain exceptions, the Company and Dr. Jiong Ma have also agreed, on behalf of themselves and their respective related parties, to a release of any claims.

(c)

On January 22, 2024, the Board appointed Mr. Michael Long as a Class III director of the Board effective immediately for a term expiring at the 2026 Annual Meeting of Stockholders.

Upon joining the Board, Mr. Long will participate in the standard non-employee director compensation arrangements described under the heading “Director Compensation” in the Company’s Proxy Statement/Prospectus filed with the Securities and Exchange Commission on November 15, 2023.

From May 2009 until May 2022, Michael J. Long, age 65, was the former chairman, president and chief executive officer (CEO) of Arrow Electronics, Inc. (“Arrow”). Prior to being named CEO in May 2009, Mr. Long served as president and chief operating officer (COO) of Arrow, with responsibility for all of the company’s operations and business units. Before that, Mr. Long served as senior vice president of Arrow and president of the company’s Global Components business with responsibility for overseeing Arrow’s semiconductor, passive, electromechanical and connector products and services businesses worldwide.

 Mr. Long had been employed by Arrow since 1991 when Arrow merged with Schweber Electronics, a company where he held various leadership roles from 1983 to 1990. In 1994, Mr. Long was president, Capstone Electronics, an Arrow company, and from 1995 to 1999, he was president of Gates/Arrow Distributing. From 1998 to 2005, Mr. Long was president and COO of Arrow North American Computer Products (now Arrow Enterprise Computing Solutions). Mr. Long also served as president of North America and Asia/Pacific components.

Mr. Long holds a bachelor’s degree in business administration from the University of Wisconsin and attended the Milwaukee School of Engineering. He is active in the Young Presidents’ Organization, a global peer networking group. Mr. Long served on the board of directors of AmerisourceBergen from May 2006 until March 2023 and currently serves on the boards of the following nonprofit organizations: UC Health and the National Western Stock Show.

The Board has determined that Mr. Long qualifiesas an independent director under the listing standards of The Nasdaq Stock Market. Upon joining the Board, Mr. Long is not currently expected to serve on any committees of the Board. There are no arrangements or understandings between Mr. Long and any other persons with respect to his appointment as a director.

On December 19, 2023, the Company entered into a subscription agreement (the “Subscription Agreement”) with Mr. Long, pursuant to which Mr. Long agreed to purchase, in a private placement that closed substantially concurrently with the closing of the Business Combination, 300,000 shares of Class A common stock at a price of $10.00 per share for an aggregate purchase price of $3,000,000, on the terms and subject to the conditions set forth in the Subscription Agreement. The Company has agreed to register for resale the shares received by Mr. Long pursuant to the Subscription Agreement and upon exercise of the PIPE Warrant (defined below) (the “Resale Registration Statement”). If the volume weighted average price per share of the Class A common stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the effective date of the Resale Registration Statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share, Mr. Long will be entitled to receive a number of additional shares of Class A common stock equal to the product of (x) the portion of the 300,000 shares of Class A common stock issued to Mr. Long pursuant to the Subscription Agreement that are held by him through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

In connection with the execution of the Subscription Agreement, Mobix Labs Operations issued to Mr. Long a warrant to purchase 100,000 shares of common stock of Mobix Labs Operations at an exercise price of $0.01 per share (the “PIPE Warrant”). The PIPE Warrant remains outstanding and is exercisable for the same number of shares of Class A common stock. Exercise of the PIPE Warrant is subject to approval by the Company’s stockholders, which stockholder approval is expected to be sought in 2024.

Except as described herein, neither Mr. Long nor any immediate family member of Mr. Long has been a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Subscription Agreement and the PIPE Warrant do not purport to be complete and are qualified in their entirety by the terms and conditions of the Subscription Agreement and the PIPE Warrant, which is filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Subscription Agreement, dated December 19, 2023, by and among the Company and Mr. Michael Long.

10.2	PIPE Warrant, dated December 19, 2023, by and among the Company and Mr. Michael Long.

99.1	Warrant Adjustment Notice, dated January 23, 2024.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

	By:	/s/ Keyvan Samini
	Name:	Keyvan Samini
	Title:	President and Chief Financial Officer

Date: January 23, 2024

Exhibit 10.1

Execution Copy

SUBSCRIPTION AGREEMENT

Chavant Capital Acquisition Corp.

445 Park Avenue, 9th Floor

New York, NY 10022

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between Chavant Capital Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands (together with any successor thereto, including after the Domestication (as defined below), the “Company”), and Mobix Labs, Inc., a Delaware corporation (“Mobix”), Michael Long, the undersigned subscriber (the “Subscriber”) desires to subscribe for and purchase from the Company, and the Company desires to sell and issue to the Subscriber, that number of shares of Class A common stock of the Company (after giving effect to the Domestication), par value $0.00001 per share (referred to herein as the “Common Shares”), set forth on the signature page hereof for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Shares subscribed for by the Subscriber being referred to herein as the “Purchase Price”), on the terms and subject to the conditions contained herein. In connection with the Transaction, certain other “accredited investors” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) or “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) may enter into separate subscription agreements with the Company with terms no more favorable than the terms of this Subscription Agreement (the “Other Subscription Agreements”), pursuant to which such investors (the “Other Subscribers”), together with the Subscriber pursuant to this Subscription Agreement, would severally and not jointly, agree to purchase on the closing date of the Transaction (the “Transaction Closing Date”) additional Common Shares at the Per Share Price (the Subscriber, together with any Other Subscribers, are referred to herein collectively as the “Subscribers”). In connection therewith, the Subscriber and the Company agree as follows:

1.	Subscription; Additional Shares.

a. Subject to the terms and conditions set forth in this Subscription Agreement, the Subscriber hereby subscribes for and agrees to purchase from the Company at the Subscription Closing (as defined herein), and the Company agrees to issue and sell to the Subscriber, such number of Common Shares as is set forth on the signature page of this Subscription Agreement (the “Shares”).

b. In the event that the Adjustment Period VWAP (as defined herein) is less than $10.00 per Share (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction), Subscriber (or its permitted assigns) shall be entitled to receive from the Company a number of additional newly issued Common Shares equal to the product of (x) the number of Common Shares issued to Subscriber (or its permitted assigns) on the Transaction Closing Date that Subscriber (or its permitted assigns) holds on the Measurement Date (as defined herein), multiplied by (y) a fraction, (A) the numerator of which is $10.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction) minus the Adjustment Period VWAP, and (B) the denominator of which is the Adjustment Period VWAP (such additional shares, the “Additional Shares”). Notwithstanding anything to the contrary herein, no fraction of a Common Share will be issued pursuant to this Section 1(b), and if Subscriber (or its permitted assigns) would otherwise be entitled to a fraction of a Common Share, the number of Additional Shares to be issued to Subscriber (or its permitted assigns) will instead be rounded down to the nearest whole Common Share, without payment in lieu of such fractional Common Share. The Subscriber acknowledges and agrees that, as a result of the Domestication, the Additional Shares, if any, issued pursuant to this Section 1(b) shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

c. For purposes of this Subscription Agreement: (i) the “Adjustment Period VWAP” means the higher of (x) the average of the VWAP of a Common Share, determined for each of the Trading Days during the Adjustment Period (as defined herein), and (y) $7.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction); (ii) the “Adjustment Period” means the thirty (30) calendar day period beginning on and including the date that is thirty (30) calendar days after the Resale Shelf Effectiveness Date; (iii) “business day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands (for so long as Company remains domiciled in Cayman Islands) are authorized or required by law to close; (iv) the “Measurement Date” means the last day of the Adjustment Period; (v) “Stock Exchange” means the securities exchange or market, if any, on which the Common Shares are then listed; (vi) “Trading Day” means any day on which (A) there is no VWAP Market Disruption Event and (B) trading in the Common Shares generally occurs on the Stock Exchange; provided that, if the Common Shares are not so listed or traded on a Stock Exchange, then “Trading Day” means a business day; (vii) “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the Stock Exchange to open for trading during its regular trading session on such date or (B) the occurrence or existence, for more than a one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date; (viii) “VWAP” means, for any Trading Day, the per share volume weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one Common Share on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by the Company); and (ix) “Resale Shelf Effectiveness Date” means the date on which the Initial Registration Statement (as defined herein) is declared effective by the Commission (as defined below). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

2.	Closing; Additional Closing.

a. The consummation of the sale of the Shares contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Subscription Closing shall occur on the date of, and immediately prior to, the Transaction Closing, but after the Company’s de-registration as an exempted company in the Cayman Islands and domestication into the State of Delaware pursuant to the applicable provisions of the Cayman Islands Companies Act (As Revised) and the Delaware General Corporation Law, as amended (the “Domestication”). Not less than five business days prior to the scheduled Transaction Closing Date, the Company shall provide written notice to the Subscriber (the “Closing Notice”) (i) setting forth the scheduled Transaction Closing Date, (ii) stating that the Company reasonably expects all conditions to the Transaction Closing to be satisfied or waived, and (iii) including wire instructions for delivery of the Purchase Price to the Escrow Agent (as defined below). Following delivery of the Closing Notice, and upon satisfaction or waiver of the conditions set forth in Section 2 and Section 3 below, the Subscriber shall deliver to a third-party escrow agent to be identified in the Closing Notice (the “Escrow Agent”), at least two business days prior to the Transaction Closing Date specified in the Closing Notice, the Purchase Price, which shall be held in a segregated escrow account for the benefit of the Subscriber (the “Escrow Account”) until the Subscription Closing pursuant to the terms of a customary escrow agreement, to be entered into by the Company and the Escrow Agent (the “Escrow Agreement”), by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. On the Transaction Closing Date, the Company shall deliver to the Subscriber (i) the Shares in book-entry form, or, if required by the Subscriber, certificated form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws as set forth herein), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii) a copy of the records of the Company’s transfer agent showing the Subscriber (or such nominee or custodian) as the owner of the Shares on and as of the Transaction Closing Date. Upon delivery of the Shares to the Subscriber (or its nominee or custodian, if applicable), the Purchase Price shall be released from the Escrow Account automatically and without further action by the Company or the Subscriber.

Notwithstanding the foregoing in this Section 2, if the Subscriber informs the Company (1) that it is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures provided above, the following shall apply: the Subscriber shall deliver as soon as practicable prior to the Transaction Closing on the Transaction Closing Date, following receipt of evidence from the Company’s transfer agent of the issuance to the Subscriber of the Shares, on and as of the Transaction Closing Date, the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds to an account of the Company as specified by the Company in the Closing Notice against delivery by the Company to the Subscriber of the Shares in book entry form, or if required by the Subscriber, certificated form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws as set forth herein), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) and evidence from the Company’s transfer agent of the issuance to the Subscriber of the Shares on and as of the Transaction Closing Date.

If the Transaction Closing does not occur within two business days following the Subscription Closing, the Company shall promptly (but not later than two business days thereafter) cause the Purchase Price to be returned to the Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber, and any book-entries or certificates representing the Shares shall be deemed repurchased and cancelled (and, in the case of certificated shares, the Subscriber shall promptly return such certificates to the Company or, as directed by the Company, to the Company’s representative or agent); provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement, and the Subscriber shall remain obliged to (i) redeliver funds to the Escrow Agent or the Company, as applicable, in accordance with this Section 2 following the Company’s delivery to the Subscriber of a new Closing Notice not less than two business days prior to the new scheduled Transaction Closing Date and (ii) consummate the Subscription Closing immediately prior to or substantially concurrently with the Transaction Closing.

If this Subscription Agreement terminates in accordance with Section 8 hereof following the delivery by the Subscriber of the Purchase Price for the Shares, the Company shall promptly (but not later than two business days after such termination) cause the Purchase Price to be returned to the Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber.

b. If applicable, the issuance of the Additional Shares contemplated hereby (the “Additional Closing” and together with the Subscription Closing, each, a “Closing”) shall occur on the fifth (5th) business day following the Measurement Date (the “Additional Closing Date” and together with the date of the Subscription Closing, each, a “Closing Date”). On the Additional Closing Date, the Company shall, upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 3, issue the Additional Shares to Subscriber and shall deliver (i) the Additional Shares in book entry form or, if required by the Subscriber, certificated form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws as set forth herein), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii) a copy of the records of the Company’s transfer agent showing the Subscriber (or such nominee or custodian) as the owner of the Common Shares on and as of the Additional Closing Date.

3.	Closing Conditions.

a. The obligations of the Company to consummate the transactions contemplated hereunder are subject to the conditions that, at the applicable Closing Date:

i.	all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of such Closing Date as though made on such Closing Date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such specified date) (collectively, the “Subscriber Bring-Down Condition”), and the Subscriber agrees that consummation of the transactions contemplated hereunder on such Closing Date shall constitute a certification by the Subscriber to the Company that the Subscriber Bring-Down Condition has been satisfied; and

ii.	the Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement to be performed or complied with by the Subscriber at or prior to such Closing Date.

b. The obligations of the Subscriber to consummate the transactions contemplated hereunder are subject to the conditions that, at the applicable Closing Date:

i.	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of such Closing Date as though made on such Closing Date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such specified date) (collectively, the “Company Bring-Down Condition”), and the Company agrees that consummation of the transactions contemplated hereunder on such Closing Date shall constitute a certification by the Company to the Subscriber that the Company Bring- Down Condition has been satisfied;

ii.	the Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement;

iii.	no amendment, modification or waiver of any provision of the Transaction Agreement (as defined below and as the same exists on the date hereof) shall have occurred that reasonably would be expected to materially and adversely affect the economic benefits that the Subscriber reasonably would expect to receive under this Subscription Agreement, without having received the Subscriber’s prior written consent, which such prohibition, for the avoidance of doubt, shall not include the waiver of any minimum cash condition set forth in the Transaction Agreement by the Company and/or Mobix;

iv.	no amendment, modification or waiver of one or more of the Other Subscription Agreements (including via a side letter or other agreement) shall be executed that materially benefits one or more Other Subscribers unless the Subscriber has been offered the same benefits; and

v.	the Company shall have filed with the Nasdaq Stock Market LLC (“Nasdaq”), no later than fifteen calendar days prior to the Transaction Closing Date, a listing of additional shares notification for the listing of the Shares, in accordance with Nasdaq Listing rule 5250 (e)(2).

c. The obligations of each of the Company and the Subscriber to consummate the transactions contemplated hereunder are subject to the conditions that, at the applicable Closing:

i.	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

ii.	all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares) required to be made in connection with the issuance and sale of the Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent the Company from consummating the transactions contemplated hereby, including the issuance and sale of the Shares;

iii.	in the case of the Subscription Closing, all conditions precedent to the Transaction Closing set forth in the Transaction Agreement (as in effect on the date hereof), including the approval of the Company’s shareholders and regulatory approvals, if any, shall have been satisfied or waived as determined by the parties to the Transaction Agreement (other than those conditions which, by their nature, are to be satisfied by a party to the Transaction Agreement at the Transaction Closing, but subject to satisfaction or waiver by such party of such conditions as of the Transaction Closing), and the Transaction Closing shall have been or will be scheduled to occur substantially concurrently with the Subscription Closing; and

iv.	no suspension of the qualification of the Shares for offering or trading in any jurisdiction, or initiation or written threats of any proceedings for any of such purposes, shall have occurred and be continuing.

d.	The Subscriber agrees that upon the occurrence of each Closing, any condition to the Subscriber’s obligations to consummate the transactions hereunder set forth in Sections 3(b) or 3(c) hereof that was not satisfied as of such Closing shall be deemed to have been waived by the Subscriber; provided, however, that such waiver shall only be deemed to be given if and to the extent the Subscriber has actual knowledge of the condition not being satisfied (with no obligation on the part of the Subscriber to make any inquiry as to the satisfaction of any such condition).

e.	Prior to or at each Closing Date, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

4. Further Assurances. At each Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Company Representations and Warranties. For purposes of this Section 5, with respect to the Subscription Closing, the term “Company” shall refer to the Company as of the date hereof and, for purposes of only the representations contained in paragraphs (h), (l), (p) and (q) of this Section 5, the combined company after giving effect to the Transaction. For purposes of this Section 5, with respect to any Additional Closing, the term “Company” shall refer to the combined company after giving effect to the Transaction, as applicable. The Company represents and warrants to the Subscriber that:

a. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, and, after giving effect to the Domestication, the Company will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the date hereof, CLAY Merger Sub II, Inc., a Delaware corporation (the “Merger Sub”), is the only subsidiary of the Company, which Merger Sub is expected to merge with and into Mobix, with Mobix surviving such merger. Except for the Merger Sub (or, after the completion of the Transaction, Mobix), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person. There are no outstanding contractual obligations of the Company to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

b. The Shares have been duly authorized by the Company and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, will be free and clear of any liens or other restrictions whatsoever (other than those specified hereunder) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents (as in effect as of immediately prior to the Transaction Closing) or under the applicable laws.

c. As of the date hereof, the authorized share capital of the Company consists of (i) 200,000,000 ordinary shares, par value $0.0001, and (ii) 1,000,000 preference shares, par value $0.0001 per share. As of the date hereof, (i) 2,953,033 ordinary shares, par value $0.0001 per share, were issued and outstanding (including ordinary shares contained within the Company’s units), all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no ordinary shares are held in the treasury of the Company, and (iii) 9,400,000 ordinary shares are reserved for future issuance in respect of exercise of the Company’s outstanding warrants at an exercise price of $11.50 per ordinary share. Except as described in the SEC Documents (as defined herein), there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity securities of the Company. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or the Additional Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement, except such anti-dilution rights as may be triggered pursuant to Section 4.3.2 or 4.8 of the Warrant Agreement, dated July 19, 2021, by and between the Company and Continental Stock Transfer & Trust Company. Except pursuant to this Subscription Agreement, the Other Subscription Agreements, the Transaction Agreement, securities that may be issued by the Company pursuant to those certain unsecured convertible promissory notes (or any similar unsecured convertible promissory notes) in the aggregate principal amount up to $1,500,000 issued by the Company in exchange for working capital loans from the Company’s sponsor and other affiliates and as described in the SEC Documents (and, following the consummation of the Transaction, as set forth in the Transaction Agreement and the schedules thereto), there are no outstanding options, warrants, or other rights to subscribe for, purchase or acquire from the Company any ordinary shares or, after giving effect to the Domestication, the Common Shares or any other equity interests in the Company, or securities convertible into or exchangeable or exercisable for any such equity interests. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company other than as set forth in the SEC Documents, and as contemplated by the Transaction Agreement or described in the schedules thereto (as in effect on the date hereof).

d. The Shares are not, and following the Transaction Closing and each Closing Date will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the Subscriber to pledge, sell, assign or otherwise transfer the Shares under any organizational document, policy or agreement of, by or with the Company, but excluding the restrictions on transfer described in paragraph 6(c) of this Subscription Agreement with respect to the status of the Shares as “restricted securities” pending their registration for resale or transfer under the Securities Act in accordance with the terms of this Subscription Agreement.

e. This Subscription Agreement and the Transaction Agreement have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the same by the Subscriber, are the legally binding obligations of the Company and are enforceable in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, winding up, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

f. The execution, delivery and performance of the Subscription Agreement, the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or its subsidiary pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan or credit agreement, guarantee, note, bond, permit, lease, license or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company is subject, which would, in any case, reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company and its subsidiary, taken as a whole, and including the combined company after giving effect to the Transaction, or prevent, materially impair, materially delay or materially impede the ability of the Company to enter into and timely perform its obligations under this Subscription Agreement or the Transaction Agreement, or materially affect the validity of the Shares or the legal authority or ability of the Company to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect.

g. Assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 6 of this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, including with respect to obtaining shareholder approval, (iv) filings required to consummate the Transaction as provided under the definitive documents relating to the Transaction, (v) the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) where the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

h. The Company is in compliance with all applicable law, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non- compliance, default or violation would not reasonably be expected to have a Material Adverse Effect.

i. As of the date hereof, the issued and outstanding ordinary shares of the Company are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “CLAY” (it being understood that the trading symbol will be changed in connection with the Transaction Closing). There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission, respectively, to prohibit or terminate the listing of the ordinary shares or, after giving effect to the Domestication, the Common Shares on Nasdaq, suspend trading of such shares on Nasdaq or to deregister such shares under the Exchange Act. The Company has taken no action that is designed to terminate or expected to result in the termination of the registration of such shares under the Exchange Act. At each Closing Date and upon consummation of the Transaction, the issued and outstanding Common Shares of the Company, including the Shares, will be registered pursuant to Section 12(b) of the Exchange Act, and the Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

j. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Subscriber or to any Other Subscriber pursuant to the Other Subscription Agreements. The Shares offered hereby and pursuant to each Other Subscription Agreement (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. A copy of each form, report, statement, schedule, prospectus, registration statement and other document, if any, filed by the Company with the Commission since its initial registration of the ordinary shares under the Exchange Act (the “SEC Documents”) is available to the Subscriber via the Commission’s EDGAR system, which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to the information about the Company’s affiliates contained in the Registration Statement on Form S-4 and related proxy statement (or other SEC document) to be filed by the Company in connection with the Transaction, the representation and warranty in this sentence is made to the Company’s knowledge. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the ordinary shares under the Exchange Act. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. As of the date hereof and upon the Transaction Closing Date, there are no material outstanding or unresolved comments in comment letters from the Staff with respect to any of the SEC Documents.

l. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

m. Other than the Other Subscription Agreements that the Company may enter into prior to the Subscription Closing, the Company has not entered into and will not enter into any agreement or side letter with any Other Subscriber in connection with such Other Subscriber’s direct or indirect investment in the Company in connection with the Subscription Closing, and such Other Subscription Agreements will not be amended in any material respect following the date of this Subscription Agreement and will reflect the same Per Share Purchase Price and terms that are not more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement. The Other Subscription Agreements will not, without the prior written consent of the Subscriber, be amended in any material respect following the date of this Subscription Agreement.

n. Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration of the offer and sale of the Shares or would require registration of the issuance of the Shares under the Securities Act.

o. Neither the Company, nor any person acting on its behalf has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. No person has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

p. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act.

q. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Company’s organizational documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

r. None of the Company or any of its directors and officers is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any sanctions-related Executive Order issued by the President of the United States and administered by OFAC (collectively, the “OFAC List”), or a person or entity prohibited by any OFAC sanctions program, or (ii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank.

6. Subscriber Representations and Warranties. The Subscriber represents and warrants to the Company that:

a. The Subscriber is (i) a “qualified institutional buyer” (as defined under the Securities Act) or (ii) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A, and is acquiring Common Shares only for such Subscriber’s own account and not for the account of others, or if the Subscriber is acquiring the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or accredited investor, and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto).

b. The Subscriber (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares.

c. The Subscriber understands that the Shares (and any Additional Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Common Shares have not been registered under the Securities Act. The Subscriber understands that the Shares (and any Additional Shares) may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale or transfer pursuant to the so-called “Section 4(a)(11∕2)” exemption), and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the Shares (and any Additional Shares) shall contain a legend to such effect. The Subscriber acknowledges that the Shares (and any Additional Shares) will not be immediately eligible for resale or transfer pursuant to Rule 144 promulgated under the Securities Act, that Rule 144 will not be available until 12 months following the closing and, as a result, the Subscriber may not be able to readily resell or transfer the Shares (and any Additional Shares) and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that such Subscriber has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares (and any Additional Shares).

d. The Subscriber understands and agrees that the Subscriber is purchasing Common Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company, its officers or directors, or any other party to the Transaction or person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

e. Either (A) the Subscriber is not, and will not be acquiring or holding any Common Shares with the assets of, (i) an employee benefit plan (described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, (ii) a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including, without limitation, an individual retirement account) that is subject to Section 4975 of the Code or to any other federal, state, local, non-U.S. or other law or regulation that is similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), (iii) a plan, fund or other similar program that is established or maintained outside of the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, or (iv) an entity whose assets constitute the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or otherwise or (B) the Subscriber’s acquisition and holding of the Common Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

f. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review, such audited and unaudited financial information of the Company and Mobix and such other information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. The Subscriber acknowledges that the financial information of Mobix supplied to the Subscriber prior to the date hereof in respect of the fiscal year ended September 30, 2022 is unaudited and subject to change. Without limiting the generality of the foregoing, the Subscriber acknowledges that such Subscriber has reviewed the risk factors provided to the Subscriber by the Company. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

g. The Subscriber became aware of this offering of the Common Shares solely by means of direct contact between the Subscriber and the Company or a representative of the Company, and the Common Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company or a representative of the Company. The Subscriber did not become aware of this offering of the Common Shares, nor were the Common Shares offered to the Subscriber, by any other means. The Subscriber acknowledges the Company’s representation and warranty that the Common Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

h. The Subscriber acknowledges that such Subscriber is aware that there are substantial risks incident to the purchase and ownership of the Shares (and any Additional Shares). The Subscriber is able to fend for himself, herself or itself in the transactions completed herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of such investment in the Shares and is able to sustain a complete loss of such investment. The Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

i. Alone, or together with any professional advisor(s), the Subscriber has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

j. In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber and the representations, warranties and covenants contained herein. Subscriber acknowledges and agrees that Subscriber had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares.

k. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

l. The Subscriber is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into and perform its obligations under this Subscription Agreement.

m. The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and will not violate any provisions of the Subscriber’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

n. Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares (and any Additional Shares) nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

o. The Subscriber, its affiliates, their agents, and any other persons acting on their behalf is not (i) a person or entity named on the OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) is not owned, controlled, or acting on behalf of a person or entity prohibited by any OFAC sanctions program, (iii) located, operating, or resident in any country or territory subject to comprehensive sanctions (currently, the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria), or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, the Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived. To the extent applicable, the Subscriber further represents and warrants that the Subscriber: (x) has conducted thorough due diligence with respect to all of its beneficial owners, (y) has established the identities of all beneficial owners and the source of each of the beneficial owners’ funds and (z) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, including the BSA/Patriot Act, the Company may be required to collect documentation verifying the Subscriber’s identity and the source of funds used to acquire an interest before, and from time to time after, acceptance by the Company of this Subscription Agreement. The Subscriber further represents and warrants that the Subscriber does not know or have any reason to suspect that (I) the monies used to fund the Subscriber’s investment herein have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities, or (II) the proceeds from the Subscriber’s investment herein will be used to finance any illegal activities.

p. Subscriber will have sufficient funds to pay the Purchase Price at the Subscription Closing.

q. Notwithstanding the percentage of the outstanding Common Shares represented by the Shares and any Additional Shares, Subscriber agrees that it shall not exercise voting rights relating to such Shares, any Additional Shares or other Common Shares representing a 10% or greater voting interest in the Company on any matter subject to a vote of holders of Common Shares, and agrees that it shall not obtain or exercise, as a result of its investment in the Company, (i) “Control,” as such term is defined at 31 C.F.R. 800.208, of the Company or its subsidiaries, (ii) access to any “material non- public technical information” within the meaning of 31 C.F.R. § 800.232 in the Company and its subsidiaries’ possession, (iii) the right to appoint any board member or board observer to the board of directors of the Company or its subsidiaries or (iv) any involvement in any “substantive decision- making” within the meaning of 31 C.F.R. § 800.245 related to the Company or its subsidiaries.

7.	Registration Rights.

a. The Company agrees that, within forty-five (45) calendar days after the Transaction Closing (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale or transfer of the Shares (the “Initial Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of, (i) if the Commission notifies the Company that it will “review” the Initial Registration Statement, the ninetieth calendar day following the earlier of (A) the Filing Deadline and (B) the initial filing date of the Initial Registration Statement, and (ii) the tenth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be “reviewed” or will not be subject to further review. If not included in the Initial Registration Statement, in the event that any Additional Shares issued to Subscriber pursuant to the terms of this Subscription Agreement are not permitted by the Commission to be registered on the Initial Registration Statement, the Company agrees that, within thirty (30) business days following the Additional Closing Date (the “Additional Filing Deadline” and, together with the initial Filing Deadline, each, a “Filing Deadline”), the Company will submit to or file with the Commission a registration statement for a shelf registration on Form S-1 or Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration) (an “Additional Registration Statement” and, together with the Initial Registration Statement, each, a “Registration Statement”), in each case, covering the resale of the Additional Shares acquired by the Subscriber pursuant to this Subscription Agreement which are eligible for registration (determined as of two business days prior to such submission or filing). The Company’s obligations to include the Shares or Additional Shares, as applicable, in a Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Shares or Additional Shares, as applicable as shall be reasonably requested in writing by the Company to effect the registration of the Shares or the Additional Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, however, that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares or Additional Shares, as applicable. With respect to the information to be provided by the Subscriber pursuant to this Section 7, the Company shall request such information prior to the anticipated initial filing date of a Registration Statement. The Company will provide a draft of a Registration Statement to the Subscriber for review at least two (2) business days in advance of its anticipated initial filing date. Notwithstanding the foregoing, if the Commission prevents the Company from including in a Registration Statement any or all of the Shares or Additional Shares due to limitations on the use of Rule 415 of the Securities Act for the resale or transfer of the Shares by the applicable stockholders or otherwise, the Registration Statement shall register for resale or transfer such number of Common Shares which is equal to the maximum number of Shares (and Additional Shares, as applicable) as is permitted by the Commission. In such event, the number of Shares (and Additional Shares, as applicable) to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders, and as promptly as practicable after being permitted to register additional Shares (and Additional Shares, as applicable) under Rule 415 under the Securities Act, the Company shall file a new Registration Statement to register such Shares not included in a filed Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 7. If the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of any Registration Statement, or another shelf registration statement that includes the Shares (and Additional Shares, as applicable) to be sold pursuant to this Subscription Agreement, until the earliest of (i) the date on which all such Shares, and any Additional Shares, issued to Subscriber have actually been sold, (ii) the date which is three years after the relevant Registration Statement filed hereunder is declared effective and (iii) the date on which the Shares (and Additional Shares, as applicable) may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act. For purposes of clarification, any failure by the Company to file any Registration Statement by a Filing Deadline or to effect such Registration Statement by date of effectiveness shall not otherwise relieve the Company of its obligations to file or cause the effectiveness of any Registration Statement set forth in this Section 7. For purposes of this Section 7, “Shares” or “Additional Shares” shall mean, as of any date of determination, the Common Shares acquired by the Subscriber pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any affiliate of the Subscriber to which the rights under this Section 7 have been duly assigned.

b. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of any Registration Statement, and from time to time to require the Subscriber not to sell under any Registration Statement or to suspend the effectiveness thereof, if the filing, initial effectiveness or continued use of any Registration Statement at any time would require the Company to make an Adverse Disclosure (as defined below) or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control (each, a “Suspension Event”). In such case, the Company may, upon giving prompt written notice of such action to the Subscriber, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than two occasions or for more than ninety (90) consecutive days, or more than one hundred and fifty (150) total calendar days, in each case during any twelve-month period, determined in good faith by the Company to be necessary for such purpose. Upon receipt of any such written notice from the Company or upon written notice from the Company that any Registration Statement or related prospectus contains a Misstatement (as defined below), the Subscriber agrees that (i) it will immediately discontinue offers and sales of the Common Shares under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until (A) the Subscriber receives copies of a supplemental or amended prospectus (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice) that corrects the Misstatement referred to above and receives notice that any post-effective amendment has become effective or (B) is otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 7(b). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of the Subscriber in connection with any sale of Shares (and Additional Shares, as applicable) with respect to which the Subscriber has entered into a contract for sale prior to Subscriber’s receipt of the notice of a Suspension Event and which has not yet settled. If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares (and Additional Shares, as applicable) in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares (and any Additional Shares) shall not apply (i) to the extent the Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self- regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company or the Company’s board of directors, after consultation with counsel to the Company, (x) would be required to be made in any Registration Statement or the related prospectus in order for such Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, (y) would not be required to be made at such time if any Registration Statement were not being filed, declared effective or used, as the case may be, and (z) the Company has a bona fide business purpose for not making such information public. “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made in any Registration Statement or the related prospectus, in the light of the circumstances under which they were made, not misleading.

c. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall inform the Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i)	Advise the Subscriber as promptly as reasonably practicable:

A.	when any Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

B.	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

C.	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

D.	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares (and Additional Shares, as applicable) included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

E.	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Subscriber of such events, provide the Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Subscriber of the occurrence of the events listed in (A) through (E) above constitutes material, nonpublic information regarding the Company and Subscriber is notified that such events are material, nonpublic information at the time of notification;

(ii)	use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iii)	upon the occurrence of any Suspension Event, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of any Registration Statement, the Company shall use its reasonable best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares (and Additional Shares, as applicable) included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv)	use its reasonable best efforts to cause all Shares (and any Additional Shares) to be listed on each securities exchange or market, if any, on which the Common Shares issued by the Company have been listed.

d. The Company will use commercially reasonable efforts to file in a timely manner (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports and other documents under the Exchange Act necessary to enable the Subscriber to resell the Shares (and Additional Shares, as applicable), pursuant to the Registration Statement. For as long as the Subscriber holds Shares (and Additional Shares, as applicable), the Company will use commercially reasonable efforts to file in a timely manner (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports and other documents under the Exchange Act necessary to enable the Subscriber to resell the Shares (and Additional Shares, as applicable) pursuant to Rule 144. The Company shall, at its sole expense, upon appropriate notice from the Subscriber stating that Shares (and Additional Shares, as applicable) have been sold or transferred pursuant to an effective Registration Statement or Rule 144, timely prepare and deliver certificates or evidence of book-entry positions representing the Shares (and Additional Shares, as applicable) to be delivered to a transferee pursuant to such Registration Statement, which certificates or book-entry positions shall be free of any restrictive legends and in such denominations and registered in such names as the Subscriber may request. Further, the Company, at its sole expense, and subject to applicable law, shall use commercially reasonable efforts to cause its legal counsel to (a) issue to the transfer agent and maintain a “blanket” legal opinion instructing the transfer agent that, in connection with a sale or transfer of “restricted securities” (i.e., securities issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act), the resale or transfer of which restricted securities has been registered pursuant to an effective Registration Statement by the holder thereof named in such Registration Statement, upon receipt of an appropriate broker representation letter acceptable to the Company and its counsel and other such documentation as the Company or the Company’s counsel deems necessary and appropriate and after confirming compliance with relevant prospectus delivery requirements, is authorized to remove any applicable restrictive legend in connection with such sale or transfer and (b) if the Shares (and any Additional Shares) are not registered pursuant to an effective Registration Statement, issue to the transfer agent a legal opinion to facilitate the sale or transfer of such Common Shares and removal of any restrictive legends pursuant to any exemption from the registration requirements of Section 5 of the Securities Act that may be available to a requesting Subscriber; provided that in the case of a request to remove such restrictive legends in connection with a sale or transfer of Shares (and Additional Shares, as applicable) pursuant to clause (a) or (b) above, the Company shall use its commercially reasonable efforts to cause the Company’s transfer agent to remove any such applicable restrictive legends in connection with such sale or transfer within five business days of such request. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Subscriber), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares (and Additional Shares, as applicable) to the Subscriber other than income and capital gains taxes of the Subscriber that may be incurred in connection with the transactions contemplated hereby.

e. The Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Subscriber not receive notices from the Company otherwise required by this Section 7; provided, however, that the Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Subscriber and the Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Subscriber’s intended use of an effective Registration Statement, the Subscriber will notify the Company in writing at least five business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(e)) and the related suspension period remains in effect, the Company will so notify the Subscriber, within two business days of the Subscriber’s notification to the Company, by delivering to the Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide the Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

f. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Subscriber (if the Subscriber is named as a selling shareholder under any Registration Statement), its officers, directors, employees, investment advisers and agents, each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein or the Subscriber has omitted a material fact from such information; provided, however, that the Company shall not be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, to the extent such person was required to deliver or caused to be delivered such prospectus under applicable law, (C) as a result of offers or sales effected by or on behalf of any person by means of a free writing prospectus (as defined in Rule 405 of the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers, sales or transfers effected by or on behalf of a Subscriber in violation of Section 7(d) hereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares (and Additional Shares, as applicable) by the Subscriber.

g. The Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein. In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares (and Additional Shares, as applicable) giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares (and Additional Shares, as applicable) by the Subscriber.

h. Any person entitled to indemnification pursuant to this Section 7 shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

i. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, in lieu of indemnifying the indemnified party, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(i) shall be individual, not joint and several, and in no event shall the liability of the Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares (and any Additional Shares) giving rise to such indemnification obligation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) following the execution of a definitive agreement among the Company, Merger Sub and Mobix with respect to the Transaction (together with the exhibits and schedules thereto and ancillary agreements specifically referenced therein, the “Transaction Agreement”), such date and time as such Transaction Agreement is terminated in accordance with its terms without the Transaction being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to the Subscription Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived upon or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing, or (d) at the election of the Subscriber, if the Transaction Closing shall not have occurred by the Outside Date (as defined in the Transaction Agreement); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify the Subscriber of the termination of the Transaction Agreement after the termination of such agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by the Subscriber of the Purchase Price for the Shares, the Company shall promptly (but not later than one business day thereafter) return the Purchase Price to the Subscriber without any deduction for or on account of any tax, withholding, charges or set-off.

9. Trust Account Waiver. The Subscriber acknowledges that the Company is a special purpose acquisition company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. The Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated July 19, 2021 and filed with the Commission on July 21, 2021 and available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering, in their capacity as advisors pursuant to the Business Combination Marketing Agreement, dated July 19, 2021, between the Company, Roth Capital Partners, LLC and Craig- Hallum Capital Group LLC. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement; provided that nothing in this Section 9 shall be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Common Shares of the Company acquired by any means other than pursuant to this Subscription Agreement.

10. No Short Sales. The Subscriber hereby agrees that, from the date of this Agreement until any Additional Closing, that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber (including the Subscriber’s controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any shares or any securities of the Company or any instrument exchangeable for or convertible into any shares or any securities of the Company until the consummation of the Transaction (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding anything to the contrary contained herein, the restrictions in this Section 10 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of the Company (A) held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement, or (ii) ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Shares and any Additional Shares subscribed for hereunder and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for at the time of such transactions. Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the transactions contemplated hereby (including the Subscriber’s affiliates) from entering into any short sales; (ii) in the case that the Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of the Subscriber’s assets, this Section 10 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares (and Additional Shares, as applicable) covered by this Subscription Agreement.

11.	Miscellaneous.

a. The Company shall, no later than 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company, Mobix or any of their respective officers, directors, employees or agents has provided to the Subscriber or any of the Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document, except for any material, nonpublic information that is the subject to a non-disclosure agreement between the Company, Mobix and Subscriber (such information, “Excluded MNPI”). From and after the issuance of the Disclosure Document, the Subscriber and the Subscriber’s affiliates, attorneys, agents or representatives shall not be in possession of any material, non-public information received from the Company, Mobix or any of their respective officers, directors, employees or agents, except for Excluded MNPI, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, Mobix, or any of their respective affiliates, except for any agreement related to Excluded MNPI. Except with the express written consent of the Subscriber and unless prior thereto, the Subscriber shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause its officers, directors, employees and agents, not to, provide Subscriber with any material, non-public information regarding the Company or the Transaction from and after the filing of the Disclosure Document, other than to the extent that providing notice to the Subscriber of the occurrence of the events listed in (A) through (E) of Section 7(c)(i) herewith constitutes material, nonpublic information regarding the Company. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not (and shall cause its officers, directors, employees or agents not to), without the prior written consent of the Subscriber, publicly disclose the name of the Subscriber, its investment adviser or any of their respective affiliates or advisers, or include the name of the Subscriber, its investment adviser or any of their respective affiliates or advisers (i) in any press release, marketing materials, media or similar circumstances or (ii) in any filing with the SEC or any regulatory agency or trading market, other than the Registration Statement, the filing of this agreement with a Current Report on Form 8-K of the Company upon the public announcement of the Transaction and any related description in such Form 8-K (if deemed necessary or advisable by counsel to the Company) and except (A) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (B) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading, provided that in the case of this clause (ii), the Company shall provide the Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Subscriber regarding such disclosure.

b. Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares or Additional Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of the other party hereto, except that this Subscription Agreement and any of the Subscriber’s rights and obligations hereunder may be assigned to any limited partner or other investor in the Subscriber or any fund or other account managed by the same investment manager as the Subscriber or by an affiliate (as defined in Rule 12b-2 under the Exchange Act) of such investment manager without the prior consent of the Company; provided that the Subscriber gives prior written notice to the Company, and such assignee or transferee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 6 hereof and completes Schedule A hereto.

c. The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares (and any Additional Shares), and the Subscriber promptly shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures, provided that the Company agrees to keep confidential any such information to the extent such information is not in the public domain, was not provided lawfully to the Company by another source not under a duty of confidentiality and except to the extent disclosure of such information by the Company is compelled by law, court order or a self-regulatory organization such as Nasdaq or The Financial Industry Regulatory Authority (FINRA) or required to be included in the Registration Statement, in which case, the Company shall provide the Subscriber with prior written notice of any disclosure of such information if reasonably practicable and legally permitted.

d. The Subscriber acknowledges that the Company may rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement. The Company acknowledges that the Subscriber will rely on the acknowledgements, understandings, agreements, representations and warranties of the Company contained in this Subscription Agreement. Prior to any Additional Closing, each party hereto agrees to promptly notify the other party if any of their respective acknowledgments, understandings, agreements, representations and warranties set forth in Section 5 or Section 6, as applicable, above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case such party shall notify the other party if they are no longer accurate in any respect).

e. The Company and the Subscriber are entitled to rely upon this Subscription Agreement, and each of the Company and the Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof when required by law, governmental authority or self-regulatory organization to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

f. All of the agreements, representations and warranties made by each party to this Subscription Agreement shall survive the Subscription Closing.

g. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 hereof) except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in Section 7 and in subsection (b) of this Section 11, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

i. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k. This Subscription Agreement may be executed in one or more counterparts (including by electronic signature or email of a .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

m. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier postage prepaid (receipt requested), (c) on the date sent by email (with no “bounceback” or notice of non-delivery), or (d) on the third business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(m)):

i.	if to the Subscriber, to such address or addresses set forth on the Subscriber’s signature page hereto;

ii.	if to the Company prior to the Transaction Closing, to:

Chavant Capital Acquisition Corp.
445 Park Avenue, 9th Floor

New York, NY 10022

Attention: Jiong Ma

Email: jma@chavantcapital.com

With a required copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue

New York, NY 10017

Attention: John C. Ericson; Mark Brod

Email: jericson@stblaw.com; mbrod@stblaw.com

iii. If to Mobix prior to the Transaction Closing, to:

Mobix Labs, Inc.

15420 Laguna Canyon Rd., suite 100

Irvine, CA 92618
Attention: Keyvan Samini

Email: legal@mobixlabs.com

With a required copy to (which shall not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10022

Attention: Alan I. Annex; Kevin Friedmann; Laurie Green

Email: Annexa@gtlaw.com; FriedmannK@gtlaw.com; GreenL@gtlaw.com

iv. If to the Company after the Transaction Closing, to:

Mobix Labs, Inc.

15420 Laguna Canyon Rd., suite 100

Irvine, CA 92618
Attention: Keyvan Samini

Email: legal@mobixlabs.com

With a required copy to (which shall not constitute notice):

Greenberg Traurig, LLP
One Vanderbilt Avenue

New York, New York 10022

Attention: Alan I. Annex; Kevin Friedmann; Laurie Green

Email: Annexa@gtlaw.com; FriedmannK@gtlaw.com; GreenL@gtlaw.com

n. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE; PROVIDED THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THEN ANY ACTION, SUIT OR PROCEEDING HEREUNDER MAY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT. THE PARTIES HERETO HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT SUCH PARTY IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

12. Separate Obligations. For the avoidance of doubt, all obligations of the Subscriber hereunder are separate and several from the obligations of any Other Subscriber. The decision of the Subscriber to purchase the Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, financial condition or results of operations of the Company, Mobix, or any of their respective subsidiaries which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither the Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or Other Subscribers pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscriber as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: Michael Long

/s/Michael Long
Michael Long
Name in which shares are to be registered	Date:	12/17/2023
(if different):

Subscriber’s TIN:
[***]
Business Address-Street:	Mailing Address-Street (if different):
[***]
City, State, Zip:	City, State, Zip:
[***]
Attn:	Attn:
Mike
Telephone No.:	Telephone No.:
[***]
Email Address:	Email Address:
hightechcowboy5@gmail.com
Number of Shares subscribed for: 300,000

Aggregate Subscription Amount: $3,000,000	Price Per Share: $10.00

The above Subscriber agrees that it shall pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice and in accordance with the terms of the Subscription Agreement.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Chavant Capital Acquisition Corp. has accepted this Subscription Agreement as of the date set forth below.

CHAVANT CAPITAL ACQUISITION CORP.

By:	/s/ Jiong Ma

Name:	Jiong Ma
Title:	Chief Executive Officer

Date:	12/19/2023
ACKNOWLEDGED:
MOBIX LABS, INC.

		By:	/s/ Keyvan Samini

		Name:	Keyvan Samini
		Title:	President / CFO

Date:	12/17/2023

[Signature Page to Subscription Agreement]

Execution Copy

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☒ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.	☒ We are not a natural person.

C.	AFFILIATE STATUS

(Please check the applicable box)

THE SUBSCRIBER:

☐	is:

☒	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page and the following pages on Schedule A should be completed by the Subscriber and constitutes a part of the Subscription Agreement.

Execution Copy

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the Shares to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity;

☐ Any broker or dealer registered under Section 15 of the Exchange Act;

☐ Any investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐ Any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940;

☐ Any insurance company, as defined in Section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act;

☐ Any small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ Any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐ Any plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million;

☐ Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million, or if the employee benefit plan is a self-directed plan in which investment decisions are made solely by persons that are accredited investors;

☐ Any private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any corporation, Massachusetts or similar business trust, partnership, or limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Shares, and that has total assets in excess of $5 million;

☐ Any trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

☐ Any entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed herein;

☐ Any entity of a type not listed above, that is not formed for the specific purpose of acquiring the Shares and owns investments in excess of $5 million. For purposes of this test, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940;

☐ Any family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the Shares and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment;

☐ Any family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of the test immediately above and whose prospective investment in the issuer is directed by that family office pursuant to clause (iii) immediately above;

☐ Any natural person whose individual net worth, or joint net worth with my spouse or spousal equivalent, exceeds $1,000,000;1

☐ Any natural person who had individual income exceeding $200,000 in each of the last two calendar years and has a reasonable expectation of reaching the same income level in the current calendar year;2

☐ Any natural person who had joint income with spouse or spousal equivalent exceeding $300,000 in each of the last two calendar years and has a reasonable expectation of reaching the same income level in the current calendar year, as defined above;

☐ Any director, executive officer, or general partner of the issuer of the Shares or sold, or any director, executive officer, or general partner of a general partner of that issuer; or

 1 For purposes of this test, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. “Total liabilities” excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Shares are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Shares for the purpose of investing in the Shares. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” can be the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.

2 For purposes of this test, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion under Section 611 et seq. of the Internal Revenue Code, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

☐ Any natural person who holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status.3

 3 In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes hereof, the Commission will consider, among others, the following attributes: (a) the certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution; (b) the examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing; (c) persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and (d) an indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable. As of the date hereof, the Commission has designated three certifications and designations administered by the Financial Industry Regulatory Authority, Inc. as qualifying for accredited investor status: (i) Licensed General Securities Representative (Series 7); (ii) Licensed Investment Adviser Representative (Series 65); and (iii) Licensed Private Securities Offerings Representative (Series 82).

Exhibit 10.2

Execution Version

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT: (I) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO; (II) AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATIONS ARE NOT REQUIRED; (Ill) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES; OR (IV) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

DECEMBER 19, 2023	100,000 SHARES

WARRANT TO PURCHASE SHARES

OF COMMON STOCK

The Warrant is issued concurrently with the Written Consent (as defined below), and certifies that, for value received, Michael Long, and its permitted assignees (the “Holder”), is entitled to purchase 100,000 shares (as may be adjusted pursuant to Section 4 hereof, the “Shares”) of common stock, $0.00001 par value per share (the “Stock”), of MOBIX LABS, INC., a Delaware company, (the “Company”), at an exercise price of $0.01 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. This Warrant shall be effective upon (i) execution and delivery of the funds set forth the Subscription Agreement (“PIPE Subscription Agreement) concurrently entered into by and between Holder, the Company, and Chavant Capital Acquisition Corp. (“Chavant”), and (ii) the closing of the Business Combination Agreement, whereby the Company becomes a public listed company on the Nasdaq Global Market.

1.            Term. This Warrant shall terminate upon the earlier to occur of (i) the closing of the proposed business combination contemplated by the Business Combination Agreement and (ii) the termination of the Business Combination Agreement (the “Termination Date”).

2.	Method of Exercise: Payment.

a.            Subject to Section 1 hereof, and contingent upon the substantially concurrent occurrence of the Subscription Closing (as defined in the PIPE Subscription Agreement), the purchase right represented by this Warrant shall be exercisable by the Holder hereof immediately prior to the Closing (as such term is defined in the Business Combination Agreement), in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT A duly executed (the “Notice of Exercise”) at the principal office of the Company and by the payment to the Company by check or wire transfer to an account designated by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased. For the avoidance of doubt, to the extent not previously exercised, contingent upon the substantially concurrent occurrence of the Subscription Closing (as defined in the PIPE Subscription Agreement), this Warrant shall automatically convert into the right to receive Class A common shares of the SPAC (the “SPAC Shares”) pursuant to the merger in accordance with the terms of the Business Combination Agreement. The person in whose name any certificate representing shares of Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Stock so purchased shall be delivered to the Holder hereof as soon as reasonably practicable after such exercise; provided, that, as long as the Company is legally permitted to reflect share issuances in book entry or dematerialized form, the Company may deliver an electronic representation or other evidence of the valid issuance of the Shares as to which this Warrant has been exercised. Unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as practicable.

b.            This Warrant may be exercised for less than the full number of shares of Stock first shown above, provided that this Warrant may not be exercised in part for less than a whole number of shares of Stock. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of shares of Stock as to which rights have not been exercised (subject to adjustment as herein provided).

3.            Stock Fully Paid: Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive or similar rights, taxes, liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant such number of its duly authorized shares of Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants.

4.            Adjustment of Warrant Price and Number of Shares. If the Company subdivides the outstanding shares of the class of Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the class of Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased. Each adjustment in the number of Shares issuable will be to the nearest whole share and each adjustment of the Warrant Price will be calculated to the nearest cent.

5.            Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall prepare a notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price, and the number of Shares purchasable hereunder after giving effect to such adjustment, and promptly deliver the notice to the Holder.

6.            Fractional Shares. No fractional shares of Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the Company shall make a cash payment therefor based on the fair market value of the Stock on the date of exercise as reasonably determined in good faith by the Company’s board of directors.

7.            Compliance with Securities Act and Other Laws: Disposition of Warrant or Shares.

a.            Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the shares of Stock to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Stock to be issued upon exercise hereof, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act or an exemption from such registration is available, the Holder hereof shall confirm in writing that the shares of Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped, imprinted, or otherwise notated with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT: (I) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO; (II) AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATIONS ARE NOT REQUIRED; (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES; OR (IV) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant that:

i.            The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Act.

ii.            The Holder understands that this Warrant and any securities issuable upon the exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if the Holder’s representation was predicated solely upon a present intention to hold the Warrant for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Warrant, or for a period of one (1) year or any other fixed period in the future.

iii.            The Holder further understands that this Warrant and any securities issuable upon the exercise hereof must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

iv.            The Holder is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: (i) the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; (ii) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and (iii) the amount of securities being sold during any three (3) month period not exceeding the specified limitations stated therein.

v.            The Holder further understands that at the time it wishes to sell this Warrant and any securities issuable upon the exercise hereof there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Holder may be precluded from selling this Warrant and any securities issuable upon the exercise hereof under Rule 144 even if the one (1) year minimum holding period had been satisfied.

vi.            The Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

vii.            The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

viii.            At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Warrant and any securities issuable upon the exercise hereof.

b.            Certain Limitations on Voting, Access and Control. Notwithstanding the percentage of the outstanding Shares of the Company or the outstanding SPAC Shares that the Holder may receive as a result of the exercise of the Warrant (or the automatic conversion of the Warrant into the right to receive SPAC Shares pursuant to Section 2 hereof and subsequent exercise thereof), Holder agrees that it shall not exercise voting rights relating to any such Shares of the Company or SPAC Shares representing a 10% or greater voting interest in the Company or the SPAC on any matter subject to a vote of holders of Shares of the Company or SPAC Shares, and agrees that it shall not obtain or exercise, as a result of its investment in the Company or the SPAC, (i) “Control,” as such term is defined at 31 C.F.R. 800.208, of the Company, the SPAC or their respective subsidiaries, (ii) access to any “material non-public technical information” within the meaning of 31 C.F.R. § 800.232 in the Company, the SPAC and their respective subsidiaries’ possession, (iii) the right to appoint any board member or board observer to the board of directors of the Company or the SPAC or their respective subsidiaries or (iv) any involvement in any “substantive decision-making” within the meaning of 31 C.F.R. § 800.245 related to the Company, the SPAC or their respective subsidiaries.

c.            Disposition of Warrant or Shares. The Holder shall not transfer, assign, encumber or otherwise dispose of this Warrant without the Company’s prior written consent, and any attempted transfer in violation of the foregoing shall be void ab initio. With respect to any permitted offer, sale or other disposition of this Warrant or any shares of Stock acquired pursuant to the exercise of this Warrant, in each case prior to registration of such Warrant or shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing in sufficient detail the manner thereof, together with a written opinion of such holder’s counsel (or other evidence of compliance reasonably satisfactory to the Company), if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such laws. Promptly upon receiving such written notice and reasonably satisfactory opinion (or other evidence of compliance), if so requested, the Company, as promptly as practicable, shall notify such holder whether such holder may sell or otherwise dispose of this Warrant or such shares of Stock, all in accordance with the terms of the notice delivered to the Company. Notwithstanding the foregoing, at any time that the Stock of the Company is publicly traded, such Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company and its counsel may reasonably request to provide assurance that the provisions of Rule 144 have been satisfied. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

d.            Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Sections 7(a) or 7(c) above shall apply to any transfer of, or grant of a security interest in, this Warrant or any part hereof made in accordance with all applicable securities laws: (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company; (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member; (iii) to any affiliate of the Holder if the Holder is an entity; or (iv) if the Holder is a natural person, during such Holder’s lifetime or on death by will or intestacy to such Holder’s immediate family or to any custodian or trustee for the account of such Holder or such Holder’s spouse, lineal descendant, father, mother, brother, or sister of the Holder; provided, however, in any such transfer or granting of security interest contemplated by clauses (i) through (iv) above, if applicable, the transferee or grantee shall agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

8.            No Rights as a Stockholder. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9.            Representations and Warranties. The Company represents and warrants to the Holder as follows:

a.            This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and the rules of law or principles at equity governing specific performance, injunctive relief, and other equitable remedies.

b.            The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid, and nonassessable.

c.            The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Certificate of Incorporation, as amended, or its bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company.

10.           Miscellaneous.

a.            Notice. All notices and other communications relating to this Warrant shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by e-mail properly addressed (with confirmation of transmission); or (z) actual receipt by the other party or an employee or agent of the other party. Notice to the Company shall be given as follows:

If to the Company:

Mobix Labs, Inc.

15420 Laguna Canyon Drive, Suite 100

Irvine, California 92618

Attention: General Counsel

E-mail: Legal@mobixlabs.com

with a copy to:

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92614
Attention: Raymond A. Lee
E-mail: leer@gtlaw.com

if to the Holder, to the address set forth on the signature page hereof.

b.            Severability. Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Warrant will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Warrant.

c.            Entire Agreement. This Warrant constitutes the entire agreement among the parties solely with respect to the subject matter hereof and thereof and supersedes any prior understandings or agreements between or among the parties solely with respect to the subject matter hereof and thereof. The parties hereto make no representations or warranties to each other, express (except as contained in this Warrant) or implied, and any and all prior representations and warranties made by any party hereto or its representatives, whether verbally or in writing, are deemed to have been merged into this Warrant and the contemplated hereby, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Warrant. The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless expressly indicated otherwise, all section references are to sections of this Warrant.

d.            Counterparts. This Warrant may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

e.            Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns. This Warrant is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

f.             Governing Law; Venue and Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the state of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the state of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state of California for the adjudication and binding arbitration of any dispute hereunder, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such tribunal, that such arbitration, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY OR COURT TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT, AND AGREES THAT ALL DISPUTES ARISING HEREUNDER SHALL BE ADJUDICATED BY ARBITRATION AS SET FORTH IN THIS WARRANT.

g.            Mandatory Arbitration. Any controversy, claim or dispute arising out of or relating to this Warrant, whether in contract or tort, shall be settled solely and exclusively by a binding arbitration process administered by JAMS in Orange County, California. Such arbitration shall be conducted in accordance with the then-existing JAMS Expedited Arbitration Procedures, as set forth in the JAMS Arbitration Rules of Practice and Procedure, with the following exceptions if in conflict: (i) one arbitrator who is a retired judge shall be chosen by JAMS; (ii) each party to the arbitration will pay one-half of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (iii) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided, however, that nothing in this subsection shall be construed as precluding the bringing of an action for injunctive relief or specific performance as provided in this Warrant. This dispute resolution process and any arbitration hereunder shall be confidential and no party shall disclose the existence, contents or results of such process without the prior written consent of all parties, except where necessary or compelled in a court to enforce this arbitration provision or an award from such arbitration or otherwise in a legal proceeding. If JAMS no longer exists or is otherwise unavailable, the parties agree that the American Arbitration Association (“AAA”) shall administer the arbitration in accordance with its then-existing Expedited Procedures as set forth in the Commercial Arbitration Rules as modified by this subsection. In such event, all references herein to JAMS shall mean AAA. Notwithstanding the foregoing, recognizing the irreparable damage will result to the parties in the event of the breach or threatened breach of any of the covenants hereof, and that the parties’ remedies at law for any such breach or threatened breach will be inadequate, the parties shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Warrant or enjoining and restraining such breach.

h.            Amendments and Waivers. No provision of this Warrant may be amended or waived without the prior written consent or agreement of the Company and Holder.

i.            Business Days. Whenever the terms of this Warrant call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

j.            No Third-Party Beneficiary. Except for the parties to this Warrant and their respective successors and assigns, nothing expressed or implied in this Warrant is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Warrant.

k.            Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

l.            Transfers in Violation of Agreement. Any transfer or attempted transfer of the Shares, or any capital stock in violation of any provision of this Warrant shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Shares or capital stock as the owner of such stock for any purpose.

m.            Further Assurances. Upon the request of a party hereto, each of the parties hereto shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Warrant.

n.            Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Warrant shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), and any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the Company has executed this Warrant on the date first above written.

COMPANY:
MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Keyvan Samini
President / CFO and General Counsel

ACKNOWLEDGED AND ACCEPTED BY

HOLDER:

By:	/s/ Michael Long

Name:	Michael Long

Company (if applicable):

Title:

Address: [***]
City, State, Zip: [***]
Email: [***]

Appendix A

APPENDIX A

NOTICE OF EXERCISE

To:        Mobix Labs, Inc.

Attn: General Counsel

15420 Laguna Canyon Rd., Suite 100

Irvine, CA 92618

1.            The undersigned (the “Holder”) hereby elects to exercise the attached warrant (the “Warrant”) as to [ ___ ] shares of Common Stock of Mobix Labs, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Warrant, and tenders herewith payment of the purchase price of such shares in full. The purchase price is being paid by (check one):

(i)	check
(ii)	wire transfer

2.            Please issue the shares in the name of the Holder, or as set forth below (if information is filled out below).

(Name)

(Address)

3.            The Holder represents that the aforesaid shares are being acquired for the account of the Holder for investment and not with a view to, or for resale in connection with, the distribution thereof and that the Holder has no present intention of distributing or reselling such shares.

HOLDER:

By:
Name:
Title:
Date:

Appendix A

Exhibit 99.1

Dear Warrant holder,

Reference is hereby made to that certain Warrant Agreement (the “Existing Warrant Agreement”), dated July 19, 2021, by and among Chavant Capital Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“CST”), as modified by that certain Amendment to Warrant Agreement (“Amendment” and the Existing Warrant Agreement, as modified by the Amendment, the “Warrant Agreement”) dated as of December 21, 2023 by and among the Company and CST. Any capitalized term used but not defined herein shall have the meaning ascribed such term in the Warrant Agreement. In addition, effective as of the Domestication Effective Time, all references to the “Company” in the Existing Warrant Agreement shall instead to refer to Mobix Labs, Inc. rather than Chavant Capital Acquisition Corp.

Pursuant to Section 4.5 of the Warrant Agreement, the Company hereby notifies CST that:

•	in connection with the closing of its initial Business Combination, the Company issued additional shares of Class A Common Stock for capital raising purposes at an effective issue price of $5.03 per share of Class A Common Stock (the "Newly Issued Price") (such price determined pursuant to Section 4.3.2 of the Warrant Agreement),
•	the aggregate gross proceeds from such issuances represented more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation thereof (net of redemptions), and
•	the volume weighted average trading price of the shares of Class A Common Stock during the ten (10) trading day period starting on the trading day prior to the day on which the Company consummated the initial Business Combination (such price, the "Market Value") was $4.93 per share.

As a result, pursuant to Sections 4.3.2 and 4.5 of the Warrant Agreement, the (i) Warrant Price has been adjusted to $5.79 (representing 115% of the Newly Issued Price (which is greater than the Market Value)) and (ii) the Redemption Price has been adjusted to $9.06 (representing 180% of the Newly Issued Price which is greater than the Market Value).

Sincerely,

Mobix Labs, Inc.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President and Chief Financial Officer